Exhibit 10.4

MASTER INDENTURE
dated as of July 6, 2011
by and between
TRIP RAIL MASTER FUNDING LLC,
a Delaware limited liability company,
as the Issuer of the Equipment Notes,
and
WILMINGTON TRUST COMPANY,
as Indenture Trustee for the Equipment Notes

Page
GRANTING CLAUSES	1

ARTICLE I DEFINITIONS	8

Section 1.01 Definitions	8
Section 1.02 Rules of Construction	8
Section 1.03 Compliance Certificates and Opinions	9
Section 1.04 Acts of Noteholders	10

ARTICLE II THE EQUIPMENT NOTES	11

Section 2.01 Authorization, Issuance and Authentication of the Equipment Notes; Amount of Outstanding Principal Balance; Terms; Form; Execution and Delivery	11
Section 2.02 Restrictive Legends	14
Section 2.03 Note Registrar and Paying Agent	16
Section 2.04 Paying Agent to Hold Money in Trust	17
Section 2.05 Method of Payment	17
Section 2.06 Minimum Denomination	18
Section 2.07 Exchange Option	18
Section 2.08 Mutilated, Destroyed, Lost or Stolen Equipment Notes	20
Section 2.09 Payments of Transfer Taxes	20
Section 2.10 Book-Entry Registration	20
Section 2.11 Special Transfer Provisions	22
Section 2.12 Temporary Definitive Notes	25
Section 2.13 Statements to Noteholders	25
Section 2.14 CUSIP, CINS and ISIN Numbers	26
Section 2.15 Debt Treatment of Equipment Notes	26
Section 2.16 Compliance with Withholding Requirements	27
Section 2.17 Limitation on Transfers	27

ARTICLE III INDENTURE ACCOUNTS; PRIORITY OF PAYMENTS	28

Section 3.01 Establishment of Indenture Accounts; Investments	28
Section 3.02 Collections Account	31
Section 3.03 Withdrawal upon an Event of Default	32
Section 3.04 Liquidity Reserve Account; Liquidity Facilities	32
Section 3.05 Optional Reinvestment Account	33
Section 3.06 Expense Account	34
Section 3.07 Series Accounts	35
Section 3.08 Redemption/Defeasance Account	35

i

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Schedule	Description
Schedule 1	Account Information

Exhibit	Description
Exhibit A-1	Form of Certificate to be Given by Noteholders
Exhibit A-2	Form of Certificate to be Given by Euroclear or Clearstream
Exhibit A-3	Form of Certificate to Depository Regarding Interest
Exhibit A-4	Form of Depositary Certificate Regarding Interest
Exhibit A-5	Form of Transfer Certificate for Exchange or Transfer from 144A Book-Entry Note to Regulation S Book-Entry Note
Exhibit A-6	Form of Initial Purchaser Exchange Instructions
Exhibit A-7	Form of Certificate to be Given by Transferee of Beneficial Interest in a Regulation S Temporary Book-Entry Note
Exhibit A-8	Form of Transfer Certificate for Exchange or Transfer from Unrestricted Book-Entry Note to 144A Book-Entry Note
Exhibit B	Form of Investment Letter to be Delivered in Connection with Transfers to Non-QIB Accredited Investors
Exhibit C-1	Form of Monthly Report

Exhibit	Description
Exhibit C-2	Form of Annual Report
Exhibit D	Form of Full Service Lease
Exhibit E	Form of Net Lease

v

     This MASTER INDENTURE, dated as of July 6, 2011 (as modified, amended or supplemented from time to time by Indenture Supplements, this “Master Indenture”) between TRIP RAIL MASTER FUNDING LLC, a Delaware limited liability company, as the issuer of the Equipment Notes hereunder (the “Issuer”), and WILMINGTON TRUST COMPANY, a Delaware trust company, as indenture trustee for each Series of Equipment Notes (the “Indenture Trustee”).
W I T N E S S E T H:
     WHEREAS, the Issuer and the Indenture Trustee are executing and delivering this Master Indenture in order to provide for the issuance from time to time by the Issuer of the Equipment Notes in one or more Series, the Principal Terms of which shall be specified in one or more Series Supplements to this Master Indenture; and
     WHEREAS, except as otherwise provided herein, the obligations of the Issuer under the Equipment Notes issued pursuant to this Master Indenture and the other Secured Obligations shall be secured on a pari passu basis by the Collateral further granted and described below;
     NOW THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
GRANTING CLAUSES
     The Issuer hereby pledges, transfers, assigns, and otherwise conveys to the Indenture Trustee for the benefit and security of the Noteholders and other Secured Parties, and grants to the Indenture Trustee for the benefit and security of the Noteholders and other Secured Parties a security interest in and Encumbrance on, all of the Issuer’s right, title and interest, whether now existing or hereafter created or acquired and wherever located, in, to and under the assets and property described below (collectively, the “Collateral”):
     (a) each Issuer Document, in each case, as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time (collectively, the “Assigned Agreements”);
     (b) (i) all Railcars described on a schedule to a Series Supplement, together with all other Railcars conveyed to the Issuer from time to time, whether pursuant to an Asset Transfer Agreement or otherwise, and any and all substitutions and replacements therefor, (ii) all licenses, manufacturer’s warranties and other warranties, Supporting Obligations (including in respect of any related Lease), Payment Intangibles, Accounts, Instruments, Chattel Paper (including the Leases described on a schedule to a Series Supplement and any other related Leases of the Railcars and all related Lease Payments), General Intangibles and all other rights and obligations related to any such aforementioned Assigned Agreement, Railcars or Leases, including, without limitation, all rights, powers, privileges, options and other benefits of the Issuer to receive moneys and other property due and to become due under or pursuant to such Assigned Agreements, such Railcars or Leases, including, without limitation, all rights, powers, privileges, options and other benefits to receive and collect rental payments, income, revenues, profits and other amounts, payments, tenders or security (including any cash collateral) from any other party thereto (including, in the case of related Leases, from the Lessees thereunder), (iii) all rights, powers, privileges, options and other benefits of the Issuer to receive proceeds of any casualty insurance, condemnation award, indemnity, warranty or guaranty with respect to such Assigned Agreements, Railcars or Leases, (iv) all claims of the Issuer for damages arising out of or for breach of or default under any Assigned Agreement or in respect of any related Lease, and (v) the rights, powers, privileges, options and other benefits of the Issuer to perform under each Assigned Agreement and related Lease, to compel performance and otherwise exercise all remedies thereunder and to terminate each Assigned Agreement and related Lease;
     (c) all (i) Railroad Mileage Credits allocable to such Railcars and any payments in respect of such credits, (ii) tort claims or any other claims of any kind or nature related to such Railcars and any payments in respect of such claims, (iii) SUBI Certificates evidencing a 100% special unit of beneficial interest in the Trinity Marks related to such Railcars and (iv) other payments owing by any Person (including any railroads or similar entities) in respect of or attributable to such Railcars or the use, loss, damage, casualty, condemnation of such Railcars or the Marks associated therewith, in each case whether arising by contract, operation of law, course of dealing, industry practice or otherwise;
     (d) all Indenture Accounts (other than Series Accounts) and all Investment Property therein (including, without limitation, all (i) securities, whether certificated or uncertificated, (ii) Security Entitlements, (iii) Securities Accounts, (iv) commodity contracts and (v) commodity accounts) in which the Issuer has now, or acquires from time to time hereafter, any right, title or interest in any manner, and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property with respect thereto, including, without limitation, any Permitted Investments purchased with funds on deposit in any Indenture Accounts, and all income from the investment of funds therein;
     (e) all insurance policies maintained by the Issuer or for its benefit (including, without limitation, all insurance policies maintained by the Manager or the Insurance Manager for the benefit of the Issuer) covering all or any portion of the Collateral, and all payments thereon or with respect thereto;
     (f) all other Accounts, Chattel Paper, commercial tort claims (as defined in the UCC), documents (as defined in the UCC), equipment (as defined in the UCC), General Intangibles, Instruments, inventory (as defined in the UCC), letter-of-credit rights (as defined in the UCC), and Supporting Obligations; and
     (g) all Proceeds, accessions, profits, products, income benefits, substitutions and replacements, whether voluntary or involuntary, of and to any of the property of the Issuer described in the preceding clauses (including, without limitation, the Issuer’s claims for indemnity thereunder and payments with respect thereto).
Such Security Interests are made in trust and subject to the terms and conditions of this Master Indenture as collateral security for the payment and performance in full by the Issuer of all Outstanding Obligations and for the prompt payment in full by the Issuer of the respective amounts due and the prompt performance in full by the Issuer of all of its other obligations, in each case, under the Issuer Documents, the Equipment Notes, any Liquidity Facility Documents (except for any Liquidity Facility Documents that are identified in a Series Supplement as being excluded from the Secured Obligations), the Hedge Agreements and the other Operative Agreements to which the Issuer is a party (collectively, the “Secured Obligations”), all as provided in this Master Indenture.
     For the avoidance of doubt it is expressly understood and agreed that, to the extent the UCC is revised subsequent to the date hereof such that the definition of any of the foregoing terms included in the description of Collateral is changed, the parties hereto desire that any property which is included in such changed definitions which would not otherwise be included in the foregoing grant on the date hereof be included in such grant immediately upon the effective date of such revision.
     The Indenture Trustee acknowledges such Security Interests, accepts the duties created hereby in accordance with the provisions hereof and agrees to hold and administer all Collateral for the use and benefit of all present and future Secured Parties.
     The Issuer hereby irrevocably authorizes the Indenture Trustee at any time, and from time to time, to file, without the signature of the Issuer, in any filing office in any UCC jurisdiction necessary or desirable to perfect the Security Interests granted herein, any initial financing statements, continuation statements and amendments thereto that (i) indicate or describe the Collateral regardless of whether any particular asset constituting Collateral falls within the scope of Article 9 of the UCC in the same manner as described herein or in any other manner as the Indenture Trustee may determine in its sole discretion is necessary or desirable to ensure the perfection of the Security Interests granted herein, or (ii) provide any other information required by Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether the Issuer is an organization, the type of organization and any organization identification number issued to the Issuer. The Issuer agrees to furnish the information described in clause (ii) of the preceding sentence to the Indenture Trustee promptly upon the Indenture Trustee’s request. Nothing in the foregoing shall be deemed to create an obligation of the Indenture Trustee to file any financing statement, continuation statements or amendment thereto.
     1. Priority. The Issuer intends the Security Interests in favor of the Indenture Trustee to be prior to all other Encumbrances in respect of the Collateral, and the Issuer has taken and shall take or cause to be taken all actions necessary to obtain and maintain, in favor of the Indenture Trustee, for the benefit of the Noteholders and other Secured Parties, a first priority, perfected security interest in the Collateral, to the extent that perfection can be achieved by the filing of a UCC-1 financing statement in any UCC jurisdiction and/or other similar filings with the STB. With respect to Leases related to Portfolio Railcars where the Lessee thereunder is a Canadian resident, the Issuer has taken and shall take or cause to be taken all actions necessary or advisable to obtain and maintain, in favor of the Indenture Trustee, a first priority, perfected security interest in the related Railcars including, without limitation, making all such filings, registrations and recordings with the Registrar General of Canada as are necessary or advisable to obtain and maintain a first priority, perfected security interest in such Railcars. Notwithstanding the foregoing, the Issuer shall not be required to make any filings, registrations or recordation in Mexico or under any Provincial Personal Property Security Act or other non-federal legislation in Canada. The Indenture Trustee shall have all of the rights, remedies and recourses with respect to the Collateral afforded a secured party under all applicable law in addition to, and not in limitation of, the other rights, remedies and recourses granted to the Indenture Trustee by this Master Indenture or any law relating to the creation and perfection of security interests in the Collateral.
     2. Continuance of Security.
     (a) Except as otherwise provided under “Releases” below, the Security Interests created under this Master Indenture shall remain in force as continuing security to the Indenture Trustee, for the benefit of the Noteholders and other Secured Parties, until the repayment and performance in full of all Secured Obligations, notwithstanding any intermediate payment or satisfaction of any part of the Secured Obligations or any settlement of account or any other act, event or matter whatsoever, and shall secure Secured Obligations, including, without limitation, the ultimate balance of the moneys and liabilities hereby secured.
     (b) No assurance, security or payment which may be avoided or adjusted under the law, including under any enactment relating to bankruptcy or insolvency and no release, settlement or discharge given or made by the Indenture Trustee on the faith of any such assurance, security or payment, shall prejudice or affect the right of the Indenture Trustee to recover the Secured Obligations from the Issuer (including any moneys which it may be compelled to pay or refund under the provisions of any applicable insolvency legislation of any applicable jurisdiction and any costs payable by it pursuant to or otherwise incurred in connection therewith) or to enforce the Security Interests granted under this Master Indenture to the full extent of the Secured Obligations and accordingly, if any release, settlement or discharge is or has been given hereunder and there is subsequently any such avoidance or adjustment under the law, it is expressly acknowledged and agreed that such release, settlement or discharge shall be void and of no effect whatsoever.
     (c) If the Indenture Trustee shall have grounds in its absolute discretion acting in good faith for believing that the Issuer may be insolvent pursuant to the provisions of any applicable insolvency legislation in any relevant jurisdiction as at the date of any payment made by the Issuer to the Indenture Trustee (provided that the Indenture Trustee shall have no duty to inquire or investigate and shall not be deemed to have knowledge of same absent written notice received by a responsible officer of the Indenture Trustee), the Indenture Trustee shall retain the Security Interests contained in or created pursuant to this Master Indenture until the expiration of a period of one month plus such statutory period within which any assurance, security, guarantee or payment can be avoided or invalidated after the payment and discharge in full of all Secured Obligations notwithstanding any release, settlement, discharge or arrangement which may be given or made by the Indenture Trustee on, or as a consequence of, such payment or discharge of liability, provided that, if at any time within such period, the Issuer shall commence a voluntary winding-up or other voluntary case or other proceeding under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction seeking liquidation, reorganization or other relief with respect to the Issuer or the Issuer’s debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official of the Issuer or any substantial part of its property or if the Issuer shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Issuer, or making a general assignment for the benefit of any creditor of the Issuer under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction, the Indenture Trustee shall continue to retain such Security Interest for such further period as the Indenture Trustee may reasonably determine on advice of counsel and such Security Interest shall be deemed to have continued to have been held as security for the payment and discharge to the Indenture Trustee of all Secured Obligations.
     3. No Transfer of Duties. The Security Interests granted hereby are granted as security only and shall not (i) transfer or in any way affect or modify, or relieve the Issuer from, any obligation to perform or satisfy any term, covenant, condition or agreement to be performed or satisfied by the Issuer under or in connection with this Master Indenture or any Issuer Document or any Collateral or (ii) impose any obligation on any of the Secured Parties or the Indenture Trustee to perform or observe any such term, covenant, condition or agreement or impose any liability on any of the Secured Parties or the Indenture Trustee for any act or omission on the part of the Issuer relative thereto or for any breach of any representation or warranty on the part of the Issuer contained therein or made in connection therewith unless otherwise expressly provided therein.
     4. Collateral.
     (a) Generally. On each Closing Date, all Instruments, Chattel Paper, Securities or other documents, including, without limitation, any Chattel Paper Originals evidencing the Leases described on a schedule to a Series Supplement, and SUBI Certificates, representing or evidencing Collateral shall be delivered to and held by or on behalf of the Indenture Trustee on behalf of the Secured Parties pursuant hereto all in form and substance reasonably satisfactory to the Indenture Trustee. Subject to subsections (c) and (d) under this heading, until the termination of the Security Interest granted hereby, if the Issuer shall acquire (by purchase, contribution, substitution, replacement or otherwise) any additional Collateral evidenced by Instruments or Chattel Paper at any time or from time to time after the date hereof, the Issuer shall promptly pledge and deposit the Collateral so evidenced as security for the Secured Obligations with the Indenture Trustee and deliver same to the custodial possession of the Indenture Trustee, and the Indenture Trustee shall accept under this Master Indenture such delivery.
     (b) Safekeeping. The Indenture Trustee agrees to maintain the Collateral received by it (including possession of the Chattel Paper Originals) and all records and documents relating thereto at such address or addresses as may from time to time be specified by the Indenture Trustee in writing to each Secured Party and the Issuer. The Indenture Trustee shall keep all Collateral and related documentation in its possession separate and apart from all other property that it is holding in its possession and from its own general assets and shall maintain accurate records pertaining to the Permitted Investments and Indenture Accounts included in the Collateral in such a manner as shall enable the Indenture Trustee, the Secured Parties and the Issuer to verify the accuracy of such record keeping. The Indenture Trustee’s books and records shall at all times show that to the extent that any Collateral is held by the Indenture Trustee such Collateral shall be held as agent of and custodian for the Secured Parties and is not the property of the Indenture Trustee. The Indenture Trustee will promptly report to each Secured Party and the Issuer any failure on its part to hold the Collateral as provided in this subsection and will promptly take appropriate action to remedy any such failure.
     (c) Limitation on Non-Severable Mixed Riders. The percentage of Portfolio Railcars in the aggregate (measured by Adjusted Value) contained on Non-Severable Mixed Riders shall not exceed ten percent (10%) of the Portfolio Railcars in the aggregate (measured by Adjusted Value).
     (d) Custody of Leases. At the request of the Issuer from time to time, the parties shall implement a custodial arrangement with respect to Non-Severable Mixed Riders whereby Wilmington Trust Company, as custodian (or any other financial institution or trust company reasonably satisfactory to the parties hereto) will maintain custody of the original of such Non-Severable Mixed Riders for the benefit of the Secured Parties and any owner (other than the Issuer) of a railcar covered by such Non-Severable Rider, as their interests may appear. Such custodial arrangement will be evidenced by a custodial agreement to contain terms and conditions reasonably satisfactory to the Issuer and the Indenture Trustee.
     (e) Notifications. The Indenture Trustee at the expense of the Issuer shall promptly forward to the Issuer and the Manager a copy of each notice, request, report, or other document relating to any Issuer Document included in the Collateral that is received by a Responsible Officer of the Indenture Trustee from any Person other than the Issuer or the Manager on and after the Closing Date
     (f) Releases. If at any time all or any part of the Collateral is to be sold, transferred, assigned or otherwise disposed of by the Issuer or the Indenture Trustee or any Person on its or their behalf (but in any such case only as required or permitted by the Operative Agreements), the Indenture Trustee upon receipt of written notice from the Issuer, which notice shall be delivered at least five (5) Business Days prior to such sale, transfer, assignment or disposal, on or prior to the date of such sale, transfer, assignment or disposal (but not to be effective until the date of such sale, transfer, assignment or disposal) (or, in the case of a Lessee’s exercise of a purchase option, on, immediately prior to or after the date of such purchase, as may be requested by the Issuer), at the expense of the Issuer, execute such instruments of release prepared by the Issuer, in recordable form, if necessary, in favor of the Issuer or any other Person as the Issuer may reasonably request, deliver the relevant part of the Collateral in its possession to the Issuer, otherwise release the Security Interest evidenced by this Master Indenture on such Collateral and release and deliver such Collateral to the Issuer and issue confirmation, to the relevant purchaser, transferee, assignee, insurer, and such other Persons as the Issuer may direct, upon being requested to do so by the Issuer, that the relevant Collateral is no longer subject to the Security Interests. Any such release to the Issuer shall be deemed to release or reassign as appropriate in respect of the Collateral such grants and assignments arising hereunder.
     At the request of the Issuer, upon the payment in full of all Secured Obligations, including, without limitation, the payment in full in cash of all unpaid principal of and accrued interest on the Equipment Notes and all actual and contingent amounts (other than inchoate indemnification amounts) payable under the Hedge Agreements, the Indenture Trustee shall release the Security Interests in the Portfolio and the other Collateral hereunder. In connection therewith, the Indenture Trustee agrees, at the expense of the Issuer and without the necessity of any consent from any Secured Party, to execute such instruments of release, in recordable form if necessary, in favor of the Issuer as the Issuer may reasonably request in respect of the release of such Portfolio and other Collateral from the Security Interests, and to otherwise release the security interests evidenced by this Master Indenture in and with respect to such Collateral to the Issuer and to issue confirmation to such Persons as the Issuer may direct, upon being requested to do so by the Issuer, that such Collateral is no longer subject to the Security Interests.
     In connection with an Optional Redemption, concurrently with the deposit of the Redemption Price into the Redemption/Defeasance Account, if such Optional Redemption shall effect a redemption in whole of a Series of Equipment Notes then Outstanding, the Indenture Trustee shall be deemed to have been authorized to permit a release of Collateral in accordance with this paragraph. In order to effect any such Collateral release, the Manager on behalf of the Issuer will identify in a Release Identification Letter a pool of individual Railcars and Leases (i) that were originally acquired by the Issuer on or prior to the issuance date of the Series being redeemed or substituted therefor, and (ii) that if such pool were released from the lien of this Master Indenture, would not result in (A) the Issuer being in violation of the Concentration Limits immediately after such proposed release of Collateral, (B) the Issuer’s remaining portfolio of Railcars immediately after such proposed release of Collateral having an average age which is more than twenty percent (20%) greater than the average age of the Issuer’s portfolio of Railcars immediately prior to such proposed release of Collateral, (C) the Issuer’s remaining portfolio of Leases immediately after such proposed release of Collateral having an average remaining term which is less than eighty percent (80%) of the average remaining term of the Issuer’s portfolio of Leases immediately prior to such proposed release of Collateral, (D) the Book LTV Ratio immediately after such proposed release of Collateral being greater than the Book LTV Ratio immediately prior to such proposed release of Collateral and (E) the Current LTV Ratio immediately after such proposed release of Collateral being greater than the Current LTV Ratio immediately prior to such proposed release of Collateral. For this purpose:
     “Release Identification Letter” means a letter from the Manager (on behalf of the Issuer) addressed to the Indenture Trustee that identifies a pool of Railcars and Leases referred to in the preceding paragraph and certifies as to the satisfaction of the conditions in clause (ii) of the preceding paragraph. The Indenture Trustee shall be entitled to rely conclusively and exclusively on a Release Identification Letter without further investigation in connection with any release contemplated by the preceding paragraph.
     “Book LTV Ratio” means, as of any date of determination, a ratio equivalent to a fraction, the numerator of which is the Outstanding Principal Balance of the Equipment Notes as of such date of determination, and the denominator of which is the aggregate Adjusted Value of the Portfolio Railcars as of such date of determination.
     “Current LTV Ratio” means, as of any date of determination, a ratio equivalent to a fraction, the numerator of which is the Outstanding Principal Balance of the Equipment Notes as of such date of determination, and the denominator of which is the aggregate Special Appraised Value of the Portfolio Railcars as of such date of determination.

     “Special Appraised Value” means the value assigned to the Railcars by Rail Solutions, Inc. or another independent railcar appraiser that is of comparable standing and reputation in the good faith judgment of the Manager, as performed no earlier than ninety (90) days prior to the release date and obtained by the Manager at the cost of the Issuer.
     5. Exercise of the Issuer’s Rights Concerning the Management Agreement. The Issuer hereby agrees that, whether or not an Event of Default has occurred and is continuing, so long as this Master Indenture has not been terminated and the Security Interests on the Collateral released, the Indenture Trustee (acting at the Direction of the Requisite Majority) shall have the exclusive right to exercise and enforce all of the rights of the Issuer set forth in Sections 8.2, 8.3, 8.5 (other than the right to propose the list of replacement managers pursuant to Section 8.5(b)) and 8.6 of the Management Agreement (including, without limitation, the rights to deliver all notices, declare a Manager Termination Event, terminate the Management Agreement, elect to replace the Manager and/or elect to appoint a Successor Manager and select any replacement Manager, and the right to increase the Management Fee and/or add an incentive fee payable to any such Successor Manager); provided that so long as no Event of Default has occurred and is continuing, the Issuer shall retain the non-exclusive right to approve the list of proposed replacement Managers (such approval not to be unreasonably withheld or delayed) and to deliver notices under Section 8.2 of the Management Agreement and declare a Manager Termination Event thereunder. In furtherance of the foregoing, the Issuer hereby irrevocably appoints the Indenture Trustee as its attorney-in-fact to exercise all rights described in this Granting Clause provision in its place and stead.
ARTICLE I
DEFINITIONS
     Section 1.01 Definitions. For purposes of this Master Indenture, the terms set forth in Annex A hereto shall have the meanings indicated in such Annex A.
     Section 1.02 Rules of Construction. Unless the context otherwise requires:
          (a) A term has the meaning assigned to it and an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. GAAP.
          (b) The terms “herein”, “hereof” and other words of similar import refer to this Master Indenture as a whole and not to any particular Article, Section or other subdivision.
          (c) Unless otherwise indicated in context, all references to Articles, Sections, Appendices, Exhibits or Annexes refer to an Article or Section of, or an Appendix, Exhibit or Annex to, this Master Indenture.
          (d) Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders, and words in the singular shall include the plural, and vice versa.
          (e) The terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without limitation”.

          (f) References in this Master Indenture to an agreement or other document (including this Master Indenture) mean the agreement or other document and all schedules, exhibits, annexes and other materials that are part of such agreement and include references to such agreement or document as amended, supplemented, restated or otherwise modified in accordance with its terms and the provisions of this Master Indenture, and the provisions of this Master Indenture apply to successive events and transactions.
          (g) References in this Master Indenture to any statute or other legislative provision shall include any statutory or legislative modification or re-enactment thereof, or any substitution therefor.
          (h) References in this Master Indenture to the Equipment Notes of any Series include the terms and conditions applicable to the Equipment Notes of such Series; and any reference to any amount of money due or payable by reference to the Equipment Notes of any Series shall include any sum covenanted to be paid by the Issuer under this Master Indenture and the related Series Supplement in respect of the Equipment Notes of such Series.
          (i) References in this Master Indenture to any action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security shall be deemed to include, in respect of any jurisdiction other than the State of New York, references to such action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security available or appropriate in such jurisdiction as shall most nearly approximate such action, remedy or method of judicial proceeding described or referred to in this Master Indenture.
          (j) Where any payment is to be made, funds applied or any calculation is to be made hereunder on a day which is not a Business Day, unless this Master Indenture or any other Operative Agreement otherwise provides, such payment shall be made, funds applied and calculation made on the next succeeding Business Day, and payments shall be adjusted accordingly.
          (k) For purposes of determining the balance of amounts credited to and/or deposited in an Indenture Account, the “value” of Permitted Investments deposited in and/or credited to an Indenture Account shall be the lower of the acquisition cost thereof and the then fair market value thereof and the “value” of Dollars and cash equivalents of Dollars (other than cash equivalents of Dollars included in the definition of Permitted Investments) shall be the face value thereof.
     Section 1.03 Compliance Certificates and Opinions. Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Master Indenture or any Series Supplement, the Issuer shall furnish to the Indenture Trustee an Officer’s Certificate stating that, in the opinion of the signers thereof, all conditions precedent, if any, provided for in this Master Indenture and/or such Series Supplement relating to the proposed action have been complied with, and, if requested by the Indenture Trustee, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Master Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.
     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Master Indenture, any Series Supplement or any Indenture Supplement shall include:
          (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions in this Master Indenture, such Series Supplement and/or such Indenture Supplement relating thereto;
          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
          (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
          (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
     Section 1.04 Acts of Noteholders.
          (a) Any direction, consent, waiver or other action provided by this Master Indenture in respect of the Equipment Notes of any Series or Class or the Collateral to be given or taken by the Indenture Trustee at the Direction of Noteholders (including a Control Party or a Requisite Majority) may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders, Control Party or Requisite Majority, as applicable, in person or by an agent or proxy duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, to each Rating Agency where it is hereby expressly required pursuant to this Master Indenture and to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders, Control Party or Requisite Majority signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose under this Master Indenture and any Series Supplement and conclusive in favor of the Indenture Trustee or the Issuer, if made in the manner provided in this Section.
          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or such other officer and where such execution is by an officer of a corporation or association, trustee of a trust or member of a partnership, on behalf of such corporation, association, trust or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner that the Indenture Trustee deems sufficient.
          (c) In determining whether Noteholders, any Control Party or any Requisite Majority shall have given any direction, consent, request, demand, authorization, notice, waiver or other Act (any of the foregoing may be referred to as a “Direction”) under this Master Indenture or any Series Supplement (including without limitation any consent pursuant to Sections 4.04 or 9.02(a) hereof), Equipment Notes legally or beneficially owned by any Issuer Group Member shall be disregarded and deemed not to be Outstanding for purposes of any such determination. In determining whether the Indenture Trustee shall be protected in relying upon any such Direction, only Equipment Notes that a Responsible Officer of the Indenture Trustee actually knows to be so owned shall be so disregarded. Notwithstanding the foregoing, if any such Persons legally or beneficially own 100% of the Equipment Notes then Outstanding then such Equipment Notes shall not be so disregarded as aforesaid.
          (d) The Issuer may at its option, by delivery of an Officer’s Certificate to the Indenture Trustee, set a record date other than the Record Date to determine the Noteholders in respect of the Equipment Notes of any Series entitled to give any Direction in respect of such Equipment Notes. Such record date shall be the record date specified in such Officer’s Certificate which shall be a date not more than 30 days prior to the first solicitation of Noteholders in connection therewith. If such a record date is fixed, such Direction may be given before or after such record date, but only the Noteholders of record of such Series at the close of business on such record date shall be deemed to be Noteholders for the purposes of determining whether Noteholders of the requisite proportion of Outstanding Equipment Notes of such Series have authorized or agreed or consented to such Direction, and for that purpose the Outstanding Equipment Notes of such Series shall be computed as of such record date; provided that no such Direction by the Noteholders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Master Indenture not later than one year after the record date.
          (e) Any Direction or other action by a Holder of an Equipment Note (including a Control Party or a Requisite Majority) shall bind the Holder of every Equipment Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, whether or not notation of such action is made upon such Equipment Note.
ARTICLE II
THE EQUIPMENT NOTES
     Section 2.01 Authorization, Issuance and Authentication of the Equipment Notes; Amount of Outstanding Principal Balance; Terms; Form; Execution and Delivery.
          (a) The number of Series which may be created by this Master Indenture is not limited.
          The Equipment Notes shall be issued in such Series as may from time to time be created by Series Supplements pursuant to this Master Indenture and may be issued in such

Classes within a Series as may be authorized by the related Series Supplement for such Series. Each Series shall be created by a separate Series Supplement and shall be identified in a manner sufficient to differentiate the Equipment Notes of each such Series from the Equipment Notes of any other Series. The Equipment Notes of each Series will rank pari passu with the Equipment Notes of each other Series upon the occurrence and during the continuance of an Event of Default, and otherwise will be paid in accordance with the Flow of Funds.
          (b) Upon satisfaction of and compliance with the requirements and conditions to closing set forth in the related Series Supplement, Equipment Notes of the applicable Series to be executed and delivered on a particular Closing Date pursuant to such Series Supplement may be executed by the Issuer and delivered to the Indenture Trustee for authentication following the execution and delivery of the related Series Supplement creating such Series or from time to time thereafter, and the Indenture Trustee shall authenticate and deliver Equipment Notes of such Series upon the Issuer’s request and direction set forth in an Officer’s Certificate of the Issuer signed by one of its Responsible Officers, without further action on the part of the Issuer. Notwithstanding anything to the contrary contained hereunder or in any Series Supplement, any such authentication may be made on separate counterparts and by facsimile.
          (c) There shall be issued, delivered and authenticated on the relevant Closing Date to each of the Noteholders identified on such Equipment Notes, Equipment Notes in the principal amounts and maturities and bearing interest at the Stated Rate, in each case in registered form and substantially in the form set forth in an exhibit to the applicable Series Supplement, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Master Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements printed, lithographed, typewritten or engraved thereon, as may be required to comply with the rules of any securities exchange on which such Equipment Notes may be listed or to conform to any usage in respect thereof, or as may, consistently herewith, be prescribed by the Indenture Trustee executing such Equipment Notes, such determination by said Indenture Trustee to be evidenced by its authentication of such Equipment Notes. Definitive Notes of a Series shall be printed, lithographed, typewritten or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Equipment Notes may be listed, all as determined by the Indenture Trustee authenticating such Equipment Notes, as evidenced by such authentication.
          (i) Each Series of Equipment Notes (or Class thereof) sold in reliance on Rule 144A shall be represented by a single permanent 144A Book-Entry Note which will be deposited with DTC or its custodian, the Indenture Trustee or an agent of the Indenture Trustee and registered in the name of Cede as nominee of DTC.
          (ii) Each Series of Equipment Notes (or Class thereof) offered and sold outside of the United States in reliance on Regulation S shall be represented by a Regulation S Temporary Book-Entry Note, which will be deposited with the Indenture Trustee or an agent of the Indenture Trustee as custodian for and registered in the name of Cede, as nominee of DTC. Beneficial interests in each Regulation S Temporary Book-Entry Note may be held only through Euroclear or Clearstream; provided, however, that such interests may be exchanged for interests in a 144A Book-Entry Note or a Definitive Note in accordance with the certification requirements described in Section 2.07 hereof.
          (iii) A beneficial owner of an interest in a Regulation S Temporary Book-Entry Note may receive payments in respect of such Regulation S Temporary Book-Entry Notes only after delivery to Euroclear or Clearstream, as the case may be, of a written certification substantially in the form set forth in Exhibit A-1 to this Master Indenture, and upon delivery by Euroclear or Clearstream, as the case may be, to the Indenture Trustee and Note Registrar of a certification or certifications substantially in the form set forth in Exhibit A-2 to this Master Indenture. The delivery by a beneficial owner of the certification referred to above shall constitute its irrevocable instruction to Euroclear or Clearstream, as the case may be, to arrange for the exchange of the beneficial owner’s interest in the Regulation S Temporary Book-Entry Note for a beneficial interest in the Unrestricted Book-Entry Note after the Exchange Date in accordance with the paragraph below.
          (iv) Not earlier than the Exchange Date, interests in each Regulation S Temporary Book-Entry Note will be exchangeable for interests in the related permanent global note (an “Unrestricted Book-Entry Note”). Each Unrestricted Book-Entry Note will be deposited with the Indenture Trustee and registered in the name of Cede as nominee of DTC. After (1) the Exchange Date and (2) receipt by the Indenture Trustee and Note Registrar of written instructions from Euroclear or Clearstream, as the case may be, directing the Indenture Trustee and Note Registrar to credit or cause to be credited to either Euroclear’s or Clearstream’s, as the case may be, depositary account a beneficial interest in the Unrestricted Book-Entry Note in a principal amount not greater than that of the beneficial interest in the Regulation S Temporary Book-Entry Note, the Indenture Trustee and Note Registrar shall instruct DTC to reduce the principal amount of the Regulation S Temporary Book-Entry Note and increase the principal amount of the Unrestricted Book-Entry Note, in each case by the principal amount of the beneficial interest in the Regulation S Temporary Book-Entry Note to be so transferred, and to credit or cause to be credited to the account of a Direct Participant a beneficial interest in the Unrestricted Book-Entry Note having a principal amount equal to the reduction in the principal amount of such Regulation S Temporary Book-Entry Note.
          (v) Upon the exchange of the entire principal amount of the Regulation S Temporary Book-Entry Note for beneficial interests in the Unrestricted Book-Entry Note, the Indenture Trustee shall cancel the Regulation S Temporary Book-Entry Note in accordance with the Indenture Trustee’s policies in effect from time to time.
          (vi) No interest in the Regulation S Book-Entry Notes may be held by or transferred to a United States Person except for exchanges for a beneficial interest in a 144A Book-Entry Note or a Definitive Note as described below.
          (d) The Equipment Notes shall be executed on behalf of the Issuer by the manual or facsimile signature of an Authorized Representative of the Issuer.

          (e) Each Equipment Note bearing the manual or facsimile signatures of any individual who was at the time such Equipment Note was executed an Authorized Representative of the Issuer shall bind the Issuer, notwithstanding that any such individual has ceased to hold such office prior to the authentication and delivery of such Equipment Notes or any payment thereon.
          (f) No Equipment Note shall be entitled to any benefit under this Master Indenture or the related Series Supplement or be valid or obligatory for any purpose, unless it shall have been executed on behalf of the Issuer as provided in clause (b) and (e) above and authenticated by or on behalf of the Indenture Trustee as provided in clause (b) above. Such signatures shall be conclusive evidence that such Equipment Note has been duly executed and authenticated under this Master Indenture and the related Series Supplement. Each Equipment Note shall be dated the date of its authentication.
     Section 2.02 Restrictive Legends. Each 144A Book-Entry Note, each Regulation S Temporary Book-Entry Note, each Unrestricted Book-Entry Note and each Definitive Note (and all Equipment Notes issued in exchange therefor or upon registration of transfer or substitution thereof) shall bear a legend on the face thereof substantially in the form set forth below (unless counsel to the Issuer advises that a different legend or additional legend is required for any reason):
     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES OR “BLUE SKY” LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF TRIP RAIL MASTER FUNDING LLC (THE “ISSUER”) THAT THIS NOTE IS BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION AND MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO THE ISSUER (UPON REDEMPTION THEREOF OR OTHERWISE), (2) TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) OUTSIDE THE UNITED STATES TO A PERSON WHO IS NOT A U.S. PERSON (AS SUCH TERM IS DEFINED IN REGULATION S OF THE SECURITIES ACT) IN A TRANSACTION IN COMPLIANCE WITH REGULATION S OF THE SECURITIES ACT OR (4) IN A TRANSACTION COMPLYING WITH OR EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (SUBJECT IN THE CASE OF THIS CLAUSE (4) TO RECEIPT OF AN OPINION OF COUNSEL AND SUCH CERTIFICATES AND OTHER DOCUMENTS AS THE INDENTURE TRUSTEE MAY REQUIRE UNDER THE INDENTURE REFERRED TO BELOW), IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE RESALE RESTRICTIONS SET FORTH ABOVE.

     BY ITS PURCHASE OF ANY NOTE, THE PURCHASER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED EITHER THAT (A) IT IS NOT AND IS NOT USING THE ASSETS OF AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, A PLAN DEFINED BY AND SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR OTHER PLAN’S INVESTMENT IN SUCH ENTITY, OR A GOVERNMENTAL PLAN, NON-U.S. PLAN OR CHURCH PLAN SUBJECT TO ANY FEDERAL, STATE, LOCAL OR OTHER LAW THAT IS SUBSTANTIALLY SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), OR (B) THE PURCHASE AND HOLDING OF SUCH NOTE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF SIMILAR LAW.
     [In the case of Book-Entry Notes:
     THIS NOTE IS A GLOBAL BOOK-ENTRY NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE REFERRED TO BELOW.
     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO BELOW.]

     Section 2.03 Note Registrar and Paying Agent.
          (a) With respect to each Series of Equipment Notes, there shall at all times be maintained an office or agency in the location set forth in Section 13.04 hereof where Equipment Notes of such Series may be presented or surrendered for registration of transfer or for exchange (each, a “Note Registrar”), and for payment thereof (each, a “Paying Agent”) and where notices to or demands upon the Issuer in respect of such Equipment Notes may be served. For so long as any Series of Equipment Notes is listed on any stock exchange, the Issuer shall appoint and maintain a Paying Agent and a Note Registrar in the jurisdiction in which such stock exchange is located. The Issuer shall cause each Note Registrar to keep a register of the Equipment Notes for which it is acting as Note Registrar and of their transfer and exchange (the “Register”). Written notice of the location of each such other office or agency and of any change of location thereof shall be given by the Indenture Trustee to the Issuer and the Holders of the Equipment Notes of such Series. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Indenture Trustee. Notwithstanding anything to the contrary in this Master Indenture, the entries in the Register shall be conclusive, in the absence of manifest error, and the Issuer, the Indenture Trustee, and the Noteholders shall treat each Person in whose name an Equipment Note is registered as the beneficial owner thereof for all purposes of this Master Indenture. No transfer of an Equipment Note shall be effective unless such transfer has been recorded in the Register as provided in this Section.
          (b) Each Authorized Agent in the location set forth in Section 13.04 shall be a bank or trust company, shall be a corporation organized and doing business under the laws of the United States or any state or territory thereof or of the District of Columbia, with a combined capital and surplus of at least $75,000,000 (or having a combined capital and surplus in excess of $5,000,000 and the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States, any state or territory thereof or of the District of Columbia and having a combined capital and surplus of at least $75,000,000) and shall be authorized under the laws of the United States or any state or territory thereof to exercise corporate trust powers, subject to supervision by Federal or state authorities (such requirements, the “Eligibility Requirements”). The Indenture Trustee shall initially be a Paying Agent and Note Registrar hereunder with respect to the Equipment Notes. Each Note Registrar other than the Indenture Trustee shall furnish to the Indenture Trustee, at stated intervals of not more than six months, and at such other times as the Indenture Trustee may request in writing, a copy of the Register maintained by such Note Registrar.
          (c) Any corporation into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor corporation.

          (d) Any Authorized Agent may at any time resign by giving written notice of resignation to the Indenture Trustee and the Issuer. The Issuer may, and at the request of the Indenture Trustee shall, at any time terminate the agency of any Authorized Agent by giving written notice of termination to such Authorized Agent and to the Indenture Trustee. Upon the resignation or termination of an Authorized Agent or if at any time any such Authorized Agent shall cease to be eligible under this Section (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed by the Indenture Trustee), the Issuer shall promptly appoint one or more qualified successor Authorized Agents to perform the functions of the Authorized Agent that has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section. The Issuer shall give written notice of any such appointment made by it to the Indenture Trustee; and in each case the Indenture Trustee shall mail notice of such appointment to all Holders of the Equipment Notes of the related Series as their names and addresses appear on the Register for the Equipment Notes of such Series.
          (e) The Issuer agrees to pay, or cause to be paid, from time to time reasonable compensation to each Authorized Agent for its services and to reimburse it for its reasonable expenses to be agreed to pursuant to separate agreements with each such Authorized Agent.
     Section 2.04 Paying Agent to Hold Money in Trust. The Indenture Trustee shall require each Paying Agent other than the Indenture Trustee to agree in writing that all moneys deposited with any Paying Agent for the purpose of any payment on the Equipment Notes shall be deposited and held in trust for the benefit of the Holders entitled to such payment, subject to the provisions of this Section. Moneys so deposited and held in trust shall constitute a separate trust fund for the benefit of the Holders with respect to which such money was deposited. No Paying Agent shall hold monies payable by the Issuer to Hedge Providers.
     The Indenture Trustee may at any time, for the purpose of obtaining the satisfaction and discharge of this Master Indenture or for any other purpose, direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent; and, upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such moneys.
     Section 2.05 Method of Payment.
          (a) On each Payment Date, the Indenture Trustee shall, or shall instruct a Paying Agent to, pay to the Noteholders of each Series all interest, principal and premium, if any, on the Equipment Notes of such Series required to be paid on such Payment Date, in each case to the extent of the Available Collections Amount and pursuant to the Flow of Funds; provided, that in the event and to the extent receipt of any payment is not confirmed by the Indenture Trustee or such Paying Agent by noon (New York City time) on such Payment Date or any Business Day thereafter, distribution thereof shall be made on the Business Day following the Business Day such payment is received; and provided further, that payment on a Regulation S Temporary Book-Entry Note shall be made to the Holder thereof only in conformity with Section 2.05(c) hereof. Each such payment on any Payment Date other than the final payment with respect to any Series of Equipment Notes shall be made by the Indenture Trustee or Paying Agent to the Noteholders as of the Record Date for such Payment Date. The final payment with respect to any Equipment Note, however, shall be made only upon presentation and surrender of such Equipment Note by the Noteholder or its agent at the Corporate Trust Office or agency of the Indenture Trustee or Paying Agent specified in the notice given by the Indenture Trustee or Paying Agent with respect to such final payment.
          (b) At such time, if any, as the Equipment Notes of any Series are issued in the form of Definitive Notes, payments on a Payment Date shall be made by check mailed to each Noteholder of a Definitive Note on the applicable Record Date at its address appearing on the Register maintained with respect to such Series. Alternatively, upon application in writing to the Indenture Trustee, not later than the applicable Record Date, by a Noteholder of one or more Definitive Notes of such Series having an aggregate original principal amount of not less than $1,000,000, any such payments shall be made by wire transfer to an account designated by such Noteholder at a financial institution in New York, New York; provided that the final payment for each Series of Equipment Notes shall be made only upon presentation and surrender of the Definitive Notes of such Series by the Noteholder or its agent at the Corporate Trust Office or agency of the Indenture Trustee or Paying Agent specified in the notice of such final payment given by the Indenture Trustee or Paying Agent. The Indenture Trustee or Paying Agent shall mail such notice of the final payment of such Series to each of the Noteholders of such Series, specifying the date and amount of such final payment.
          (c) The beneficial owner of a Regulation S Temporary Book-Entry Note of any Series may arrange to receive interest, principal and premium payments through Euroclear or Clearstream on such Regulation S Temporary Book-Entry Note only after delivery by such beneficial owner to Euroclear or Clearstream, as the case may be, of a written certification substantially in the form of Exhibit A-3 hereto, and upon delivery of Euroclear or Clearstream, as the case may be, to the Paying Agent of a certification or certifications substantially in the form of Exhibit A-4 hereto. No interest, principal or premium shall be paid to any beneficial owner and no interest, principal or premium shall be paid to Euroclear or Clearstream on such beneficial owner’s interest in a Regulation S Temporary Book-Entry Note unless Euroclear or Clearstream, as the case may be, has provided such a certification to the Paying Agent with respect to such interest, principal and/or premium.
     Section 2.06 Minimum Denomination. Unless otherwise specified in the Series Supplement for a Series, each Equipment Note shall be issued in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof; provided that, notwithstanding anything to the contrary herein, one Equipment Note of each Class of a Series may be issued with such excess in integral multiples of $1.
     Section 2.07 Exchange Option. If the holder (other than an Initial Purchaser) of a beneficial interest in an Unrestricted Book-Entry Note deposited with DTC wishes at any time to exchange its interest in the Unrestricted Book-Entry Note, or to transfer its interest in the Unrestricted Book-Entry Note to a Person who wishes to take delivery thereof in the form of an interest in the 144A Book-Entry Note, the holder may, subject to the rules and procedures of Euroclear or Clearstream and DTC, as the case may be, give directions for the Indenture Trustee and Note Registrar to exchange or cause the exchange or transfer or cause the transfer of the interest for an equivalent beneficial interest in the 144A Book-Entry Note. Upon receipt by the Indenture Trustee and Note Registrar of (a) instructions from Euroclear or Clearstream (based on instructions from depositaries for Euroclear and Clearstream) or from a DTC Participant, as applicable, or DTC, as the case may be, directing the Indenture Trustee and Note Registrar to credit or cause to be credited a beneficial interest in the 144A Book-Entry Note equal to the beneficial interest in the Unrestricted Book-Entry Note to be exchanged or transferred (such instructions to contain information regarding the DTC Participant account to be credited with the increase, and, with respect to an exchange or transfer of an interest in the Unrestricted Book-Entry Note, information regarding the DTC Participant account to be debited with the decrease), and (b) a certificate in the form of Exhibit A-8, given by the Noteholder (and the proposed transferee, if applicable), the Indenture Trustee and Note Registrar shall instruct DTC to reduce the Unrestricted Book-Entry Note by the aggregate principal amount of the beneficial interest in the Unrestricted Book-Entry Note to be exchanged or transferred, and the Indenture Trustee shall instruct DTC, concurrently with the reduction, to increase the principal amount of the 144A Book-Entry Note by the aggregate principal amount of the beneficial interest in the Unrestricted Book-Entry Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in the instructions a beneficial interest in the 144A Book-Entry Note equal to the reduction in the principal amount of the Unrestricted Book-Entry Note.
     If a holder (other than an Initial Purchaser) of a beneficial interest in the 144A Book-Entry Note wishes at any time to exchange its interest in the 144A Book-Entry Note for an interest in a Regulation S Book-Entry Note, or to transfer its interest in the 144A Book-Entry Note to a Person who wishes to take delivery thereof in the form of an interest in the Regulation S Book-Entry Note, the holder may, subject to the rules and procedures of DTC, give directions for the Indenture Trustee and Note Registrar to exchange or cause the exchange or transfer or cause the transfer of the interest for an equivalent beneficial interest in the Regulation S Book-Entry Note. Upon receipt by the Indenture Trustee and Note Registrar of (a) instructions given in accordance with DTC’s procedures from a DTC Participant directing the Indenture Trustee and Note Registrar to credit or cause to be credited a beneficial interest in the Regulation S Book-Entry Note in an amount equal to the beneficial interest in the 144A Book-Entry Note to be exchanged or transferred, (b) a written order given in accordance with DTC’s procedures containing information regarding the account of the depositaries for Euroclear or Clearstream or another Clearing Agency Participant, as the case may be, to be credited with the increase and the name of the account and (c) certificates in the forms of Exhibits A-5 and A-7 hereto, respectively, given by the Noteholder and the proposed transferee of the interest, the Indenture Trustee and Note Registrar shall instruct DTC to reduce the 144A Book-Entry Note by the aggregate principal amount of the beneficial interest in the 144A Book-Entry Note to be so exchanged or transferred and the Indenture Trustee and Note Registrar shall instruct DTC, concurrently with the reduction, to increase the principal amount of the Regulation S Book-Entry Note by the aggregate principal amount of the beneficial interest in the 144A Book-Entry Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in the instructions a beneficial interest in the Regulation S Book-Entry Note equal to the reduction in the principal amount of the 144A Book-Entry Note.
     Notwithstanding anything to the contrary herein, an Initial Purchaser may exchange beneficial interests in the Regulation S Temporary Book-Entry Note held by it for interests in the 144A Book-Entry Note only after delivery by the Initial Purchaser of instructions to DTC for the exchange, substantially in the form of Exhibit A-6 hereto. Upon receipt of the instructions provided in the preceding sentence, the Indenture Trustee and Note Registrar shall instruct DTC to reduce the principal amount of the Regulation S Temporary Book-Entry Note to be so transferred and shall instruct DTC to increase the principal amount of the 144A Book-Entry Note and credit or cause to be credited to the account of the placement agent a beneficial interest in the 144A Book-Entry Note having a principal amount equal to the amount by which the principal amount of the Regulation S Temporary Book-Entry Note was reduced upon the transfer pursuant to the instructions provided in the first sentence of this paragraph.
     If a Book-Entry Note is exchanged for a Definitive Note, such Equipment Notes may be exchanged or transferred for one another only in accordance with such procedures as are substantially consistent with the provisions of the three immediately preceding paragraphs (including the certification requirements intended to ensure that the exchanges or transfers comply with Rule 144 or Regulation S, as the case may be) and as may be from time to time adopted by the Indenture Trustee.
     Section 2.08 Mutilated, Destroyed, Lost or Stolen Equipment Notes. If any Equipment Note shall become mutilated, destroyed, lost or stolen, the Issuer shall issue, upon the written request of the Holder thereof and presentation of the Equipment Note or satisfactory evidence of destruction, loss or theft thereof to the Indenture Trustee or Note Registrar, and the Indenture Trustee shall authenticate and the Indenture Trustee or Note Registrar shall deliver in exchange therefor or in replacement thereof, a new Equipment Note of the same Series and Class (if applicable), payable to such Holder in the same principal amount, of the same maturity, with the same payment schedule, bearing the same interest rate and dated the date of its authentication. If the Equipment Note being replaced has become mutilated, such Equipment Note shall be surrendered to the Indenture Trustee or a Note Registrar and forwarded to the Issuer by the Indenture Trustee or such Note Registrar. If the Equipment Note being replaced has been destroyed, lost or stolen, the Holder thereof shall furnish to the Issuer, the Indenture Trustee or a Note Registrar (i) such security or indemnity as may be required by them to save the Issuer, the Indenture Trustee and such Note Registrar harmless and (ii) evidence satisfactory to the Issuer, the Indenture Trustee and such Note Registrar of the destruction, loss or theft of such Equipment Note and of the ownership thereof. The Noteholder will be required to pay any tax or other governmental charge imposed in connection with such exchange or replacement and any other expenses (including the fees and expenses of the Indenture Trustee and any Note Registrar) connected therewith.
     Section 2.09 Payments of Transfer Taxes. Upon the transfer of any Equipment Note or Equipment Notes pursuant to Section 2.07 hereof, the Issuer or the Indenture Trustee may require from the party requesting such new Equipment Note or Equipment Notes payment of a sum to reimburse the Issuer or the Indenture Trustee for, or to provide funds for the payment of, any transfer tax or similar governmental charge payable in connection therewith.
     Section 2.10 Book-Entry Registration.
          (a) Upon the issuance of any Book-Entry Notes, DTC or its custodian will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual beneficial interests represented by such Book-Entry Notes to the accounts of a Direct Participant. Ownership of beneficial interests in a Book-Entry Note will be limited to DTC Participants or Persons who hold interests through DTC Participants. Ownership of beneficial interests in the Book-Entry Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC (with respect to interests of DTC Participants) and the records of DTC Participants (with respect to interests of Persons other than DTC Participants).
          (b) So long as DTC, or its nominee, is the registered owner or holder of a Book-Entry Note, DTC or such nominee, as the case may be, will be considered the sole owner or Noteholder represented by such Book-Entry Note for all purposes under this Master Indenture, the Series Supplements and the Book-Entry Notes. Unless (a) DTC notifies the Issuer that it is unwilling or unable to continue as depository for a Book-Entry Note with respect to a Series, (b) the Issuer elects to terminate the book-entry system for the Book-Entry Notes with respect to a Series, or (c) an Event of Default has occurred and the Indenture Trustee acting at the Direction of the Control Party for the applicable Series certifies that continuation of a book-entry system through DTC (or a successor) for the Equipment Notes of such Series is no longer in the best interests of the Noteholders of such Series, owners of beneficial interests in a Book-Entry Note of such Series will not be entitled to have any portion of such Book-Entry Note registered in their names, will not receive or be entitled to receive physical delivery of Equipment Notes in definitive form and will not be considered to be the owners or Noteholders under this Master Indenture, the applicable Series Supplement or the Book-Entry Notes. In addition, no beneficial owner of an interest in a Book-Entry Note will be able to transfer that interest except in accordance with DTC’s applicable procedures (in addition to those under the related Series Supplement, if applicable, and, if applicable, those of Clearstream and Euroclear).
          (c) Investors may hold their interest in a Regulation S Book-Entry Note through Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations that are participants in such systems. After the Exchange Date, investors also may hold such interests through organizations other than Clearstream and Euroclear that are DTC Participants. Clearstream and Euroclear will hold interests in a Regulation S Book-Entry Note on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries, which in turn will hold such interests in a Regulation S Book-Entry Note in customers’ accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will initially act as depositary for Clearstream and Morgan Guaranty Trust Company of New York, Brussels Office, will initially act as depositary for Euroclear. Investors may hold their interests in a 144A Book-Entry Note directly through DTC, if they are DTC Participants, or indirectly through organizations that are DTC Participants.
          (d) All payments of principal and interest will be made by the Paying Agent on behalf of the Issuer in immediately available funds or the equivalent, so long as DTC continues to make its Same-Day Funds Settlement System available to the Issuer.
     None of the Issuer, the Note Registrar, the Paying Agent or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such registration instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Persons in whose name the Definitive Notes are registered in the Register as Noteholders hereunder. Neither the Issuer nor the Indenture Trustee shall be liable if the Indenture Trustee or the Issuer is unable to locate a qualified successor Noteholder.

     Definitive Notes of a Series will be transferable and exchangeable for Definitive Notes of the same Series at the office of the Indenture Trustee or the office of a Note Registrar upon compliance with the requirements set forth herein. In the case of a transfer of only part of a holding of Definitive Notes, a new Definitive Note shall be issued to the transferee in respect of the part transferred and a new Definitive Note in respect of the balance of the holding not transferred shall be issued to the transferor and may be obtained at the office of the applicable Note Registrar.
          (e) Any beneficial interest in one of the Book-Entry Notes of any Series that is transferred to a Person who takes delivery in the form of an interest in another Book-Entry Note of the same Series will, upon transfer, cease to be an interest in such Book-Entry Note and become an interest in such other Book-Entry Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Book-Entry Note for as long as it remains such an interest.
          (f) Any Definitive Note delivered in exchange for an interest in a 144A Book-Entry Note pursuant to Section 2.07 shall bear the Private Placement Legend applicable to a 144A Book-Entry Note set forth in Section 2.02 hereof.
          (g) Any Definitive Note delivered in exchange for an interest in an Unrestricted Book-Entry Note pursuant to Section 2.07 shall bear the Private Placement Legend applicable to a Unrestricted Book-Entry Note set forth in Section 2.02 hereof.
     Section 2.11 Special Transfer Provisions.
          (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of an Equipment Note (other than a Regulation S Temporary Book-Entry Note) or any interest therein to any Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons):
          (i) The Note Registrar shall register the transfer of any Equipment Note, whether or not such Equipment Note bears the Private Placement Legend, if the proposed transferee has delivered to the Note Registrar (A) a certificate substantially in the form of Exhibit B hereto and (B) an Opinion of Counsel acceptable to the Issuer that such transfer is in compliance with the Securities Act.
          (ii) If the proposed transferor is a Direct Participant holding a beneficial interest in the 144A Book-Entry Note, upon receipt by the Note Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with the DTC’s and the Note Registrar’s procedures, the Note Registrar shall reflect on its books and records the date and a decrease in the principal amount of the 144A Book-Entry Note in an amount equal to the principal amount of the beneficial interest in the 144A Book-Entry Note to be transferred, and the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver, one or more Definitive Notes of like tenor and amount.
          (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of an interest in a 144A Book-Entry Note or a Definitive

Note issued in exchange for an interest in such 144A Book-Entry Note in accordance with this Section 2.11(b) to a QIB (excluding Non-U.S. Persons):
          (i) If the Equipment Note to be transferred consists of (x) Definitive Notes, the Note Registrar shall register the transfer if such transfer is being made by a proposed transferor who delivers a certificate in the form of Exhibit A-8 hereto to the Issuer and the Note Registrar, or has otherwise advised the Issuer and the Note Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has advised the Issuer and the Note Registrar in writing, that it is purchasing the Equipment Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account are QIBs within the meaning of Rule 144A, are aware that the sale to it is being made in reliance on Rule 144A and acknowledge that they have received such information regarding the Issuer as they have requested pursuant to Rule 144A or have determined not to request such information and that they are aware that the transferor is relying upon their foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in a 144A Book-Entry Note, the transfer of such interest may be effected only through the book-entry system maintained by the DTC.
          (ii) If the proposed transferee is a Direct Participant, and the Equipment Note to be transferred is a Definitive Note, upon receipt by the Note Registrar of the documents referred to in clause (i) and instructions given in accordance with the DTC’s and the Note Registrar’s procedures, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount at maturity of the 144A Book-Entry Note in an amount equal to the principal amount at maturity of the Definitive Note to be transferred, and the Indenture Trustee shall cancel the Definitive Note so transferred.
          (c) Transfers of Interests in a Regulation S Temporary Book-Entry Note. The following provisions shall apply with respect to registration of any proposed transfer of interests in a Regulation S Temporary Book-Entry Note:
          (i) The Note Registrar shall register the transfer of any interest in a Regulation S Temporary Book-Entry Note (x) if the proposed transferee is a Non-U.S. Person and the proposed transferor has delivered to the Note Registrar a certificate substantially in the form of Exhibit A-7 hereto or (y) if the proposed transferee is a QIB and the proposed transferor has checked the box provided for on the form of such Equipment Note stating, or has otherwise advised the Issuer and the Note Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has advised the Issuer and the Note Registrar in writing, that it is purchasing such Equipment Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account are QIBs within the meaning of Rule 144A, are aware that the sale to them is being made in reliance on Rule 144A and acknowledge that they have received such information regarding the Issuer as they have requested pursuant to Rule 144A or have determined not to request such information and that they are aware that the transferor is relying upon their foregoing representations in order to claim the exemption from registration provided by Rule 144A.
          (ii) If the proposed transferee is a Direct Participant that provides the documents referred to in clause (i)(y) above, upon receipt by the Note Registrar of such documents and instructions given in accordance with DTC’s and the Note Registrar’s procedures, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of the 144A Book-Entry Note of the relevant Series, in an amount equal to the principal amount of the Regulation S Temporary Book-Entry Note of such Series to be transferred, and the Indenture Trustee shall decrease the amount of the Regulation S Temporary Book-Entry Note of such Series.
          (d) Transfers of Interests in an Unrestricted Book-Entry Note. The Note Registrar shall register any transfer of interests in an Unrestricted Book-Entry Note, or a Definitive Note issued in exchange for an interest in a Regulation S Temporary Book-Entry Note or Unrestricted Book-Entry Note in accordance with Section 2.11(b) hereof, to U.S. Persons in accordance with Section 2.07, or to Non-U.S. Persons in accordance with the applicable procedures of Euroclear or Clearstream and their respective participants.
          (e) Transfers to Non-U.S. Persons at any Time. With respect to any transfer of an Equipment Note to a Non-U.S. Person prior to the applicable Exchange Date, the Note Registrar shall register any proposed transfer of a Regulation S Temporary Book-Entry Note to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit A-7 hereto from the proposed transferor.
          (f) ERISA Transfer Restrictions. Each purchaser and subsequent transferee of any Equipment Note will be deemed to have represented and warranted either that (i) it is not and is not using the assets of an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, a plan defined by and subject to Section 4975 of the Code, an entity whose underlying assets include “plan assets” by reason of an employee benefit plan’s or other plan’s investment in such entity, or a governmental plan, non-U.S. plan or church plan subject to any federal, state, local or other law that is substantially similar to Section 406 of ERISA or 4975 of the Code (“Similar Law”), or (ii) the purchase and holding of the Equipment Note will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of Similar Law.
          (g) General. By its acceptance of any Equipment Note bearing the Private Placement Legend, each Holder of such Equipment Note acknowledges the restrictions on transfer of such Equipment Note set forth in this Master Indenture and in the Private Placement Legend and agrees that it will transfer such Equipment Note only as provided in this Master Indenture. The Note Registrar shall not register a transfer of any Equipment Note unless such transfer complies with the restrictions on transfer of such Equipment Note set forth in this Master Indenture. In connection with any transfer of Equipment Notes, each Holder agrees by its acceptance of its Equipment Notes to furnish the Indenture Trustee the certifications and legal opinions described herein to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Indenture Trustee shall not be required to determine (but may rely on a determination made by the Issuer with respect to) the sufficiency of any such legal opinions.
     Section 2.12 Temporary Definitive Notes. Pending the preparation of Definitive Notes of a Series, the Issuer may execute and the Indenture Trustee may authenticate and deliver temporary Definitive Notes of such Series which are printed, lithographed, typewritten or otherwise produced, in any denomination, containing substantially the same terms and provisions as are set forth in the applicable exhibit to the related Series Supplement, except for such appropriate insertions, omissions, substitutions and other variations relating to their temporary nature as the Authorized Representative of the Issuer executing such temporary Definitive Notes may determine, as evidenced by his execution of such temporary Definitive Notes.
     If temporary Definitive Notes of a Series are issued, the Issuer will cause Definitive Notes of such Series to be prepared without unreasonable delay. After the preparation of Definitive Notes of such Series, the temporary Definitive Notes shall be exchangeable for Definitive Notes upon surrender of such temporary Definitive Notes at the Corporate Trust Office of the Indenture Trustee, without charge to the Holder thereof. Upon surrender for cancellation of any one or more temporary Definitive Notes, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor Definitive Notes of the same Series, in authorized denominations and in the same aggregate principal amounts. Until so exchanged, such temporary Definitive Notes shall in all respects be entitled to the same benefits under this Master Indenture as Definitive Notes.
     Section 2.13 Statements to Noteholders.
          (a) With respect to each Collection Period, the Issuer shall, not later than the last Business Day before the Payment Date immediately following the last day of such Collection Period, cause the Administrator to deliver to the Indenture Trustee, and the Indenture Trustee shall (or shall instruct any Paying Agent to) promptly thereafter (but not later than such Payment Date) distribute to each Rating Agency, each Hedge Provider and each Liquidity Facility Provider, and to each Holder of record with respect to such Payment Date, a report, substantially in the form attached as Exhibit C-1 hereto prepared by the Administrator or Manager and setting forth the information described therein (each, a “Monthly Report”). Beginning in 2012, the Issuer shall cause the Administrator or Manager to deliver to the Indenture Trustee with the Monthly Report for each June, and the Indenture Trustee shall (or shall instruct any Paying Agent to) distribute with the Monthly Report for each June to the Persons described in the first sentence in this Section 2.13(a), a report, substantially in the form attached as Exhibit C-2 hereto prepared by the Administrator or Manager and setting forth the information described therein (each, an “Annual Report”). The Indenture Trustee shall deliver, promptly upon written request, a copy of each Monthly Report and Annual Report to any Holder or other Secured Party and, at the written request of any Holder, to any prospective purchaser of any Equipment Notes from such Holder. If any Series of Equipment Notes is then listed on any stock exchange, the Indenture Trustee also shall provide a copy of each Monthly Report and each Annual Report to the applicable listing agent on behalf of such stock exchange.
          (b) After the end of each calendar year but not later than the latest date permitted by law, the Administrator or Manager shall deliver to the Indenture Trustee, and the

Indenture Trustee shall (or shall instruct any Paying Agent to) furnish to each Person who at any time during such calendar year was a Noteholder of record of any Equipment Notes, a statement (for example, a Form 1099 or any other means required by law) prepared by the Administrator or Manager containing such information as is required to be provided to such Person for U.S. federal income tax purposes with respect to each Series of Equipment Notes for such calendar year or, in the event such Person was a Noteholder of record of any Series during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Administrator or Manager and which a Noteholder shall reasonably request as necessary for the purpose of such Noteholder’s preparation of its U.S. federal income or other tax returns. So long as any of the Equipment Notes are registered in the name of DTC or its nominee, such report and such other items will be prepared on the basis of such information supplied to the Administrator by DTC and the Direct Participants, and will be delivered by the Indenture Trustee, when received from the Administrator or Manager, to DTC for transfer to the applicable beneficial owners in the manner described above. In the event that any such information has been provided by any Paying Agent directly to such Person through other tax-related reports or otherwise, the Indenture Trustee in its capacity as Paying Agent shall not be obligated to comply with such request for information.
          (c) At such time, if any, as the Equipment Notes of any Series are issued in the form of Definitive Notes, the Indenture Trustee shall prepare and deliver the information described in Section 2.13(b) to each Holder of record of a Definitive Note of such Series for the period of its ownership of such Definitive Note as the same appears on the records of the Indenture Trustee.
          (d) Whenever a notice or other communication is required under this Master Indenture to be given to Noteholders of a Series: (i) if any Equipment Notes of such Series are registered with DTC, Euroclear and/or Clearstream, the Indenture Trustee shall give all such notices and communications to DTC, Euroclear and/or Clearstream, as the case may be; and (ii) if Definitive Notes of a Series have been issued, then the Indenture Trustee shall give notices and communications to the Noteholders of such Definitive Notes by U.S. mail to the addresses of such Noteholders in the Register.
     Section 2.14 CUSIP, CINS and ISIN Numbers. The Issuer in issuing the Equipment Notes may use “CUSIP”, “CINS”, “ISIN” or other identification numbers (if then generally in use), and if so, the Indenture Trustee shall use CUSIP numbers, CINS numbers, ISIN numbers or other identification numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Equipment Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Equipment Notes; provided further, that failure to use “CUSIP”, “CINS”, “ISIN” or other identification numbers in any notice of redemption or exchange shall not affect the validity or sufficiency of such notice.
     Section 2.15 Debt Treatment of Equipment Notes. The parties hereto agree, and the holders of the Equipment Notes and interests therein, by their purchase thereof shall be deemed to have agreed, to treat the Equipment Notes as debt for U.S. federal income tax purposes.

     Section 2.16 Compliance with Withholding Requirements. Notwithstanding any other provision of this Master Indenture, the Issuer and Indenture Trustee shall comply with all United States federal income tax withholding requirements with respect to payments to Noteholders of interest, original issue discount, or other amounts that are required to be withheld under the Code. The consent of the Noteholders shall not be required for any such withholding.
     Section 2.17 Limitation on Transfers. Notwithstanding any other provision of this Master Indenture, any Equipment Note for which an opinion of counsel has not been rendered to the Issuer to the effect that such Equipment Note constitutes debt for United States federal income tax purposes (a “Subject Note”) shall be subject to the limitations of this Section 2.17. No Subject Notes may be transferred, and no transfer (or purported transfer) of all or any part of a Subject Note (or any direct or indirect economic or beneficial interest therein) (a “Transferred Note”) whether to another Noteholder or to a Person that is not a Noteholder (a “Transferee”) shall be effective, and to the greatest extent permitted under Applicable Law any such transfer (or purported transfer) shall be void ab initio, and no Person shall otherwise become a Holder of a Subject Note, unless: (i) the Transferee provides the Note Registrar with its representations and warranties made for the benefit of the Issuer to the effect that: (A) either (I) it is not and will not become for U.S. federal income tax purposes a partnership, Subchapter S corporation or grantor trust (each such entity, a “flow-through entity”) or (II) if it is or becomes a flow through entity, then (x) none of the direct or indirect beneficial owners of any of the interests in the Transferee have or ever will have all or substantially all the value of its interest in the Transferee attributable to the interest of the Transferee in any Transferred Note, any other Equipment Notes, other interest (direct or indirect) in the Issuer, or any interest created under this Master Indenture and (y) it is not and will not be a principal purpose of the arrangement involving the investment of the Transferee in any Transferred Note to permit any partnership to satisfy the one hundred (100) partner limitation of Section 1.7704-1(h)(1)(ii) of the U.S. Treasury regulations under the Code necessary for such partnership not to be classified as a publicly traded partnership under the Code, (B) the Transferee will not sell, assign, transfer or otherwise convey any participating interest in any Equipment Note or any financial instrument or contract the value of which is determined by reference in whole or in part to any Equipment Note, (C) it is not acquiring and will not sell, transfer, assign, participate, pledge or otherwise dispose of any Transferred Note(s) (or interest therein) or cause any Transferred Note(s) (or interest therein) to be marketed on or through an “established securities market” within the meaning of Section 7704(b) of the Code, including, without limitation, an interdealer quotation system that regularly disseminates firm buy or sell quotations, and (D) in the case of Subject Notes other than the Series 2011-1 Notes that it is a “U.S. Person” within the meaning of Section 7701(a)(30) of the Code, and (ii) after such transfer there would be no more than ninety (90) members of the limited liability company that is the Issuer (including as members, solely for purposes of this Section 2.17, Holders of any Subject Notes and any other instruments subject to the transfer restrictions of this Section 2.17). The Issuer shall not recognize any prohibited transfer described in this Section 2.17 either (i) by redeeming the transferor’s interest, or (ii) by admitting the Transferee as such a member or otherwise recognizing any right of the Transferee (including, without limitation, any right of the Transferee to receive payments or other distributions from the Issuer, directly or indirectly).

ARTICLE III
INDENTURE ACCOUNTS; PRIORITY OF PAYMENTS
     Section 3.01 Establishment of Indenture Accounts; Investments.
          (a) Indenture Accounts. The Administrator, on behalf and at the direction of the Issuer, will establish with the Indenture Trustee on or before the Initial Closing Date and maintain all of the following accounts: (i) a collections account (the “Collections Account”), (ii) a railcar replacement account (the “Mandatory Replacement Account”), (iii) an optional reinvestment account (the “Optional Reinvestment Account”), (iv) an expense account (the “Expense Account”), and (v) a liquidity reserve account (the “Liquidity Reserve Account”). From time to time thereafter, the Administrator, on behalf and at the direction of the Issuer, will establish with the Indenture Trustee such other Indenture Accounts as may be authorized or required by this Master Indenture and the other Operative Agreements. The Administrator, on behalf of and at the direction of the Issuer, will establish with the Indenture Trustee, on or before the Closing Date for each Series, and maintain, an account for such Series (each, a “Series Account”) and may so establish and maintain one or more sub-accounts of such Series Account for each Class of such Series (each, a “Class Account”). The Series Account and any Class Account for a Series will be identified in the Series Supplement for such Account.
          (b) The Collections Account, the Mandatory Replacement Account, the Optional Reinvestment Account, the Expense Account, and the Liquidity Reserve Account shall bear the account numbers set forth on Schedule 1 hereto. All amounts from time to time held in each Indenture Account (other than a Series Account) shall be held (a) in the name of the Indenture Trustee, for the benefit of the Secured Parties, and (b) in the custody and under the “Control” (as such term is defined in the UCC) of the Indenture Trustee, for the purposes and on the terms set forth in this Master Indenture, and all such amounts shall constitute a part of the Collateral and shall not constitute payment of any Secured Obligation or any other obligation of the Issuer until applied as hereinafter provided. All amounts from time to time held in each Series Account shall be held (a) in the name of the Indenture Trustee, for the benefit of the Noteholders of the related Series, and (b) in the custody and under the “Control” (as such term is defined in the UCC) of the Indenture Trustee, for the purposes and on the terms set forth in this Master Indenture and the related Series Supplement, and all such amounts shall be collateral only for such Series and shall not constitute payment of such Series or any other obligation of the Issuer until applied as provided in this Master Indenture and the related Series Supplement.
          (c) Withdrawals and Transfers. The Indenture Trustee shall have sole dominion and control over the Indenture Accounts (including, inter alia, the sole power to direct withdrawals from or transfers among the Indenture Accounts), and the Issuer shall have no right to withdraw, or to cause the withdrawal of funds or other investments held in the Indenture Accounts or to direct the investment of such funds or the liquidation of any Permitted Investments, in each case other than as expressly provided herein or, with respect to a Series Account, in a Series Supplement.
          (d) Investments. For so long as any Equipment Notes remain Outstanding, the Indenture Trustee, at the written direction of the Administrator, shall invest and reinvest the funds on deposit in the Indenture Accounts (other than the Series Accounts, which shall not be invested) in Permitted Investments; provided, however, that if an Event of Default has occurred and is continuing, the Administrator shall have no right to direct such reinvestment and the Indenture Trustee shall invest such amount in Indenture Investments from the time of receipt thereof until such time as such amounts are required to be distributed pursuant to the terms of this Master Indenture. In the absence of written direction delivered to the Indenture Trustee from the Administrator, the Indenture Trustee shall invest any funds in Permitted Investments described in clause (f) of the definition thereof. The Indenture Trustee shall make such investments and reinvestments in accordance with the terms of the following provisions:
          (i) the Permitted Investments shall have maturities and other terms such that sufficient funds shall be available to make required payments pursuant to this Master Indenture on the Business Day immediately preceding the first Payment Date after which such investment is made; and
          (ii) if any funds to be invested are not received in the Indenture Accounts by noon, New York City time, on any Business Day, such funds shall, if possible, be invested in overnight Permitted Investments.
          (e) Earnings. Earnings on investments of funds in the Indenture Accounts shall be deposited in the Collections Account when received and credited as Collections for the Collection Period when so received, it being understood that funds in the Series Accounts shall not be invested.
          (f) WTC as Securities Intermediary; Control.
          (i) WTC shall act as the “securities intermediary” (within the meaning of the UCC) in respect of all securities and other property credited to the Indenture Accounts.
          (ii) WTC as securities intermediary agrees with the parties hereto that each Indenture Account shall be an account to which financial assets (within the meaning of the UCC) may be credited and undertakes to treat the Indenture Trustee as entitled to exercise rights that comprise such financial assets. WTC as securities intermediary agrees with the parties hereto that each item of property credited to each Indenture Account shall be treated as such a financial asset. WTC as securities intermediary acknowledges that the “securities intermediary’s jurisdiction” as defined in the UCC with respect to the Collateral, shall be the State of New York. WTC as securities intermediary represents and covenants that it is not and will not be (as long as it is acting as securities intermediary hereunder) a party to any agreement in respect of the Collateral that is inconsistent with the provisions of this Master Indenture. WTC as securities intermediary agrees that any item of property credited to any Indenture Account shall not be subject to any security interest, lien, or right of setoff in favor of the securities intermediary or anyone claiming through the securities intermediary (other than the Indenture Trustee).

          (iii) It is the intent of the Indenture Trustee and the Issuer that each Indenture Account shall be a securities account of the Indenture Trustee and not an account of the Issuer. Nonetheless, WTC as securities intermediary agrees that it will comply with entitlement orders originated by the Indenture Trustee without further consent by the Issuer. WTC as securities intermediary hereby further covenants that it will not agree with any person or entity (other than the Indenture Trustee) that it will comply with entitlement orders originated by such person or entity.
          (iv) Nothing herein shall imply or impose upon WTC as securities intermediary any duty or obligations other than those expressly set forth herein and those applicable to a securities intermediary under the UCC (and WTC as securities intermediary hereunder shall be entitled to all of the protections available to a securities intermediary under the UCC). Without limiting the foregoing, nothing herein shall imply or impose upon WTC as securities intermediary any duties of a fiduciary nature (but not in limitation of any such duties of the Indenture Trustee hereunder).
          (v) WTC as securities intermediary hereby represents and warrants and agrees with the Issuer and for the benefit of the Indenture Trustee as follows:
          (A) With respect to Permitted Investments and Indenture Investments that are book entry securities, such Permitted Investments and Indenture Investments have been credited to the Indenture Trustee’s securities account by accurate book entry.
          (B) The securities intermediary shall not accept entitlement orders from any other person except as authorized by the Indenture Trustee.
          (C) To the extent determined by the actions of WTC as securities intermediary, the Indenture Trustee shall at all times have “control” (as defined in Section 8-106 of the UCC) over the securities account and the Permitted Investments and Indenture Investments that are book entry securities.
          (D) WTC as securities intermediary has received no notice of, and has no knowledge of any “adverse claim” (as such term is defined in the UCC) as to the Collateral.
          (E) WTC as securities intermediary waives any lien, claim or encumbrance in favor of the securities intermediary in the Collateral.
          (F) WTC as securities intermediary is a “securities intermediary” as such term is defined in Section 8-102(a)(14) of the UCC and in the ordinary course of its business maintains “securities accounts” for others, as such terms are used in Section 8-501 of the UCC and as securities intermediary will be acting in such capacity hereunder.
          (G) WTC as securities intermediary is not a “clearing corporation,” as such term is defined in Section 8-102(a)(5) of the UCC.

          (vi) Each of the Issuer and the Indenture Trustee hereby agrees and acknowledges that WTC as securities intermediary, for the benefit of the Indenture Trustee and the Secured Parties, shall have “control” over each Indenture Account under and for purposes of Section 9-104(a)(1) of the UCC.
          (g) Investment Disclosure. The Issuer and the Noteholders, by their acceptance of the Equipment Notes or their interests therein, acknowledge that shares or investments in Permitted Investments or Indenture Investments are not obligations of Wilmington Trust Company, or any parent or affiliate of Wilmington Trust Company, are not deposits and are not insured by the FDIC. The Indenture Trustee or its affiliate may be compensated by mutual funds or other investments comprising Permitted Investments or Indenture Investments for services rendered in its capacity as investment advisor, or other service provider, and such compensation is both described in detail in the prospectuses for such funds or investments, and is in addition to the compensation, if any, paid to Wilmington Trust Company in its capacity as Indenture Trustee hereunder. The Issuer and Noteholders agree that the Indenture Trustee shall not be responsible for any losses or diminution in the value of the Indenture Accounts occurring as a result of the investment of funds in the Indenture Accounts in accordance with the terms hereof.
     Section 3.02 Collections Account.
          (a) Pursuant to and in accordance with the terms of the Account Administration Agreement, the Account Collateral Agent is to, upon receipt thereof, deposit in the Customer Payment Account the Collections received by it. Pursuant to and subject to the terms of the Account Administration Agreement, on each Business Day all amounts constituting Collections on deposit in the Customer Payment Account are to be transferred by the Account Collateral Agent to the Collections Account.
          (b) The Indenture Trustee shall, upon receipt thereof, deposit in the Collections Account all Collections and all other payments received by it in connection with the Portfolio.
          (c) Additional funds may be deposited into the Collections Account from the Liquidity Reserve Account in accordance with Section 3.04, the Optional Reinvestment Account in accordance with Section 3.05 and the Mandatory Replacement Account in accordance with Section 3.09.
          (d) All or any portion of any Net Disposition Proceeds from an Involuntary Railcar Disposition received in the Collections Account may be transferred to the Optional Reinvestment Account, to the extent that the Issuer elects to reinvest all or a portion of such Net Disposition Proceeds in a Replacement Exchange in accordance with Section 3.09 hereof. All of the transfers of funds described in this Section 3.02 will be made prior to the distribution of the Available Collections Amount pursuant to Section 3.11.
          (e) On each Closing Date, at the direction of the Issuer, a portion of cash proceeds from the issuance of the Equipment Notes of the applicable Series, together with the amount of any necessary capital contribution made by the Member to the Issuer, will be deposited in the Collections Account in order to assure sufficient funds are available for payments on the first Payment Date for such Series pursuant to Section 3.11(a).
     Section 3.03 Withdrawal upon an Event of Default. After the occurrence of and during the continuance of an Event of Default, at the Direction of the Requisite Majority, the Indenture Trustee shall withdraw any or all funds then on deposit in any of the Indenture Accounts (other than the Series Accounts) and transfer such funds to the Collections Account for application on the next upcoming Payment Date in accordance with the Flow of Funds.
     Section 3.04 Liquidity Reserve Account; Liquidity Facilities.
          (a) On the Initial Closing Date, the Issuer shall deposit (or cause to be deposited) in the Liquidity Reserve Account, cash in an amount equal to the Liquidity Reserve Target Amount as of the Initial Closing Date out of the Net Proceeds of the issuance of the Series 2011-1 Notes received on the Initial Closing Date and/or from funds contributed by the Member to the Issuer as equity on or prior to such date. On each Series Issuance Date occurring after the Initial Closing Date, the Issuer shall either: (i) deliver to the Indenture Trustee one or more Liquidity Facilities issued in accordance with Section 3.15 in an amount up to the Liquidity Reserve Target Amount; or (ii) if the Issuer does not deliver a Liquidity Facility, or delivers a Liquidity Facility or Liquidity Facilities in an amount that is less than the Liquidity Reserve Target Amount, deposit (or cause to be deposited) in the Liquidity Reserve Account, cash in an amount necessary to cause the amount on deposit in the Liquidity Reserve Account (plus the amount of the Liquidity Facilities) to equal the Liquidity Reserve Target Amount as of such Series Issuance Date, out of the Net Proceeds of such Series and/or from funds contributed by the Member to the Issuer as equity on or prior to such date.
          (b) On each Payment Date on which the Available Collections Amount is to be distributed pursuant to the Flow of Funds, if (i) the sum of (A) the Liquidity Facility Available Amounts for all Liquidity Facilities plus (B) the Balance in the Liquidity Reserve Account is less than (ii) the Liquidity Reserve Target Amount as of such Payment Date, the Indenture Trustee shall, in accordance with the Payment Date Schedule delivered pursuant to Section 3.10(e) hereof, deposit funds into the Liquidity Reserve Account in order to restore the Balance therein to the Liquidity Reserve Target Amount as of such Payment Date, to the extent of the Available Collections Amount as provided in the Flow of Funds.
          (c) If the Available Collections Amount on any Payment Date is insufficient to pay (A) the interest then due on the Outstanding Notes (excluding Additional Interest), (B) the net payments owed by the Issuer under any Hedge Agreements (other than for the payment of any Hedge Termination Value or Hedge Partial Termination Value) and (C) all amounts senior to interest in the Flow of Funds, the Indenture Trustee shall, in accordance with the Payment Date Schedule delivered pursuant to Section 3.10(e) hereof, effect a draw on the Liquidity Reserve Account and, if necessary, a draw on one or more Liquidity Facilities, and make a deposit in the Collections Account for allocation as part of Available Collections on the related Payment Date, in an amount equal to the lesser of (i) the aggregate amount of the shortfalls in clauses (A), (B) and (C) and (ii) the Balance in the Liquidity Reserve Account and/or the Liquidity Facility Available Amounts for the Liquidity Facilities, as applicable, as of the related Determination Date as set forth in such Payment Date Schedule. If the Balance in the Liquidity Reserve

Account and/or the Liquidity Facility Available Amounts for the Liquidity Facilities, as applicable, as of such Determination Date is less than the aggregate amount of such shortfalls for the related Payment Date, then any such balance remaining (after transfer to the Collections Account and allocation and application to amounts senior to interest on the Equipment Notes in the Flow of Funds) will be allocated on such Payment Date pro rata (x) to pay interest then due on the Outstanding Equipment Notes (other than Additional Interest) and (y) to pay such net payments owed by the Issuer under any Hedge Agreements (other than for the payment of any Hedge Termination Value or Hedge Partial Termination Value). After giving effect to such allocation and payment with respect to the interest then due on the Outstanding Equipment Notes (excluding Additional Interest), (a) any shortfall in the amount available to pay such interest on such Payment Date shall be allocated pro rata among the Outstanding Series, (b) the amount of such shortfall allocated to each Series shall be the “Net Stated Interest Shortfall” for such Series, and (c) the Net Stated Interest Shortfall for each Series shall be added to the Stated Interest Amount of such Series for the next succeeding Payment Date.
          (d) On each Payment Date on which the Available Collections Amount is to be distributed pursuant to the Flow of Funds, before making any distributions pursuant thereto, the Indenture Trustee, in accordance with the Payment Date Schedule delivered pursuant to Section 3.10(e) hereof, shall withdraw from the Liquidity Reserve Account and deposit in the Collections Account the excess, if any, of (A) the sum of the Liquidity Facility Available Amounts for all Liquidity Facilities plus the Balance in the Liquidity Reserve Account (after giving effect to any withdrawals therefrom to be made on such Payment Date pursuant to Section 3.04(c)) over (B) the Liquidity Reserve Target Amount (determined after giving effect to any payments of principal on Equipment Notes to be made on such Payment Date).
          (e) Upon repayment in full of all Outstanding Equipment Notes, the Balance in the Liquidity Reserve Account (after giving effect to any withdrawals therefrom on such date pursuant to Section 3.04(c)), shall be deposited into the Collections Account for allocation pursuant to the Flow of Funds.
          (f) The Issuer may attempt to procure a reduction in the amount of the Liquidity Reserve Target Amount from time to time, subject to obtaining a Rating Agency Confirmation and receiving the prior written consent of the Indenture Trustee (to be given only at the Direction of the Requisite Majority), following which the Liquidity Reserve Target Amount shall be the amount as so reduced.
     Section 3.05 Optional Reinvestment Account.
          (a) The Issuer may elect, by notice to the Indenture Trustee in writing, not later than the last Business Day preceding the later of the date of any Involuntary Railcar Disposition or Purchase Option Disposition and the date on which the Net Disposition Proceeds therefrom are received, to deposit all or a portion of the Net Disposition Proceeds realized from such Involuntary Railcar Disposition or Purchase Option Disposition, whether or not initially deposited in the Collections Account, into the Optional Reinvestment Account. The Indenture Trustee shall deposit in the Collections Account all or any portion of the Net Disposition Proceeds realized from any Involuntary Railcar Disposition or Purchase Option Disposition as to which the direction described in the preceding sentence is not received by the end of the last

Business Day preceding the later of the date of any such Involuntary Railcar Disposition or Purchase Option Disposition and the date on which such Net Disposition Proceeds are received.
          (b) The Issuer may elect to apply the Net Disposition Proceeds from an Involuntary Railcar Disposition or Purchase Option Disposition deposited in the Optional Reinvestment Account pursuant to Section 3.05(a) in a Permitted Railcar Acquisition any time during the related Replacement Period. On each Delivery Date during the Replacement Period on which the Issuer acquires an Additional Railcar from a Seller in a Permitted Railcar Acquisition, the Indenture Trustee, at the written direction of the Manager accompanied by a written statement of the Manager that all of the conditions for payment of the Purchase Price for such Additional Railcar specified in the applicable Asset Transfer Agreement have been satisfied, and that the requirements of Section 5.03(b) or 5.03(c), as applicable, have been satisfied, will transfer funds in an amount equal to the Purchase Price for such Additional Railcar from the Optional Reinvestment Account to the applicable Seller.
          (c) At any time in its discretion within one hundred eighty (180) days of deposit, the Issuer may elect to transfer amounts in the Optional Reinvestment Account not otherwise reinvested to the Collections Account for redemption of Equipment Notes and payment of any applicable Hedge Partial Termination Value in accordance with Section 3.14. The Indenture Trustee, without further direction from the Manager or the Administrator, shall transfer any amounts in the Optional Reinvestment Account at the end of the Replacement Period applicable to the Involuntary Railcar Disposition or Purchase Option Disposition to the Collections Account on the next Business Day after the end of such Replacement Period (or, if notified by the Manager in writing prior to such date that the Issuer no longer intends to effect a related Permitted Railcar Acquisition with such funds or only intends to apply a portion of such funds for such purpose, then the Indenture Trustee shall, as directed in such written notice, transfer the amount of such funds not intended to be so used to the Collections Account as promptly as practicable following receipt of such written notice). All amounts so transferred to the Collections Account may not be withdrawn therefrom except for distribution in accordance with Section 3.14.
     Section 3.06 Expense Account.
          (a) On each Closing Date, the Administrator shall direct the Indenture Trustee in writing to (i) pay to such Persons as shall be specified by the Administrator such Issuance Expenses as shall be due and payable in connection with the issuance and sale of the Equipment Notes on such Closing Date, and (ii) transfer to the Expense Account the Required Expense Deposit, in each case out of the Net Proceeds of the Equipment Notes issued on such Closing Date or the proceeds of a capital contribution by the Member to the Issuer or from any combination thereof.
          (b) On each Payment Date, the Administrator will, in accordance with the priority of payments set forth in the Flow of Funds, direct the Indenture Trustee, in writing, to pay or reimburse any Operating Expenses that have been actually incurred or that are due and payable on such Payment Date and to transfer to the Expense Account funds in an amount equal to the Required Expense Deposit.

          (c) On any Business Day between Payment Dates, the Administrator may direct the Indenture Trustee, in writing, to withdraw funds from the Expense Account in order to pay or reimburse any Operating Expenses that the Administrator certifies in such writing are Operating Expenses that have been actually incurred or that are then due and payable.
          (d) On the last Final Maturity Date for all Series of Equipment Notes, after payment of all Operating Expenses due on such Final Maturity Date, the Indenture Trustee shall transfer the Balance in the Expense Account to the Collections Account for distribution in accordance with the Flow of Funds.
     Section 3.07 Series Accounts.
          (a) Upon the issuance of a Series of Equipment Notes, the Administrator shall cause to be established and maintained a Series Account for such Series of Equipment Notes.
          (b) On each Payment Date, amounts will be deposited into each applicable Series Account in accordance with Section 3.08 and Section 3.11 hereof.
          (c) All amounts transferred to a Series Account for any Series of Equipment Notes in accordance with Section 3.08 and Section 3.11 hereof shall be used by the Indenture Trustee for the payment of such Series of Equipment Notes (or Class thereof) in accordance with the terms of this Master Indenture and the related Series Supplement.
     Section 3.08 Redemption/Defeasance Account.
          (a) Upon the sending of a Redemption Notice in respect of any Series of the Equipment Notes or any Class thereof, or an election by the Issuer to effect a legal defeasance or covenant defeasance of any Series of the Equipment Notes or any Class thereof pursuant to Article XII hereof, the Indenture Trustee will establish a Redemption/Defeasance Account to retain the proceeds to be used in order to redeem or defease such Series or Class.
          (b) Amounts shall be deposited into any Redemption/Defeasance Account in accordance with Section 3.13 hereof.
          (c) On each Redemption Date, the Administrator, on behalf of the Indenture Trustee, shall transfer a portion of the proceeds of any Optional Redemption equal to the Redemption Price of such Series of Equipment Notes from the Redemption/Defeasance Account, established in respect of such Optional Redemption in accordance with Section 3.13 hereof, to the Series Account for such Series (except that an amount equal to the Hedge Termination Value that is owed by the Issuer, if any, included in the Redemption Price concurrently will be withdrawn from the Redemption/Defeasance Account and paid to the applicable Hedge Provider).
          (d) On each Payment Date, in respect of any Series of Equipment Notes that is the subject of a legal defeasance or covenant defeasance, the Administrator, on behalf of the Indenture Trustee, shall transfer from the Redemption/Defeasance Account to the Series Account for such Series, and from such Series Account to the Holders of such Equipment Notes the payments of principal and interest due on such Equipment Notes.

     Section 3.09 Mandatory Replacement Account.
          (a) The Issuer will direct the Manager or Administrator to cause the deposit of all Net Disposition Proceeds realized from a Permitted Discretionary Sale into the Mandatory Replacement Account.
          (b) The Issuer shall use all commercially reasonable efforts to use the funds deposited in the Mandatory Replacement Account to purchase Additional Railcars in Permitted Railcar Acquisitions during the applicable Replacement Periods with respect to the Net Disposition Proceeds constituting such funds. The Indenture Trustee, at the written direction of the Manager or Administrator accompanied by a written statement of the Manager or Administrator on behalf of the Issuer that the applicable requirements of Section 5.03 have been satisfied, will transfer funds in an amount equal to the Purchase Price for such Additional Railcar to the applicable Seller.
          (c) The Indenture Trustee, without further direction from the Manager or the Administrator, shall transfer any amounts in the Mandatory Replacement Account at the end of the Replacement Period applicable to the Permitted Discretionary Sale to the Collections Account on the next Business Day after the end of such Replacement Period. All amounts so transferred to the Collections Account may not be withdrawn therefrom except for distribution as contemplated by Section 3.14.
     Section 3.10 Calculations.
          (a) As soon as reasonably practicable after each Determination Date, but in no event later than 12:00 noon (New York City time) on the third Business Day prior to the immediately succeeding Payment Date, the Issuer shall cause the Administrator, based on information known to it or Relevant Information provided to it, to determine the amount of Collections received during the Collection Period ending immediately prior to such Determination Date (including the amount of any investment earnings on the Balances in the Collections Account, if any, as of such Determination Date) and shall calculate the following amounts:
          (i) (A) the Balances in each of the Indenture Accounts on such Determination Date, and (B) the amount of investment earnings (net of losses and investment expenses), if any, on investments of funds on deposit therein during such Collection Period;
          (ii) (A) the Required Expense Amount for such Payment Date and (B) the excess, if any, of the Required Expense Reserve for such Payment Date over the Balance in the Expense Account after payment of all Operating Expenses on such Payment Date (the “Required Expense Deposit”);
          (iii) the Available Collections Amount for such Payment Date, net of the amounts described in Section 4.02(c)(i) if an Event of Default has occurred and is continuing on such Payment Date;

          (iv) the Stated Interest Shortfall, if any, for each Series, the amounts, if any, required to be transferred from the Liquidity Reserve Account to the Collections Account in respect thereof pursuant to Section 3.04, and the Net Stated Interest Shortfall, if any, for each Series;
          (v) all other amounts required to be reported in the Monthly Report and not included on the Payment Date Schedule to be provided pursuant to Section 3.10(e); and
          (vi) any other information, determinations and calculations reasonably required in order to give effect to the terms of this Master Indenture and the Operative Agreements, including the preparation of the Monthly Report and Annual Report;
provided that, if the Administrator has not received all of the Relevant Information for such Payment Date, the Administrator shall make reasonable assumptions for purposes of the calculations contemplated by this Section 3.10.
          (b) Calculation of Interest Amounts, etc. Not later than 12:00 noon (New York City time) on the third Business Day prior to each Payment Date, the Issuer shall cause the Administrator or the Manager to make the following calculations or determinations with respect to interest amounts due for each Series or Class on such Payment Date:
          (i) the Stated Interest Amount for the Equipment Notes, separated by Series and Class; and
          (ii) the Additional Interest Amount, if any, separated by Series and Class.
          (c) Calculation of Principal Payments and Distributions to the Issuer. Not later than 12:00 noon (New York City time) on the third Business Day prior to each Payment Date, the Issuer shall cause the Administrator or the Manager to calculate or determine the following with respect to principal payments on the Equipment Notes due on such Payment Date and the amounts distributable to the Issuer on such Payment Date:
          (i) the Outstanding Principal Balance of each Series of Equipment Notes (and Classes within such Series) on such Payment Date immediately prior to any principal payment on such date;
          (ii) the amounts of the principal payments, if any, to be made in respect of each Series of Equipment Notes on such Payment Date, including the Scheduled Principal Payment Amounts for each Series and any unpaid Scheduled Principal Payment Amounts for each Series for prior Payment Dates; and
          (iii) the amounts, if any, distributable to the Issuer on such Payment Date.

          (d) Calculation of Payment Date Shortfalls. Not later than 12:00 noon (New York City time) on the third Business Day prior to each Payment Date, the Issuer shall cause the Administrator or the Manager to perform the calculations necessary to determine the following:
          (i) the amount, if any, by which the Stated Interest Amounts due in respect of all Series on such Payment Date exceed the Available Collections Amount for such Payment Date remaining after payment in full of all amounts senior thereto in the Flow of Funds, but prior to giving effect to any transfer of funds to the Collection Account from the Liquidity Reserve Account or from the Liquidity Facilities pursuant to Section 3.04 (the “Stated Interest Shortfall”);
          (ii) the Net Stated Interest Shortfall in respect of each Series;
          (iii) the amount, if any, of payments to the Liquidity Facility Providers and the Hedge Providers that are contemplated to be paid pursuant to the Flow of Funds but will not be paid on such Payment Date out of the Available Collections Amount for such Payment Date;
          (iv) the amount, if any, of the Scheduled Principal Payment Amount payable on each Series that will not be paid on such Payment Date out of the Available Collections Amount for such Payment Date; and
          (v) if such Payment Date is the Final Maturity Date for any Series of Equipment Notes or Class thereof, the amount, if any, by which the Outstanding Principal Balance of such Series of Equipment Notes or Class thereof exceeds the Available Collections Amount after payment in full of amounts senior thereto or pari passu therewith in the Flow of Funds (such remainder, a “Final Principal Payment Shortfall”).
          (e) Application of the Available Collections Amount. Not later than 1:00 p.m., New York City time, three Business Days prior to each Payment Date, the Issuer will cause the Administrator (after consultation with the Manager), to prepare and deliver to the Indenture Trustee the Payment Date Schedule setting forth the payments, transfers, deposits and distributions to be made in respect of the Liquidity Reserve Account pursuant to Section 3.04, and in respect of the Available Collections Amount (after giving effect to such payments, transfers, deposits and distributions, if any) pursuant to the Flow of Funds, and setting forth separately, in the case of payments in respect of each Series of Equipment Notes, the amount to be applied on such Payment Date to pay all interest, principal and premium, if any, on such Series of Equipment Notes (and each Class thereof), all in accordance with Section 3.11. On each Payment Date, the Indenture Trustee, based on the Payment Date Schedule provided by the Administrator for such Payment Date, will make payments, transfers, deposits and distributions in an aggregate amount equal to the Available Collections Amount in accordance with the order of priority set forth in the Flow of Funds. If the Indenture Trustee shall not have received such Payment Date Schedule by the last Business Day preceding any Payment Date, such Payment Date shall be deferred until the next Business Day after such Payment Date Schedule is received by the Indenture Trustee.

          (f) Relevant Information. The Issuer shall cause each Service Provider having Relevant Information in its possession to make such Relevant Information available to the Administrator and the Manager not later than 1:00 p.m., New York City time, at least five Business Days prior to each Payment Date.
     Section 3.11 Payment Date Distributions from the Collections Account.
          (a) Regular Distributions. On each Payment Date, so long as no Event of Default has occurred and is continuing, after the withdrawals and transfers provided for in Section 3.02 have been made, the Available Collections Amount will be applied in the following order of priority:
                    (1) to the payment or reimbursement of the portion of the Required Expense Amount described in clause (i) of the definition thereof to the applicable payees, and to the Expense Account in an amount equal to the Required Expense Deposit;
                    (2) to the payment to the Service Providers of the Service Provider Fees, pro rata based on the amount due;
                    (3) to the repayment of any outstanding Manager Advances (together with interest thereon as provided in the Management Agreement);
                    (4) pro rata, based on the amount due, (i) to the Series Accounts, all current and past due interest on the Outstanding Notes of each Series, other than current or past due Additional Interest, (ii) to the Liquidity Facility Providers, all interest owed to the Liquidity Facility Providers in connection with draws under the related Liquidity Facilities for such Liquidity Providers, (iii) to each Hedge Provider, all Senior Hedge Payments, and (iv) to the Liquidity Facility Providers, all indemnification obligations payable to the Liquidity Facility Providers in connection with the related Liquidity Facilities; provided that any amounts drawn from the Liquidity Reserve Account or any Liquidity Facility will be applied only to the items described in clauses (i) and (iii) hereof (other than payments of any Hedge Termination Value or Hedge Partial Termination Value);
                    (5) to first, reimburse or repay pro rata each related Liquidity Facility Provider the principal amounts drawn under any Liquidity Facility and not previously reimbursed, and second, deposit in the Liquidity Reserve Account an amount equal to the positive difference (if any) between (x) the Liquidity Reserve Target Amount (after giving effect to the payments in clause first) and (y) the balance in the Liquidity Reserve Account;
                    (6) to the Series Accounts, the Scheduled Principal Payment Amounts on all Series of Outstanding Notes entitled thereto,

first to the earliest issued Series, and second, within each Series, to each Class sequentially in ascending numerical designation of each such Class but pro rata among any alphabetical sub-classes of the same Class;
                    (7) to the Series Accounts, for the payment of the Outstanding Principal Balance of all Rapid Amortization Notes, sequentially among each Rapid Amortization Series in order of their issuance date, and within each Rapid Amortization Series, to each Rapid Amortization Class sequentially in ascending numerical designation of each such Class but pro rata among any alphabetical sub-classes of the same Class;
                    (8) if an Early Amortization Event has occurred and is then continuing, to the Series Accounts, for the payment of an amount equal to the Outstanding Principal Balance of the Equipment Notes (after the payments in clauses (6) and (7) above, pro rata according to the Outstanding Principal Balance of all Equipment Notes;
                    (9) to the Series Accounts, the payment of all current and past due Additional Interest due on the Equipment Notes, pro rata based on the amount due;
                    (10) to the Series Accounts, the payment of any Redemption Premium owing to the Holders of the Equipment Notes, pro rata based on the amount due;
                    (11) to the Hedge Providers for the payment of Subordinated Hedge Payments, pro rata based on the amount due;
                    (12) to the Initial Purchasers, for the payment of any indemnities of the Issuer payable to the Initial Purchasers, pro rata based on the amount due;
                    (13) to pay or reimburse the Issuer (or the Manager on its behalf) for costs of Optional Modifications to the extent not paid from any other available source of revenues of the Issuer; and
                    (14) to the Issuer, all remaining amounts, which may be distributed to the Member.
          (b) Event of Default Distributions. On each Payment Date, if an Event of Default has occurred and is then continuing, the Available Collections Amount will be applied in the following order of priority, after payment of the amounts described in Section 4.02(c)(i):
                    (1) to the payment or reimbursement of the portion of the Required Expense Amount described in clause (i) of the definition thereof to the applicable payees, and to the Expense Account in an amount equal to the Required Expense Deposit;
                    (2) to the payment to the Service Providers of the Service Provider Fees, pro rata based on the amount due;
                    (3) to the repayment of any outstanding Manager Advances (together with interest thereon as provided in the Management Agreement);
                    (4) pro rata based on the amount due, (i) to the Series Accounts, all current and past due interest on the Outstanding Notes of each Series, other than current or past due Additional Interest, (ii) to the Liquidity Facility Providers, all interest owed to Liquidity Facility Providers in connection with draws under the related Liquidity Facilities for the Liquidity Facility Providers, together with all principal amounts drawn under any Liquidity Facility and not previously reimbursed, (iii) to the Hedge Providers, all unpaid Senior Hedge Payments, and (iv) to the Liquidity Facility Providers, all indemnification obligations payable to the Liquidity Facility Providers in connection with the related Liquidity Facilities; provided that any amounts drawn from the Liquidity Reserve Account or any Liquidity Facility will be applied only to the items described in clauses (i) and (iii) hereof (other than payments of any Hedge Termination Value or Hedge Partial Termination Value);
                    (5) pro rata based on the Outstanding Principal Balances of the Outstanding Series, to the Series Accounts, the Outstanding Principal Balances of the Equipment Notes;
                    (6) to the Series Accounts, all current and past due Additional Interest on the Outstanding Equipment Notes, pro rata based on the amount due;
                    (7) to the Series Accounts, the payment of any Redemption Premium owing to the Holders of the applicable Series, pro rata based on the amount due
                    (8) to the Hedge Providers, the amount of any Subordinated Hedge Payments, pro rata based on the amount due;
                    (9) to the Initial Purchasers, any indemnities of the Issuer payable to the Initial Purchasers, pro rata based on the amount due;
                    (10) to pay or reimburse the Issuer (or the Manager on its behalf) for costs of Optional Modifications to the extent not paid from any other available source of revenues of the Issuer; and

                    (11) to the Issuer, all remaining amounts, which may be distributed to the Member.
          (c) Redemption. On any Payment Date on which any Series of Equipment Notes or Class thereof is to be the subject of an Optional Redemption, the Administrator, on behalf of the Indenture Trustee, shall distribute the amounts in the applicable Redemption/Defeasance Account to (i) the Holders of such Series or Class, as applicable, as provided in the relevant Redemption Notice and (ii) to the extent the Redemption Price includes amounts owed to Hedge Providers, to such Hedge Providers.
          (d) Payments by Wire Transfer. All payments to be made pursuant to this Section 3.11 to Persons other than Noteholders shall be made through a wire transfer of funds to the applicable Person. All payments to Noteholders shall be governed by Section 2.05.
     Section 3.12 Voluntary Redemptions. If permitted under the related Series Supplement and if no Event of Default then exists, the Issuer will have the option to prepay the Outstanding Principal Balance of any Class of the applicable Series of Equipment Notes in an Optional Redemption. If an Event of Default then exists, the Issuer will have the option to prepay the Outstanding Principal Balance of all (but not less than all) Series of Equipment Notes then Outstanding. It is understood that Optional Redemptions do not effect a release of Collateral from the Security Interest of this Master Indenture, unless resulting in the repayment in full of all Secured Obligations relating to the Series being redeemed. Any Optional Redemption in part, if permitted in accordance with the applicable Series Supplement, will be achieved by a pro rata prepayment of the Outstanding Principal Balance of the applicable Equipment Notes.
     Section 3.13 Procedure for Redemptions.
          (a) Method of Redemption. In the case of any Optional Redemption, the Issuer will deposit, or will cause to be deposited, in the Redemption/Defeasance Account an amount equal to the Redemption Price of the Equipment Notes or portion thereof to be redeemed. Once a Redemption Notice in respect of an Optional Redemption is published, the applicable outstanding principal amount of each Series of Equipment Notes (or Class thereof) to which such Redemption Notice applies will become due and payable on the Redemption Date stated in such Redemption Notice at its Redemption Price. In the case of a redemption in whole of a Series, all Equipment Notes of such Series that are redeemed will be surrendered to the Indenture Trustee for cancellation and will be cancelled by the Indenture Trustee, and accordingly may not be reissued or resold.
          (b) Deposit of Redemption Amount. On or before any Redemption Date in respect of an Optional Redemption under Section 3.12, the Issuer shall, to the extent an amount equal to the Redemption Price of the Equipment Notes to be redeemed and any transaction expenses as of the Redemption Date is not then held by the Issuer or on deposit in the Redemption/Defeasance Account, deposit or cause to be deposited such amount in the Redemption/Defeasance Account.
          (c) Equipment Notes Payable on Redemption Date. After notice has been given under Section 3.13(d) hereof as to the Redemption Date in respect of any Optional

Redemption, the Outstanding Principal Balance of the Equipment Notes to be redeemed on such Redemption Date in the amount identified in such notice shall become due and payable on the Redemption Date at the Redemption Price (net of any portion thereof payable to the applicable Hedge Provider) at the Corporate Trust Office of the Indenture Trustee, and from and after such Redemption Date (unless there shall be a default in the payment of the applicable amount to be redeemed) such principal amount shall cease to bear interest. Upon surrender of any Equipment Note for redemption in accordance with such notice, the Redemption Price of such Equipment Note shall be paid as provided for in Section 3.11(d). If any Equipment Note to be redeemed shall not be so paid, or shall only be paid in part in accordance with the terms of such notice, the remaining Outstanding Principal Balance thereof shall continue to bear interest from the Redemption Date until paid at the interest rate applicable to such Equipment Note.
          (d) Redemption Notice. In respect of any Optional Redemption of any Series or Class of Equipment Notes to be made out of amounts available for such purposes, the Indenture Trustee will give a Redemption Notice to each Holder of the Equipment Notes to be redeemed and to each Hedge Provider, provided that the Indenture Trustee shall have determined in advance of giving any such Redemption Notice that funds are or will, on the applicable Redemption Date, be available therefor. Such Redemption Notice must be given at least twenty (20) days but not more than sixty (60) days before such Redemption Date. Each Redemption Notice must state (i) the applicable Redemption Date, (ii) the Equipment Notes being redeemed (which may be some or all of a Series or Class, as permitted by the applicable Series Supplement) and, if applicable, the portion of the Outstanding Principal Balance of such Equipment Notes that is to be redeemed (and in respect thereof, the Redemption Price (less an amount equal to any portion thereof payable to the applicable Hedge Provider) will be distributed to the Holders of the applicable Equipment Notes pro rata in the same manner as partial repayments of principal on the Equipment Notes made pursuant to the Flow of Funds and the Indenture Trustee’s notice shall contain information to that effect), (iii) the Indenture Trustee’s arrangements for making payments due on the Redemption Date, (iv) the Redemption Price of the Equipment Notes to be redeemed, including a description of the portion thereof, if applicable, that is payable to the applicable Hedge Provider(v) for an Optional Redemption of an entire Class or Series of Equipment Notes or of all Outstanding Equipment Notes, that the Equipment Notes to be redeemed must be surrendered (which action may be taken by any Holder of the Equipment Notes or its authorized agent) to the Indenture Trustee to collect the Redemption Price on such Equipment Notes (less an amount equal to any portion thereof payable to the applicable Hedge Provider), and (vi) that, unless the Issuer defaults in the payment of the Redemption Price, if any, interest on the portion of the Outstanding Principal Balance of the Equipment Notes called for redemption will cease to accrue on and after the Redemption Date.
     Section 3.14 Adjustments in Targeted Principal Balances.
          (a) Railcar Dispositions. If Net Disposition Proceeds have been transferred to the Collections Account, then (a) on the next following Payment Date, the Outstanding Principal Balance of the Equipment Notes will be partially redeemed with such Net Disposition Proceeds (less an amount equal to any Hedge Partial Termination Value that would be owed by the Issuer to Hedge Providers (if applicable)), with such amounts, as applicable, being paid directly to the Noteholders and any applicable Hedge Providers from the Collections Account, and not pursuant to the Flow of Funds, prior to any other distribution of Available Collections Amounts pursuant to the Flow of Funds, with respect to the Equipment Notes sequentially beginning with the earliest issued Series and then by ascending numeric order of the Classes (but pro rata among any alphabetical sub-classes of the same Class), distributed pro rata to the Noteholders of such Class being redeemed in accordance with the Outstanding Principal Balance of the Notes entitled to such payment, and (b) on such Payment Date, the Scheduled Targeted Principal Balance of the Equipment Notes being partially redeemed on such Payment Date will be reduced for all subsequent Payment Dates by an amount equal to the result of (a) the Scheduled Targeted Principal Balances of such Equipment Notes for each such Payment Date, minus (y) the product of (a) the Redemption Fraction for such Equipment Notes as of each such Payment Date and (b) the Scheduled Targeted Principal Balance of such Equipment Notes for each such Payment Date. If proceeds of a Permitted Discretionary Sale are applied to early repayment of Equipment Notes pursuant to this paragraph, then the Issuer shall also be required to pay, in connection with and on the date of the resulting prepayment, Redemption Premium on such prepaid principal amount if at such time an Optional Redemption of the applicable Equipment Notes would also require the payment of Redemption Premium (with such Redemption Premium, if owing, to be determined in the same manner).
          (b) Optional Redemption. In connection with any Optional Redemption in part, the Scheduled Targeted Principal Balance for the remaining Equipment Notes of such Series or Class shall be reduced on the Redemption Date and each subsequent Payment Date by the product of (i) the Redemption Fraction and (ii) the Scheduled Targeted Principal Balance that existed for the Redemption Date or such subsequent Payment Date, as the case may be, immediately prior to such Optional Redemption. No Optional Redemption in part shall occur with respect to a Series or Class unless the Series Supplement for such Series or Class provides for an Optional Redemption in part with respect to such Series or Class, as applicable.
          (c) Redemption Fraction. “Redemption Fraction” means, for any Equipment Notes subject to a partial redemption, a fraction, the numerator of which is the principal amount of such Equipment Notes that is being redeemed, and the denominator of which is the Outstanding Principal Balance of such Equipment Notes immediately prior to such partial redemption.
          (d) Notice to Hedge Providers and Rating Agencies. If so provided in a Series Supplement, the Issuer shall give each applicable Hedge Provider and each applicable Rating Agency prior written notice of a redemption of all or a portion of the Equipment Notes pursuant to this Section 3.14.
     Section 3.15 Liquidity Facilities. The Issuer may establish one or more Liquidity Facilities in connection with the issuance of an Additional Series by entering into transaction documentation (the “Liquidity Facility Documents”) with one or more Liquidity Facility Providers. The following conditions must be satisfied before the Issuer establishes a Liquidity Facility:
          (a) the Issuer’s having obtained Rating Agency Confirmation with respect to all Outstanding Series, provided that, because the establishment of such Liquidity Facility would occur in connection with the issuance of an Additional Series, the establishment of such

Liquidity Facility would be subject to the same Rating Agency Confirmation as such Additional Series;
          (b) no Manager Termination Event, Event of Default or Early Amortization Event shall have occurred and be continuing at the time of the establishment of the Liquidity Facility, and no Manager Termination Event, Event of Default or Early Amortization Event would occur as a result of the transactions associated with the establishment of the Liquidity Facility;
          (c) the Liquidity Facility Provider shall have a long-term credit rating of not less than the highest rating issued by the Rating Agency on any Outstanding Equipment Notes, and shall not have a published long-term rating issued by any NRSRO lower than the highest rating on any Outstanding Equipment Notes;
          (d) the Liquidity Facility Documents shall contain provisions (i) addressing the limited recourse nature of the Issuer’s obligation to make payments to the Liquidity Facility Provider, (ii) consistent with the bankruptcy remoteness of the Issuer, (iii) restricting the ability of the Liquidity Facility Provider to assign, transfer or delegate its obligations under the Liquidity Facility, (iv) ensuring that draws on the Liquidity Facility are payable on demand and without the need for a default or event of default to have occurred, (v) setting forth timetables consistent with the Issuer having funds to make timely payments on the Equipment Notes, and (vi) allowing a reasonable period of time for the Issuer to renew or to replace the Liquidity Facility as it nears its stated maturity, and to effect draws under the Liquidity Facility in the event the Liquidity Facility is not timely renewed or replaced, or the Liquidity Facility Provider is downgraded or defaults in its obligations after any applicable grace period; and
          (e) the Issuer shall have delivered to the Indenture Trustee, on or prior to the establishment of such Liquidity Facility:
          (i) an original copy of the Liquidity Facility Documents for such Liquidity Facility, duly executed by the Issuer and the Liquidity Facility Provider, as applicable;
          (ii) an officer’s certificate, duly executed by a Responsible Officer of the Issuer, meeting the requirements of Section 1.03 hereof and stating that (A) the establishment of such Liquidity Facility and the Liquidity Facility Documents are authorized and permitted by this Master Indenture and (B) all conditions precedent in this Master Indenture to (x) the establishment of such Liquidity Facility and (y) the execution, delivery and performance of the Liquidity Facility Documents have been duly satisfied in accordance with the terms of this Master Indenture; and
          (iii) one or more opinions of counsel, duly executed by counsel to the Issuer, meeting the requirements of Section 1.03 hereof and containing a statement to the effect that (A) the establishment of such Liquidity Facility and the Liquidity Facility Documents are authorized and permitted by this Master Indenture and (B) that all conditions precedent in this Master Indenture to (x) the establishment of such Liquidity Facility and (y) the execution, delivery and performance of the Liquidity Facility

Documents have been duly satisfied in accordance with the terms of this Master Indenture.
          Unless otherwise provided in a Series Supplement, each Liquidity Facility will be secured by the lien of this Master Indenture.
     Section 3.16 Hedge Agreements.
          (a) On each Closing Date on which the Issuer is issuing Floating Rate Notes, the Issuer must enter into one or more Hedge Agreements with one or more Eligible Hedge Providers. Each Hedge Agreement will be secured by the lien of this Master Indenture.
          (b) For so long as any Series or Class of Floating Rate Notes remains Outstanding, the Issuer must maintain one or more Hedge Agreements with an aggregate notional balance (x) equal to or exceeding the product of (i) seventy percent (70%) and (ii) the aggregate Outstanding Principal Balance of all such Series or Classes of Floating Rate Notes (the amount described in this clause (x), the “Minimum Hedging Amount”) and (y) less than or equal to the product of (i) one hundred five percent (105%) and (ii) the aggregate Outstanding Principal Balance of all such Series or Classes of Floating Rate Notes (the amount described in this clause (y), the “Maximum Hedging Amount” and, collectively with the Minimum Hedging Amount, the “Hedging Requirement”). Notwithstanding any other term or provision of this Master Indenture, but subject to Section 10.05 hereof: without the consent of Noteholders, the Issuer and the Indenture Trustee may amend this Master Indenture from time to time, with the prior written consent of all Hedge Providers and subject to receipt of Rating Agency Confirmation, to stipulate different percentages for the Minimum Hedging Amount or the Maximum Hedging Amount.
          (c) If the Issuer is not able to meet the Minimum Hedging Amount, it must, within ninety-five (95) days, use reasonable commercial efforts to enter into one or more Hedge Agreements, or, if the reason for such non-compliance is that a Hedge Agreement has terminated in its entirety, but Floating Rate Notes remain outstanding, enter into one or more replacement Hedge Agreements at least sufficient to meet the Minimum Hedging Amount. If, at the expiration of such ninety-five (95) day period the Issuer has been unable to enter into additional or replacement Hedge Agreements in order to meet the Minimum Hedging Amount, the Requisite Majority (in its sole discretion) may direct the Indenture Trustee on behalf of the Issuer to enter into, maintain or terminate (in whole or in part), one or more Hedge Agreements selected by the Requisite Majority (in its sole discretion) such that, after giving effect to such action, the Issuer will be in compliance with the Hedging Requirement. In the event the Requisite Majority determines to direct the Indenture Trustee to enter into, maintain or terminate (in whole or in part) a Hedge Agreement on the Issuer’s behalf, the Requisite Majority shall promptly send a copy of any such agreement to the Issuer.
          (d) If contemplated by a Hedge Agreement, the Issuer may enter into off-setting interest rate transactions in order to comply with the Hedging Requirement.
          (e) Except as otherwise provided in this Master Indenture or the applicable Series Supplement, payments by the Issuer to Hedge Providers shall be made to such Hedge

Providers on each Payment Date in accordance with the Flow of Funds and payments by Hedge Providers to the Issuer shall be made to the Collections Account.
          (f) If a Hedge Provider (a “Designated Hedge Provider”) is the “defaulting party” or “affected party” under a Hedge Agreement (a “Designated Hedge Agreement”) and, as a result, the Issuer is entitled to terminate such Designated Hedge Agreement, then, promptly after the Issuer becomes aware thereof, the Issuer (i) shall notify the Indenture Trustee and each Rating Agency and (ii) shall use commercially reasonable efforts to arrange for another Eligible Hedge Provider (a “Replacement Hedge Provider”) to enter into a replacement Hedge Agreement (a “Replacement Hedge Agreement”) with the Issuer to the extent that the Issuer would be required to enter into a Hedge Agreement under Section 3.16(c) hereof if the Designated Hedge Agreement were not in effect (and subject to the timing, and the rights of the Requisite Majority, specified in Section 3.16(c) hereof); provided that, subject to the terms of the Designated Hedge Agreement, the Issuer shall terminate such Designated Hedge Agreement at or prior to the time the Issuer enters into such Replacement Hedge Agreement. In connection with any termination in whole of a Hedge Agreement if the Issuer is entering, or will enter, into a Replacement Hedge Agreement, the Administrator, on behalf and at the direction of the Issuer, will establish with the Indenture Trustee a securities and cash account (a “Replacement and Termination Receipts Account”). The Issuer will deposit (or cause to be deposited) in the Replacement and Termination Receipts Account (x) any Hedge Termination Value paid by the Hedge Provider under the terminating Hedge Agreement to the Issuer, which Hedge Termination Value may be used by the Issuer to make payments required to a Replacement Hedge Provider in connection with a Replacement Hedge Agreement; and (y) any initial payment from a Replacement Hedge Provider that will be used to satisfy any obligation to pay a Hedge Termination Value to the Hedge Provider under the terminating Hedge Agreement. A Replacement and Termination Receipts Account will not be considered to be an Indenture Account for purposes of this Master Indenture and funds standing to its credit will not be considered to be Collateral for purposes of this Master Indenture. All amounts from time to time held in each Replacement and Termination Receipts Account shall be held (a) in the name of the Indenture Trustee, for the benefit of the Issuer, and (b) in the custody and under the “Control” (as such term is defined in the UCC) of the Indenture Trustee, for the purposes and on the terms set forth in this Master Indenture.
          (g) If a Hedge Provider is required to post collateral under a Hedge Agreement (“Hedge Collateral”), the Administrator, on behalf and at the direction of the Issuer, will establish with the Indenture Trustee a securities and cash account (a “Hedge Collateral Account”). The Hedge Collateral will be deposited in the Hedge Collateral Account; provided that the Hedge Collateral will not be considered to be Collateral for purposes of this Master Indenture and the Hedge Collateral Account will not be considered to be an Indenture Account for purposes of this Master Indenture. All amounts from time to time held in each Hedge Collateral Account shall be held (a) in the name of the Indenture Trustee, for the benefit of the Issuer, and (b) in the custody and under the “Control” (as such term is defined in the UCC) of the Indenture Trustee, for the purposes and on the terms set forth in this Master Indenture. If a Hedge Agreement is terminated and a Hedge Collateral Account has been established with respect to the related Hedge Provider, then either: (x) if a Hedge Termination Value is determined to be payable by the Issuer to such Hedge Provider, then the Issuer shall direct the Indenture Trustee to transfer to such Hedge Provider such Hedge Termination Value and, outside of the Flow of Funds, the relevant Hedge Collateral; or (y) if a Hedge Termination Value is determined to be payable by such Hedge Provider to the Issuer, and (A) if such Hedge Provider pays such Hedge Termination Value to the Issuer when due and payable, then the Issuer shall direct the Indenture Trustee to immediately return the relevant Hedge Collateral to such Hedge Provider outside of the Flow of Funds, and (B) if such Hedge Provider does not pay such Hedge Termination Value to the Issuer when due and payable, then the Issuer shall direct the Indenture Trustee to the extent necessary to liquidate such Hedge Collateral and to transfer such Hedge Collateral or the proceeds thereof to the Collections Account in an amount equal to the lesser of (I) such Hedge Termination Value and (II) the amounts standing to the credit of such Hedge Collateral Account (and such Hedge Provider’s obligation to pay such Hedge Termination Value shall be deemed to have been satisfied to the extent, but only to the extent, that such amounts are so transferred to the Collections Account), and the Issuer shall direct the Indenture Trustee to pay any proceeds of such Hedge Collateral in excess of such Hedge Termination Value to such Hedge Provider outside of the Flow of Funds.
ARTICLE IV
DEFAULT AND REMEDIES
     Section 4.01 Events of Default. Each of the following events shall constitute an “Event of Default” hereunder, and each such Event of Default shall be deemed to exist and continue so long as, but only so long as, it shall not have been remedied:
          (a) failure to pay interest on any Equipment Notes then Outstanding (other than Additional Interest, if any), in each case when such amount becomes due and payable, and such default continues for a period of five (5) or more Business Days;
          (b) failure to make payment in full in cash of the Outstanding Principal Balance of the Equipment Notes of any Series or Class on the respective Final Maturity Date of such Series or Class;
          (c) failure to pay any amount (other than a payment default for which provision is made in clause (a) or (b) of this Section 4.01) when due and payable in connection with any Series of Equipment Notes or Class thereof, to the extent that on any Payment Date there are amounts available in the Collections Account or the Liquidity Reserve Account therefor, or, with respect to any amounts deposited in the Optional Reinvestment Account or the Mandatory Replacement Account, the failure to apply such amounts or to transfer such amounts to the Collections Account, as the case may be, in accordance with Section 3.05 and 3.09, and in any such case such default continues for a period of five (5) or more Business Days after such Payment Date;
          (d) failure by the Issuer, TRIP Holdings, TRIP Leasing or TILC (in the case of TRIP Holdings, TRIP Leasing and TILC, in respect of Operative Agreements to which any is a party other than any Operative Agreement that is described in clause (k), (n) or (o) below) to comply with any of the other covenants, obligations, conditions or provisions binding on it under this Master Indenture and any Series Supplement, any of the Equipment Notes or any other Operative Agreement to which it is a party (other than a payment default for which provision is made in clause (a), (b) or (c) of this Section 4.01, or a default addressed in clause (m) or (p) below), if any such failure continues for a period of thirty (30) days or more after written notice thereof has been given to the Issuer (provided that if such failure is capable of remedy and the Administrator has promptly provided the Indenture Trustee with a certificate stating that the Issuer, TRIP Holdings, TRIP Leasing or TILC, as applicable, has commenced, or will promptly commence, and diligently pursue all reasonable efforts to remedy such failure or breach, then such period of time shall be extended so long as the Issuer, TRIP Holdings, TRIP Leasing or TILC, as applicable, is diligently pursuing such remedy but in any event no longer than sixty (60) days after the date such written notice was given to the Issuer);
          (e) any representation or warranty made by the Issuer under this Master Indenture and any Series Supplement or any other Operative Agreement to which it is a party or certificate delivered by it shall prove to be untrue or incorrect in any material respect when made, and such untruth or incorrectness, if curable, shall continue unremedied for a period of thirty (30) days or more after written notice thereof has been given to the Issuer (provided that if such untruth or incorrectness is capable of remedy and the Administrator has promptly provided the Indenture Trustee with a certificate stating that the Issuer has commenced, or will promptly commence, and diligently pursue all reasonable efforts to remedy such untruth or incorrectness, then such period of time shall be extended so long as the Issuer is diligently pursuing such remedy but in any event no longer than sixty (60) days after the date such written notice was given to the Issuer);
          (f) a court having jurisdiction in respect of the Issuer enters a decree or order for (i) relief in respect of the Issuer under any Applicable Law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar law now or hereafter in effect; (ii) appointment of a receiver, liquidator, examiner, assignee, custodian, trustee, sequestrator or similar official of the Issuer; or (iii) the winding up or liquidation of the affairs of the Issuer and, in each case, such decree or order shall remain unstayed or such writ or other process shall not have been stayed or dismissed within sixty (60) days from entry thereof;
          (g) the Issuer (i) commences a voluntary case under any Applicable Law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar law now or hereafter in effect, or consents to the entry of an order for relief in any involuntary case under any such law; (ii) consents to the appointment of or taking possession by a receiver, liquidator, examiner, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for all or substantially all of the property and assets of the Issuer; or (iii) effects any general assignment for the benefit of creditors, admits in writing its inability to pay its debts generally as they come due, voluntarily suspends payment of its obligations or becomes insolvent;
          (h) a judgment or order for the payment of money in excess of $1,000,000 shall be rendered against the Issuer and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not be an Event of Default under this Section 4.01(h) if and for so long as (x) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer (subject to customary deductible or co-payment) covering payment thereof and (y) such insurer, which shall be rated at least “A-” by A.M. Best Company or any similar successor entity, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order;
          (i) the Issuer is required to register as an investment company under the Investment Company Act of 1940, as amended;
          (j) the Issuer shall have asserted that this Master Indenture or any of the other Operative Agreements to which it is a party is not valid and binding on the parties thereto or any court, governmental authority or agency having jurisdiction over any of the parties to the Indenture or such other Operative Agreement shall find or rule that any material provision of any of such agreements is not valid or binding on the parties thereto;
          (k) the Trustee, acting at the Direction of a Requisite Majority, shall have elected to remove the Manager as a result of a Manager Termination Event (or to remove the Administrator in accordance with the provisions of the Administrative Services Agreement providing for such rights of removal), and a replacement Manager (or Administrator, as the case may be) shall not have assumed the duties of the Manager (or Administrator, as the case may be) within one hundred eighty (180) days after the date of such election;
          (l) as of any Payment Date, the Outstanding Principal Balance of the Equipment Notes exceeds the Aggregate Adjusted Borrowing Value as of such date (and giving effect to repayments of principal to occur on such date);
          (m) the Issuer shall use or permit the use of the Portfolio Railcars or any portion thereof in a way that is not permitted by Section 5.04(u) of this Master Indenture, provided that such unauthorized use shall not constitute an Event of Default for a period of 45 days after the Issuer’s obtaining actual knowledge thereof so long as (i) such unauthorized use is not the result of any willful action of the Issuer and (ii) such unauthorized use is capable of being cured and the Issuer diligently pursues such cure throughout such 45-day period;
          (n) TILC (or any successor thereto in its capacity as Servicer) shall have defaulted in any material respect in the performance of any of its obligations under the Servicing Agreement or a default giving rise to a right to take remedial action shall occur under Section 6(a) of the Account Administration Agreement, and, in each case, the Issuer shall have failed to exercise its rights thereunder in respect of such default for a period of 30 days after receipt by the Issuer of written notice from the Indenture Trustee, demanding that such action be taken;
          (o) an Insurance Manager Default shall have occurred and be continuing under the Insurance Agreement, and the Issuer shall have failed to exercise its rights under the Insurance Agreement in respect of such Insurance Manager Default for a period of 30 days after receipt by the Issuer of written notice from the Indenture Trustee demanding that such action be taken; and

          (p) the Issuer shall have defaulted in any material respect in the performance of any of its covenants and agreements contained in Section 5.03(a) and such default shall continue unremedied for a period of 30 days.
     Section 4.02 Remedies Upon Event of Default.
          (a) Upon the occurrence of an Event of Default of the type described in Section 4.01(f) or 4.01(g), the Outstanding Principal Balance of, and accrued interest on, all Series of Equipment Notes, together with all other amounts then due and owing to the Noteholders, shall become immediately due and payable without further action by any Person. If any other Event of Default occurs and is continuing, then the Indenture Trustee, acting at the Direction of the Requisite Majority, may declare the principal of and accrued interest on all Equipment Notes then Outstanding to be due and payable immediately, by written notice to the Issuer, the Manager, the Hedge Providers, the Liquidity Facility Providers and the Administrator (a “Default Notice”), and upon any such declaration such principal and accrued interest shall become immediately due and payable. At any time after the Indenture Trustee has declared the Outstanding Principal Balance of the Equipment Notes to be due and payable and prior to the exercise of any other remedies pursuant to this Master Indenture, the Indenture Trustee (at the Direction of the Requisite Majority), by written notice to the Issuer, the Manager and the Administrator may, except in the case of (i) a default in the deposit or distribution of any payment required to be made on the Equipment Notes, (ii) a payment default on the Equipment Notes or (iii) a default in respect of any covenant or provision of this Master Indenture that cannot by the terms hereof be modified or amended without the consent of each Noteholder affected thereby, rescind and annul such declaration and thereby annul its consequences, if (1) there has been paid to or deposited with the Indenture Trustee an amount sufficient to pay all overdue installments of interest on the Equipment Notes, and the principal of and premium, if any, on the Equipment Notes that would have become due otherwise than by such declaration of acceleration, (2) the rescission would not conflict with any judgment or decree, and (3) all other defaults and Events of Default, other than nonpayment of interest and principal on the Equipment Notes that have become due solely because of such acceleration, have been cured or waived.
          (b) If an Event of Default shall occur and be continuing, the Indenture Trustee may, and shall, if given a Direction in writing by the Requisite Majority, do any or all of the following, provided that the Indenture Trustee shall dispose of the Portfolio Railcars only if it has received a Collateral Liquidation Notice:
          (i) Institute any Proceedings, in its own name and as trustee of an express trust, for the collection of all amounts then due and payable on the Equipment Notes or under this Master Indenture or the related Series Supplement with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Collateral and any other assets of the Issuer any moneys adjudged due;
          (ii) Subject to the quiet enjoyment rights of any Lessee of a Portfolio Railcar, conduct proceedings to sell, hold or lease the Collateral or any portion thereof or rights or interest therein, at one or more public or private transactions conducted in any manner permitted by law; provided that, the Indenture Trustee shall incur no liability as a result of the sale of the Collateral or any part thereof at any sale pursuant to this Section 4.02 conducted in a commercially reasonable manner, and the Issuer hereby waives any claims against the Indenture Trustee arising by reason of the fact that the price at which the Collateral may have been sold at such sale was less than the price that might have been obtained, even if the Indenture Trustee accepts the first offer received and does not offer the Collateral to more than one offeree.
          (iii) Institute any Proceedings from time to time for the complete or partial foreclosure of the Encumbrance created by this Master Indenture with respect to the Collateral;
          (iv) Institute such other appropriate Proceedings to protect and enforce any other rights, whether for the specific enforcement of any covenant or agreement in this Master Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy;
          (v) Exercise any remedies of a secured party under the UCC or any Applicable Law and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee or the Noteholders under this Master Indenture and any Series Supplement;
          (vi) Appoint a receiver or a manager over the Issuer or its assets; and
          (vii) Exercise its rights under Section 3.03 hereof.
          (c) If the Equipment Notes have been declared due and payable following an Event of Default, any money collected by the Indenture Trustee pursuant to this Master Indenture or otherwise, and any moneys that may then be held or thereafter received by the Indenture Trustee, shall be applied to the extent permitted by law in the following order, at the date or dates fixed by the Indenture Trustee;
          (i) First, to the payment of all costs and expenses of collection incurred by the Indenture Trustee (including the reasonable fees and expenses of any counsel to the Indenture Trustee), and all other amounts due the Indenture Trustee under this Master Indenture and any Series Supplement; and
          (ii) Second, as set forth in the applicable provision of the Flow of Funds.
          (d) The Indenture Trustee shall provide each Rating Agency with a copy of any Default Notice it receives or delivers pursuant to this Master Indenture. Within thirty (30) days after the occurrence of an Event of Default in respect of any Series of Equipment Notes, the Indenture Trustee shall give notice to the Noteholders of such Series of Equipment Notes, transmitted by mail, of all uncured or unwaived Defaults actually known to a Responsible Officer of the Indenture Trustee on such date; provided that the Indenture Trustee may withhold such notice with respect to a Default (other than a payment default with respect to interest, principal or premium, if any) if it determines in good faith that withholding such notice is in the interest of the affected Noteholders.

          (e) The Issuer hereby agrees that if an Event of Default shall have occurred and is continuing, the Indenture Trustee and any permitted delegee thereof are hereby irrevocably authorized and empowered to act as the attorney-in-fact for the Issuer with respect to the giving of any instructions or notices under this Master Indenture.
          (f) If an Event of Default shall have occurred and is continuing, upon the written Direction of the Requisite Majority, the Indenture Trustee shall render an accounting of the current balance of each Indenture Account, and shall direct the Account Collateral Agent to render an accounting of the current balance of the Customer Payment Account.
          (g) If an Event of Default shall have occurred and is continuing, and only in such event, upon the written Direction of the Requisite Majority, the Indenture Trustee shall be authorized to take any and all actions and to exercise any and all rights, remedies and options which it may have under this Master Indenture (which rights and remedies shall include the right to direct the withdrawal and disposition of amounts on deposit in the Indenture Accounts and the deposit thereof in the Collections Account, other than amounts on deposit in Series Accounts) and which the Requisite Majority directs it to take under this Master Indenture, including realization and foreclosure on the Collateral.
          (h) The Indenture Trustee may after the occurrence of and during the continuance of an Event of Default exercise any and all rights and remedies of the Issuer under or in connection with the Assigned Agreements (including, without limitation, the Management Agreement and any successor agreement therefor) and otherwise in respect of the Collateral, including, without limitation, any and all rights of the Issuer to demand or otherwise require payment of any amount under, or performance of any provision of, any Assigned Agreement. In addition, after the occurrence of and during the continuance of an Event of Default, upon the Direction of the Requisite Majority, the Indenture Trustee may exercise all rights of the “lessor” under Leases related to Portfolio Railcars, including, without limitation, the right to direct the applicable Lessees to make rental payments to such account as the Indenture Trustee shall specify, for application to the Collections Account and upon a Manager Default, or a Manager Replacement Event (as defined in the Management Agreement) in respect of which the Manager has been replaced, and in each case upon the Direction of the Requisite Majority, the Indenture Trustee may exercise the right of the “lessor” to direct the applicable Lessees to make rental payments to such account as the Indenture Trustee shall specify, for application to the Collections Account.
     Section 4.03 Limitation on Suits. No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Master Indenture or the Equipment Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
          (a) such Holder holds Equipment Notes and has previously given written notice to the Indenture Trustee of a continuing Event of Default;
          (b) the Holders of at least 25% of the aggregate Outstanding Principal Balance of the Equipment Notes give a written Direction to the Indenture Trustee to pursue a remedy hereunder;

          (c) such Holder or Holders offer to the Indenture Trustee an indemnity reasonably satisfactory to the Indenture Trustee against any costs, expenses and liabilities to be incurred in complying with such request;
          (d) the Indenture Trustee does not comply with such request within sixty (60) days after receipt of the request and the offer of indemnity; and
          (e) during such sixty (60) day period, a Requisite Majority does not give the Indenture Trustee a Direction inconsistent with such request.
     No one or more Noteholders may use this Master Indenture to affect, disturb or prejudice the rights of another Holder or to obtain or seek to obtain any preference or priority not otherwise created by this Master Indenture and the terms of the Equipment Notes over any other Holder or to enforce any right under this Master Indenture and a related Series Supplement, except in the manner herein provided.
     Section 4.04 Waiver of Existing Defaults.
          (a) The Indenture Trustee acting at the Direction of the Requisite Majority may waive any existing Default or Event of Default hereunder and its consequences, except any waiver in respect of a covenant or provision hereof which, pursuant to Section 9.02(a), cannot be modified or amended without the consent of such Persons as are required to amend such covenant or provision in addition to the consent of the Requisite Majority.
          (b) Upon any waiver made in accordance with Section 4.04(a), such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Master Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. Each such notice of waiver shall also be notified to each Rating Agency.
          (c) Any written waiver of a Default or an Event of Default given by Holders of the Equipment Notes to the Indenture Trustee and the Issuer in accordance with the terms of this Master Indenture shall be binding upon the Indenture Trustee and the other parties hereto. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the Default or Event of Default so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.
     Section 4.05 Restoration of Rights and Remedies. If the Indenture Trustee, any Holder of Equipment Notes, any Hedge Provider or any Liquidity Facility Provider has instituted any proceeding to enforce any right or remedy that it has, if applicable, under this Master Indenture and any Series Supplement, and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Indenture Trustee, such Holder, such Hedge Provider or such Liquidity Facility Provider, then in every such case the Issuer, the Indenture Trustee, the Noteholders, such Hedge Provider or such Liquidity Facility Provider shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee, the

Noteholders, such Hedge Provider and such Liquidity Facility Provider shall continue as though no such proceeding has been instituted.
     Section 4.06 Remedies Cumulative. Each and every right, power and remedy herein given to the Indenture Trustee (or the Control Parties or the Requisite Majority), the Hedge Providers and the Liquidity Facility Providers, if applicable, specifically or otherwise in this Master Indenture shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Indenture Trustee (or the Control Parties or the Requisite Majority), the Hedge Providers and the Liquidity Facility Providers, if applicable, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Indenture Trustee (or the Control Parties or the Requisite Majority), a Hedge Provider or a Liquidity Facility Provider, if applicable, in the exercise of any such right, remedy or power or in the pursuance of any such remedy shall impair any such right, power or remedy or be construed to be a waiver of any Default on the part of the Issuer or to be an acquiescence.
     Section 4.07 Authority of Courts Not Required. The parties hereto agree that, to the greatest extent permitted by law, the Indenture Trustee shall not be obliged or required to seek or obtain the authority of, or any judgment or order of, the courts of any jurisdiction in order to exercise any of its rights, powers and remedies under this Master Indenture and any Series Supplement, and the parties hereby waive any such requirement to the greatest extent permitted by law.
     Section 4.08 Rights of Noteholders to Receive Payment. Notwithstanding any other provision of this Master Indenture, the right of any Noteholder to receive payment of interest on, principal of, or premium, if any, on the Equipment Notes on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Noteholder.
     Section 4.09 Indenture Trustee May File Proofs of Claim. The Indenture Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee and of any Noteholder allowed in any judicial proceedings relating to the Issuer, its creditors or its property.
     Section 4.10 Undertaking for Costs. All parties to this Master Indenture agree, and each Noteholder by its acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Master Indenture and any Series Supplement or in any suit against the Indenture Trustee for any action taken or omitted by it as Indenture Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defense made by the party litigant. This Section 4.10 does not apply to a suit instituted by the Indenture Trustee, a suit instituted by any Noteholder for the enforcement of the payment of interest, principal, or premium, if any, on the Equipment Notes on or after the respective due dates expressed in such Equipment Note, or a suit by a Noteholder or Noteholders of more than 10% of the Outstanding Principal Balance of any Series of Equipment Notes (exclusive of Equipment Notes or interests therein held by any Issuer Group Member).
ARTICLE V
REPRESENTATIONS, WARRANTIES AND COVENANTS
     Section 5.01 Representations and Warranties. The Issuer represents and warrants to the Indenture Trustee as of each Closing Date, and each Delivery Date, as follows:
          (a) Due Organization.
          (i) The Issuer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware, is duly licensed or qualified and in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its ability to carry on its business as now conducted or to enter into and perform its obligations under the Issuer Documents and the Operative Agreements to which the Issuer is a party, has the organizational power and authority to carry on its business as now conducted, has the requisite organizational power and authority to execute, deliver and perform its obligations under the Issuer Documents and the Operative Agreements to which the Issuer is a party.
          (ii) Each of the LLC Agreement and each other organizational document of the Issuer has been duly executed and delivered by each party thereto and constitutes a legal, valid and binding obligation of each such party enforceable against such party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.
          (iii) Since the date of formation of the Issuer, the Issuer has not conducted business under any other name and does not have any trade names, or “doing business under” or “doing business as” names. The Issuer has not reorganized in any jurisdiction (whether the United States, any state therein, the District of Columbia, Puerto Rico, Guam or any possession or territory of the United States, or any foreign country or state) other than the State of Delaware.
          (b) Special Purpose Status. The Issuer has not engaged in any activities since its organization (other than those incidental to its organization and other appropriate limited liability company steps and arrangements for the payment of fees to, and director’s and officer’s insurance for, its member, special member and manager), the execution of the Issuer Documents and the Operative Agreements to which it is a party and the activities referred to in or contemplated by such agreements.
          (c) Non-Contravention. The Issuer’s acquisition of Railcars pursuant to an Asset Transfer Agreement, the other transactions contemplated by each Asset Transfer Agreement, the creation of the Equipment Notes and the issuance, execution and delivery of, and the compliance by the Issuer with the terms of each of the Operative Agreements and the Equipment Notes:
          (i) do not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, the constitutional documents of the Issuer or with any existing law, rule or regulation applying to or affecting the Issuer or any judgment, order or decree of any government, governmental body or court having jurisdiction over Issuer;
          (ii) do not infringe the terms of, or constitute a default under, any deed, indenture, agreement or other instrument or obligation to which the Issuer is a party or by it or its assets, property or revenues are bound; and
          (iii) do not constitute a default by the Issuer under, or result in the creation of any Encumbrance (except for Permitted Encumbrances of the type described in clause (i), (ii) or (v) of the definition thereof) upon the property of the Issuer under its organizational documents or any indenture, mortgage, contract or other agreement or instrument to which the Issuer is a party or by which the Issuer or any of its properties may be bound or affected.
          (d) Due Authorization. The Issuer’s acquisition of Railcars pursuant to an Asset Transfer Agreement, the other transactions contemplated by each Asset Transfer Agreement, the creation, execution and issuance of the Equipment Notes, the execution and issue or delivery by the Issuer of the Operative Agreements executed by it and the performance by it of its obligations hereunder and thereunder and the arrangements contemplated hereby and thereby to be performed by it have been duly authorized by all necessary limited liability company action of the Issuer.
          (e) Validity and Enforceability. This Master Indenture constitutes, and the Operative Agreements, when executed and delivered and, in the case of the Equipment Notes, when issued and authenticated, will constitute valid, legally binding and (subject to general equitable principles, insolvency, liquidation, reorganization and other laws of general application relating to creditors’ rights or claims or to laws of prescription or the concepts of materiality, reasonableness, good faith and fair dealing) enforceable obligations of the Issuer.
          (f) No Event of Default or Early Amortization Event. No Event of Default or Early Amortization Event has occurred and is continuing and no event has occurred that with the passage of time or notice or both would become an Event of Default or Early Amortization Event.
          (g) No Encumbrances. Subject to the Security Interests created in favor of the Indenture Trustee and the Flow of Funds, and except for Permitted Encumbrances, there exists no Encumbrance over the assets of the Issuer that ranks prior to or pari passu with the obligation to make payments on the Equipment Notes.
          (h) No Consents. No consent, approval or authorization of, or filing, registration or qualification with, or the giving of notice to, any trustee or any holder of indebtedness of the Issuer or any governmental authority on the part of the Issuer is required in the United States, Canada or Mexico (subject to the proviso set forth below) in connection with the execution and delivery by the Issuer of the Operative Agreements to which the Issuer is a party or in order for the Issuer to perform its obligations thereunder in accordance with the terms thereof, other than: (i) notices required to be filed with the STB and the Registrar General of Canada, which notices shall have been filed on the applicable Closing Date, (ii) as may be required under existing laws, ordinances, governmental rules and regulations to be obtained, given, accomplished or renewed at any time after the applicable Closing Date in connection with the operation and maintenance of the Portfolio Railcars and in accordance with the Operative Agreements that are routine in nature and are not normally applied for prior to the time they are required, and which the Issuer has no reason to believe will not be timely obtained, (iii) as may be required under the Operative Agreements in consequence of any transfer of ownership of the Portfolio Railcars and (v) filing and recording to perfect the Security Interests under this Master Indenture and any Series Supplement as required hereunder; provided, that the parties hereto agree that the Issuer shall not be required to make any such filings or recordings in Mexico or under any Provincial Personal Property Security Act or other non-federal legislation in Canada.
          (i) No Litigation. There is no claim, action, suit, investigation or proceeding pending against, or to the knowledge of the Issuer, threatened against or affecting the Issuer, before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Master Indenture (including the Exhibits and Schedules attached hereto) and/or the Operative Agreements.
          (j) Employees, Subsidiaries. The Issuer has no employees. The Issuer has no Subsidiaries.
          (k) Ownership. The Issuer is the owner of the Collateral free from all Encumbrances and claims whatsoever other than Permitted Encumbrances.
          (l) No Filings. Under the laws of Delaware, Texas and New York (and including U.S. federal law) in force at the date hereof, it is not necessary or desirable that this Master Indenture or any Operative Agreement to which the Issuer is a party be filed, recorded or enrolled with any court or other authority in any such jurisdictions or that any material stamp, registration or similar tax be paid on or in relation to this Master Indenture or any of the other Operative Agreements (other than filings of UCC financing statements and with the STB and in Canada in respect of the Security Interests in the Portfolio Railcars).
          (m) Other Representations. The representations and warranties made by the Issuer in any of the other Operative Agreements are true and accurate as of the date made.
          (n) Other Regulations. The Issuer is not an “investment company,” or an “affiliated person” of, or a “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.
          (o) Insurance. The Portfolio Railcars described on each Delivery Schedule delivered from time to time under an Asset Transfer Agreement are, at the time of the related Conveyance to the Issuer, covered by the insurance required by Section 5.04(f) hereof, and all premiums due prior to the applicable Delivery Date in respect of such insurance shall have been paid in full and such insurance as of the applicable Delivery Date is in full force and effect.
          (p) No Event of Default or Total Loss. At the time of each Conveyance of Railcars under an Asset Transfer Agreement, (i) no Event of Default has occurred and is continuing, (ii) no Manager Default (in the case of Conveyances other than on a Closing Date) or Manager Termination Event (in the case of Conveyances on a Closing Date) has occurred and is continuing, (iii) to the knowledge of the Issuer, no Total Loss or event that, with the giving of notice, the passage of time or both, would constitute a Total Loss with respect to any of the Railcars so Conveyed, has occurred, and (iv) to the knowledge of the Issuer, no Railcar being Conveyed under an Asset Transfer Agreement on such date has suffered damage or contamination which, in the Issuer’s reasonable judgment, makes repair uneconomic or renders such Railcar unfit for commercial use.
          (q) Beneficial Title. On each Delivery Date upon which a Conveyance occurs under an Asset Transfer Agreement, (i) the applicable Seller has, and shall pursuant to its related Bill of Sale have, conveyed all legal and beneficial title of the Issuer to such Railcars being so Conveyed free and clear of all Encumbrances (other than Permitted Encumbrances) and such Conveyance will not be void or voidable under any applicable law and (ii) the applicable Seller has assigned, and the Assignment and Assumption to be delivered on the related Delivery Date shall upon acceptance thereof by the Issuer assign, to the Issuer, all legal and beneficial title of such Seller to the related Leases, free and clear of all Encumbrances (other than Permitted Encumbrances), and the Assignment and Assumption will not be void or voidable under any applicable law.
          (r) Nature of Business. The Issuer is not engaged in the business of extending credit for the purposes of purchasing or carrying margin stock, and no proceeds of the Equipment Notes will be used by the Issuer for a purpose which violates, or would be inconsistent with, Section 7 of the Securities Exchange Act of 1934, as amended, or Regulations T, U and X of the Federal Reserve System (terms for which meanings are provided in Regulations T, U and X of the Federal Reserve System or any regulations substituted therefor, as from time to time in effect, being used in this Section 5.01(r) with such meanings).
          (s) No Default under Organizational Documents. The Issuer is not in violation of any term of any of its organizational documents or in violation or breach of or in default under any other agreement, contract or instrument to which it is a party or by which it or any of its property may be bound.
          (t) Issuer Compliance. The Issuer is in compliance in all material respects with all laws, ordinances, governmental rules, regulations, orders, judgments, decrees, determinations and awards to which it is subject and the Issuer has obtained all required licenses, permits, franchises and other governmental authorizations material to the conduct of its business.
          (u) Railcar Compliance; Autoracks. Each Railcar Conveyed on a Delivery Date, taken as a whole, and each major component thereof complies in all material respects with all applicable laws and regulations, all requirements of the manufacturer for maintaining in full force and effect any applicable warranties and the requirements, if any, of any applicable insurance policies, conforms with the specifications for such Railcar contained in the related Appraisal (to the extent a copy of such Appraisal or a relevant excerpt therefrom has been delivered to the Issuer) and is substantially complete such that it is ready and available to operate in commercial service and otherwise perform the function for which it was designed; and the railcar identification marks shown on the related Bill of Sale are the marks then used on the Portfolio Railcars set forth on such Bill of Sale. Each Portfolio Railcar that is an autorack qualifies for the National Reload Pool.
          (v) Taxes. On each Delivery Date upon which a Conveyance occurs under an Asset Transfer Agreement, all sales, use or transfer taxes, if any, due and payable upon the purchase of the Portfolio Railcars by the Issuer from the applicable Seller will have been paid or such transactions will then be exempt from any such taxes, and the Issuer will cause any required forms or reports in connection with such taxes to be filed in accordance with applicable laws and regulations.
          (w) Lease Terms. Except where a Railcar is being conveyed on a Closing Date and the related Series Supplement references this Section 5.01(w) and permits an exception hereto, each Railcar Conveyed on the relevant Delivery Date is subject to a Permitted Lease, which Lease (together with the other Leases that are or have been the subject of such Conveyances) contains rental and other terms which are no different, taken as a whole, from those for similar railcars in the TILC Fleet.
          (x) Eligibility. Each Railcar described on its relevant Delivery Schedule constitutes an Eligible Railcar as of the date of its Conveyance to the Issuer.
          (y) Assignment of Leases. (i) Each Lease conveyed on the relevant Delivery Date is freely assignable from the applicable Seller to the Issuer and from the Issuer to any other Person (including, without limitation, any transferee in connection with the Indenture Trustee’s exercise of rights or remedies under this Master Indenture and any Series Supplement) or, if any such Lease is not freely assignable, then consents to such assignments determined by the Manager in good faith to be sufficient for their intended purposes have been obtained prior to the relevant Delivery Date, (ii) no assignment described in this Section 5.01(y) is void or voidable or will result in a claim for damages or reduction in rental or other payments, in each case pursuant to the terms and conditions of any such Lease and (iii) no consent, approval or filing is required under such Lease in connection with the execution and delivery of the Operative Agreements.
          (z) Purchase Options. With respect to any Portfolio Railcars that are subject to a purchase option granted to the Lessee under the relevant Lease, (i) such purchase option is exercisable by the applicable Lessee for a purchase price not less than (at the time of such purchase) the greater of (1) an appraiser’s estimate at Lease inception of fair market value at the time of potential exercise under the option provision, and (2) (A) one hundred five percent (105%) of the product of the Railcar Advance Rate and the Adjusted Value of the Portfolio Railcars subject to such purchase option, plus (B) any Hedge Partial Termination Value that would be owed by the Issuer to Hedge Providers, if applicable, and (ii) the sum of (x) the aggregate Adjusted Values of all Portfolio Railcars subject to such Lease and all Portfolio Railcars subject to any other Lease containing a purchase option and (y) the aggregate sum of the

Adjusted Values of all Portfolio Railcars that the Issuer has sold pursuant to Permitted Discretionary Sales or Purchase Option Dispositions, does not exceed thirty-five percent (35%) of the highest aggregate Adjusted Value of all Portfolio Railcars held by the Issuer at any particular time up to the date this representation is made or deemed made. Any such purchase option complying with each of the foregoing limitations described in clauses (i) and (ii) above is referred to herein and in the other Operative Agreements as a “Permitted Purchase Option.”
          (aa) No Other Financing of Lease; Permitted Lease. After giving effect to the transfers contemplated under the Operative Agreements, (i) the Leases being Conveyed to the Issuer on any applicable Delivery Date (as evidenced by the Riders or Schedules with respect thereto) are not subject to and do not cover railcars financed in, any financing or securitization transaction other than the transactions contemplated by the Operative Agreements and (ii) such Leases conform to the definition of Permitted Lease.
          (bb) Concentration Limits. After giving effect to the Issuer’s acquisition of Railcars in connection with issuing a Series of Equipment Notes on the applicable Closing Date, the Portfolio complies with all Concentration Limits.
     Section 5.02 General Covenants. The Issuer covenants with the Indenture Trustee as follows:
          (a) No Release of Obligations. The Issuer will not take any action which would amend, terminate (other than any termination in connection with the replacement of such agreement on terms substantially no less favorable to the Issuer than the agreement being terminated) or discharge or prejudice the validity or effectiveness of this Master Indenture (other than as permitted herein) or any other Operative Agreement or permit any party to any such document to be released from such obligations, except that, in each case, as permitted or contemplated by the terms of such documents, and provided that, in any case, (i) the Issuer will not take any action which would result in any amendment or modification to any conflicts standard or duty of care in such agreements and (ii) there must be at all times an Administrator and a Manager with respect to all Portfolio Railcars.
          (b) Encumbrances. The Issuer will not create, incur, assume or suffer to exist any Encumbrance on the Collateral other than: (i) any Permitted Encumbrance, and (ii) any other Encumbrance the validity or applicability of which is being contested in good faith in appropriate proceedings by any Issuer Group Member (and the proceedings related to such Encumbrance or the continued existence of such Encumbrance does not give rise to any reasonable likelihood of the sale, forfeiture or loss of the asset affected by such Encumbrance) and for which the Issuer maintains adequate cash reserves to pay such Encumbrance.
          (c) Indebtedness. The Issuer will not incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for the payment of, contingently or otherwise, whether present or future, Indebtedness, other than Indebtedness in respect of the Equipment Notes and Indebtedness under Liquidity Facilities and Hedge Agreements.

          (d) Restricted Payments. The Issuer will not (i) declare or pay any dividend or make any distribution on its Stock; provided that, so long as no Event of Default shall have occurred and be continuing and to the extent there are available funds therefor in the Collections Account on the applicable Payment Date, the Issuer may make payments on its limited liability company membership interests to the extent of the aggregate amount of distributions made to the Issuer pursuant to the Flow of Funds; (ii) purchase, redeem, retire or otherwise acquire for value any membership interest in the Issuer held by or on behalf of Persons other than any Permitted Holder; (iii) make any interest, principal or premium, if any, payment on the Equipment Notes or make any voluntary or optional repurchase, defeasance or other acquisition or retirement for value of Indebtedness of the Issuer other than in accordance with the Equipment Notes and this Master Indenture or the Operative Agreements; provided that the Issuer may repurchase, defease or otherwise acquire or retire any of the Equipment Notes from a source other than from Collections (other than that portion of Collections that would otherwise be distributable to the Issuer in accordance with the Flow of Funds); or (iv) make any investments, other than Permitted Investments and investments permitted under Section 5.02(f) hereof.
     The term “investment” for purposes of the above restriction shall mean any loan or advance to a Person, any purchase or other acquisition of any Stock or Indebtedness of such Person, any capital contribution to such Person or any other investment in such Person.
          (e) Limitation on Dividends and Other Payments. The Issuer will not create or otherwise suffer to exist any consensual limitation or restriction of any kind on the ability of the Issuer to declare or pay dividends or make any other distributions permitted by Applicable Law, other than pursuant to the Operative Agreements.
          (f) Business Activities. The Issuer will not engage in any business or activity other than:
          (i) purchasing or otherwise acquiring (subject to the limitations on acquisitions of Portfolio Railcars described below), owning, holding, converting, maintaining, modifying, managing, operating, leasing, re-leasing and (subject to the limitations on sales of Portfolio Railcars described below) selling or otherwise disposing of its Portfolio Railcars and entering into all contracts and engaging in all related activities incidental thereto, including from time to time accepting, exchanging, holding promissory notes, contingent payment obligations or equity interests of Lessees or their Affiliates issued in connection with the bankruptcy, reorganization or other similar process, or in settlement of delinquent obligations or obligations anticipated to be delinquent of such Lessees or their respective Affiliates in the ordinary course of business;
          (ii) financing or refinancing the business activities described in clause (i) of this Section 5.02(f) through the offer, sale and issuance of one or more Series of Equipment Notes, upon such terms and conditions as the Issuer sees fit, subject to the limitations of this Master Indenture;
          (iii) purchasing, acquiring, surrendering and assigning policies of insurance and assurances with any insurance company or companies which the Issuer or the Insurance Manager determines to be necessary or appropriate to comply with this Master Indenture and to pay the premiums or the Issuer’s allocable portion thereon;
          (iv) entering into Liquidity Facilities;
          (v) engaging in currency and interest rate exchange transactions for the purposes of avoiding, reducing, minimizing, hedging against or otherwise managing the risk of any loss, cost, expense or liability arising, or which may arise, directly or indirectly, from any change or changes in any interest rate or currency exchange rate or in the price or value of the property or assets of the Issuer, upon such terms and conditions as the Issuer sees fit and within any limits and with any provisos specified in this Master Indenture or a Series Supplement, including but not limited to dealings, whether involving purchases, sales or otherwise, in foreign currency, spot and forward interest rate exchange contracts, forward interest rate agreements, caps, floors and collars, futures, options, swaps and any other currency, interest rate and other similar hedging arrangements and such other instruments as are similar to, or derivatives of, any of the foregoing, but in any event not for speculative purposes; and
          (vi) taking any action that is incidental to, or necessary to effect, any of the actions or activities set forth above.
          (g) Limitation on Consolidation, Merger and Transfer of Assets. The Issuer will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of its property and assets (as an entirety or substantially an entirety in one transaction or in a series of related transactions) to, any other Person, or permit any other Person to merge with or into the Issuer (any such consolidation, merger, sale, conveyance, transfer, lease or other disposition, a “Merger Transaction”), unless:
          (i) the resulting entity is a special purpose entity, the charter of which is substantially similar to the LLC Agreement, and, after such Merger Transaction, payments from such resulting entity to the Noteholders do not give rise to any withholding tax payments less favorable to the Noteholders than the amount of any withholding tax payments which would have been required had such Merger Transaction not occurred and such entity is not subject to taxation as a corporation or an association or a publicly traded partnership taxable as a corporation;
          (ii) (A) such Merger Transaction has been unanimously approved by the board of managers of the Issuer and (B) the surviving successor or transferee entity shall expressly assume all of the obligations of the Issuer in and under this Master Indenture and any Series Supplement, the Equipment Notes and each other Operative Agreement to which the Issuer is then a party (with the result that, in the case of a transfer only, the Issuer thereupon will be released);
          (iii) both before, and immediately after giving effect to such Merger Transaction, no violation of a Concentration Limit, Event of Default or Early Amortization Event shall have occurred and be continuing;

          (iv) each of (A) a Rating Agency Confirmation and (B) the consent of the Indenture Trustee (acting at the Direction of a Requisite Majority) has been obtained with respect to such Merger Transaction;
          (v) for U.S. Federal income tax purposes, such Merger Transaction does not result in the recognition of gain or loss by any Noteholder; and
          (vi) the Issuer delivers to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that such Merger Transaction complies with the above criteria and, if applicable, Section 5.03(a) hereof and that all conditions precedent provided for herein relating to such transaction have been complied with.
          (h) Limitation on Transactions with Affiliates. The Issuer will not, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of the Issuer, except upon fair and reasonable terms no less favorable to the Issuer than could be obtained, at the time of such transaction or at the time of the execution of the agreement providing therefor, in a comparable arm’s-length transaction with a Person that is not such an Affiliate, provided, that the foregoing restriction does not limit or apply to the following:
          (i) any transaction in connection with the establishment of the Issuer, its initial capitalization and the acquisition of its initial Portfolio or pursuant to the terms of the Operative Agreements;
          (ii) the payment of reasonable and customary regular fees to, and the provision of reasonable and customary liability insurance in respect of, the managers/members of the Issuer;
          (iii) any payments on or with respect to the Equipment Notes or otherwise in accordance with the Flow of Funds;
          (iv) any acquisition of Additional Railcars or any Permitted Railcar Acquisition complying with Section 5.03(b) hereof;
          (v) any payments of the types referred to in clause (i) or (ii) of Section 5.02(d) hereof and not prohibited thereunder; or
          (vi) the sale of Portfolio Railcars as part of a single transaction providing for the redemption or defeasance of Equipment Notes in accordance with the terms of this Master Indenture.
          (i) Limitation on the Issuance, Delivery and Sale of Equity Interests. Except as expressly permitted by its LLC Agreement, the Issuer will not (1) issue, deliver or sell any Stock or (2) sell, directly or indirectly, or issue, deliver or sell, any Stock, except for the following:
          (A) issuances or sales of any additional membership interests to the Member (the “Permitted Holder”); or

          (B) contributions by the Permitted Holder of funds to the Issuer (x) with which to effect a redemption or discharge of the Equipment Notes upon any acceleration of the Equipment Notes or (y) as otherwise contemplated by this Master Indenture, an Asset Transfer Agreement or the LLC Agreement.
In accordance with the LLC Agreement, no issuance, delivery, sale, transfer or other disposition of any equity interest in the Issuer will be effective, and any such issuance, delivery, sale transfer or other disposition will be void ab initio, if it would result in the Issuer being classified as an association (or a publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes.
          (j) Bankruptcy and Insolvency.
          (i) The Issuer will promptly provide the Indenture Trustee and each Rating Agency with written notice of the institution of any proceeding by or against the Issuer seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for all or for any substantial part of its property. The Issuer will not take any action to waive, repeal, amend, vary, supplement or otherwise modify its charter documents and including its LLC Agreement (except in accordance with the next sentence) unless receiving the prior written consent of the Requisite Majority (such consent not to be unreasonably withheld) as well as a Rating Agency Confirmation in respect thereof. The Issuer will not, without a Special Rating Agency Confirmation, take any action to waive, repeal, amend, vary, supplement or otherwise modify the provision of its LLC Agreement which requires action or consent of its special member or limits actions of the Issuer with respect to voluntary insolvency proceedings or involuntary insolvency proceedings of the Issuer.
          (ii) The Issuer shall cause each party to any Operative Agreement, and each party to any other agreement to which the Issuer is a party that is incidental or related to any Operative Agreement, that in either such case renders the Issuer a debtor to such party, to covenant and agree that it shall not, prior to the date which is one year and one day (or if longer, the applicable preference period then in effect) after the payment in full of the Equipment Notes, acquiesce, petition or otherwise, directly or indirectly, invoke or cause the Issuer to invoke the process of any governmental authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Issuer. This provision shall survive the termination of this Master Indenture.
          (k) Payment of Principal, Premium, if any, and Interest. The Issuer will duly and punctually pay the principal, premium, if any, and interest on the Equipment Notes in accordance with the terms of this Master Indenture, the applicable Series Supplements and the Equipment Notes.

          (l) Limitation on Employees. The Issuer will not employ or maintain any employees other than as required by any provisions of local law. Managers, officers and directors of the Issuer shall not be deemed to be employees for purposes of this Section 5.02(l).
          (m) Delivery of Rule 144A Information. To permit compliance with Rule 144A in connection with offers and sales of Equipment Notes, the Issuer will promptly furnish upon request of a Holder of an Equipment Note to such Holder and a prospective purchaser designated by such Holder, the information required to be delivered under Rule 144A(d)(4) if at the time of such request the Issuer is not a reporting company under Section 13 or Section 15(d) of the Exchange Act.
          (n) Administrator. If at any time there is not a Person acting as Administrator, the Issuer shall promptly appoint a qualified Person to perform any duties under this Master Indenture and any Series Supplement that the Administrator is obligated to perform until a replacement Administrator assumes the duties of the Administrator.
          (o) Ratings of Equipment Notes. For so long as any Equipment Notes are Outstanding, the Issuer shall pay all fees of the applicable Rating Agency and shall respond to reasonable requests for information from the applicable Rating Agency from time to time in order to permit the applicable Rating Agency to maintain a rating with respect to the applicable Series of Equipment Notes or Class thereof.
          (p) Tax Election of the Issuer. The Issuer shall not elect or agree to elect to be treated as an association taxable as a corporation for United States federal income tax or any State income or franchise tax purposes.
          (q) Separate Entity Characteristics. The Issuer shall at all times:
          (i) not commingle its assets with those of any Person, including any Affiliate, except with respect to the Customer Payment Account and as may occur from time to time due to misdirected payments;
          (ii) conduct its business separate from any direct or ultimate parent of the Issuer;
          (iii) maintain financial statements susceptible to audit, separate from those of any other Person showing its assets and liabilities separate and apart from those of any other Person;
          (iv) pay its own expenses and liabilities and pay the salaries of its own employees, if any, only from its own funds;
          (v) maintain an “arm’s-length relationship” with its Affiliates;
          (vi) except as contemplated by a Note Purchase Agreement, not guarantee or become obligated for the debts of any other Person and not hold out its credit as being available to satisfy the debts or any other obligations of any other Person;

          (vii) use separate stationery, invoices and checks and hold itself out as a separate and distinct entity from any other Person;
          (viii) observe all limited liability company and other organizational formalities required by the law of its jurisdiction of formation;
          (ix) not acquire obligations or securities of any Person, except Permitted Investments and as otherwise contemplated in the Operative Agreements;
          (x) allocate fairly and reasonably any overhead expenses shared with any other Person, if any;
          (xi) except for the Security Interests and Permitted Encumbrances, not pledge its assets for the benefit of any other Person or make any loans or advances to any Person (but the Issuer may extend or forbear obligations of any Lessees under the related Leases in the ordinary course of business and in accordance with the provisions of the Management Agreement);
          (xii) correct any known misunderstanding regarding its separate identity from other Persons;
          (xiii) maintain adequate capital in light of its contemplated business operations;
          (xiv) maintain books and records (in accordance with generally accepted accounting principles in the United States) separate from any other Person at its principal office which show a true and accurate record in United States dollars of all business transactions arising out of and in connection with the conduct of the Issuer and the operation of its business in sufficient detail to allow preparation of tax returns required to be prepared and the maintenance of the Indenture Accounts;
          (xv) maintain bank and other accounts (other than the Indenture Accounts), if any, separate from any other Person;
          (xvi) conduct its business in its own name; and
          (xvii) not take any actions that would be inconsistent with maintaining the separate legal identity of the Issuer.
     Section 5.03 Portfolio Covenants. The Issuer covenants with the Indenture Trustee as follows:
          (a) Railcar Dispositions. Except as described in the Granting Clause with respect to the redemption in whole of a Series of Equipment Notes, the Issuer will not sell, transfer or otherwise dispose of any Railcar or any interest therein, except that the Issuer may sell, transfer or otherwise dispose of or part with possession of (i) any Parts, or (ii) one or more Portfolio Railcars, as follows (any such sale, transfer or disposition described in clause (i), (ii) or (iii) of this Section 5.03(a), a “Permitted Railcar Disposition”):

          (i) A Railcar Disposition pursuant to a Permitted Purchase Option (a “Purchase Option Disposition”);
          (ii) A Railcar Disposition pursuant to receipt of insurance or other third party proceeds in connection with the Total Loss of a Portfolio Railcar (and any consequent later sale of such affected Railcar for scrap or salvage value) (an “Involuntary Railcar Disposition”); or
          (iii) A Railcar Disposition in the ordinary course of business (other than a Railcar Disposition as a result of a Total Loss or a Purchase Option Disposition) so long as the following conditions are complied with (a “Permitted Discretionary Sale”):
          (A) At the time of such Railcar Disposition, no Event of Default or Early Amortization Event shall have occurred and then be continuing.
          (B) The Issuer (or the Manager on its behalf) prior to such Railcar Disposition, as evidenced by an Officer’s Certificate to be delivered to the Indenture Trustee, shall have identified replacement Railcars for the Issuer to purchase meeting the criteria set forth in clauses “1” through “3” of clause (C) below (Railcars meeting such criteria, “Qualifying Replacement Railcars”), with such purchase expected to be made within 30 days of the date of the discretionary sale.
          (C) Such Railcars
          (1) must be of comparable remaining economic useful life to the Portfolio Railcars being sold,
          (2) must have an Appraisal showing an Initial Appraised Value, and
          (3) except as contemplated by clause (D)(4) below, must be under Lease with a remaining Lease term at least equal to two-thirds of the remaining Lease term of the Portfolio Railcars being sold.
          (D) With respect to the Portfolio Railcars to be sold pursuant to a Permitted Discretionary Sale (such Portfolio Railcars being referred to below as the “Sold Railcars”), each of the following conditions shall have been satisfied and the Indenture Trustee shall have received an Officer’s Certificate of the Issuer (or the Manager on its behalf) certifying as to the satisfaction of such conditions:
          (1) The Sold Railcars must be purchased from the Issuer by a third party that is not an Issuer Group Member.
          (2) The Net Disposition Proceeds realized in such sale must be at least (a) one hundred five percent (105%) of the product of the Railcar Advance Rate and the Adjusted Value of such Sold

Railcars, plus (b) the amount of any Hedge Partial Termination Value that would be owed by the Issuer to a Hedge Provider, if applicable.
          (3) Sold Railcars that were under Lease at the time of sale, if being replaced, must be replaced by Qualifying Replacement Railcars under Lease that generate at least the same amount of current monthly lease revenue and have a remaining Lease term at least equal to two-thirds of the remaining Lease term of such Sold Railcars.
          (4) Sold Railcars that were not under Lease at the time of sale, if being replaced, must be replaced by Qualifying Replacement Railcars as to which, if not then under Lease, the Manager has a reasonable, good faith expectation that such Qualifying Replacement Railcars will generate at least the same amount of monthly lease revenue (once placed under Lease) as the Manager would have expected for the Sold Railcars.
          (E) The Net Disposition Proceeds must be deposited into the Mandatory Replacement Account.
          (F) Such Railcar Disposition, after giving effect to the expected reinvestment, will not directly cause noncompliance with any Concentration Limit.
          (G) The Initial Appraised Value of the Qualifying Replacement Railcars acquired in connection with a Permitted Discretionary Sale must at least equal the Adjusted Value of the Sold Railcars at their time of sale (except to a de minimis extent).
          (H) The sum of (x) the Adjusted Value of the Portfolio Railcars to be sold in such Railcar Disposition, (y) the aggregate sum of the Adjusted Values of all Portfolio Railcars that the Issuer has sold in all Permitted Discretionary Sales and Purchase Option Dispositions and (z) the aggregate Adjusted Value of all Portfolio Railcars then subject to a Lease containing a purchase option, does not exceed thirty-five percent (35%) of the highest aggregate Adjusted Value of all Portfolio Railcars held by the Issuer at any particular time up to the related date of sale.
          (I) The Adjusted Value of the Portfolio Railcars to be sold in such Permitted Discretionary Sales and Purchase Option Dispositions in any period of twelve (12) consecutive months does not exceed fifteen percent (15%) of the average, for each of the previous twelve Payment Dates falling before the month in which a Permitted Discretionary Sale or Purchase Option Disposition occurs, of the aggregate sum of the Adjusted Values of all Portfolio Railcars for such Payment Dates (or, if fewer than twelve (12) Payment Dates have passed, such average for all such Payment Dates).

          (iv) With respect to a Permitted Railcar Disposition constituting a Purchase Option Disposition or Involuntary Railcar Disposition, the Issuer will, if not electing to deposit such proceeds directly into the Collections Account, deposit the related Net Disposition Proceeds into the Optional Reinvestment Account for application, within the Replacement Period, to a purchase of Qualifying Replacement Railcars in a Replacement Exchange (as contemplated and provided in Section 3.05).
          (b) Railcar Acquisitions. The Issuer will not purchase or otherwise acquire a Railcar (or an interest therein) other than the Railcars (or an interest therein) identified on a schedule to the Series Supplement for the Initial Equipment Notes, except that the Issuer will be permitted to:
(i) purchase or otherwise acquire, directly or indirectly, one or more Railcars constituting Qualifying Replacement Railcars in connection with any Replacement Exchange, and
(ii) acquire one or more additional Railcars pursuant to a capital contribution from the Member, so long as, in each case of clause (i) and (ii) (except as indicated below), each of the following requirements are satisfied on or prior to such purchase or other acquisition:
          (A) in the case of clause (i) only, no Event of Default or Early Amortization Event shall have occurred and be continuing or would directly result therefrom;
          (B) after giving effect to the acquisition, the Portfolio will comply with the Concentration Limits;
          (C) the Railcars being acquired have an Appraisal showing an Initial Appraised Value;
          (D) the Purchase Price for each such Railcar does not exceed its Initial Appraised Value;
          (E) except in connection with Railcars being acquired in a Replacement Exchange for Portfolio Railcars that were not subject to a Lease at the time of the disposition thereof by the Issuer, the Railcars being acquired are each subject to a Permitted Lease; and all actions (including the applicable UCC, STB or Registrar General of Canada filings) shall have been taken to cause the Railcars being assigned to be subject to a first priority security interest in favor of the Indenture Trustee for the benefit of the Secured Parties (provided that no such actions will be required to be taken in Mexico or under any Provincial Personal Property Security Act or other non-federal legislation in Canada); and
          (F) that the Railcars will be free and clear of Encumbrances other than Permitted Encumbrances; and

(iii) purchase or otherwise acquire additional Railcars in connection with the issuance of an Additional Series.
          (c) Permitted Railcar Acquisition. A Railcar acquisition by the Issuer complying with the provisions in subsection (b) immediately above constitutes a “Permitted Railcar Acquisition”. If two or more Railcars are being acquired in a Permitted Railcar Acquisition, the foregoing requirements in subsection (b) will be determined on an aggregate basis.
          (d) Modification Payments and Capital Expenditures. The Issuer will not make any capital expenditures for the purpose of effecting any optional improvement or modification of any Portfolio Railcar or Parts outside of the ordinary course of business, except that the Issuer may make Optional Modifications and Required Modifications in its discretion and subject to the following limitations on the manner in which such Required Modifications and Optional Modifications may be funded:
          (i) Required Modifications may be funded out of the Expense Account in accordance with Section 3.06; and
          (ii) Optional Modifications may be funded from distributions to the Issuer pursuant to the Flow of Funds, or from capital contributions to the Issuer.
In the case of any Optional Modification, the Issuer prior to undertaking such Optional Modification shall have determined, based upon consultation with the Manager, that the Optional Modification is not expected to decrease the value or marketability of the Portfolio Railcar as a result of the expenditure on such Optional Modification.
          (e) Leases.
          (i) The Issuer will not surrender possession of any Portfolio Railcar to any Person (other than the Manager pursuant to the Management Agreement) other than for purposes of maintenance or overhaul or pursuant to a Permitted Lease or for storage purposes pending the Manager’s procurement of a Permitted Lease thereon.
          (ii) The Issuer will, and will cause the Manager in general to use its pro forma lease agreement or agreements, as such pro forma lease agreement or agreements may be revised for purposes of the Issuer specifically or generally from time to time by the Manager (collectively, the “Pro Forma Lease”), for use by the Manager on behalf of the Issuer as a starting point in the negotiation of Future Leases. However, with respect to any Future Lease entered into in connection with (x) the renewal or extension of a related Lease, (y) the leasing of a Portfolio Railcar to a Person that is or was a Lessee under a pre-existing Lease, or (z) the leasing of a Portfolio Railcar to a Person that is or was a Lessee under an operating lease of a Railcar that is being managed or serviced by the Manager (such Future Lease, a “Renewal Lease”), a form of lease substantially similar to such pre-existing Lease or operating lease (a “Precedent Lease”), as the case may be, may be used by the Manager, in lieu of the Pro Forma Lease on behalf of the Issuer as a starting point in the negotiation of such Future Lease. The terms of the Pro Forma Lease may be revised from time to time by the Manager, provided that any such revisions shall be consistent with a Lease originated thereunder being a Permitted Lease.
          (f) Concentration Limits. The Issuer will not sell, purchase, otherwise take any action with respect to any Portfolio Railcar if entering into such proposed sale, or other action would cause the Portfolio to no longer comply with the Concentration Limits; provided, that the foregoing restriction shall not apply to the renewal by the Issuer of an Existing Lease. Also, the Issuer will not consummate a Permitted Discretionary Sale if the effect of such action is or would be to cause noncompliance with any Concentration Limit.
     Section 5.04 Operating Covenants. The Issuer covenants with the Indenture Trustee as follows, provided that any of the following covenants with respect to the Portfolio Railcars shall not be deemed to have been breached by virtue of any act or omission of a Lessee or sub-lessee, or of any Person which has possession of a Portfolio Railcar for the purpose of repairs, maintenance, modification or storage, or by virtue of any requisition, seizure, or confiscation of a Portfolio Railcar (other than seizure or confiscation arising from a breach by the Issuer of such covenant) (each, a “Third Party Event”), so long as (i) neither the Issuer nor the Manager has consented to such Third Party Event; and (ii) the Issuer (or the Manager on its behalf) as the Lessor of such Portfolio Railcar promptly and diligently takes such commercially reasonable actions as a leading railcar operating lessor would reasonably take in respect of such Third Party Event, including, as deemed appropriate (taking into account, among other things, the laws of the jurisdiction in which such Portfolio Railcar is located or operated), seeking to compel such Lessee or other relevant Person to remedy such Third Party Event or seeking to repossess the relevant Portfolio Railcar:
          (a) Ownership. The Issuer will (i) on all occasions on which the ownership of each Portfolio Railcar is relevant, make it clear to third parties that title to the same is held by the Issuer, and (ii) not do, or knowingly permit to be done, or omit, or knowingly permit to be omitted, any act or thing which might reasonably be expected to jeopardize the rights of the Issuer as owner of each Portfolio Railcar, except as contemplated by the Operative Agreements.
          (b) Compliance with Law; Maintenance of Permits. The Issuer will (i) comply in all material respects with all Applicable Laws, (ii) obtain all material governmental (including regulatory) registrations, certificates, licenses, permits and authorizations required for the use and operation of the Portfolio Railcars owned by it, (iii) not cause or knowingly permit, directly or indirectly, any Lessee to operate any Portfolio Railcar under any related Lease in any material respect contrary to any Applicable Law, and (iv) not knowingly permit, directly or indirectly, any Lessee not to obtain all material governmental (including regulatory) registrations, certificates, licenses, permits and authorizations required for such Lessee’s use and operation of any Portfolio Railcar under any related operating Lease.
          (c) Forfeiture. The Issuer will not do anything, and will not knowingly permit, directly or indirectly, any Lessee to do anything, which may reasonably be expected to expose any Portfolio Railcar to forfeiture, impoundment, detention, appropriation, damage or destruction (other than any forfeiture, impoundment, detention or appropriation which is being contested in good faith by appropriate proceedings) unless (i) adequate resources have been made available by the Issuer or the applicable Lessee for any payment which may arise or be required in connection with such forfeiture, impounding, detention or appropriation or proceedings taken in respect thereof, and (ii) such forfeiture, impounding, detention or appropriation or the continued existence thereof does not give rise to any material likelihood of the assets to which such forfeiture, impounding, detention or appropriation relates or any interest in such assets being sold, permanently forfeited or otherwise lost. In the event of a forfeiture, impoundment, detention or appropriation of such Portfolio Railcar not constituting a Total Loss, the Issuer will use all commercially reasonable efforts to obtain the prompt release of such Portfolio Railcar.
          (d) Maintenance of Assets. The Issuer will, with respect to each Portfolio Railcar under Lease, cause, directly or indirectly, such Portfolio Railcar to be maintained in a state of repair and condition consistent with the reasonable commercial practice of leading railcar operating lessors with respect to similar railcars under lease, taking into consideration, among other things, the identity of the relevant Lessee (including the credit standing and operating experience thereof), the age and condition of the Portfolio Railcar and the jurisdiction in which the Portfolio Railcar is or will be operated or in which the Lessee is based. In addition, the Issuer will, with respect to each Portfolio Railcar that is not subject to a Lease, maintain such Portfolio Railcar in a state of repair and condition consistent with the reasonable commercial practice of leading railcar operating lessors with respect to railcars not under lease.
          (e) Notification of Loss, Theft, Damage or Destruction. The Issuer will notify the Indenture Trustee, the Administrator, and the Manager, in writing, as soon as the Issuer becomes aware of any loss, theft, damage or destruction to any Portfolio Railcar or Portfolio Railcars if the potential cost of repair or replacement of such assets (without regard to any insurance claim related thereto) may exceed $1,000,000.
          (f) Insurance. The Issuer covenants with the Indenture Trustee as follows:
          (i) Insurance. The Issuer will at all times after the Closing Date, at its own expense, keep or cause the Insurance Manager under the Insurance Agreement to keep each Portfolio Railcar insured with insurers of recognized responsibility with a rating of at least A- by A.M. Best Company (or a comparable rating by a nationally or internationally recognized rating group of comparable stature) or by other insurers approved in writing by the Requisite Majority, which approval shall not be unreasonably withheld, in amounts and against risks and with deductibles and terms and conditions not less beneficial to the insured thereunder than the insurance, if any, maintained by the Manager with respect to similar equipment which it owns or leases, but in no event shall such coverage be for amounts or against risks less than the Prudent Industry Practice.
          (ii) Additional Insurance. In the event that the Issuer shall fail to maintain insurance as herein provided, the Indenture Trustee may at its option, upon prior written notice to the Issuer, provide such insurance and, in such event, the Issuer shall, upon demand from time to time reimburse the Indenture Trustee for the cost thereof together with interest from the date of payment thereof at the Stated Rate on the most recently issued Class of Equipment Notes (or, if more than one Class of Equipment Notes was issued on the same date, the lowest of the Stated Rates on such Classes, determined as of the most recent Determination Date), on the amount of the cost to the Indenture

Trustee of such insurance which the Issuer shall have failed to maintain. If after the Indenture Trustee has provided such insurance, the Issuer then obtains the coverage provided for in Section 5.04(f) which was replaced by the insurance provided by the Indenture Trustee, and the Issuer provides the Indenture Trustee with evidence of such coverage reasonably satisfactory to the Indenture Trustee, the Indenture Trustee shall cancel the insurance it has provided pursuant to the first sentence of this Section 5.04(f)(ii). In such event, the Issuer shall reimburse the Indenture Trustee for all costs to the Indenture Trustee of cancellation, including without limitation any short rate penalty, together with interest from the date of the Indenture Trustee’s payment thereof at such Stated Rate. In addition, at any time the Indenture Trustee may at its own expense carry insurance with respect to its interest in the Portfolio Railcars, provided that such insurance does not interfere with the Issuer’s ability to insure the Portfolio Railcars as required by this Section 5.04(f) or adversely affect the Issuer’s insurance or the cost thereof, it being understood that all salvage rights to each Portfolio Railcar shall remain with the Issuer’s insurers at all times. Any insurance payments received from policies maintained by the Indenture Trustee pursuant to the previous sentence shall be retained by the applicable Person obtaining such insurance without reducing or otherwise affecting the Issuer’s obligations hereunder, other than with respect to Portfolio Railcars, with respect to which such payments have been made.
          (g) No Accounts. Except as contemplated herein, the Issuer will not have an interest in any deposit account or securities account (other than the Indenture Accounts and other than any account which may be required to be established as a necessary consequence of or in order to invest in or otherwise acquire a Permitted Investment) unless (i) any such further account and the Issuer’s interest therein shall be further charged or otherwise secured in favor of the Indenture Trustee for the benefit of the Secured Parties and (ii) any such further account is held in the custody of and under the “control” (as such term is defined in the UCC) of the Indenture Trustee.
          (h) Notices. If at any time any creditor of the Issuer seeks to enforce any judgment or order of any competent court or other competent tribunal against any of the Collateral, the Issuer shall (i) promptly give written notice to such creditor and to such court or tribunal of the Indenture Trustee’s interests in the Collateral, (ii) if at any time an examiner, administrator, administrative receiver, receiver, trustee, custodian, sequestrator, conservator or other similar appointee (an “Insolvency Appointee”) is appointed in respect of any secured creditor or any of their assets, promptly give notice to such appointee of the Indenture Trustee’s interests in the Collateral and (iii) notify the Indenture Trustee thereof in either case of clauses (i) and (ii) above. The Issuer will not voluntarily appoint or cause to be appointed or commence any proceeding to appoint any Insolvency Appointee over all or any of its property.
          (i) Compliance with Agreements. The Issuer will comply with and perform all its obligations under this Master Indenture and any Series Supplement, the Issuer Documents and the other Operative Agreements to which the Issuer is a party.
          (j) Information. The Issuer will at all times give to the Indenture Trustee such information as the Indenture Trustee may reasonably require for the purpose of the discharge of the powers, rights, duties, authorities and discretions vested in it hereunder, under any other Issuer Document or by operation of Applicable Law.
          (k) Further Assurances.
          (i) The Issuer will comply with all reasonable directions given to it by the Indenture Trustee to perfect the Security Interests in the Collateral (except to the extent provided in the Granting Clauses herein). The Issuer will execute such further documents and do all acts and things as the Indenture Trustee may reasonably require at any time or times to give effect to this Master Indenture, the Issuer Documents and the relevant Operative Agreements.
          (ii) Without limiting the foregoing, from time to time, the Issuer shall authorize and file such financing statements and cause to be authorized and filed such continuation statements, and shall make or cause to be made such filings with the STB and with the Registrar General of Canada and take or cause to be taken such similar actions as are described in the Granting Clauses under “Priority”, all in such manner and in such places as may be required by law (or deemed desirable by the Indenture Trustee) to fully perfect, preserve, maintain and protect the security interest of the Indenture Trustee for the benefit of the Secured Parties in the Portfolio Railcars, related Leases and other Collateral granted hereby (including without limitation any such Portfolio Railcars acquired by the Issuer from time to time after the Initial Closing Date), including in the proceeds thereof, it being understood that the Issuer shall not be required to make (to to cause to be made) any filings in Mexico or under any Provincial Personal Property Security Act or any other non-federal legislation in Canada. The Issuer shall deliver (or cause to be delivered) to the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, following such filing in accordance herewith. In the event that the Issuer fails to perform its obligations under this subsection, the Indenture Trustee may perform such obligations, at the expense of the Issuer, and the Issuer hereby authorizes the Indenture Trustee and grants to the Indenture Trustee an irrevocable power of attorney to take any and all steps in order to perform such obligations in the Issuer’s own name and on behalf of the Issuer, as are necessary or desirable, in the determination of the Indenture Trustee, as applicable.
          (l) Stamping of the Leases. Within thirty (30) days after the applicable Delivery Date with respect to a Lease (or, in the case of a Future Lease, the date of origination of such Future Lease), the Issuer will cause the Manager to stamp on or otherwise affix to each Rider evidencing the same, the following legend:
     “This Lease is subject to a security interest in favor of Wilmington Trust Company, as Indenture Trustee, pursuant to the Master Indenture dated as of July 6, 2011 between TRIP Rail Master Funding LLC and Wilmington Trust Company, as Indenture Trustee.”
          Without limiting the generality of the foregoing, the Issuer will (i) execute and deliver to the Indenture Trustee, on behalf of the Secured Parties, such financing or continuation statements or continuation statements in lieu, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Indenture Trustee may reasonably request, in order to perfect and preserve the pledge, transfer, assignment, Security Interests granted or purported to be granted hereby, (ii) if any Collateral shall be evidenced by a promissory note or other instrument, deliver and pledge to the Indenture Trustee, on behalf of the Secured Parties, such note or instrument, duly indorsed or accompanied by duly executed instruments of transfer or assignment in blank and undated, all in form and substance reasonably satisfactory to the Indenture Trustee, and (iii) deliver to the Indenture Trustee, on behalf of the Secured Parties, promptly upon receipt thereof all instruments representing or evidencing any of the Collateral, duly endorsed or accompanied by duly executed instruments of transfer or assignment in blank and undated, all in form and substance reasonably satisfactory to the Indenture Trustee.
          (m) No Effect on Security Interest. Except as otherwise provided in this Master Indenture or other Operative Agreements, the Issuer will not agree to the amendment of any Issuer Document unless the Indenture Trustee has confirmed to the Issuer that it has received from legal counsel reasonably acceptable to it an opinion to the effect that such amendment will not result in the Security Interests being prejudiced (the reasonable expenses of such opinion to be paid by the Issuer).
          (n) Restrictions on Amendments to Assigned Agreements and Certain Other Actions. (i) The Issuer will not take, or knowingly permit to be taken, any action which would amend, terminate or discharge or prejudice the validity or effectiveness or priority of the Security Interests or permit any party to any of the Issuer Documents whose obligations form part of the security created by this Master Indenture to be released from such obligations except, in each case as permitted or contemplated by this Master Indenture, or the other Issuer Documents or the Operative Agreements, (ii) without the prior written consent of the Indenture Trustee (acting at the Direction of the Requisite Majority), the Issuer shall not, directly or indirectly, (A) cancel or terminate, or consent to or accept any cancellation or termination of, or amend, modify or change in any manner, any Assigned Agreement or any term or condition thereof or (B) waive any default under, or any breach of or noncompliance with any term or condition of, any Assigned Agreement or authorize or approve, or consent to, any of the foregoing and (iii) the Issuer will not knowingly take, or knowingly permit to be taken, any action which, other than the performance of its obligations under the Issuer Documents and the Operative Agreements, would reasonably be expected to result in the lowering or withdrawal of the then current rating of any Equipment Note by the applicable Rating Agency.
          (o) Subsidiaries. Except with the consent of the Indenture Trustee (acting at the Direction of the Requisite Majority), the Issuer will not have or establish any Subsidiaries.
          (p) Restriction on Asset Dealings. The Issuer shall not sell, transfer, release or otherwise dispose of any of, or grant options, warrants or other rights with respect to, any of its assets to any Person other than as expressly permitted or contemplated in the Operative Agreements.
          (q) Organizational Documents. Subject to Section 5.02(j), the Issuer shall not amend, modify or supplement its organizational documents or change its jurisdiction of organization without the consent of the Requisite Majority, which consent shall not be unreasonably withheld.

          (r) Management Agreement and Administrative Services Agreement. The Issuer shall at all times be a party to the Management Agreement and shall, if necessary, take any steps required of it in connection with the appointment of any Successor Manager thereunder. The Issuer shall at all times be a party to the Administrative Services Agreement or a substitute agreement substantially similar thereto.
          (s) Insurance Agreement. The Issuer shall at all times be a party to the Insurance Agreement and shall, if necessary, take any steps required of it in connection with the appointment of any Successor Insurance Manager thereunder.
          (t) Condition. The Issuer, at its own cost and expense, shall maintain, repair and keep each Portfolio Railcar, and cause the Manager under the Management Agreement to maintain, repair and keep each Portfolio Railcar, (i) according to Prudent Industry Practice and in all material respects, in good working order, and in good physical condition for railcars of a similar age and usage, normal wear and tear excepted, (ii) in a manner in all material respects consistent with maintenance practices used by the Manager, in respect of railcars owned, leased or managed by the Manager similar in type to such Portfolio Railcar or with respect to any Portfolio Railcar that is subject to a Net Lease, maintenance practices used by the applicable Lessee, in respect of railcars similar in type to such Portfolio Railcar used by such Lessee on its domestic routes in the United States (provided, however, that after the return to the Manager of any Portfolio Railcar which was subject to a Net Lease immediately prior to such return, such Portfolio Railcar shall be maintained and repaired in all material respects in a manner consistent with maintenance practices used by the Manager in respect of railcars owned, leased or managed by the Manager similar in type to such Portfolio Railcar), (iii) in accordance with all manufacturer’s warranties in effect but only to the extent that the lack of compliance therewith would reasonably be expected to adversely affect the coverage thereunder and in accordance with all applicable provisions, if any, of insurance policies required to be maintained pursuant to Section 5.04 and (iv) in compliance in all material respects with any applicable laws and regulations from time to time in effect, including, without limitation, the Field Manual of the AAR, FRA rules and regulations and Interchange Rules as they apply to the maintenance and operation of the Portfolio Railcars in interchange regardless of upon whom such applicable laws and regulations are nominally imposed; provided, however, that, so long as the Manager or, with respect to any Portfolio Railcar subject to a Lease which is a Net Lease, the applicable Lessee, as the case may be, is similarly contesting such law or regulation with respect to all other similar equipment owned or operated by Manager or, with respect to any Portfolio Railcar subject to a Net Lease, the applicable Lessee, as the case may be, the Issuer (or such Lessee) may, in good faith and by appropriate proceedings diligently conducted, contest the validity or application of any such standard, rule or regulation in any manner that does not (w) materially interfere with the use, possession, operation or return of any of the Portfolio Railcars, (x) materially adversely affect the rights or interests of the Indenture Trustee in the Portfolio Railcars, (y) expose any Secured Party or the Indenture Trustee to criminal sanctions or (z) violate any maintenance requirements contained in any insurance policy required to be maintained by the Issuer under this Master Indenture if such violation would reasonably be expected to adversely affect the coverage thereunder; provided further, that the Issuer shall promptly notify the Indenture Trustee in reasonable detail of any such contest upon the Issuer or the Manager becoming aware thereof. In no event shall the Issuer discriminate in any material respect as to the use or maintenance of any Portfolio Railcar (including the periodicity of maintenance or recordkeeping in respect of such

Portfolio Railcar) as compared to equipment of a similar nature which the Manager owns or manages. The Issuer will maintain in all material respects all records, logs and other materials required by relevant industry standards or any governmental authority having jurisdiction over the Portfolio Railcars required to be maintained in respect of any Portfolio Railcar.
          (u) Use. The Issuer shall be entitled to the possession of the Portfolio Railcars and to the use of the Portfolio Railcars by it or any Affiliate in the United States and subject to the remaining provisions of this subsection, Canada and Mexico, only in the manner for which the Portfolio Railcars were designed and intended and so as to subject the Portfolio Railcars only to ordinary wear and tear. In no event shall the Issuer use, store or permit the use or storage of any Portfolio Railcar in any jurisdiction not included in the insurance coverage required by Section 5.04(f). The Portfolio Railcars shall be used primarily on domestic routes in the United States and on routes in Canada, and in no event shall the mileage usage of the Portfolio Railcars in interchange within Mexico exceed twenty percent (20%) of the total mileage usage of the Portfolio Railcars in interchange in the aggregate (as determined by mileage records and measured at the end of each calendar year).
          (v) Custody of Portfolio Leases. Promptly after entering into a Future Lease, the Issuer shall deliver a Rider constituting a Chattel Paper Original to the Indenture Trustee in accordance with the provisions hereof.
          (w) Portfolio Railcar Total Loss. In the event that any Portfolio Railcar shall suffer a Total Loss, the Issuer shall (or shall cause the Manager to) promptly and fully inform the Indenture Trustee of such Total Loss once becoming aware of the same.
          (x) Certain Reports. No later than ten Business Days following April 30, 2012 (or December 31, 2011 with respect to clause (iii) below), and no later than ten Business Days following each April 30 (or each March 31, June 30, September 30 and December 31, with respect to clause (iii) below) thereafter, the Issuer will furnish (or cause the Manager under the Management Agreement to furnish) to the Indenture Trustee and each Rating Agency an accurate statement, as of the preceding December 31 (or as of the preceding calendar quarter with respect to clause (iii) below) (i) showing the amount, description and reporting marks of the Portfolio Railcars, the amount, description and reporting marks of all Portfolio Railcars that may have suffered a Total Loss during the twelve months ending on such December 31 (or since the Initial Closing Date, in the case of the first such statement), and such other information regarding the condition or repair of the Portfolio Railcars as the Indenture Trustee may reasonably request, (ii) stating that in the case of all Portfolio Railcars repainted during the period covered by such statement, the markings required by Section 2.2(i) of the Management Agreement shall have been preserved or replaced, (iii) showing the percentage of use in Canada and Mexico based on the total mileage traveled by the Portfolio Railcars for the prior calendar quarter as reported to the Manager by railroads (or Lessees in the case of Net Leases, as applicable) and (iv) stating that, except as disclosed therein, the Issuer is not aware of any condition of any Portfolio Railcar which would cause such Portfolio Railcar not to comply in any material respect with the rules and regulations of the FRA and the interchange rules of the Field Manual of the AAR as they apply to the maintenance and operation of the Portfolio Railcars in interchange and any other requirements hereunder.

          (y) Inspection.
          (i) Upon the occurrence of an Event of Default or a Manager Termination Event, the Indenture Trustee, at the Direction of the Requisite Majority, together with the agents, representatives, accountants and legal and other advisors of each of the foregoing (collectively, the “Inspection Representatives”), shall have the right to (A) conduct a field examination of a reasonable representative sample of the Portfolio Railcars, which may not in any event in the first instance exceed 100 Portfolio Railcars (each such inspection, a “Unit Inspection”), (B) (I) inspect all documents (the “Related Documents”), including, without limitation, all related Leases, insurance policies, warranties or other agreements, relating to the Portfolio Railcars and the other Collateral (each such inspection, a “Related Document Inspection”) and (II) inspect each of the Issuer’s and the Manager’s books, records and databases (which shall include reasonable access to the Issuer’s and the Manager’s computers and computer records to the extent necessary to determine compliance with the Operative Agreements) (collectively, the “Books and Records”) with respect to the Portfolio Railcars and the other Collateral and the Related Documents (including without limitation data supporting all reporting requirements under the Operative Agreements) (each such inspection, a “Books and Records Inspection”) and (C) discuss (I) the affairs, finances and accounts of the Issuer (with respect to itself) and the Manager (with respect to itself and the Issuer) and (II) the Portfolio Railcars and the other Collateral, the Related Documents and the Books and Records, in each case with the principal executive officer and the principal financial officer of each of the Issuer and the Manager, as applicable (the foregoing clauses (I) and (II) a “Company Inspection”) (the Unit Inspections, the Related Document Inspections, the Books and Records Inspections and the Company Inspections described in clauses (A), (B) and (C), collectively, the “Inspections”).
          (ii) All Inspections shall be at the sole cost and expense of the Issuer (including the reasonable legal and accounting fees, costs and expenses incurred by the Indenture Trustee, and its Inspection Representatives). All Inspections shall be conducted upon reasonable request and notice to the Issuer (with respect to itself) and the Manager (with respect to itself and the Issuer) and shall (A) be conducted during normal business hours, (B) be subject to the Issuer’s and the Manager’s customary security procedures, if any, and (C) not unreasonably disrupt the Issuer’s or the Manager’s business.
          (iii) If in connection with or as a result of the initial Railcar Inspection, the Indenture Trustee determines, in its sole discretion, that an Inspection Issue (as defined below) has occurred, then the Indenture Trustee shall have the right to conduct additional Inspections from time to time consisting of additional samplings of Portfolio Railcars in numbers that the Indenture Trustee or its Inspection Representative determines to be a reasonable sampling (each, an “Additional Inspection” and collectively, “Additional Inspections”) sufficient to confirm the scope of any such Inspection Issues. “Inspection Issue” means the discovery that a material portion of the Portfolio Railcars inspected are not being used or maintained in a manner that complies with the requirements of this Master Indenture.

          Without prejudice to the right to conduct Inspections, all parties granted inspection rights hereunder shall confer with a view toward coordinating their conduct with respect to the Inspections in order to minimize the costs thereof and business disruption attendant thereto.
          (z) Modifications.
          (i) Required Modifications. In the event a Required Modification to a Portfolio Railcar is required, the Issuer agrees to make or cause to be made such Required Modification at its own expense; provided, that the Issuer (or applicable Lessee) may, in good faith and by appropriate proceedings diligently conducted, contest the validity or application of the law, rule, requirement or regulation requiring such Required Modification in any manner that does not (w) materially interfere with the use, possession, operation, maintenance or return of any Portfolio Railcar, (x) materially adversely affect the rights or interests of the Issuer or the Indenture Trustee in the Portfolio Railcars, (y) expose the Issuer or the Indenture Trustee to criminal sanctions, or (z) violate any maintenance requirements contained in any insurance policy required to be maintained by the Issuer under this Master Indenture if such violation would reasonably be expected to adversely affect the coverage thereunder; provided further, that the Issuer shall notify (or cause to be notified) the Indenture Trustee thereof, which notice shall also set forth the time period for the making of such Required Modification and the Issuer’s or Manager’s reasonable estimate of the cost thereof.
          (ii) Optional Modifications. The Issuer at any time may or may permit a Lessee to, in its discretion and at its own or such Lessee’s cost and expense, modify, alter or improve any Portfolio Railcar in a manner which is not a Required Modification; provided that (A) no such optional modification shall diminish the fair market value, utility or remaining economic useful life of such Portfolio Railcar below the fair market value, utility or remaining economic useful life thereof immediately prior to such optional modification, in more than a de minimis respect, assuming such Portfolio Railcar was then at least in the condition required to be maintained by the terms of this Master Indenture and (B) the Issuer, or the Manager on its behalf, shall conclude in good faith that the proposed optional modification is likely to enhance the marketability of the Portfolio Railcar (or such optional modification is requested by a Lessee).
ARTICLE VI
THE INDENTURE TRUSTEE
     Section 6.01 Acceptance of Trusts and Duties. If a Default has occurred and is continuing, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Master Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs. The duties and responsibilities of the Indenture Trustee shall be as expressly set forth herein, and no implied covenants or obligations shall be read into this Master Indenture against the Indenture Trustee. The Indenture Trustee accepts the trusts hereby created and applicable to it and agrees to perform the same but only upon the terms of this Master Indenture and agrees to receive and disburse all moneys received by it in accordance with the terms hereof. The Indenture Trustee in its individual capacity shall not be answerable or accountable under any circumstances, except for its own willful misconduct or negligence or bad faith or breach of its representations, warranties and/or covenants and the Indenture Trustee shall not be liable for any action or inaction of the Issuer or any other parties to any of the Operative Agreements.
     Section 6.02 Absence of Duties. The Indenture Trustee shall have no duty to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of any Lessee. Notwithstanding the foregoing, the Indenture Trustee, upon written request, shall furnish to each Noteholder, promptly upon receipt thereof, duplicates or copies of all reports, Notices, requests, demands, certificates, financial statements and other instruments furnished to the Indenture Trustee under this Master Indenture and any Series Supplement.
     Section 6.03 Representations or Warranties. The Indenture Trustee does not make and shall not be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Master Indenture, the Equipment Notes, any other securities or any other document or instrument or as to the correctness of any statement contained in any thereof, except that the Indenture Trustee in its individual capacity hereby represents and warrants (i) that each such specified document to which it is a party has been or will be duly executed and delivered by one of its officers who is and will be duly authorized to execute and deliver such document on its behalf, and (ii) this Master Indenture is the legal, valid and binding obligation of WTC, enforceable against WTC in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally.
     Section 6.04 Reliance; Agents; Advice of Counsel. The Indenture Trustee shall incur no liability to anyone acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Indenture Trustee may accept a copy of a resolution of, in the case of the Issuer, and in the case of any other party to any Operative Agreement, the governing body of such Person, certified in an accompanying Officer’s Certificate as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Indenture Trustee shall be entitled to receive and may for all purposes hereof conclusively rely on a certificate, signed by an officer of any duly authorized Person, as to such fact or matter, and such certificate shall constitute full protection to the Indenture Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. The Indenture Trustee shall furnish to the Manager or the Administrator upon written request such information and copies of such documents as the Indenture Trustee may have and as are necessary for the Manager or the Administrator to perform its duties under Articles II and III hereof. The Indenture Trustee shall assume, and shall be fully protected in assuming, that the Issuer is authorized by its constitutional documents to enter into this Master Indenture and to take all action permitted to be taken by it pursuant to the provisions hereof, and shall not inquire into the authorization of the Issuer with respect thereto.

     The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the Direction of the Holders in accordance herewith relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Master Indenture and any Series Supplement.
     The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.
     The Indenture Trustee may consult with counsel as to any matter relating to this Master Indenture and any Opinion of Counsel or any advice of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.
     The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Master Indenture, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or Direction of any of the Holders, pursuant to the provisions of this Master Indenture, unless such Holders shall have offered to the Indenture Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.
     The Indenture Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Master Indenture shall in any event require the Indenture Trustee to perform, or be responsible or liable for the manner of performance of, any obligations of the Issuer or the Administrator under this Master Indenture and any Series Supplement or any of the Operative Agreements.
     The Indenture Trustee shall not be liable for any losses or Taxes (except for Taxes relating to any compensation, fees or commissions of any entity acting in its capacity as Indenture Trustee hereunder) or in connection with the selection of Permitted Investments or for any investment losses resulting from Permitted Investments unless the entity that is the Indenture Trustee is the issuer or the obligor of such a Permitted Investment.
     When the Indenture Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 4.01(f) or 4.01(g) hereof, such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors’ rights generally.

     The Indenture Trustee shall not be charged with knowledge of an Event of Default unless a Responsible Officer of the Indenture Trustee obtains actual knowledge of such event or the Indenture Trustee receives written notice of such event from the Issuer, the Administrator or Noteholders owning Equipment Notes aggregating not less than 10% of the Outstanding Principal Balance of the Equipment Notes.
     The Indenture Trustee shall have no duty to monitor the performance of the Issuer, the Manager, the Administrator or any other party to the Operative Agreements, nor shall it have any liability in connection with the malfeasance or nonfeasance by such parties. The Indenture Trustee shall have no liability in connection with compliance by the Issuer, the Manager, the Administrator or any Lessee under a Lease with statutory or regulatory requirements related to any Railcar or any Lease. The Indenture Trustee shall not make or be deemed to have made any representations or warranties with respect to any Railcar or any Lease or the validity or sufficiency of any assignment or other disposition of any Railcar or any Lease.
     The Indenture Trustee shall not be liable for any error of judgment reasonably made in good faith by an officer or officers of the Indenture Trustee, unless it shall be determined by a court of competent jurisdiction in a non-appealable judgment that the Indenture Trustee was negligent in making such judgment.
     Except as expressly set forth in the Operative Agreements, the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper document, unless any such Operative Agreement directs the Indenture Trustee to make such investigation.
     The Indenture Trustee shall have no obligation to invest and reinvest any cash held in the Indenture Accounts in the absence of timely and specific written investment direction from the Administrator or as expressly provided herein. In no event shall the Indenture Trustee be liable for the selection of investments or for investment losses incurred thereon in accordance with the Operative Agreements. The Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity in accordance with the Operative Agreements or by any other Person or the failure of the Administrator to provide timely written investment direction.
     Section 6.05 Not Acting in Individual Capacity. The Indenture Trustee acts hereunder solely as trustee unless otherwise expressly provided; and all Persons, other than the Noteholders to the extent expressly provided in this Master Indenture, having any claim against the Indenture Trustee by reason of the transactions contemplated hereby shall look, subject to the lien and priorities of payment as herein provided, only to the property of the Issuer for payment or satisfaction thereof.
     Section 6.06 No Compensation from Noteholders. The Indenture Trustee agrees that it shall have no right against the Noteholders for any fee as compensation for its services hereunder.

     Section 6.07 Notice of Defaults. As promptly and soon as practicable after, and in any event within thirty (30) days after, the occurrence of any Default hereunder, the Indenture Trustee shall transmit by mail to the Issuer and the Noteholders holding Equipment Notes, notice of such Default hereunder actually known to a Responsible Officer of the Indenture Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default on the payment of the interest, principal, or premium, if any, on any Equipment Note, the Indenture Trustee shall be fully protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Indenture Trustee in good faith determines that the withholding of such notice is in the interests of the Noteholders.
     Section 6.08 Indenture Trustee May Hold Securities. The Indenture Trustee, any Paying Agent, the Note Registrar or any of their Affiliates or any other agent in their respective individual or any other capacity, may become the owner or pledgee of securities and, may otherwise deal with the Issuer with the same rights it would have if it were not the Indenture Trustee, Paying Agent, Note Registrar or such other agent.
     Section 6.09 Corporate Trustee Required; Eligibility. There shall at all times be an Indenture Trustee which shall meet the Eligibility Requirements. If such corporation publishes reports of conditions at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 6.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section 6.09 to act as Indenture Trustee, the Indenture Trustee shall resign immediately as Indenture Trustee in the manner and with the effect specified in Section 7.01 hereof.
     Section 6.10 Reports by the Issuer. The Issuer shall furnish to the Indenture Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal accounting officer or principal financial officer of the Administrator, as applicable, as to his or her knowledge of the Issuer’s compliance with all conditions and covenants under this Master Indenture and any Series Supplement (it being understood that for purposes of this Section 6.10, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Master Indenture).
     Section 6.11 Compensation. The Issuer covenants and agrees to pay to the Indenture Trustee from time to time, and the Indenture Trustee shall be entitled to, the fees and expenses separately agreed in writing between the Issuer and the Indenture Trustee, and will further pay or reimburse the Indenture Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with any of the provisions hereof or any other documents executed in connection herewith (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all persons not regularly in its employ).
     Section 6.12 Certain Rights of the Requisite Majority. Each of the Indenture Trustee and by its acceptance of the Equipment Notes, the Noteholders, hereby agrees that, if the Indenture Trustee shall fail to act in accordance with Direction by the Requisite Majority (with respect to the Equipment Notes as a whole) at any time at which it is so required to act hereunder or under any other Operative Agreement, then the Requisite Majority shall be entitled to take such action directly in its own capacity or on behalf of the Indenture Trustee. If the Indenture Trustee fails to act in accordance with Direction by the Requisite Majority when so required to act under any Operative Agreement, then the Indenture Trustee shall, upon the further Direction of the Requisite Majority, irrevocably appoint the Requisite Majority, and any authorized agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the name of the Indenture Trustee or its own name, to take any and all actions that the Indenture Trustee is authorized to take under any Operative Agreement, to the extent the Indenture Trustee has failed to take such action when and as required under such Operative Agreement.
ARTICLE VII
SUCCESSOR TRUSTEES
     Section 7.01 Resignation and Removal of Indenture Trustee. The Indenture Trustee may resign as Indenture Trustee with respect to the Equipment Notes at any time without cause by giving at least sixty (60) days’ prior written notice to the Issuer, the Manager, the Administrator and the Holders, provided that the Indenture Trustee shall continue to serve as Indenture Trustee until a successor has been appointed pursuant to Section 7.02 hereof. The Requisite Majority may at any time remove the Indenture Trustee without cause by an instrument in writing delivered to the Issuer, the Manager, the Administrator and the Indenture Trustee being removed. In addition, the Issuer may remove the Indenture Trustee if: (i) such Indenture Trustee fails to comply with Section 7.02(d) hereof, (ii) such Indenture Trustee is adjudged a bankrupt or an insolvent, (iii) a receiver or public officer takes charge of such Indenture Trustee or its property or (iv) such Indenture Trustee becomes incapable of acting. References to the Indenture Trustee in this Master Indenture include any successor Indenture Trustee appointed in accordance with this Article VII.
     Section 7.02 Appointment of Successor.
          (a) In the case of the resignation or removal of the Indenture Trustee under Section 7.01 hereof, the Issuer shall promptly appoint a successor Indenture Trustee; provided that the Requisite Majority may appoint, within one (1) year after such resignation or removal, a successor Indenture Trustee which may be other than the successor Indenture Trustee appointed by the Issuer, and such successor Indenture Trustee appointed by the Issuer shall be superseded by the successor Indenture Trustee so appointed by the Requisite Majority. If a successor Indenture Trustee shall not have been appointed and accepted its appointment hereunder within sixty (60) days after the Indenture Trustee gives notice of resignation or is removed, the retiring or removed Indenture Trustee, the Issuer, the Administrator, the Manager or the Requisite Majority may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee. Any successor Indenture Trustee so appointed by such court shall immediately and without further act be superseded by any successor Indenture Trustee appointed by the Requisite Majority as provided in the first sentence of this paragraph within one (1) year from the date of the appointment by such court.

          (b) Any successor Indenture Trustee, however appointed, shall promptly execute and deliver to the Issuer, the Manager, the Administrator and the predecessor Indenture Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the predecessor Indenture Trustee shall become effective and such successor Indenture Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of such predecessor Indenture Trustee hereunder in the trusts hereunder applicable to it with like effect as if originally named the Indenture Trustee herein; provided that, upon the written request of such successor Indenture Trustee, such predecessor Indenture Trustee shall, upon payment of all amounts due and owing to it, execute and deliver an instrument transferring to such successor Indenture Trustee, upon the trusts herein expressed applicable to it, all the estates, properties, rights, powers and trusts of such predecessor Indenture Trustee, and such predecessor Indenture Trustee shall duly assign, transfer, deliver and pay over to such successor Indenture Trustee all moneys or other property then held by such predecessor Indenture Trustee hereunder solely for the benefit of the Equipment Notes.
          (c) If a successor Indenture Trustee is to be appointed with respect to only a part of the predecessor Indenture Trustee duties hereunder, the Issuer, the predecessor Indenture Trustee and the successor Indenture Trustees shall execute and deliver an Indenture Supplement which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Indenture Trustee as to which the predecessor Indenture Trustee is not retiring shall continue to be vested in the predecessor Indenture Trustee, and shall add to or change any of the provisions of this Master Indenture as shall be necessary to provide for or facilitate the administration of the Equipment Notes hereunder by more than one Indenture Trustee.
          (d) Each Indenture Trustee shall be an Eligible Institution and shall meet the Eligibility Requirements, if there be such an institution willing, able and legally qualified to perform the duties of an Indenture Trustee hereunder; provided that each Rating Agency shall receive notice of any replacement Indenture Trustee.
          (e) Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation to which substantially all the business of the Indenture Trustee may be transferred, shall, subject to the terms of paragraph (d) of this Section, be the Indenture Trustee under this Master Indenture and any Series Supplement without further act.
ARTICLE VIII
INDEMNITY
     Section 8.01 Indemnity. The Issuer shall indemnify the Indenture Trustee (and its officers, directors, employees and agents) for, and hold it harmless from and against, any loss, liability, claim, obligation, damage, injury, penalties, actions, suits, judgments or expense (including attorney’s fees and expenses) incurred by it without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Master Indenture and its duties under this Master Indenture and any Series Supplement and the Equipment Notes,

including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties and hold it harmless against, any loss, liability or reasonable expense incurred without negligence or bad faith on its part, arising out of or in connection with actions taken or omitted to be taken in reliance on any Officer’s Certificate furnished hereunder, or the failure to furnish any such Officer’s Certificate required to be furnished hereunder. The Indenture Trustee shall notify the Holders, the Issuer, the Manager, each Hedge Provider and each Liquidity Facility Provider and, in the case of any such claim in excess of 5% of the Adjusted Value of the Portfolio Railcars, each Rating Agency, promptly of any claim asserted against the Indenture Trustee for which it may seek indemnity; provided, however, that failure to provide such notice shall not invalidate any right to indemnity hereunder except to the extent the Issuer is prejudiced by such delay. The Issuer shall defend the claim and the Indenture Trustee shall cooperate in the defense (unless the Indenture Trustee determines that an actual or potential conflict of interest exists, in which case the Indenture Trustee shall be entitled to retain separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel). The Issuer need not pay for any settlements made without its consent; provided that such consent shall not be unreasonably withheld. The Issuer need not reimburse any expense or indemnity against any loss or liability incurred by the Indenture Trustee through negligence or bad faith.
     Section 8.02 Noteholders’ Indemnity. The Indenture Trustee shall be entitled, subject to such Indenture Trustee’s duty during a Default to act with the required standard of care, to be indemnified by the Holders of the Equipment Notes before proceeding to exercise any right or power under this Master Indenture and any Series Supplement or the Management Agreement at the request or Direction of such Holders.
     Section 8.03 Survival. The provisions of Sections 8.01 and 8.02 hereof shall survive the termination of this Master Indenture or the earlier resignation or removal of the Indenture Trustee.
ARTICLE IX
SUPPLEMENTAL INDENTURES
     Section 9.01 Supplemental Indentures Without the Consent of the Noteholders.
          (a) Without the consent of any Holder and based on an Opinion of Counsel in form and substance reasonably acceptable to the Indenture Trustee to the effect that such Indenture Supplement is for one of the purposes set forth in clauses (i) through (vi) below, the Issuer and the Indenture Trustee, at any time and from time to time, may enter into one or more Indenture Supplements for any of the following purposes:
          (i) to add to the covenants of the Issuer in this Master Indenture for the benefit of the Holders of all Equipment Notes then Outstanding, or to surrender any right or power conferred upon the Issuer in this Master Indenture;

          (ii) to cure any ambiguity, to correct or supplement any provision in this Master Indenture which may be inconsistent with any other provision in this Master Indenture;
          (iii) to correct or amplify the description of any property at any time subject to the Encumbrance of this Master Indenture, or to better assure, convey and confirm unto the Indenture Trustee any property subject or required to be subject to the Encumbrance of this Master Indenture, or to subject additional property to the Encumbrance of this Master Indenture;
          (iv) to add additional conditions, limitations and restrictions thereafter to be observed by the Issuer;
          (v) if required, to convey, transfer, assign, mortgage or pledge any additional property to or with the Indenture Trustee; or
          (vi) to evidence the succession of the Indenture Trustee.
          (b) No Indenture Supplement shall be entered into under this Section 9.01 unless (i) each Rating Agency shall have received prior written notice thereof and, except as set forth in the proviso at the end of this sentence, the Issuer shall have obtained a Rating Agency Confirmation in respect thereof; provided, that no such Rating Agency Confirmation shall be required if such Indenture Supplement shall have been entered into by the Indenture Trustee at the Direction of a Requisite Majority; and (ii) if applicable, any consent required by Section 10.03 shall have been obtained..
     Section 9.02 Supplemental Indentures with the Consent of Noteholders.
          (a) With the consent evidenced by a Direction of a Requisite Majority, and, if applicable, subject to obtaining any consent required by Section 10.03, the Issuer and the Indenture Trustee may enter into an Indenture Supplement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Master Indenture or the Equipment Notes or of modifying in any manner the rights of the Noteholders under this Master Indenture or the Equipment Notes; provided, however, that no such Indenture Supplement shall, without the prior written Direction of the Holders of each Outstanding Equipment Note adversely affected thereby and the Direction of a Requisite Majority for the Equipment Notes then Outstanding:
          (i) reduce the principal amount of any Equipment Note or the rate of interest thereon, change the priority of any payments required pursuant to this Master Indenture or amend or otherwise modify the Flow of Funds except as permitted pursuant to Section 9.02(b), or the date on which, or the amount of which, or the place of payment where, or the coin or currency in which, any Equipment Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Final Maturity Date thereof;
          (ii) reduce the percentage of Holders of Outstanding Equipment Notes required for (x) the consent required for delivery of any Indenture Supplement to this

Master Indenture, (y) the consent required for any waiver of compliance with certain provisions of this Master Indenture or certain Events of Default hereunder and their consequences as provided for in this Master Indenture or (z) the consent required to waive any payment default on the Equipment Notes;
          (iii) modify any provision relating to this Master Indenture which specifies that such provision cannot be modified or waived without the Direction of the Holder of each Outstanding Equipment Note affected thereby;
          (iv) modify or alter the definition of the term “Requisite Majority” (including, without limitation, the percentages therein);
          (v) impair or adversely affect the Collateral except as otherwise permitted in this Master Indenture;
          (vi) modify or alter the provisions of this Master Indenture relating to mandatory prepayments;
          (vii) permit the creation of any Encumbrance ranking prior to or on a parity with the Encumbrance of this Master Indenture with respect to any part of the Collateral or terminate the Encumbrance of this Master Indenture on any property at any time subject hereto or deprive the Holder of any Equipment Note of the security afforded by the Encumbrance of this Master Indenture except as permitted in accordance with this Master Indenture; or
          (viii) modify any of the provisions of this Master Indenture or a Series Supplement in such a manner as to affect the amount or timing of any payments of interest or principal due on any Equipment Note.
Prior to the execution of any Indenture Supplement issued pursuant to this Section 9.02, the Issuer shall provide a written notice to each Rating Agency setting forth in general terms the substance of any such Indenture Supplement.
          (b) Notwithstanding the foregoing provisions of this Section 9.02, the Issuer, the Indenture Trustee and, by its acceptance of an Equipment Note, each Noteholder, hereby irrevocably agrees that, in connection with the appointment and engagement of a Successor Manager and as contemplated in the last paragraph of the Granting Clauses hereof, the Indenture Trustee acting at the Direction of the Requisite Majority acting in its sole discretion shall have the right, without the consent of the Issuer, any Noteholder or any other Person, to increase the Management Fee and/or pay to the Manager an incentive fee, add the payment of such amounts to and/or change the priority of distribution of such amounts in, the Flow of Funds and amend this Master Indenture or a Series Supplement to the extent necessary to effectuate the foregoing.
          (c) Promptly after the execution by the Issuer and the Indenture Trustee of any Indenture Supplement pursuant to this Section, the Issuer shall mail to the Administrator, the Indenture Trustee and each Rating Agency, a notice setting forth in general terms the substance of such Indenture Supplement, together with a copy of the text of such Indenture Supplement.

Any failure of the Issuer to mail or provide such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Indenture Supplement.
     Section 9.03 Execution of Indenture Supplements and Series Supplements. In executing, or accepting the additional terms created by, an Indenture Supplement or Series Supplement permitted by this Article IX or the modification thereby of the terms created by this Master Indenture, the Indenture Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such Indenture Supplement or Series Supplement is authorized or permitted by this Master Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such Indenture Supplement or Series Supplement which affects the Indenture Trustee’s own rights, duties or immunities under this Master Indenture and any Series Supplement or otherwise.
     Section 9.04 Effect of Indenture Supplements. Upon the execution of any Indenture Supplement under this Article, this Master Indenture shall be modified in accordance therewith, and such Indenture Supplement shall form a part of this Master Indenture for all purposes.
     Section 9.05 Reference in Equipment Notes to Supplements. Equipment Notes authenticated and delivered after the execution of any Indenture Supplement or Series Supplement pursuant to this Article may, and shall if required by the Issuer, bear a notation in form as to any matter provided for in such Indenture Supplement or Series Supplement. If the Issuer shall so determine, new Equipment Notes so modified as to conform may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Equipment Notes.
     Section 9.06 Issuance of Additional Series of Equipment Notes. The Issuer may from time to time issue one or more Additional Series of Equipment Notes pursuant to a Series Supplement executed by the Issuer and the Indenture Trustee that will specify the Principal Terms of such Series. The terms of such Series Supplement may modify or amend the terms of this Master Indenture solely as applied to such Series. No Series Supplement may amend this Master Indenture (or a related Series Supplement) as applicable to any other Series except with the consent of the Control Party for each other Series and in accordance with the terms of this Master Indenture. A Series Supplement may contain special or additional voting requirements that apply with respect to amendments or waivers of or under such Series Supplement, or to matters arising under this Master Indenture as to which Noteholders of such Series are entitled to vote, provided that no such requirement may be inconsistent with the requirements of this Master Indenture. Any Additional Series (or Class thereof) will be issued as a term Series or Class, i.e., it will have a predetermined, fixed or scheduled principal amortization established in the related Series Supplement. Additional Series may be issued for the purpose of financing the Issuer’s acquisition of additional Railcars and Leases, for the purpose of refinancing one or more preexisting Series (in whole and not in part) for the purpose of raising additional funds for the Issuer or a combination of the foregoing purposes.
     The ability of the Issuer to issue such Additional Series and the obligation of the Indenture Trustee to authenticate and deliver the Equipment Notes of such Additional Series and to execute and deliver the related Series Supplement is subject to the satisfaction of the following conditions:

          (a) the Issuer shall have given the Indenture Trustee, the Manager, each Rating Agency and each other party entitled thereto pursuant to the relevant Series Supplement notice of the Additional Series and the proposed Series Issuance Date;
          (b) the Issuer shall have obtained Rating Agency Confirmation with respect to such Additional Series and each other Series of Equipment Notes then Outstanding;
          (c) no Manager Termination Event, Event of Default or Early Amortization Event shall have occurred and be continuing at the time of the issuance of such Additional Series, and no Manager Termination Event, Event of Default or Early Amortization Event would occur as a result of closing the transactions associated with the issuance of such Additional Series;
          (d) no Additional Interest shall be due and owing, and all scheduled amortization payments on all Outstanding Series due at or before the date of the issuance of such Additional Series shall have been made as of the date of issuance of such Additional Series;
          (e) the issuance of such Additional Series shall not result in noncompliance with the Concentration Limits;
          (f) the Issuer shall have delivered to the Indenture Trustee, on or prior to the date of issuance of such Additional Series of Notes:
          (i) an original copy of the Series Supplement for such Additional Series, duly executed by the Issuer;
          (ii) a copy of the Assigned Agreements for such Additional Series, duly executed by each party thereto;
          (iii) one or more officer’s certificates, duly executed by a responsible officer and providing for such certifications and other matters as the Indenture Trustee shall reasonably require; and
          (iv) one or more opinions of counsel, duly executed by counsel to the Issuer and providing for such matters as the Indenture Trustee shall reasonably require, including without limitation, an opinion from tax counsel to the Issuer (which opinion may rely, as to factual matters, on a certificate of a Person whose duties relate to the matters being certified) to the effect that, for U.S. federal income tax purposes, (a) such action will not cause any Equipment Note of any Outstanding Series or Class for which an opinion of counsel to the Issuer was rendered in connection with the original issuance of such Equipment Note to the effect that such Equipment Note is treated as debt for U.S. federal income tax purposes, to be characterized as other than debt, and (b) such action will not cause the Issuer to be treated as an association (or publicly traded partnership) taxable as a corporation;
          (g) while any other Series is Outstanding, any issuance of an Additional Series will be subject to the additional condition that the Book LTV Ratio immediately after the acquisition of additional Railcars with the proceeds of issuance of such Additional Series shall not be greater than the Book LTV Ratio as of the Initial Closing Date; and
          (h) the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate to the effect that all of the conditions specified in clauses (a) through (g), as applicable, above have been satisfied.
          Upon satisfaction of the above conditions, the Indenture Trustee shall execute the Series Supplement and authenticate and deliver the Equipment Notes of such Additional Series.
ARTICLE X
MODIFICATION AND WAIVER
     Section 10.01 Modification and Waiver with Consent of Holders. In the event that the Indenture Trustee receives a request for its consent to an amendment, modification or waiver under this Master Indenture, the Equipment Notes or any Operative Agreement relating to the Equipment Notes, the Indenture Trustee shall mail a notice of such proposed amendment, modification or waiver to each Noteholder asking whether or not to consent to such amendment, modification or waiver if such Noteholder’s consent is required pursuant to this Master Indenture; provided that any amendment, modification or waiver of the provisions described in Section 9.02 hereof is not permitted without the consent of each Noteholder required thereby; provided further, however, that any Event of Default may be waived in accordance with Section 4.04 hereof. The foregoing, however, shall not prevent the Issuer from amending any Lease of a Railcar, provided that such amendment is otherwise permitted by this Master Indenture and the Management Agreement.
     It shall not be necessary for the consent of the Holders under this Section 10.01 to approve the particular form of any proposed amendment, modification or waiver, but it shall be sufficient if such consent approves the substance thereof. Any such amendment, modification or waiver approved by the Direction of a Requisite Majority (and, if applicable, as to which Rating Agency Confirmation is given) will be binding on all Noteholders.
     The Issuer shall give each Rating Agency prior notice of any amendment under this Section 10.01 and any amendments of its constitutive documents by the Issuer, and, after an amendment under this Section 10.01 becomes effective, the Issuer shall mail to the Holders and each Rating Agency a notice briefly describing such amendment. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.
     After an amendment, modification or waiver under this Section 10.01 becomes effective, it shall bind every Holder, whether or not notation thereof is made on any Equipment Note held by such Holder.
     Section 10.02 Modification Without Consent of Holders. Subject to Section 9.01 hereof, the Indenture Trustee may agree, without the consent of any Noteholder, to any modification (other than those referred to in Section 10.01) of any provision of any Operative Agreement or of the relevant Equipment Notes to correct a manifest error or an error which is of a formal, minor or technical nature. Any such modification shall be notified to the Holders as soon as practicable thereafter and shall be binding on all the Holders.
     Section 10.03 Consent of Hedge Providers and Liquidity Facility Providers. No amendment, modification or waiver to this Master Indenture or a Series Supplement shall be permitted if such amendment, modification or waiver could reasonably be expected to materially adversely affect a Hedge Provider without the prior written consent of such Hedge Provider. No amendment, modification or waiver to this Master Indenture or a Series Supplement shall be permitted if such amendment, modification or waiver could reasonably be expected to materially adversely affect a Liquidity Facility Provider without the prior written consent of such Liquidity Facility Provider; provided that if a Liquidity Facility Provider is in default under one or more of its Liquidity Facility Documents, then (i) Section 3.11 is the only Section of this Master Indenture that shall be considered for purposes of this Section 10.03 with respect to such Liquidity Facility Provider’s consent rights and (ii) the only Sections of a Series Supplement, if any, that shall be considered for purposes of this Section 10.03 with respect to such Liquidity Facility Provider’s consent rights must be expressly identified as such in that Series Supplement.
     Section 10.04 Subordination and Priority of Payments. The subordination provisions contained in the Flow of Funds and Article XI hereof may not be amended or modified without the consent of each Noteholder of the Outstanding Equipment Notes. In no event shall the provisions set forth in the Flow of Funds relating to the priority of the Service Provider Fees and Operating Expenses be amended or modified. The foregoing sentences in each case are subject to the provisions of Section 9.02(b).
     Section 10.05 Execution of Amendments by Indenture Trustee. In executing, or accepting the additional trusts created by, any amendment or modification to this Master Indenture permitted by this Article X or Section 3.16(b) or the modifications thereby of the trusts created by this Master Indenture, the Indenture Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Master Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Indenture Trustee’s own rights, duties or immunities under this Master Indenture or otherwise.
ARTICLE XI
SUBORDINATION
     Section 11.01 Subordination.
          (a) Each Noteholder and Service Provider agrees that its claims against the Issuer for payment of amounts are (i) subordinate to any claims ranking in priority thereto as set forth in the Flow of Funds hereof, including any post-petition interest (each such prior claim, a “Senior Claim”), which subordination shall continue until the holder of such Senior Claim (a “Senior Claimant”), or the Indenture Trustee on its behalf, has received the full cash amount of such Senior Claim, and (ii) limited in any event to the amount of funds available to the Issuer under the Flow of Funds. Any amounts not paid by the Issuer as a result of the limitation in clause (ii) of the foregoing sentence shall not constitute a “claim” against the Issuer for purposes of Section 101 of the Bankruptcy Code. Each Noteholder and Service Provider is also obligated to hold for the benefit of the Senior Claimant any amounts received by such Noteholder or Servicer Provider, as the case may be, which, under the terms of this Master Indenture, should have been paid to or on behalf of the Senior Claimant and to pay over such amounts to the Indenture Trustee for application as provided in the Flow of Funds. Each Noteholder also agrees to execute and deliver such instruments and documents, and take all further action, that a Senior Claimant may reasonable request in order to effectuate the above. Each Noteholder’s right with respect to any Collateral shall be subordinated to the rights of Senior Claimants. Amounts deposited in any Indenture Account for a defeasance of the Equipment Notes or for an Optional Redemption of the Equipment Notes will not be subject to the foregoing subordination provisions. For the avoidance of doubt, this paragraph is not intended to limit the rights of Hedge Providers to receive payments other than in accordance with the Flow of Funds pursuant to Sections 3.08(c), 3.11(c), 3.14 and 3.16 of this Master Indenture.
          (b) If any Senior Claimant receives any payment in respect of any Senior Claim which is subsequently invalidated, declared preferential, set aside and/or required to be repaid to a trustee, receiver or other party, then, to the extent such payment is so invalidated, declared preferential, set aside and/or required to be repaid, such Senior Claim shall be revived and continue in full force and effect, and shall be entitled to the benefits of this Article XI, all as if such payment had not been received.
          (c) Each Noteholder, by its acceptance of an Equipment Note, and each other payee pursuant to the Flow of Funds, by entering into the Operative Agreement to which it is a party, authorizes and expressly directs the Indenture Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XI, and appoints the Indenture Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of the Issuer (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) any actions tending towards liquidation of the property and assets of the Issuer or the filing of a claim for the unpaid balance of its Equipment Notes in the form required in those proceedings.
          (d) No right of any holder of any Senior Claim to enforce the subordination of any subordinated claim shall be impaired by an act or failure to act by the Issuer or the Indenture Trustee or by any failure by either the Issuer or the Indenture Trustee to comply with this Master Indenture, unless such failure shall materially prejudice the rights of the subordinated claimant.
          (e) Each Noteholder, by accepting an Equipment Note, and each other payee pursuant to the Flow of Funds, by entering into the Operative Agreement to which it is a party, acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Claim, whether such Senior Claim was created or acquired before or after the issuance of such holder’s claim, to acquire and continue to hold such Senior Claim and such holder of any Senior Claim shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold such Senior Claim.

          (f) The Noteholders of each Series shall have the right to receive, to the extent necessary to make the required payments with respect to the Equipment Notes of such Series at the times and in the amounts specified herein and in the related Series Supplement, (i) the portion of Collections allocable to Noteholders of such Series pursuant to this Master Indenture and the related Series Supplement, (ii) funds on deposit in the Liquidity Reserve Account allocated in accordance with the terms of this Master Indenture and the related Series Supplement and (iii) funds on deposit in any Series Account for such Series. Each Noteholder, by acceptance of its Equipment Notes, (x) acknowledges and agrees that except as expressly provided herein and in a Series Supplement, the Noteholders of a Series shall not have any interest in any Series Account for the benefit of any other Series (to the extent amounts were deposited therein in accordance with the Operative Agreements), and (y) ratifies and confirms the terms of this Master Indenture and the Operative Agreements executed in connection with such Noteholder’s Series. With respect to each Collection Period, Collections on deposit in the Collections Account will be allocated to each Series then Outstanding in accordance with the Flow of Funds and the related Series Supplements.
ARTICLE XII
DISCHARGE OF INDENTURE; DEFEASANCE
     Section 12.01 Discharge of Liability on the Equipment Notes; Defeasance.
          (a) When (i) the Issuer delivers to the Indenture Trustee all Outstanding Equipment Notes (other than Equipment Notes replaced pursuant to Section 2.08 hereof) for cancellation or (ii) all Outstanding Equipment Notes have become due and payable, whether at maturity or as a result of the mailing of a Redemption Notice pursuant to Section 3.16(a) hereof and the Issuer irrevocably deposits in the Redemption/Defeasance Account funds sufficient to pay at maturity, or upon Optional Redemption of, all Outstanding Equipment Notes, including interest thereon to maturity or the Redemption Date (other than Equipment Notes replaced pursuant to Section 2.08), and if in either case the Issuer pays all other sums payable hereunder by the Issuer including any premium, then this Master Indenture shall, subject to Section 12.01(c), cease to be of further effect. The Indenture Trustee shall acknowledge satisfaction and discharge of this Master Indenture on demand of the Issuer accompanied by an Officer’s Certificate and an opinion of counsel, at the cost and expense of the Issuer, to the effect that any conditions precedent to a discharge of this Master Indenture have been met.
          (b) Subject to Sections 12.01(c) and 12.02, the Issuer at any time may terminate (i) all its obligations under the Equipment Notes or any Class or Series of Equipment Notes and this Master Indenture (the “legal defeasance” option) or (ii) its obligations under Sections 5.02, 5.03, 5.04 and 4.01 (other than with respect to a failure to comply with Sections 4.01(a), 4.01(b), 4.01(e) (only with respect to the Issuer) and 4.01(f) (only with respect to the Issuer)) (the “covenant defeasance” option). The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.
          If the Issuer exercises its legal defeasance option, payment of any Equipment Notes subject to such legal defeasance may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option, payment of the Equipment Notes may not be accelerated because of an Event of Default (other than with respect to a failure to comply with Section 5.02(j), 4.01(a), 4.01(b), 4.01(e) and 4.01(f)).
          Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Indenture Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.
          (c) Notwithstanding clauses (a) and (b) above, the Issuer’s obligations in Sections 2.01, 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 5.02(j), Article VI, Sections 8.01, 12.04, 12.05 and 12.06 shall survive until all the Equipment Notes have been paid in full. Thereafter, the Issuer’s obligations in Sections 8.01, 12.04, 12.05 and 13.07 shall survive.
     Section 12.02 Conditions to Defeasance. The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:
          (a) The Issuer irrevocably deposits in trust in the Redemption/Defeasance Account any one or any combination of (A) money, (B) obligations of, and supported by the full faith and credit of, the U.S. Government (“U.S. Government Obligations”) or (C) obligations of corporate issuers (“Corporate Obligations”) (provided that any such Corporate Obligations are rated AA+, or the equivalent, or higher, by each Rating Agency at such time and shall not have a maturity of longer than three (3) years from the date of defeasance) for the payment of all principal, premium, if any, and interest to maturity or redemption on the Class (or Series) of Equipment Notes being defeased;
          (b) the Issuer delivers to the Indenture Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations or the Corporate Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due and interest to maturity or redemption on the Class (or Series) of the Equipment Notes being defeased;
          (c) 91 days pass after the deposit described in clause (a) above is made and during the 91-day period no Event of Default specified in Section 4.01(f) or (g) with respect to the Issuer occurs which is continuing at the end of the period;
          (d) the deposit described in clause (a) above does not constitute a default under any other agreement binding on the Issuer;
          (e) the Issuer delivers to the Indenture Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit described in clause (a) does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;
          (f) the Issuer shall have delivered to the Indenture Trustee an Opinion of Counsel to the effect that the Noteholders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;
          (g) if the related Equipment Notes are then listed on any securities exchange, the Issuer delivers to the Indenture Trustee an Opinion of Counsel to the effect that such deposit, defeasance and discharge will not cause such Equipment Notes to be delisted;
          (h) the Issuer has obtained a Rating Agency Confirmation relating to the defeasance contemplated by this Section 12.02;
          (i) the Issuer delivers to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Equipment Notes as contemplated by this Article XII have been complied with; and
          (j) the Issuer shall only defease the Equipment Notes of a Class in their entirety, not partially.
     Section 12.03 Application of Trust Money. The Indenture Trustee shall hold in trust in the Redemption/Defeasance Account money, U.S. Government Obligations or Corporate Obligations deposited with it pursuant to this Article XII. It shall apply the deposited money and the money from U.S. Government Obligations or Corporate Obligations in accordance with this Master Indenture and the applicable Series Supplements to the payment of principal, premium, if any, and interest on the applicable Equipment Notes. Money and securities so held in trust are not subject to Article X hereof.
     Section 12.04 Repayment to the Issuer. The Indenture Trustee shall promptly turn over to the Issuer upon request any excess money or securities held by it at any time. Subject to any applicable abandoned property law, the Indenture Trustee shall pay to the Issuer upon written request any money held by it for the payment of principal or interest that remains unclaimed for two (2) years and, thereafter, Noteholders entitled to the money must look to the Issuer for payment as general creditors. Such unclaimed funds shall remain uninvested and in no event shall the Indenture Trustee be liable for interest on such unclaimed funds.
     Section 12.05 Indemnity for Government Obligations and Corporate Obligations. The Issuer shall pay and shall indemnify the Indenture Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or Corporate Obligations, or the principal and interest received on such U.S. Government Obligations or Corporate Obligations.
     Section 12.06 Reinstatement. If the Indenture Trustee is unable to apply any money or U.S. Government Obligations or Corporate Obligations in accordance with this Article XII (and the applicable Series Supplements) by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Master Indenture and the applicable Series Supplements and the Equipment Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article XII until such time as the Indenture Trustee is permitted to apply all such money, U.S. Government Obligations or Corporate Obligations in accordance with this Article XII, the applicable Series Supplements and the applicable Equipment Notes; provided, however, that, if the Issuer has made any payment of interest on or principal of any Equipment Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Equipment Notes to receive such payment from the money, U.S. Government Obligations or Corporate Obligations held by the Indenture Trustee.
ARTICLE XIII
MISCELLANEOUS
     Section 13.01 Right of Indenture Trustee to Perform. If the Issuer for any reason fails to observe or punctually to perform any of its obligations to the Indenture Trustee, whether under this Master Indenture and any Series Supplement or any of the other Operative Agreements or otherwise, the Indenture Trustee shall have power (but shall have no obligation), on behalf of or in the name of the Issuer or otherwise, to perform such obligations and to take any steps which the Indenture Trustee may, in its absolute discretion, consider appropriate with a view to remedying, or mitigating the consequences of, such failure by the Issuer; provided that no exercise or failure to exercise this power by the Indenture Trustee shall in any way prejudice the Indenture Trustee’s other rights under this Master Indenture and any Series Supplement or any of the other Operative Agreements.
     Section 13.02 Waiver. Any waiver by any party of any provision of this Master Indenture or any right, remedy or option hereunder shall only prevent and estop such party from thereafter enforcing such provision, right, remedy or option if such waiver is given in writing and only as to the specific instance and for the specific purpose for which such waiver was given. The failure or refusal of any party hereto to insist in any one or more instances, or in a course of dealing, upon the strict performance of any of the terms or provisions of this Master Indenture by any party hereto or the partial exercise of any right, remedy or option hereunder shall not be construed as a waiver or relinquishment of any such term or provision, but the same shall continue in full force and effect. No failure on the part of the Indenture Trustee to exercise, and no delay on its part in exercising, any right or remedy under this Master Indenture and any Series Supplement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Master Indenture are cumulative and not exclusive of any rights or remedies provided by law.
     Section 13.03 Severability. In the event that any provision of this Master Indenture or the application thereof to any party hereto or to any circumstance or in any jurisdiction governing this Master Indenture shall, to any extent, be invalid or unenforceable under any applicable statute, regulation or rule of law, then such provision shall be deemed inoperative to the extent that it is invalid or unenforceable and the remainder of this Master Indenture, and the application of any such invalid or unenforceable provision to the parties, jurisdictions or circumstances other than to whom or to which it is held invalid or unenforceable, shall not be affected thereby nor shall the same affect the validity or enforceability of this Master Indenture. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by the Indenture Trustee hereunder is unavailable or unenforceable shall not affect in any way the ability of the Indenture Trustee to pursue any other remedy available to it.

     Section 13.04 Notices. All notices, demands, certificates, requests, directions, instructions and communications hereunder (“Notices”) shall be in writing and shall be effective (a) upon receipt when sent through the mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (b) one Business Day after delivery to an overnight courier, or (c) on the date personally delivered to an authorized officer of the party to which sent, or (d) on the date transmitted by legible telecopier transmission with a confirmation of receipt, in all cases addressed to the recipient as follows:
if to the Issuer, to:
TRIP Rail Master Funding LLC
c/o Trinity Industries Leasing Company, as Manager
2525 Stemmons Freeway
Dallas, TX 75207
Attention: Lance Davis, Director of Finance
Facsimile: (214) 589-8271
Confirmation Number: (214) 589-8735
with a copy to:
Trinity Industries Leasing Company
2525 Stemmons Freeway
Dallas, TX 75207
Attention: Legal Department
Facsimile: (214) 589-8824
Confirmation Number: (214) 631-4420
if to the Administrator, to:
Trinity Industries Leasing Company
2525 Stemmons Freeway
Dallas, TX 75207
Attention: Lance Davis, Director of Finance
Facsimile: (214) 589-8271
Confirmation Number: (214) 589-8735
with a copy to:
Trinity Industries Leasing Company
2525 Stemmons Freeway
Dallas, TX 75207
Attention: Legal Department
Facsimile: (214) 589-8824
Confirmation Number: (214) 631-4420

if to the Indenture Trustee, the Note Registrar or the Paying Agent,
to:
Wilmington Trust Company
1100 North Market Street
Wilmington, Delaware 19890-1605
Facsimile: (302) 636-4140
Telephone: (302) 636-6000
Attention: Corporate Trust Administration
Re: TRIP Rail Master Funding LLC
if to the Manager, to:
Trinity Industries Leasing Company
2525 Stemmons Freeway
Dallas, TX 75207
Attention: Lance Davis, Director of Finance
Facsimile: (214) 589-8271
Confirmation Number: (214) 589-8735
with a copy to:
Trinity Industries Leasing Company
2525 Stemmons Freeway
Dallas, TX 75207
Attention: Legal Department
Facsimile: (214) 589-8824
Confirmation Number: (214) 631-4420
if to a Hedge Provider, to:

the address specified in the applicable Series Supplement
if to a Liquidity Facility Provider, to:
the address specified in the applicable Series Supplement
if to a Rating Agency, to:
the address specified in the applicable Series Supplement.
     Section 13.05 Assignments. This Master Indenture shall be a continuing obligation of the Issuer and shall (i) be binding upon the Issuer and its successors and assigns and (ii) inure to the benefit of and be enforceable by the Indenture Trustee, and by its successors, transferees and assigns. The Issuer may not assign any of its obligations under this Master Indenture or any Series Supplement, or delegate any of its duties hereunder.

     Section 13.06 Currency Conversion.
          (a) If any amount is received or recovered by the Administrator, the Manager or the Indenture Trustee in respect of this Master Indenture or any part thereof (whether as a result of the enforcement of the security created under this Master Indenture and any Series Supplement or pursuant to this Master Indenture or any judgment or order of any court or in the liquidation or dissolution of the Issuer or by way of damages for any breach of any obligation to make any payment under or in respect of the Issuer’s obligations hereunder or any part thereof or otherwise) in a currency (the “Received Currency”) other than the currency in which such amount was expressed to be payable (the “Agreed Currency”), then the amount in the Received Currency actually received or recovered by the Indenture Trustee shall, to the fullest extent permitted by Applicable Law, only constitute a discharge to the Issuer to the extent of the amount of the Agreed Currency which the Administrator, the Manager or the Indenture Trustee was or would have been able in accordance with its normal procedures to purchase on the date of actual receipt or recovery (or, if that is not practicable, on the next date on which it is so practicable), and, if the amount of the Agreed Currency which the Administrator, the Manager or the Indenture Trustee is or would have been so able to purchase is less than the amount of the Agreed Currency which was originally payable by the Issuer, the Issuer shall pay to the Administrator, the Manager or the Indenture Trustee such amount as the Administrator, Manager or the Indenture Trustee shall determine to be necessary to indemnify such Person against any Loss sustained by it as a result (including the cost of making any such purchase and any premiums, commissions or other charges paid or incurred in connection therewith) and so that such indemnity, to the fullest extent permitted by Applicable Law, (i) shall constitute a separate and independent obligation of the Issuer distinct from its obligation to discharge the amount which was originally payable by the Issuer and (ii) shall give rise to a separate and independent cause of action and apply irrespective of any indulgence granted by the Administrator, the Manager or the Indenture Trustee and continue in full force and effect notwithstanding any judgment, order, claim or proof for a liquidated amount in respect of the amount originally payable by the Issuer or any judgment or order and no proof or evidence of any actual loss shall be required.
          (b) For the purpose of or pending the discharge of any of the moneys and liabilities hereby secured the Administrator and the Manager may convert any moneys received, recovered or realized by the Administrator or the Manager, as the case may be, under this Master Indenture and any Series Supplement (including the proceeds of any previous conversion under this Section 13.06) from their existing currency of denomination into the currency of denomination (if different) of such moneys and liabilities and any conversion from one currency to another for the purposes of any of the foregoing shall be made at the Indenture Trustee’s then prevailing spot selling rate at its office by which such conversion is made. If not otherwise required to be applied in the Received Currency, the Administrator or the Manager, as the case may be, acting on behalf of the Indenture Trustee, shall promptly convert any moneys in such Received Currency other than Dollars into Dollars. Each previous reference in this Section to a currency extends to funds of that currency and funds of one currency may be converted into different funds of the same currency.
     Section 13.07 Application to Court. The Indenture Trustee may at any time after the service of a Default Notice apply to any court of competent jurisdiction for an order that the terms of this Master Indenture be carried into execution under the direction of such court and for the appointment of a receiver of the Collateral or any part thereof and for any other order in relation to the administration of this Master Indenture as the Requisite Majority shall deem fit and it may assent to or approve any application to any court of competent jurisdiction made at the instigation of any of the Noteholders and shall be indemnified by the Issuer against all costs, charges and expenses incurred by it in relation to any such application or proceedings.
     Section 13.08 Governing Law. THIS MASTER INDENTURE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.
     Section 13.09 Jurisdiction.
          (a) Each of the parties hereto agrees that the United States federal and New York State courts located in The City of New York shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Master Indenture and, for such purposes, submits to the jurisdiction of such courts. Each of the parties hereto waives any objection which it might now or hereafter have to the United States federal or New York State courts located in The City of New York being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Master Indenture and agrees not to claim that any such court is not a convenient or appropriate forum.
          (b) The submission to the jurisdiction of the courts referred to in Section 13.09(a) shall not (and shall not be construed so as to) limit the right of the Indenture Trustee to take proceedings against the Issuer in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.
          (c) Each of the parties hereto hereby consents generally in respect of any legal action or proceeding arising out of or in connection with this Master Indenture to the giving of any relief or the issue of any process in connection with such action or proceeding, including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding.
     Section 13.10 Counterparts. This Master Indenture may be executed in two or more counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.
     Section 13.11 No Petition in Bankruptcy. The Indenture Trustee agrees, and each Noteholder shall be deemed to have agreed, that, prior to the date which is one year and one day after the payment in full of all outstanding Equipment Notes, neither the Indenture Trustee nor any Noteholder shall institute against, or join any other Person in instituting against, the Issuer an action in bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceeding under the laws of the United States or any state of the United States.
     Section 13.12 Table of Contents, Headings, Etc. The Table of Contents and headings of the Articles and Sections of this Master Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Master Indenture to be duly executed, all as of the date first written above.

TRIP RAIL MASTER FUNDING LLC
By:	TRIP RAIL HOLDINGS LLC,
its manager, by TRINITY INDUSTRIES
LEASING COMPANY, its manager

By:	/s/ C. Lance Davis
	Name:	Cary Lance Davis
	Title:	Vice President

S-1

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Indenture Trustee (and as securities intermediary as described herein)
By:	/s/ Jose L. Paredes
	Name:	Jose L. Paredes
	Title:	Assistant Vice President

S-2

Annex A to Master Indenture: Defined Terms
     “144A Book-Entry Note” means an Equipment Note sold in reliance on Rule 144A, represented by a single permanent global note in fully registered form, without coupons, the form of which shall be substantially in the form of the applicable Equipment Note Form for such Equipment Note, with the legends required by Section 2.02 hereof for a 144A Book-Entry Note inscribed thereon and with such changes therein and such additional information as may be specified in the Series Supplement pursuant to which such Equipment Note is issued.
     “AAR” means the Association of American Railroads or any successor thereto.
     “Account Administration Agreement” means the Customer Collections Account Administration Agreement, dated as of November 12, 2003, by and among the various beneficiary parties thereto from time to time, TILC and WTC (and as the same may be amended, supplemented, restated, amended and restated or modified from time to time).
     “Account Collateral Agent” means the “Account Collateral Agent” under and as defined in the Account Administration Agreement, initially WTC.
     “Accounts” means all “accounts” as defined in Article 9 of the UCC, whether due or to become due, whether or not the right of payment has been earned by performance, and whether now owned or hereafter acquired or arising in the future, including Accounts Receivable from Affiliates of the Issuer.
     “Accounts Receivable” means all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation, all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Property, together with all of the Issuer’s right, title and interest, if any, in any goods or other property giving rise to such right to payment, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, Encumbrances and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired, and all Supporting Obligations related to the foregoing and all Accounts Receivable Records.
     “Accounts Receivable Records” means (a) all original copies of all documents, instruments or other writings or electronic records or other records evidencing the Accounts Receivable, (b) all books, correspondence, credit or other files, records, ledger sheets or cards, invoices, and other papers relating to Accounts Receivable, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Accounts Receivable, whether in the possession or under the control of the Issuer or any computer bureau or agent from time to time acting for the Issuer or otherwise, (c) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or lenders, and certificates, acknowledgments, or other
ANNEX A

writings, including, without limitation, lien search reports, from filing or other registration officers, (d) all credit information, reports and memoranda relating thereto and (e) all other written, electronic or other non-written forms of information related in any way to the foregoing or any Accounts Receivable.
     “Act” has the meaning, with respect to any Noteholder, given to such term in Section 1.04(a) hereof.
     “Additional Contributions” means any equity contributions made to the Issuer by or through its sole member, the proceeds of which are used, in substantial part, to acquire Additional Railcars or to fund Optional Modifications.
     “Additional Inspection” has the meaning given to such term in Section 5.04(z)(iii) of the Master Indenture.
     “Additional Interest” means, with respect to a Series of Equipment Notes or any Class thereof, interest at the Stated Rate on the aggregate amount of any unpaid interest that is due and payable on the Equipment Notes of such Series or Class (including any unpaid portion of the Stated Interest Amount and any Additional Interest Amount).
     “Additional Interest Amount” with respect to a Series of Equipment Notes or any Class thereof, an amount equal to the Additional Interest on the aggregate amount of unpaid interest (including any unpaid portion of any Stated Interest Amounts and any Additional Interest Amount) that was due and payable on the Equipment Notes of such Series or Class on any prior Payment Date.
     “Additional Notes” means the Equipment Notes evidencing any Additional Series issued by the Issuer from time to time subsequent to the Initial Closing Date.
     “Additional Railcar” means each Railcar acquired by the Issuer (other than the Railcars identified on a schedule to the Series Supplement for the Initial Equipment Notes) subsequent to the Initial Closing Date in accordance with the conditions set forth in Section 5.03(b) hereof.
     “Additional Series” means any Series issued by Issuer subsequent to the Initial Closing Date pursuant to a Series Supplement.
     “Adjusted Value” means, for any individual Railcar as of any date of determination, (a) the Initial Appraised Value of such Railcar, adjusted downward as of each Payment Date after the Delivery Date of such Railcar due to depreciation at the greater of (i) the amount of depreciation determined based on straight line depreciation from the date of manufacture using an assumed 35-year useful life (25 years for autoracks) to a “10%” assumed residual/salvage value and (ii) the amount of depreciation that would be calculated under any subsequent depreciation methodology or general practice of marking down asset values attributable to a change in Trinity’s corporate policy and practice after the Initial Closing Date (a “Depreciation Change”), plus (b) the cost of any Optional Modification or Required Modification, to the extent that Trinity on its books of account would properly add such cost to the book value of such Railcar in accordance with U.S. GAAP, with the amount of such cost so added pursuant to this clause (b) to be depreciated in the same manner following its incurrence and addition to book.
ANNEX A

Following the receipt of all proceeds and third party payments associated with a casualty event with respect to a Railcar, its Adjusted Value will be deemed to be zero.
     “Administrative Services Agreement” means the Administrative Services Agreement, dated as of the Initial Closing Date, between the Administrator and the Issuer, or any replacement administrative services agreement with a replacement Administrator.
     “Administrator” means TILC, in its capacity as administrator under the Administrative Services Agreement, including its successors in interest and permitted assigns, until another Person shall have become the administrator under such agreement, after which “Administrator” shall mean such other Person.
     “Administrator Fee” means, for any Payment Date, the compensation payable to the Administrator on such Payment Date in accordance with the terms of, and designated as such in, the Administrative Services Agreement.
     “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with, such Person or is a director or officer of such Person; “control” of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting Stock, by contract or otherwise.
     “After-Tax Basis” means, with respect to any payment due to any Person, the amount of such payment supplemented by a further payment or payments so that the sum of all such payments, after reduction for all Taxes payable by such Person by reason of the receipt or accrual of such payments, shall be equal to the payment due to such Person.
     “Aggregate Adjusted Borrowing Value” means, as of any date of determination, an amount equal to the sum of (i) the Adjusted Values (measured as of the last day of the month immediately preceding such date of determination) of all Portfolio Railcars, and (ii) the amounts on deposit in the Optional Reinvestment Account, any Prefunding Accounts and the Mandatory Replacement Account as of such date.
     “Annual Report” has the meaning given to such term in Section 2.13(a) hereof.
     “Applicable Law” means all applicable laws, rules, statutes, ordinances, regulations and orders of Governmental Authorities, including, without limitation, the applicable laws, rules, regulations and orders of any Railroad Authority.
     “Appraisal” means a desktop appraisal of a Railcar, i.e. an appraisal without a physical inspection of a Railcar, dated within 60 days of the applicable Delivery Date of such Railcar by the applicable Appraiser to determine the Initial Appraised Value of such Railcar, and, if such Delivery Date is not a Closing Date, considering substantially similar factors in such determination as were considered in the Appraisal delivered in connection with the most recent Closing Date (or, if obtaining an Appraisal addressing such factors is no longer commercially feasible as a result of changes in market practice of railcar appraisers, then an appraisal that considers such factors in the valuation determination as are then commercially feasible to obtain in light of railcar appraisal market practices at that time).
ANNEX A

     “Appraiser” means RailSolutions, Inc., or such other independent railcar appraiser that is of comparable standing and reputation as determined in the good faith judgment of the Manager.
     “Asset Transfer Agreement” means any asset transfer agreement between the Issuer and one or more sellers of Railcars, in form and substance satisfactory to the Issuer and the applicable seller or sellers party thereto. The intial Asset Transfer Agreement is the Purchase and Contribution Agreement, dated as of the Initial Closing Date, among the Issuer, TILC and TRIP Leasing.
     “Assigned Agreements” has the meaning assigned to such term in the Granting Clauses hereunder.
     “Assignment and Assumption” has the meaning given such term, if applicable, in an Asset Transfer Agreement.
     “Authorized Agent” means, with respect to the Equipment Notes of any Series, any authorized Paying Agent or Note Registrar for the Equipment Notes of such Series.
     “Authorized Representative” of any entity means the person or persons authorized to act on behalf of such entity.
     “Available Collections Amount” means, for any Payment Date, the amount of Collections in the Collections Account as of the Determination Date for such Payment Date, plus or minus, as applicable, the aggregate amount of all transfers to be made to or from the Collections Account pursuant to the Master Indenture or a Hedge Agreement during the period beginning on such Determination Date and ending on such Payment Date (including transfers from the Liquidity Reserve Account, the Optional Reinvestment Account, or the Mandatory Replacement Account pursuant to Sections 3.04, 3.05 and 3.09 hereof, respectively, and including any Manager Advance).
     “Balance” means, with respect to any Indenture Account as of any date, the sum of the cash deposits in such Indenture Account and the value of any Permitted Investments held in such Indenture Account as of such date, as determined in accordance with Section 1.02(k) hereof.
     “Bankruptcy Code” means Chapter 11 of Title 11 of the United States Code, 11 U.S.C. § 101 et. seq.
     “Bill of Sale” has the meaning given such term, if applicable, in an Asset Transfer Agreement.
     “Book-Entry Notes” means the Regulation S Book-Entry Notes and the 144A Book-Entry Notes.
     “Book LTV Ratio” has the meaning given to such term in paragraph 4(f) (Collateral—Releases) of the Granting Clause of this Master Indenture.
     “Books and Records” has the meaning given to such term in Section 5.04(z)(i) hereof.
ANNEX A

     “Books and Records Inspection” has the meaning given to such term in Section 5.04(z)(i) hereof.
     “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York, Dallas, Texas, or in the location of the principal corporate trust office of the Indenture Trustee (currently Wilmington, Delaware for WTC as Indenture Trustee) are authorized by law to close.
     “Cede” means Cede & Co., as nominee for DTC.
     “Chattel Paper” means all “chattel paper” as defined in the UCC.
     “Chattel Paper Original” means that any applicable original Lease Schedule or Rider and any related amendment or supplement thereto being delivered shall have been designated the sole original copy thereof by the applicable Lessor (1) adding or affixing, by sticker, stamp or otherwise, language substantially to the following effect, to the cover page of such Schedule or Rider: “To the extent, if any, that this Schedule/Rider or any amendment or supplement hereunder constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), this copy shall constitute the sole original thereof and no security interest in this Schedule/Rider or amendment or supplement thereto may be created through the transfer or possession of any counterpart other than this counterpart”; and (2) marking each other original executed counterpart of such Schedule/Rider and any amendment or supplement thereto in its possession with the words “DUPLICATE ORIGINAL.”
     “Class” means with respect to a Series, one or more classes of Equipment Notes of such Series (which class or classes shall be specified by the related Series Supplement) having the same rights to payment as all other Equipment Notes of such class.
     “Class Account” has the meaning given to such term in Section 3.01(a) hereof.
     “Clearing Agency Participant” means a Person who has an account with Clearstream.
     “Clearstream” means Clearstream Banking, a French société anonyme.
     “Closing Date” means in the case of (i) the Initial Equipment Notes, the Initial Closing Date, and (ii) any Additional Notes, the relevant Series Issuance Date of such Additional Notes.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Collateral” has the meaning given such term in the Granting Clause hereof.
     “Collateral Liquidation Notice” means a written Direction from the Requisite Majority directing the Indenture Trustee to sell the Portfolio Railcars in accordance with Section 4.02(b) hereof.
     “Collection Period” means, with respect to each Payment Date other than the first Payment Date, the period commencing on the first day of the calendar month immediately preceding the month in which such Payment Date occurs and ending on the last day of such
ANNEX A

calendar month and, in the case of the first Payment Date in respect of a Series, the period commencing on the Series Issuance Date for such Series and ending on the last day of the first full calendar month following such Series Issuance Date.
     “Collections” for any period means all amounts (without duplication) received by the Issuer or by any Person (including without limitation, the Account Collateral Agent) receiving such amounts on behalf of the Issuer, including, but not limited to, (i) Lease Payments, (ii) amounts received in respect of claims for damages or in respect of any breach of contract for nonpayment of the foregoing, (iii) the Net Disposition Proceeds of any Railcar Disposition (except for any portion of such Net Disposition Proceeds that the Issuer shall direct to be deposited into either the Mandatory Replacement Account or the Optional Reinvestment Account), (iv) amounts transferred from the Mandatory Replacement Account or the Optional Reinvestment Account due to a failure to acquire or fund an Additional Railcar within the Replacement Period; (v) investment income, if any, on all amounts on deposit in the Indenture Accounts, (vi) any proceeds or other payments received under the Relative Documents, (vii) any portion of the net cash proceeds of the issuance of Equipment Notes deposited in the Collections Account on a Closing Date, (viii) net payments received by the Issuer under Hedge Agreements (other than payments made as, or as proceeds of, collateral provided by a Hedge Provider pursuant to a credit support annex), and (ix) any other amounts received by the Issuer, but not including any funds to be applied in connection with an Optional Redemption and other amounts required to be paid over to any third party pursuant to any Relative Document.
     “Collections Account” has the meaning given to such term in Section 3.01(a) hereof.
     “Company Inspection” has the meaning given to such term in Section 5.04(z)(i) hereof.
     “Concentration Limits” means, collectively the Mexico Concentration Restriction and the Customer Concentration Limitation.
     “Control Party” means in respect of any Series of Equipment Notes, unless otherwise provided in the Series Supplement related to such Series, Holders representing more than fifty percent (50%) of the then aggregate Outstanding Principal Balance of the Outstanding Equipment Notes within such Series.
     “Convey” or “Conveyance” has the meaning given such term, if applicable, in an Asset Transfer Agreement.
     “Corporate Obligations” has the meaning given to such term in Section 12.02(a) hereof.
     “Corporate Trust Office” means, with respect to the Indenture Trustee, the office of such trustee in the city at which at any particular time its corporate trust business shall be principally administered and, with respect to the Indenture Trustee on the Initial Closing Date, shall be Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration Re: TRIP Rail Master Funding LLC, Facsimile No: (302) 636-4140, or at any other time at such other address as the Indenture Trustee may designate from time to time by notice to the Holders and the Issuer.
ANNEX A

     “Credit Bankrupt” means a Person which (i) is subject to any bankruptcy or insolvency proceeding, (ii) is not paying its debts generally as they become due or (iii) has had a custodian (as defined in the Bankruptcy Code) take charge of all or substantially all of the property of such Person.
     “Current LTV Ratio” has the meaning given to such term in paragraph 4(f) (Collateral—Releases) of the Granting Clause of this Master Indenture.
     “Customer Concentration Limitation” means, except in the case of any Permitted Excess Concentration, that, (a) as of any date of determination, the Adjusted Value of Portfolio Railcars leased to an individual Lessee that has a rating of at least “BBB-” or “Baa3” from S&P or Moody’s, respectively (or leased to an Affiliate of such a Person), in the aggregate, does not exceed on such date seventeen and one-half percent (17.5%) of the aggregate Adjusted Value of the Portfolio Railcars on such date, and (b) except as contemplated in clause (a) above, as of any date of determination, the Adjusted Value of Portfolio Railcars leased to an individual Lessee (or leased to an Affiliate thereof), regardless of rating, in the aggregate, does not exceed on such date fifteen percent (15%)- of the aggregate Adjusted Value of the Portfolio Railcars on such date. The Issuer will have the right at any time to obtain Rating Agency Confirmation in respect of a proposed change to a more lenient Customer Concentration Limitation (i.e., to increase either or both of the percentages to be greater than the applicable percentage or percentages that are then in effect pursuant to this definition) and, if Rating Agency Confirmation in respect of such proposed change is obtained, the more lenient concentration restriction will then apply.
     “Customer Payment Account” means the “Customer Payments Account” described in the Account Administration Agreement.
     “Customer Payments” has the meaning set forth in the Account Administration Agreement.
     “Debt Service Coverage Ratio” means, with respect to any Payment Date, commencing on the seventh Payment Date after the Initial Closing Date, the ratio of (i) the sum of the Collections (excluding net payments owed to the Issuer for the payment of any Hedge Termination Value) deposited into the Collections Account for each of the six consecutive Collection Periods ending on the last day of the calendar month immediately preceding such Payment Date, minus the sum of (x) the amount actually deposited into the Expense Account during such six preceding Collection Periods, (y) the Service Provider Fees for each of such six preceding Collection Periods and (z) the amount actually deposited into the Liquidity Reserve Account during such six preceding Collection Periods, to (ii) the sum of (xx) the aggregate amount of principal payments with respect to the six consecutive Payment Dates ending on and including such Payment Date required in order to reduce the aggregate Outstanding Principal Balance of the Equipment Notes of each Series on such Payment Date to an amount equal to the Scheduled Targeted Principal Balance for such Series for such Payment Date, plus (yy) the aggregate amount of interest on the Outstanding Equipment Notes of each Series (excluding Additional Interest) payable on the six consecutive Payment Dates ending on and including such Payment Date, plus (or minus) (zz) the net payments owed by the Issuer (or owed to the Issuer) under any Hedge Agreements (other than for the payment of any Hedge Termination Value) in respect of the six consecutive Payment Dates ending on and including such Payment Date.
ANNEX A

     “Default” means a condition, event or act which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.
     “Default Notice” has the meaning given to such term in Section 4.02(a) hereof.
     “Definitive Note” means a note issued in definitive form pursuant to the terms and conditions of this Master Indenture and the related Series Supplement, the form of which shall be substantially in the form of the applicable Note Form for such Equipment Note, with the legends required by Section 2.02 hereof for a Definitive Note inscribed thereon and with such changes therein and such additional information as may be specified in the Series Supplement pursuant to which such Equipment Note is issued.
     “Delivery Date” means each date on which any Railcar, together with any Lease related thereto and all Related Assets (as defined, if applicable, in the applicable Asset Transfer Agreement), is transferred to the Issuer by the applicable Seller thereof and includes, without limitation, the Initial Closing Date and each other date (in respect of Additional Railcars) on which any such transfer occurs.
     “Delivery Schedule” has the meaning assigned to such term, if applicable, in an Asset Transfer Agreement.
     “Depreciation Change” has the meaning given to such term in the definition of Adjusted Value.
     “Designated Severability Clause” means, with respect to a Mixed Rider, language to the effect that the Mixed Rider shall constitute one or more separate and severable leases, with each such lease being comprised of railcars owned by a single person or entity, and each such lease shall incorporate the terms of the related master lease agreement and shall be separate and severable from each other lease made pursuant to such rider and from any other railcars or riders relating to such master lease agreement.
     “Determination Date” means, with respect to a Payment Date, the last day of the calendar month prior to the month in which such Payment Date occurs.
     “Direct Participants” means securities brokers and dealers, banks, trust companies and clearing corporations, and may include certain other organizations which access the DTC system directly.
     “Direction” has the meaning given to such term in Section 1.04(c) hereof.
     “Dollars” or “$” means the lawful currency of the United States of America.
     “Downgrade Event” is defined in Section 3.15 hereof.
     “DTC” means The Depository Trust Company, a limited purpose trust company organized under the New York Banking Law, its nominees and their successors.
ANNEX A

     “DTC Participants” means Euroclear, Clearstream or other Persons who have accounts with DTC.
     “Early Amortization Event” means, as of any Payment Date, the existence of any one or more of the following events or conditions, unless it has been cured (or unless it has been waived by the Indenture Trustee at the Direction of a Requisite Majority):
     (a) a Manager Termination Event;
     (b) the number of Portfolio Railcars that are subject to a Lease is less than 80% of the total number of Portfolio Railcars; or
     (c) the Debt Service Coverage Ratio is less than 1.05; for the avoidance of doubt, an Early Amortization Event pursuant to this clause (c) shall terminate on the next upcoming Payment Date as of which the Debt Service Coverage Ratio at least equals 1.05.
     Notwithstanding the foregoing, an Early Amortization Event arising out of the Debt Service Coverage Ratio’s being less than 1.05 will be deemed to continue for the next six (6) consecutive Payment Dates after it arises, even if such Early Amortization Event is cured before such sixth (6th) Payment Date. For the avoidance of doubt, an Early Amortization Event arising out of the Debt Service Coverage Ratio’s being less than 1.05 will not be cured merely by the passage of time.
     “Eligibility Requirements” has the meaning given to such term in Section 2.03(b) hereof.
     “Eligible Hedge Provider” means a bank or other entity that satisfies the standards of the Rating Agency rating the applicable Floating Rate Notes in order to maintain the then-current rating of such Floating Rate Notes.
     “Eligible Institution” means (a) Wilmington Trust Company, (b) any depository institution or trust company, with a capital and surplus of not less than $250,000,000, whose long-term unsecured debt rating from each Rating Agency of not less than A (or the equivalent) and whose deposits are insured by the Federal Deposit Insurance Corporation or (c) a federally or state chartered depository institution, with a capital and surplus of not less than $250,000,000, subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. § 9.10(b), that in each case has a long-term unsecured debt rating of not less than A (or the equivalent) or a short-term unsecured debt rating of A-1 (or the equivalent) from each Rating Agency.
     “Eligible Railcar” means any Railcar that, on its applicable Delivery Date, is ready and available to operate as of such date in commercial service and otherwise perform the functions for which it was designed.
     “Encumbrance” means any mortgage, pledge, lien, encumbrance, charge or security interest, including, without limitation, any conditional sale, any sale without recourse against the
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sellers, or any agreement to give any security interest over or with respect to any assets of any applicable Person.
     “Equipment Note” means any one of the promissory notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form attached to the related Series Supplement.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
     “Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.
     “Event of Default” means the existence of any of the events or conditions described in Section 4.01 hereof.
     “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
     “Exchange Date” means the date on which interests in each Regulation S Temporary Book-Entry Note will be exchangeable for interests in an Unrestricted Book-Entry Note, which shall be the later of (i) the fortieth (40th) day after the later of (a) the applicable Closing Date and (b) the completion of the distribution of the related Series of Equipment Notes and (ii) the date on which the requisite certifications are due to and provided to the Indenture Trustee.
     “Excluded Expenses” means (a) salary, bonuses, company cars and benefits of the Manager’s employees, (b) office, office equipment and office rental expenses of the Manager, (c) telecommunications expenses of the Manager, (d) taxes on the income, receipts, profits, gains, net worth or franchise of the Manager and payroll, employment and social security taxes for employees of the Manager, (e) any and all financing costs (including interest and fees) relating to any indebtedness of the Manager, and (f) all other overhead expenses of the Manager.
     “Existing Lease” means a Lease in effect on a Closing Date in respect of any Railcar being conveyed to the Issuer on such date, together with any renewals thereof.
     “Existing Lessee” means those Lessees under Existing Leases.
     “Expense Account” has the meaning given to such term in Section 3.01(a) hereof.
     “Final Maturity Date” means, with respect to a Series (or Class thereof), the date identified as such in the related Series Supplement.
     “Final Principal Payment Shortfall” has the meaning given to such term in Section 3.10(d)(iv) hereof.
     “Fixed Rate Equipment Note” means any Equipment Note having a Stated Rate that is a fixed percentage.
ANNEX A

     “Floating Rate Equipment Note” means any Equipment Note having a Stated Rate that varies with a specified index, as specified in the Series Supplement under which such Floating Rate Equipment Note is issued.
     “Flow of Funds” means the provisions of the Master Indenture applicable to the allocation and distribution of the Available Collections Amount set forth in Sections 3.11(a) or (b) hereof, as applicable.
     “Form of Full Service Lease” means the form of master railcar lease agreement attached as Exhibit D to the Master Indenture.
     “Form of Net Lease” means the form of master railcar lease agreement attached as Exhibit E to the Master Indenture.
     “FRA” means the Federal Railroad Administration or any successor thereto.
     “Full Service Leases” means Leases pursuant to which the Lessor thereunder is responsible for maintenance and repair of the Portfolio Railcars that are subject thereto.
     “Future Lease” means, in respect of any Railcar, a Lease of such Railcar entered into by the Issuer at any time after the Delivery Date for such Railcar and that is not an Existing Lease.
     “General Intangibles” (a) means all “general intangibles” as defined in Article 9 of the UCC and (b) includes, without limitation, all Assigned Agreements, all interest rate or currency protection or hedging arrangements, all tax refunds, claims for tax refunds and tax credits, all licenses, permits, approvals, consents, variances, certifications, concessions and authorizations, all Intellectual Property, all Payment Intangibles (in each case, regardless of whether characterized as general intangibles under the UCC), limited liability company or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee and the properties and rights associated therewith), franchises, and any letter of credit, guarantee, claim, security interest or other security held by or granted to the Issuer to secure payment by an account debtor of any of the Accounts Receivable including the Issuer’s rights in all security agreements, leases and other contracts securing or otherwise relating to any Account Receivable and all warranties, rights and claims against third parties including carriers and shippers and otherwise.
     “Governmental Actions” means any and all consents, approvals, permits, orders, authorizations, waivers, exceptions, variances, exemptions or licenses of, or registrations, declarations or filings with, any Governmental Authority required under any Applicable Law.
     “Governmental Authority” shall mean any government, legislative body, regulatory authority, court, administrative agency or commission or other governmental agency or instrumentality (or any officer or representative thereof), domestic, foreign or international, of competent jurisdiction, including the European Union.
     “Grantor” has the meaning set forth in the preamble hereof.
ANNEX A

     “Hazardous Substances” means any hazardous or toxic substances, materials or wastes, including, but not limited to, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR § 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR § 302.4), or such substances, materials and wastes which are or become regulated under any applicable local, state or federal law or the equivalent under applicable foreign laws including, without limitation, any materials, waste or substance which is (a) petroleum, (b) asbestos, (c) polychlorinated biphenyls, (d) defined as a “hazardous material,” “hazardous substance” or “hazardous waste” under applicable local, state or federal law or the equivalent under applicable foreign laws, (e) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act of 1977, (f) defined as “hazardous waste” pursuant to Section 1004 of the Resource Conservation and Recovery Act of 1976 or (g) defined as “hazardous substances” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980.
     “Hedge Agreement” means an interest rate derivative agreement (including, without limitation, a cap, collar, floor, swap or other derivative transaction) between the Issuer and the Hedge Provider named therein.
     “Hedge Collateral” has the meaning given to such term in Section 3.16 hereof.
     “Hedge Collateral Account” has the meaning given to such term in Section 3.16 hereof.
     “Hedge Partial Termination Value” means, with respect to a partial termination of a Hedge Agreement, a termination payment due either from the Issuer to the applicable Hedge Provider or from the applicable Hedge Provider to the Issuer in relation to such termination pursuant to the terms of such Hedge Agreement. Such termination payment may be subject to netting or offsetting claims, and the final amount so owed will be the Hedge Partial Termination Value.
     “Hedge Provider” means a Person that is a party to a Hedge Agreement with the Issuer.
     “Hedge Termination Value” means, with respect to a Hedge Agreement, a termination payment due either from the Issuer to the applicable Hedge Provider or from the applicable Hedge Provider to the Issuer in relation to such termination pursuant to the terms of such Hedge Agreement. Such termination payment may be subject to offsetting claims, and the final amount so owed by the Issuer or to the Issuer (if any) will be the Hedge Termination Value.
     “Hedging Requirement” has the meaning given to such term in Section 3.16(b) hereof.
     “Holder” or “Noteholder” means any Person in whose name an Equipment Note is registered from time to time in the Register for such Equipment Notes.
     “Indebtedness” means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months
ANNEX A

after the date of purchasing such property or service or taking delivery and title thereto or the completion of such services, and payment deferrals arranged primarily as a method of raising funds to acquire such property or service, (v) all obligations of such Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under U.S. GAAP, (vi) all Indebtedness (as defined in clauses (i) through (v) of this paragraph) of other Persons secured by a lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (vii) all indebtedness of such Person under Liquidity Facilities, (viii) net payments due and payable by such Person under Hedge Agreements, and (ix) all Indebtedness (as defined in clauses (i) through (viii) of this paragraph) of other Persons guaranteed by such Person.
     “Indemnified Expenses” has the meaning assigned thereto in Section 5 of the Administrative Services Agreement.
     “Indenture Account” means each of the Collections Account, the Expense Account, the Mandatory Replacement Account, the Optional Reinvestment Account, each Series Account, any Class Account, the Liquidity Reserve Account, any Redemption/Defeasance Account, any Prefunding Account and any sub-accounts and ledger and sub-ledger accounts maintained with respect to any of the foregoing in accordance with this Master Indenture (as well as any other account, if any, established with the Indenture Trustee in accordance with Section 3.01(a) after the Initial Closing Date).
     “Indenture Investment” means any obligation issued or guaranteed by the United States of America or any of its agencies for the payment of which the full faith and credit of the United States of America is pledged and with a final maturity on or before the date which is the earlier of (a) ninety days from the date of purchase thereof and (b) the first Payment Date occurring after the date of purchase thereof.
     “Indenture Supplement” means a supplement to this Master Indenture, other than a Series Supplement.
     “Indenture Trustee” has the meaning given to such term in the preamble hereof, and any successor indenture trustee appointed in accordance with the terms hereof.
     “Indenture Trustee Fees” means the compensation and expenses (including attorneys fees and expenses and indemnification payments) payable to the Indenture Trustee for its services under this Master Indenture and the other Relative Documents to which it is a party (if any).
     “Inflation Factor” means, with respect to any calendar year, the quotient (expressed as a decimal) obtained by dividing (i) the PPI published in respect of the most recently ended calendar year (the “New Year”), by (ii) the PPI published in respect of the calendar year immediately preceding the New Year, and subtracting 1.00 from the resulting quotient. “PPI” for purposes hereof, means, with respect to any calendar year or any period during any calendar year, the “Producer Price Index” applicable to the capital equipment sector as published by the Bureau of Labor Statistics for the United States Department of Labor. If the PPI shall be converted to a different standard reference base or otherwise revised after the date hereof, PPI
ANNEX A

shall thereafter be calculated with use of such new or revised statistical measure published by the Bureau of Labor Statistics or, if not so published, as may be published by any other reputable publisher of such price index reasonably selected by the Administrator. The Inflation Factor may be a negative number.
     “Initial Appraised Value” means, with respect to a Railcar, the appraised value of such Railcar as determined in the Appraisal delivered in connection with the Conveyance thereof to the Issuer.
     “Initial Closing Date” means July 6, 2011.
     “Initial Equipment Notes” means the Equipment Notes designated “Series 2011-1” issued on the Initial Closing Date.
     “Initial Purchaser”, with respect to a Series of Equipment Notes, has the meaning given to such term in the related Series Supplement.
     “Inspection” has the meaning given to such term in Section 5.04(y)(i) hereof.
     “Inspection Representative” has the meaning given to such term in Section 5.04(y)(i) hereof.
     “Institutional Accredited Investor” means a Person that is an “accredited investor” as that term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.
     “Insurance Agreement” means the Insurance Agreement, dated as of the Initial Closing Date, between the Insurance Manager and the Issuer, or any replacement insurance agreement with a replacement Insurance Manager.
     “Insurance Manager” means TILC, in its capacity as insurance manager under the Insurance Agreement, including its successors in interest and permitted assigns, until another Person shall have become the insurance manager under such agreement, after which “Insurance Manager” shall mean such other Person.
     “Insurance Manager Default” has the meaning given such term in Section 6.2 of the Insurance Agreement.
     “Instruments” means all “instruments” as defined in Article 9 of the UCC.
     “Intellectual Property” means all past, present and future: trade secrets and other proprietary information; trademarks, service marks, business names, Internet domain names, designs, logos, trade dress, slogans, indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including copyrights for computer programs and software) and copyright registrations or applications for registrations which have heretofore been or may hereafter be applied for or issued throughout the world and all tangible property embodying the copyrights; unpatented inventions (whether or not patentable); patent applications and patents; industrial designs,
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industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, source codes, object codes and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; and all common law and other rights throughout the world in and to any or all of the foregoing.
     “Interchange Rules” means the interchange rules or supplements thereto of the AAR, as the same may be in effect from time to time.
     “Interest Accrual Period” means, except as may be otherwise provided in the related Series Supplement for a Series of Equipment Notes: (a) with respect to Fixed Rate Equipment Notes, the period beginning on the 15th day of a calendar month and ending on (but excluding) the 15th day of the next calendar month, and (b) with respect to Floating Rate Equipment Notes, the period beginning on each Payment Date and ending on (but excluding) the next succeeding Payment Date, except that the initial Interest Accrual Period for a Series (x) with respect to Fixed Rate Equipment Notes, shall begin on the Closing Date for such Series and end on (but exclude) the 15th day of the next calendar month, and (y) with respect to Floating Rate Equipment Notes, shall begin on the Closing Date for such Series and end on (but exclude) the first Payment Date occurring after such Closing Date.
     “Investment Letter” means a letter substantially in the form of Exhibit B attached hereto.
     “Investment Property” means all “investment property” as defined in Article 9 of the UCC.
     “Involuntary Railcar Disposition” has the meaning set forth in Section 5.03(a)(ii) hereof.
     “Issuance Expenses” means the aggregate amount of all subscription discounts, brokerage commissions, placement fees, resale fees, structuring fees, out of pocket transaction expenses and other similar fees, commissions and expenses relating to the issuance of a Series of the Equipment Notes.
     “Issuer” has the meaning assigned in the preamble hereof.
     “Issuer Documents” means this Master Indenture, each Series Supplement, the Management Agreement, the Account Administration Agreement, the Administrative Services Agreement, the Insurance Agreement, the Asset Transfer Agreements, any Bill of Sale, any Assignment and Assumption, the Hedge Agreements, the Liquidity Facility Documents, the Marks Company Trust Agreement, any Marks Company Trust Supplement, the Marks Servicing Agreement and any SUBI Certificate related to the Portfolio Railcars.
     “Issuer Expense” means, for any Payment Date, any of the following costs directly incurred by the Issuer or incurred by any Service Provider in its performance of its obligations under the applicable Service Provider Agreement that are, in each case, reasonable in amount and are fairly attributable to the Issuer and its permitted activities during the related Collection
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Period: (i) accounting and audit expenses, and tax preparation, filing and audit expenses; (ii) premiums for liability, casualty, fidelity, directors and officers and other insurance; (iii) directors’ fees and expenses, including fees and expenses of the special member of the Issuer; (iv) other professional fees; (v) taxes (including personal or other property taxes and all sales, value added, use and similar taxes) other than taxes that are incurred by such Service Provider in respect of its own income or assets, and other than taxes that constitute Ordinary Course Expenses; (vi) taxes imposed in respect of any and all issuances of equity interests, stock exchange listing fees, registrar and transfer expenses and trustee’s fees with respect to any outstanding securities of the Issuer; and (vii) surveillance fees assessed by the Rating Agencies, including any such fees incurred by the Issuer in connection with its compliance with its covenant set forth in Section 5.02(o) hereof.
     “Issuer Group Member” means any of the Issuer, Trinity, TILC, TRIP Holdings, TRIP Leasing or any Affiliate of any of them.
     “Law” means (a) any constitution, treaty, statute, law, regulation, order, rule or directive of any Governmental Authority, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.
     “Lease” means, with respect to a Railcar, a lease, car contract or other agreement granting permission for the use of such Railcar, constituting an operating lease thereon.
     “Lease Payments” means all lease rental payments and other amounts payable by or on behalf of a Lessee under a Lease related to a Portfolio Railcar, including payments credited due to application of security deposits and amounts recovered under other supporting obligations, if any, in respect of such Lease.
     “Lessee” means each Person who is the lessee under a Lease of a Railcar.
     “Lessor” means, with respect to any Lease, the lessor under such Lease (being, in respect of Leases of Portfolio Railcars, the Issuer as assignee lessor under the related Assignment and Assumption).
     “LIBOR”, with respect to a Series, has the meaning specified in the related Series Supplement, if applicable.
     “Liquidity Facility” means a liquidity arrangement provided by a Liquidity Facility Provider for the Issuer. A Liquidity Facility may be in the form of a letter of credit, liquidity loan agreement, revolving credit agreement, collateralized or uncollateralized guarantee, financial guaranty policy, guaranteed investment contract, total return swap, or some other form of standby liquidity.
     “Liquidity Facility Available Amount”, with respect to a Liquidity Facility, means the amount available to be drawn under such Liquidity Facility.
     “Liquidity Facility Documents” is defined in Section 3.15 hereof.
     “Liquidity Facility Event of Default” is defined in Section 3.15 hereof.
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     “Liquidity Facility Provider” means the issuer or provider of a Liquidity Facility.
     “Liquidity Reserve Account” has the meaning given to such term in Section 3.01(a) hereof.
     “Liquidity Reserve Target Amount” means as of the Initial Closing Date and the first Payment Date, thirty-four million five hundred ninety-four thousand seven hundred sixty-five dollars ($34,594,765), and thereafter, on each Payment Date, an amount equal to the product of (x) nine times (y) the sum of (i) the Stated Interest Amount due on all Outstanding Series of Equipment Notes on such Payment Date (for purposes of this calculation, interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months), plus (or minus) (ii) the net payments owed by the Issuer (or owed to the Issuer) under any Hedge Agreements (other than for the payment of any Hedge Termination Value or Hedge Partial Termination Value) in respect of the Interest Accrual Period ending on such Payment Date (for purposes of this calculation, such payments shall be calculated on the basis of a 360-day year consisting of twelve 30-day months for both amounts payable and receivable).
     “LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of the Issuer, dated on or about the Initial Closing Date.
     “LLC Default” has the meaning assigned thereto in Section 8.4 of the Management Agreement.
     “Management Agreement” means the Railroad Car Management, Operation, Maintenance, Servicing and Remarketing Agreement dated as of the Initial Closing Date between the Issuer and TILC, as initial Manager thereunder.
     “Management Fee” means, for any Payment Date, the compensation payable to the Manager on such Payment Date in accordance with the terms of, and designated as such in, the Management Agreement.
     “Manager” means TILC, in its capacity as Manager under the Management Agreement, including its successors in interest, until another Person shall have become the “Manager” under such agreement, after which “Manager” shall mean such other Person.
     “Manager Advance” has the meaning assigned to such term in the Management Agreement.
     “Manager Default” has the meaning set forth in Section 8.2 of the Management Agreement.
     “Manager’s Fleet” means the TILC Fleet as of the Closing Date or as of any date thereafter and does not include Portfolio Railcars and, if a Successor Manager shall have been appointed pursuant to the Management Agreement, “Manager’s Fleet” means all railcars owned, leased or managed by such Manager or its Affiliates, in either case, other than Portfolio Railcars.
     “Mandatory Replacement Account” has the meaning given to such term in Section 3.01(a) hereof.
ANNEX A

     “Manager Termination Event” means the occurrence of any event specified in the Management Agreement (and with respect to events that include a cure or grace period or notice requirement, following the elapsing of such period without cure or the delivery of such notice, as applicable) which gives the Issuer thereunder or its assignees the right to effect a replacement of the current Manager thereunder with a successor or replacement Manager.
     “Mark” means the identification mark of a railcar registered with the AAR, consisting of letters registered in the name of the owner of the railcar mark and the car number.
     “Marks Company” means Trinity Marks Company, a Delaware statutory trust.
     “Marks Company Trust Agreement” means the Amended and Restated Marks Company Trust Agreement, dated as of May 17, 2001, between TILC and Wilmington Trust Company.
     “Marks Company Trust Supplement” means (a) with respect to the Initial Equipment Notes, the Marks Company Trust Supplement 2011-1, and (b) with respect to any Additional Series, the related supplement to the Marks Company Trust Agreement, substantially in the form of the Marks Company Trust Supplement 2011-1.
     “Marks Company Trust Supplement 2011-1” means the Supplement 2011-1 to the Marks Company Trust Agreement, dated as of the Initial Closing Date, between TILC and Wilmington Trust Company.
     “Marks Company Trustee” has the meaning set forth in the Marks Company Trust Agreement.
     “Marks Servicing Agreement” means the Management and Servicing Agreement, dated as of May 17, 2001, between TILC and the Marks Company.
     “Master Indenture” has the meaning given to such term in the preamble hereto.
     “Maximum Hedging Amount” has the meaning given to such term in Section 3.16(b) hereof.
     “Member” means the sole equity member of the Issuer, i.e. TRIP Holdings in such capacity.
     “Merger Transaction” has the meaning given to such term in Section 5.02(g) hereof.
     “Mexican Lessee” is defined in the definition of Permitted Lessee.
     “Mexico Concentration Restriction” means the condition described in the proviso to the definition of Permitted Lessee. The Issuer will have the right at any time to obtain Rating Agency Confirmation in respect of a proposed change to a more lenient Mexico Concentration Restriction (i.e., to increase the percentage set forth in the definition of Permitted Lessee to be greater than the applicable percentage that is then in effect pursuant to such definition) and, if
ANNEX A

Rating Agency Confirmation in respect of such proposed change is obtained, the more lenient concentration restriction will then apply.
     “Minimum Hedging Amount” has the meaning given to such term in Section 3.16(b) hereof.
     “Mixed Rider” means a Rider that covers not only Railcars owned by the Issuer but also railcars owned by one or more other owners.
     “Modification Agreement” means any agreement between the Issuer (or the Manager acting on its behalf) and a Supplier for the purchase and/or installation of a Required Modification or an Optional Modification.
     “Money” means “money” as defined in the UCC.
     “Monthly Report” has the meaning given to such term in Section 2.13(a) hereof.
     “Moody’s” means Moody’s Investors Service, Inc. or, if such corporation or its successor shall for any reason no longer perform the functions of a securities rating agency, “Moody’s” shall be deemed to refer to any other nationally recognized rating agency designated by the Issuer.
     “National Reload Pool” means the autorack pool operated by TTX Company for the shared use of bi-level and tri-level autorack Railcars that have been supplied for such pool by participating Class 1 railroads.
     “Net Disposition Proceeds” means, with respect to any Railcar Disposition, (a) in respect of a Railcar Disposition consisting of a sale, the aggregate amount of cash received by or on behalf of the seller in connection with such transaction after deducting therefrom (without duplication) (i) reasonable and customary brokerage commissions and other similar fees and commissions, and (ii) the amount of taxes payable in connection with or as a result of such transaction, in each case to the extent, but only to the extent, that amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of the seller and are properly attributable to such transaction or to the asset that is the subject thereof, and (b) in respect of a Railcar Disposition that is not a sale, payments received in respect of any applicable casualty or condemnation, including insurance proceeds, condemnation awards and payments received from Lessees or other third parties.
     “Net Leases” means Leases pursuant to which a Lessee thereunder is responsible for maintenance and repair of the Portfolio Railcars leased thereunder.
     “Net Proceeds” means, with respect to the issuance of the Equipment Notes, the aggregate amount of cash received by the Issuer in connection with such issuance after deducting therefrom (without duplication) all Issuance Expenses; provided that such amount shall not be less than zero.
     “Net Stated Interest Shortfall” has the meaning given to such term in Section 3.04(c) hereof.
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     “Non-Severable Mixed Rider” means a Mixed Rider that does not contain a Designated Severability Clause.
     “Non-U.S. Person” means a person who is not a U.S. person, as defined in Regulation S.
     “Note Form” means with respect to an Equipment Note, the form of such Equipment Note attached as an exhibit to the Series Supplement under which such Equipment Note is issued.
     “Note Purchase Agreement”, with respect to a Series of Equipment Notes, has the meaning given to such term in the related Series Supplement.
     “Note Registrar” has the meaning given to such term in Section 2.03(a) hereof.
     “Noteholder” or “Holder” means any Person in whose name an Equipment Note is registered from time to time in the Register for such Equipment Notes.
     “Notices” has the meaning given to such term in Section 13.04 hereof.
     “NRSRO” means any nationally recognized statistical rating organization.
     “Officer’s Certificate” means a certificate signed (i) in the case of a corporation, by the President, any Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of such corporation, (ii) in the case of a partnership, by the Chairman of the Board, the President or any Vice President, the Treasurer or an Assistant Treasurer of a corporate general partner or limited liability company general partner (to the extent such limited liability company has officers), (iii) in the case of a commercial bank or trust company, by the Chairman or Vice Chairman of the Executive Committee or the Treasurer, any Trust Officer, any Vice President, any Executive or Senior or Second or Assistant Vice President, or any other officer or assistant officer customarily performing the functions similar to those performed by the persons who at the time shall be such officers, or to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject, and (iv) in the case of a limited liability company, any manager or member (other than a special member) thereof, and any President, Managing Director or Vice President of (A) such limited liability company, (B) such manager or member, or (C) a manager of such manager or member.
     “Operating Expenses” means (i) Issuer Expenses, (ii) Ordinary Course Expenses and (iii) the costs of Required Modifications.
     “Operative Agreements” means the Asset Transfer Agreements, Bills of Sale, Assignment and Assumptions, the Equipment Notes, this Master Indenture, each Series Supplement, each Officer’s Certificate of the Issuer, Manager, any Seller, Administrator or TILC in any other capacity (including as settlor, initial beneficiary and SUBI trustee under any Marks Company Trust Supplement) delivered pursuant to any Operative Agreement, the Management Agreement, the Administrative Services Agreement, the Insurance Agreement, the Service Provider Agreements, the Account Administration Agreement, the Marks Company Trust Agreement, each Marks Company Trust Supplement, the Marks Servicing Agreement, the Hedge Agreements and the Liquidity Facility Documents.
ANNEX A

     “Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of the Manager or the Administrator or counsel to the Issuer, that meets the requirements of Section 1.03 hereof.
     “Optional Modification” means a modification or improvement of a Railcar, the cost of which is capitalized in accordance with U.S. GAAP, that (a) is not a Required Modification and (b) complies with the criteria set forth in Section 5.04(z)(ii) hereof.
     “Optional Redemption” means, with respect to any Series of Equipment Notes or any Class within a Series of Equipment Notes, a voluntary prepayment by the Issuer of all or a portion of the Outstanding Principal Balance of such Series or Class in accordance with the terms of this Master Indenture and the applicable Series Supplement; and, with respect to all Outstanding Equipment Notes, a voluntary prepayment by the Issuer of the Outstanding Principal Balance of the Equipment Notes in accordance with the terms of this Master Indenture and each applicable Series Supplement.
     “Optional Reinvestment Account” has the meaning given to such term in Section 3.01(a) hereof.
     “Ordinary Course Expenses” means, with respect to any Payment Date, all of the following expenses and costs, incurred by, or on behalf of, the Issuer (including by the Manager on behalf of the Issuer) in connection with the ownership, use, leasing and/or operation of the Portfolio Railcars during the related Collection Period (and without duplication): (i) costs for routine maintenance and repairs (but not Optional Modifications) needed to return a Railcar to serviceable condition for use in interchange; (ii) the cost of repositioning a Railcar in connection with the origination or termination of a Lease; (iii) legal fees and court costs incurred in connection with enforcing rights under a Lease of a Railcar and/or repossessing such Railcar (but excluding legal fees incurred by the Manager in the negotiation and documentation of Future Leases or of amendments or renewals of Leases and Future Leases); (iv) the allocable cost of obtaining and maintaining contingent and off-lease insurance with respect to the Portfolio Railcars; (v) taxes, levies, duties, charges, assessments, fees, penalties, deductions or withholdings assessed, charged or imposed upon or against the use and operation of the Portfolio Railcars; (vi) the cost of storing an off-lease Railcar; (vii) expenses and costs (including legal fees) of pursuing claims against manufacturers or sellers of a Railcar; (viii) non-recoverable sales and value-added taxes with respect to a Railcar; (ix) governmental filing fees necessary to perfect, or continue the perfection of, the security interest of the Indenture Trustee in a Railcar and/or a Lease; (x) the costs of Optional Modifications (but not in excess, in any calendar month, of the result of (A) one hundred thousand dollars ($100,000) multiplied by (B) the number of Outstanding Series on the first day of such calendar month); and (xi) all other expenses and costs, incurred by, or on behalf of, the Issuer (including by the Manager on behalf of the Issuer) in connection with the ownership, use, leasing and/or operation of the Portfolio Railcars during the related Collection Period, other than Issuer Expenses, the costs of Required Modifications, and Excluded Expenses.
     “Ordinary Inspection” has the meaning given to such term in Section 5.04(y)(iii) hereof.
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     “Outstanding” means with respect to the Equipment Notes of any Series at any time, all Equipment Notes of such Series previously authenticated and delivered by the Indenture Trustee except (i) any such Equipment Notes cancelled by, or delivered for cancellation to, the Indenture Trustee; (ii) any such Equipment Notes, or portions thereof, for which the payment of principal of and accrued and unpaid interest on which moneys have been deposited in the Series Account for such Series or distributed to Noteholders by the Indenture Trustee and any such Equipment Notes, or portions thereof, for the payment or redemption of which moneys in the necessary amount have been deposited in the Redemption/Defeasance Account for such Equipment Notes; and (iii) any such Equipment Notes in exchange or substitution for which other Equipment Notes, as the case may be, have been authenticated and delivered, or which have been paid pursuant to the terms of this Master Indenture (unless proof satisfactory to the Indenture Trustee is presented that any of such Equipment Notes is held by a Person in whose hands such Equipment Note is a legal, valid and binding obligation of the Issuer). Section 1.04(c) hereof sets forth certain limitations on whether an Equipment Note held by the Issuer or any other Issuer Group Member will be considered to be Outstanding for purposes of Directions.
     “Outstanding Equipment Note” means an Equipment Note that is Outstanding.
     “Outstanding Obligations” means, as of any date of determination, an amount equal to the sum of (i) the Outstanding Principal Balance of, and all accrued and unpaid interest (including without limitation, Additional Interest) payable on the Equipment Notes and (ii) all other amounts owing from time to time to Noteholders, or to any other Person under the Operative Agreements.
     “Outstanding Principal Balance” means, with respect to any Outstanding Equipment Notes the total principal balance of such Outstanding Equipment Notes unpaid and outstanding at any time.
     “Part” means any and all parts, attachments, accessions, appurtenances, furnishings, components, appliances, accessories, instruments and other equipment installed in, or attached to (or constituting a spare for any such item installed in or attached to) any Railcar.
     “Paying Agent” has the meaning given to such term in Section 2.03(a) hereof. The term “Paying Agent” includes any additional Paying Agent.
     “Payment Date” means the 15th calendar day of each month, commencing on August 15, 2011; provided that if any Payment Date would otherwise fall on a day that is not a Business Day, such Payment Date shall be the first following day which is a Business Day.
     “Payment Date Schedule” means the schedule prepared by the Administrator pursuant to Section 3.10(e) hereof.
     “Payment Intangible” means all “payment intangibles” as defined in Article 9 of the UCC.
     “Permitted Discretionary Sale” has the meaning set forth in Section 5.03(a)(iii) hereof.
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     “Permitted Encumbrance” means: (i) the ownership interests of the Issuer; (ii) the interest of the Lessee as provided in any Lease; (iii) any Encumbrance for taxes, assessments, levies, fees and other governmental and similar charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings so long as there exists no material risk of sale, forfeiture, loss, or loss of or interference with use or possession of the affected asset, and such contest would not result in the imposition of any criminal liability on the Issuer or any assignee thereof; (iv) in respect of any Railcar, any Encumbrance of a repairer, mechanic, supplier, materialman, laborer and the like arising in the ordinary course of business by operation of law or similar Encumbrance, provided that the proceedings relating to such Encumbrance or the continued existence of such Encumbrance does not give rise to any reasonable likelihood of the sale, forfeiture or other loss of the affected asset, and such contest would not result in the imposition of any criminal liability on the Issuer or any assignee thereof; (v) Encumbrances granted to the Indenture Trustee under and pursuant to this Master Indenture; (vi) any Encumbrances created by or through or arising from debt or liabilities or any act or omission of any Lessee in each case either in contravention of the relevant Lease (whether or not such Lease has been terminated) or without the consent of the relevant Lessor (provided that if the Issuer becomes aware of any such Encumbrance, it shall use commercially reasonable efforts to have any such Encumbrance lifted, removed and otherwise discharged); (vii) salvage rights of insurers under insurance policies covering the affected asset; (viii) any sublease permitted under any Lease; and (ix) Encumbrances which are released or extinguished upon the transfer of the related asset to the Issuer by the applicable transferee thereof.
     “Permitted Excess Concentration” means the aggregate Adjusted Value of the Issuer’s Railcars leased to an individual Lessee exceeds a percentage limitation specified in the definition of Customer Concentration Limit as a result of the merger or consolidation of one or more Lessees. A Permitted Excess Concentration shall not be a violation of the Customer Concentration Limit or the Concentration Limits generally; however, no additional Railcars may be leased to such Lessee (not counting then-currently leased Railcars that are re-leased to the then-current Lessee), and additional Railcars leased to such Lessee may not be purchased, by the Issuer unless, upon such lease or purchase, the Adjusted Value of the Issuer’s Railcars leased to such individual Lessee will meet the applicable Customer Concentration Limit.
     “Permitted Holder” has the meaning given to such term in Section 5.02(i)(A) hereof.
     “Permitted Investments” means (a) marketable direct obligations issued by, or fully and unconditionally guaranteed by, the United States Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition, (b) certificates of deposit, time deposits, eurocurrency time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any United States commercial bank having a long-term unsecured debt rating of at least “AA” by S&P or “Aa2” by Moody’s (or equivalent ratings by another nationally recognized credit rating agency if both such corporations are not in the business of rating long-term senior unsecured debt of commercial banks), (c) commercial paper of an issuer rated at the time of acquisition at least A-1+ by S&P or P1 by Moody’s, or carrying an equivalent rating by an internationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within one year from the date of acquisition, (d) repurchase obligations of any commercial bank
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satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States Government, (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at the time of acquisition at least A-l+ by S&P or P1 by Moody’s or carrying an equivalent rating by an internationally recognized rating agency, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds that are registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, and operated in accordance with Rule 2a-7 thereunder and that, at the time of such investment, are rated “Aaa” by Moody’s and/or “AAA” by S&P or invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.
     “Permitted Lease” means (a) each Existing Lease (including any renewal or extension thereof to the extent such renewal or extension complies with clauses (i), (iii), (iv) and (v) below) and (b) any agreement (other than an Existing Lease) constituting a Lease that meets all of the following requirements:
     (i) the Lessee thereunder is a Permitted Lessee;
     (ii) if such agreement permits the Lessee thereunder to sublease any of the Portfolio Railcars subject to such Lease, then such Lease shall require that any such sublease be conditioned on (A) the Lessee’s obtaining the Lessor’s prior consent to such sublease, (B) the Lessee agreeing that any such sublease will have provisions making it terminable (as to the sublessee) at the request of the Lessor or Lessee, as applicable, and prohibiting any further subleasing by the sublessee and will not contain any purchase option in favor of the sublessee, (C) the Lease providing that no such sublease shall relieve the Lessee from liability thereunder and (D) the applicable sublessee satisfying the requirements for a “Permitted Lessee” set forth below;
     (iii) such agreement was entered into on an arm’s length basis with fair market terms on the date of its execution, and does not require any prepayment of rental payments throughout the term of such agreement;
     (iv) such agreement does not contain any purchase option in favor of the Lessee thereunder, other than a purchase option provision complying with the definition of a Permitted Purchase Option;
     (v) such agreement (or any related consent, acknowledgment of assignment, side letter or similar written instrument executed by such Lessee) permits the assignment, pledge, mortgage or other similar disposition of the Lease of the related Railcar without notice to or consent by the Lessee (or, in the case of a written instrument described in the foregoing parenthetical, any further notice to or consent by the Lessee), it being understood that the inclusion within such permission or written instrument of language to
ANNEX A

the effect that such Lessee consent is conditioned on the assignees’ agreement that it takes its interest in the Railcar and/or related Lease subject to the rights of the Lessee in such Railcar under the Lease, including the right of quiet enjoyment, shall not in and of itself be deemed to constitute the Lease as other than a Permitted Lease; and
     (vi) such agreement contains a provision substantially to the effect that the lease rentals payable under such agreement are not subject to offset, deduction or counterclaim (except as expressly contemplated in any rental abatement provisions contained in a Full Service Lease); provided that this clause (vi) shall not apply if such agreement is subject to the terms of, or entered into pursuant to, an existing master lease agreement dated on or prior to a Closing Date which does not contain such a provision.
     “Permitted Lessee” means any of the following:
     (i) a railroad company or companies (that is not a Credit Bankrupt, Trinity or any Affiliate of Trinity) organized under the laws of the United States of America or any state thereof or the District of Columbia, Canada or any province thereof, or Mexico or any state thereof, upon lines of railroad owned or operated by such railroad company or companies or over which such railroad company or companies have trackage rights or rights for operation of their trains, and upon connecting and other carriers in the usual interchange of traffic;
     (ii) a company with which the Manager would do business in the ordinary course of its business with respect to railcars which it owns or manages for its own account (other than railroad companies, Trinity, Affiliates of Trinity or Credit Bankrupts) for use in their business; and whose credit profile does not vary materially from the credit profile of lessees of other railcars owned, leased or managed by the Manager for its own account; or
     (iii) wholly-owned Subsidiaries of Trinity organized under the laws of (x) Canada or any political subdivision thereof or (y) Mexico or any political subdivision thereof, in each case so long as such Leases are on an arm’s length basis;
provided, however, that a Person organized under the laws of Mexico or any state thereof (a “Mexican Lessee”) shall not constitute a Permitted Lessee unless after giving effect to the contemplated lease to such Mexican Lessee, the percentage of Portfolio Railcars in the aggregate (as measured by Adjusted Value) leased (or subleased by a Lessee organized under the laws of the United States of America or any state thereof or the District of Columbia, Canada or any province thereof to a sublessee organized under the laws of Mexico or any state thereof, as applicable) to all Mexican Lessees does not exceed 20% of the Adjusted Value of the Portfolio Railcars in the aggregate.
     “Permitted Purchase Option” has the meaning given such term in Section 5.01(z) of this Master Indenture.
     “Permitted Railcar Acquisition” has the meaning given to such term in Section 5.03(c) hereof.
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     “Permitted Railcar Disposition” has the meaning given to such term in Section 5.03(a) hereof.
     “Person” means any natural person, firm, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any political subdivision thereof or any other legal entity, including public bodies.
     “Portfolio” means, at any time, all Portfolio Railcars and the Leases related to such Railcars.
     “Portfolio Railcars” means, as of any date of determination, all Railcars then owned by the Issuer that are subject to the Security Interest granted pursuant to this Master Indenture.
     “Precedent Lease” has the meaning given to such term in Section 5.03(e)(ii) hereof.
     “Prefunding Account”, with respect to a Series, if applicable, has the meaning given to such term in the related Series Supplement.
     “Principal Terms” means, with respect to any Series, all of the following information: (i) the name or designation of such Series and the Classes of Equipment Notes to constitute such Series; (ii) the initial principal balance of the Equipment Notes to be issued for such Series (or method for calculating such balance); (iii) the interest rate to be paid with respect to each Class of Equipment Notes for such Series; (iv) the Payment Date and the date or dates from which interest shall accrue and on which principal is scheduled to be paid; (v) the designation of any Series Accounts and Class Accounts, if any, for such Series and the terms governing the operation of any such Series Accounts and Class Accounts, if any; (vi) the Final Maturity Date; (vii) the Control Party; (viii) the Scheduled Principal Payment Amounts for each Class of Equipment Notes within such Series, (ix) in the case of an Additional Series, the rights to payment of interest and principal, which rights shall not be inconsistent with the Flow of Funds and this Master Indenture; (x) in the case of an Additional Series, the terms, if any, for the optional or early redemption of such Additional Series, (xi) in the case of an Additional Series, the form, authorization, execution and delivery, and the manner of redemption and repayment of such Additional Series, which terms shall be substantially similar to those applicable to the Initial Equipment Notes and in any event not inconsistent with the terms of this Master Indenture; (xii) in the case of an Additional Series, the legends applicable to such Additional Series, if any, which are required in addition to those set forth in this Master Indenture; (xiii) in the case of an Additional Series, whether the Equipment Notes of such Series are eligible for purchase by ERISA plans; and (xiv) any other terms of such Series.
     “Private Placement Legend” means the legend initially set forth on the Equipment Notes in the form set forth in Section 2.02 hereof.
     “Pro Forma Lease” has the meaning given to such term in Section 5.03(e)(ii) hereof.
     “Proceeding” means any suit in equity, action at law, or other judicial or administrative proceeding.
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     “Proceeds” means (a) all “proceeds” as defined in Article 9 of the UCC, (b) dividends, payments or distributions made with respect to any Investment Property and (c) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected, converted or otherwise disposed of, whether such disposition is voluntary or involuntary.
     “Prospective Operating Expenses” means, as of any date of determination, the Administrator’s (after consulting with the Manager) good faith estimate of significant anticipated Operating Expenses expected to be incurred over the next twelve Collection Periods.
     “Prudent Industry Practice” means at a particular time and to the extent the same are generally known by those in the industry, the standard of operating and maintenance practices, methods and acts, including, but not limited to those required by the Field Manual of the AAR, FRA rules and regulations and Interchange Rules, which, in the light of the relevant facts is generally engaged in or approved by a significant portion of the owners, managers and operators of railcars in the United States that are similar to the Portfolio Railcars, could have been expected to accomplish the desired result consistent with good business practices, reliability, safety and expedition. Prudent Industry Practice is not intended to require optimum practice, method or acts, but rather a spectrum of possible practices, methods or acts that are generally engaged in by other owners, managers and operators of railcars in the United States which are similar to the Portfolio Railcars.
     “Purchase Option Disposition” has the meaning given to such term in Section 5.03(a)(i) hereof.
     “Purchase Price” means (a) in the case of a Permitted Railcar Acquisition, the amount to be paid to the seller of a Railcar pursuant to the related Asset Transfer Agreement, and (b) in the case of a Required Modification or an Optional Modification, the cost of such Required Modification or Optional Modification, as provided in the Modification Agreement (if any) with the Supplier of such Required Modification or Optional Modification.
     “Purchaser” means an Initial Purchaser.
     “Qualified Institutional Buyer” means a “qualified institutional buyer” as defined in Rule 144A promulgated under the Securities Act.
     “Qualifying Replacement Railcars” has the meaning given such term in Section 5.03(a)(iii)(B) hereof.
     “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
     “Railcar” means an item of railroad rolling stock, together with (i) any and all replacements or substitutions thereof, (ii) any and all tangible components thereof and (iii) any and all related appliances, Parts, accessories, appurtenances, accessions, additions, improvements to and replacements from time to time incorporated or installed in any item thereof.
     “Railcar Advance Rate” means, as of any Payment Date and as determined for the Equipment Notes, and giving effect to all Flow of Funds allocations and other transactions occurring on such Payment Date, the percentage equivalent of a fraction, the numerator of which
ANNEX A

is the aggregate Outstanding Principal Balance of the Equipment Notes as of such Payment Date, and the denominator of which is the aggregate Adjusted Value of the Portfolio Railcars as of such Payment Date.
     “Railcar Disposition” means any sale, transfer or other disposition of any Railcar (or an interest therein), including by reason of such Railcar suffering a Total Loss.
     “Railcar Disposition Agreement” means any lease, sublease, conditional sale agreement, finance lease, hire purchase agreement or other agreement (other than an agreement relating to maintenance, modification or repairs) or any purchase option granted to a Person other than the Issuer to purchase a Railcar pursuant to a purchase option agreement, in each case pursuant to which any Person acquires or is entitled to acquire legal title to, or the economic benefits of ownership of, such Railcar.
     “Railroad Authority” means the STB, the AAR, and/or any other governmental authority which, from time to time, has control or supervision of railways or has jurisdiction over the railworthiness, operation and/or maintenance of a Railcar operating in interchange.
     “Railroad Mileage Credits” means the mileage credit payments made by railroads under their applicable tariffs to the registered owner of identifying marks on the railcars.
     “Rapid Amortization Class” means a Class affected by a Rapid Amortization Event, i.e., a Rapid Amortization Event has occurred with respect to the Series of which such Class is a part and such Rapid Amortization Event applies to such Class.
     “Rapid Amortization Event”, with respect to a Series, is defined in the related Series Supplement, if applicable.
     “Rapid Amortization Notes” means the Equipment Notes of a Rapid Amortization Class or Rapid Amortization Series, as applicable.
     “Rapid Amortization Series” means a Series affected by a Rapid Amortization Event, i.e., a Rapid Amortization Event has occurred with respect to such Series.
     “Rating Agency” means, with respect to a Series of Equipment Notes, each nationally recognized statistical rating organization hired by the Issuer to issue a rating with respect to such Series of Equipment Notes or Class thereof as specified in the applicable Series Supplement; provided that such organization shall be deemed to be a Rating Agency only with respect to such Series or Class of Equipment Notes, as specified in the related Series Supplement, only so long as such Series or Class of Equipment Notes is Outstanding, and only so long as such organization maintains a rating on such Series or Class of Equipment Notes.
     “Rating Agency Confirmation” means, with respect to any request, action, event or circumstance, and each Rating Agency then maintaining a rating on any Series of Equipment Notes (or Class thereof) then Outstanding, either (a) written confirmation by such Rating Agency that fulfillment of such request or the taking of the requested action, or the occurrence of such event or circumstance will not itself cause the Rating Agency to downgrade or withdraw its then-current rating assigned to any such Series or Class, or (b) written notice to such Rating Agency
ANNEX A

of such request, action, event or circumstance shall have been given by the Issuer at least ten days prior to the request, action, event or circumstance (or, if Rating Agency Confirmation is required by the applicable Operative Agreement following the occurrence of an event or circumstance, such written notice shall have been given by the Issuer immediately following the occurrence of such event or circumstance) and, prior to the expiration of such ten day period, such Rating Agency shall not have issued any written notice that the fulfillment of such request or the taking of the requested action, or occurrence of such event or circumstance, will itself cause such Rating Agency to downgrade or withdraw its then-current rating assigned to such Series or Class.
     “Received Currency” has the meaning given to such term in Section 13.06(a) hereof.
     “Record Date” means with respect to each Payment Date, the close of business on the fifth Business Day immediately preceding such Payment Date and, with respect to the date on which any Direction is to be given by Noteholders, the close of business on the last Business Day prior to the solicitation of such Direction.
     “Redemption Date” means the date, which shall in each case be a Payment Date (unless otherwise designated by the Issuer in connection with a refinancing of the then Outstanding Equipment Notes), on which Equipment Notes of any Series are redeemed pursuant to an Optional Redemption.
     “Redemption/Defeasance Account” means an account established by the Indenture Trustee pursuant to Section 3.08 hereof.
     “Redemption Fraction” has the meaning given to such term in Section 3.14(b) hereof.
     “Redemption Notice” means, a notice sent by the Indenture Trustee to the Holders in respect of the Equipment Notes to be redeemed, as described in Section 3.13(d) hereof.
     “Redemption Premium” means, with respect to the principal amount of any Series (or Class) of Equipment Notes to be prepaid on any prepayment date, an amount, if any, specified in the applicable Series Supplement.
     “Redemption Price” means, with respect to any Series of Equipment Notes or Class thereof that will be the subject of an Optional Redemption, an amount (determined as of the Determination Date for the Redemption Date for such Optional Redemption) equal to, unless otherwise specified in the related Series Supplement, the Outstanding Principal Balance of the Series or Class of Equipment Notes being repaid together with all accrued and unpaid interest thereon and, if specified in the related Series Supplement, (a) the Redemption Premium thereon and (b) the Hedge Termination Value, if any, owed by the Issuer to Hedge Providers in connection therewith.
     “Register” has the meaning given to such term in Section 2.03(a) hereof.
     “Regulation S” means Regulation S under the Securities Act.
ANNEX A

     “Regulation S Book-Entry Notes” means the Unrestricted Book-Entry Notes and the Regulation S Temporary Book-Entry Notes.
     “Regulation S Temporary Book-Entry Note” means Equipment Notes initially sold outside the United States in reliance on Regulation S, represented by a single temporary global note in fully registered form, without interest coupons, the form of which shall be substantially in the form of the applicable Note Form for such Equipment Note, with the legends required by Section 2.02 hereof for a Regulation S Temporary Book-Entry Note inscribed thereon.
     “Reimbursable Services” has the meaning assigned thereto in Section 5.4 of the Management Agreement.
     “Related Documents” has the meaning assigned to such term in Section 5.04(y)(i) hereof.
     “Related Document Inspection” has the meaning assigned to such term in Section 5.04(y)(i) hereof.
     “Related Party” means, with respect to any Person, an Affiliate of such Person and any director, officer, servant, employee, agent, successor or permitted assign of that Person or any such Affiliate.
     “Relative Documents” means the Service Provider Agreements, the Asset Transfer Agreements, this Master Indenture, the Series Supplements and the Equipment Notes, together with all certificates, documents and instruments delivered pursuant to any of the foregoing.
     “Relevant Information” means the information provided by the Service Providers to the Administrator that is required to enable the Administrator make the calculations contemplated by Section 3.10(a) through (e) hereof.
     “Renewal Lease” has the meaning given to such term in Section 5.03(e) hereof.
     “Replacement Exchange” means the acquisition by the Issuer of one or more Qualifying Replacement Railcars with all or a portion of the Net Disposition Proceeds from a Permitted Discretionary Sale, a Purchase Option Disposition or an Involuntary Railcar Disposition, in each case within the Replacement Period applicable to such Railcar Disposition, as provided in Section 5.03 hereof.
     “Replacement Period” means, with respect to the Issuer’s use of all or any portion of Net Disposition Proceeds as permitted in accordance with this Master Indenture, the period beginning on the date of the applicable Railcar Disposition and ending on the earlier of (i) the 180th day after the date of the Issuer’s receipt of all Net Disposition Proceeds from such Railcar Disposition and (ii) the occurrence of an Event of Default.
     “Required Expense Amount” means, with respect to a Payment Date, an amount equal to the sum of (i) the Operating Expenses payable on such Payment Date, consisting of all Operating Expenses actually incurred by the Service Providers and not previously reimbursed and the amounts shown on all invoices received from the Service Providers for the
ANNEX A

reimbursement or payment of Operating Expenses due or to become due on or before such Payment Date and not previously paid or reimbursed, (ii) a reserve amount to be deposited for Operating Expenses that are due and payable during the period beginning on such Payment Date and ending on (but excluding) the next Payment Date and (iii) a reserve amount to be deposited for Prospective Operating Expenses.
     “Required Expense Deposit” has the meaning ascribed to such term in Section 3.10(a) hereof.
     “Required Expense Reserve” means the sum of the amounts described in clauses (ii) and (iii) in the definition of “Required Expense Amount.”
     “Required Modification” means any alteration or modification of a Portfolio Railcar required by the AAR, the FRA, the United States Department of Transportation or any other United States or state governmental agency or any other applicable law (including without limitation, the laws of Mexico, Canada or any of their respective states and territories (as applicable)) and required by such entity as a condition of continued use or operation of such Railcar in interchange.
     “Requisite Majority” means Holders of Equipment Notes that, individually or in the aggregate, own more than fifty percent (50%) of the then Outstanding Principal Balance of all Series of Equipment Notes (other than Equipment Notes held by Trinity or its Affiliates).
     “Responsible Officer” means, with respect to the subject matter of any covenant, agreement or obligation of any party contained in any Operative Agreement, the President, or any Vice President, Assistant Vice President, Treasurer, Assistant Treasurer or other officer, who in the normal performance of his or her operational responsibility would have knowledge of such matter and the requirements with respect thereto; and with respect to the Indenture Trustee, any trust officer at its corporate trust office (or any other officer to whom any matter has been referred because of such officer’s knowledge and familiarity with the particular subject); and when used in connection with the Issuer, shall include (i) any such officer of the Manager or the Administrator acting on behalf of the Issuer under the applicable Service Provider Agreement, as the case may be, (ii) any such officer of the Member, or (iii) any such officer of a manager of the Member.
     “Rider” means a schedule or rider to a master lease agreement between the lessor thereunder and a lessee that evidences the lease transaction in respect of the individual railcars listed thereon, as contemplated in such master lease agreement.
     “Rule 144A” means Rule 144A under the Securities Act.
     “S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successor to such entity’s business of rating securities, or, if such entity or its successor shall for any reason no longer perform the functions of a securities rating agency, “S&P” shall be deemed to refer to any other nationally recognized rating agency designated by the Issuer.
ANNEX A

     “Schedule” means a schedule or rider to a master lease agreement between the lessor thereunder and a lessee that evidences the lease transaction in respect of the individual railcars listed thereon, as contemplated in such master lease agreement.
     “Scheduled Principal Payment Amount” means, for the Equipment Notes of any Series or Class, as applicable, on any Payment Date, the excess, if any, of (x) the then Outstanding Principal Balance of such Series or Class of Equipment Notes, as applicable, over (y) the Scheduled Targeted Principal Balance of such Series or Class, as applicable, for such Payment Date.
     “Scheduled Targeted Principal Balance” means, for each Class of Equipment Notes within a Series and for any Payment Date, the amount identified as such for that Class in the related Series Supplement, as it may be adjusted from time to time in accordance with Section 3.14 hereof.
     “Secured Obligations” has the meaning given such term in the Granting Clause hereof.
     “Secured Parties” means the holders of and/or obligees in respect of the Secured Obligations, including without limitation the Noteholders, the Liquidity Facility Providers and the Hedge Providers.
     “Securities” means any obligations of an issuer or any shares, participations or other interests in an issuer or in property or an enterprise of an issuer that (i) are represented by a certificate representing a security in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer, (ii) are one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations and (iii)(A) are, or are of a type, dealt with or traded on securities exchanges or securities markets or (B) are a medium for investment and by their terms expressly provide that they are a security governed by Article 8 of the UCC.
     “Securities Accounts” means all “securities accounts” as defined in Article 9 of the UCC.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Securities Entitlements” means all “security entitlements” as defined in Article 9 of the UCC.
     “Security Interests” means the security interests and other Encumbrances granted or expressed to be granted in the Collateral pursuant to this Master Indenture.
     “Seller” has the meaning given such term in the applicable Asset Transfer Agreement.
     “Senior Claim” has the meaning given thereto in Section 11.01(a) hereof.
     “Senior Claimant” has the meaning given thereto in Section 11.01(a) hereof.
ANNEX A

     “Senior Hedge Payments” means all payments owed by the Issuer under a Hedge Agreement (including any Hedge Termination Value owed by the Issuer to the extent not satisfied from funds received by a Hedge Provider from any replacement Hedge Provider) except for Subordinated Hedge Payments.
     “Series” means any series of Equipment Notes established pursuant to a Series Supplement.
     “Series Account” has the meaning given to such term in Section 3.01(a) hereof.
     “Series Issuance Date” means, with respect to any Series of Additional Notes, the date on which the Equipment Notes of such Series are issued in accordance with the provisions of Section 9.06 of this Master Indenture and the related Series Supplement.
     “Series Supplement” means any supplement to this Master Indenture, other than an Indenture Supplement, which sets forth the Principal Terms and other terms and conditions of a Series of Equipment Notes issued under this Master Indenture and such Series Supplement.
     “Series 2011-1 Notes” means the Initial Equipment Notes.
     “Service Provider” means each of or all of (as the context may require) the Manager, the Insurance Manager, the Indenture Trustee, the Administrator and the Liquidity Facility Providers.
     “Service Provider Agreements” means, when used with respect to any Service Provider, the Management Agreement, the Insurance Agreement, the Administrative Services Agreement, this Master Indenture, or, in the case of a Liquidity Facility Provider, the applicable agreements providing for payment or reimbursement of fees and expenses of such Liquidity Facility Provider, in each case as applicable to such Service Provider which is party thereto, or any of the foregoing individually as the context requires.
     “Service Provider Fees” means (a) all fees, expenses and indemnities due or reimbursable to the Indenture Trustee, the Manager, the Insurance Manager and the Administrator in accordance with the applicable agreements with such Servicer Providers (including the Relative Documents), including the Indenture Trustee Fees due to the Indenture Trustee hereunder and the Management Fee due to the Manager under the Management Agreement, but excluding any such amounts that constitute Operating Expenses, and (b) all fees and expenses (but not reimbursement or indemnification obligations) payable to the Liquidity Facility Providers in connection with the Liquidity Facilities.
     “Services Standard” has the meaning assigned thereto in Section 3.1 of the Management Agreement.
     “Servicing Agreement” means the Marks Servicing Agreement.
     “Similar Law” has the meaning given to such term in Section 2.11(f) hereof.
     “Sold Railcars” has the meaning given to such term in Section 5.03(a)(iii)(D) hereof.
ANNEX A

     “Special Rating Agency Confirmation” means with respect to any request, action, event or circumstance, written confirmation by the Rating Agency that fulfillment of such request or the taking of the requested action, or the occurrence of such event or circumstance, will not itself cause the Rating Agency to downgrade or withdraw its then-current rating assigned to any of the Equipment Notes.
     “Stated Interest” means, with respect to any Equipment Note, interest payable on such Equipment Note at the Stated Rate for such Equipment Note.
     “Stated Interest Amount” means, with respect to any Series of Equipment Notes (or Class thereof), that amount of Stated Interest due and payable on such Series of Equipment Notes (or Class thereof) on a Payment Date, including any Stated Interest due and payable on a prior Payment Date that was not paid on such Payment Date, as described in the last sentence of Section 3.04(c) hereof.
     “Stated Interest Shortfall” has the meaning given to such term in Section 3.10(d) hereof.
     “Stated Rate” means, as specified in the related Series Supplement, the rate of interest payable on a specific Equipment Note of the related Series or Class.
     “STB” means the Surface Transportation Board of the United States Department of Transportation or any successor thereto.
     “Stock” means all shares of capital stock, all beneficial interests in trusts, all partnership interests (general or limited) in a partnership, all membership interests in limited liability companies, all ordinary shares and preferred shares and any options, warrants and other rights to acquire such shares or interests, as applicable.
     “SUBI Certificate” means, with respect to Railcars that are conveyed to the Issuer from time to time so as to become Portfolio Railcars and that bear Trinity Marks, a SUBI Certificate evidencing a SUBI interest in such Trinity Marks under the Marks Company Trust Agreement.
     “Subordinated Hedge Payment” means (i) a payment on account of a Hedge Termination Value owed by the Issuer as a result of an early termination of a Hedge Agreement following an event of default or termination event in relation to which the Hedge Provider is the defaulting party or the sole affected party (except in the case of a termination event related to illegality or a termination event related to a tax event) and (ii) any Hedge Partial Termination Value payable by the Issuer as to which Special Rating Agency Confirmation has not been received.
     “Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.
ANNEX A

     “Successor Administrator” has the meaning assigned thereto in Section 4(d) of the Administrative Services Agreement.
     “Successor Insurance Manager” has the meaning assigned to such term in Section 6.3(b) of the Insurance Agreement.
     “Successor Manager” has the meaning assigned to such term in Section 8.6 of the Management Agreement.
     “Supplier” means the Person that supplies or installs a Required Modification or Optional Modification and to whom payment for the Purchase Price of such Required Modification or Optional Modification is to be made.
     “Supporting Obligation” means all “supporting obligations” as defined in Article 9 of the UCC.
     “Tax” and “Taxes” mean any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, loss, damage, liability, expense, additions to tax and additional amounts or costs incurred or imposed with respect thereto) imposed or otherwise assessed by the United States or by any state, local or foreign government (or any subdivision or agency thereof) or other taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth and similar charges; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, taxes on goods and services, gains taxes, license, registration and documentation fees, customs duties, tariffs, and similar charges.
     “Third Party Event” has the meaning given to such term in Section 5.04 hereof.
     “TILC” means Trinity Industries Leasing Company, a Delaware corporation.
     “TILC Agreements” means the Operative Agreements to which TILC is or will be a Party.
     “TILC Fleet” means all Railcars owned, leased or managed by TILC as of any date of determination but excluding the Portfolio Railcars.
     “Total Loss” means, with respect to any Railcar (a) if the same is subject to a Lease, an Event of Loss (as defined in such Lease) or the like (however so defined); or (b) if the same is not subject to a Lease, (i) its actual, constructive, compromised, arranged or agreed total loss, (ii) its destruction, damage beyond economic repair or being rendered unfit for commercial use for any reason whatsoever, (iii) its requisition for title, confiscation, restraint, detention, forfeiture or any compulsory acquisition or seizure or requisition for hire (other than a requisition for hire for a temporary period not exceeding 180 days) by or under the order of any government (whether civil, military or de facto) or public or local authority or (iv) its hijacking, theft or disappearance, resulting in loss of possession by the owner or operator thereof for a period of ninety (90) consecutive days or longer. A Total Loss with respect to any Railcar shall be deemed
ANNEX A

to occur on the date on which such Total Loss is deemed pursuant to the relevant Lease to have occurred or, if such Lease does not so deem or the relevant Railcar is not subject to a Lease, (A) in the case of an actual total loss or destruction, damage beyond economic repair or being rendered permanently unfit, the date on which such loss, destruction, damage or rendering occurs (or, if the date of loss or destruction is not known, the date on which the relevant Railcar was last heard of); (B) in the case of a constructive, compromised, arranged or agreed total loss, the earlier of (1) the date 30 days after the date on which notice claiming such total loss is issued to the insurers or brokers and (2) the date on which such loss is agreed or compromised by the insurers; (C) in the case of requisition for title, confiscation, restraint, detention, forfeiture, compulsory acquisition or seizure, the date on which the same takes effect; (D) in the case of a requisition for hire, the expiration of a period of 180 days from the date on which such requisition commenced (or, if earlier, the date upon which insurers make payment on the basis of a Total Loss); or (E) in the case of clause (iv) above, the final day of the period of 90 consecutive days referred to therein.
     “Trinity” means Trinity Industries, Inc., a Delaware corporation.
     “Trinity Marks” means the Marks owned by the Marks Company designated “NKCR”, “TILX” and “TIMX.”
     “TRIP Holdings” means TRIP Rail Holdings LLC, a Delaware limited liability company.
     “TRIP Leasing” means TRIP Rail Leasing LLC, a Delaware limited liability company.
     “TRIP Leasing Agreements” means the Operative Agreements to which TRIP Leasing is or will be a party.
     “UCC” means the Uniform Commercial Code as enacted in the State of New York, or when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.
     “Unit Inspection” has the meaning given to such term in Section 5.04(y)(i) hereof.
     “United States Person” and “U.S. Person” have the meanings given to such terms in Regulation S under the Securities Act.
     “Unrestricted Book-Entry Note” shall have the meaning given to such term in Section 2.01(c)(iv) hereof, the form of which shall be substantially in the form of the applicable Note Form for such Equipment Note, with the legends required by Section 2.02 hereof for an Unrestricted Book-Entry Note inscribed thereon.
     “U.S. GAAP” means generally accepted accounting principles in the United States, as in effect from time to time.
     “U.S. Government Obligations” has the meaning given to such term in Section 12.02(a) hereof.
ANNEX A

     “Wilmington Funds” means service shares of the Money Market Portfolios of WT Mutual Fund, a mutual fund for which Wilmington Trust Company serves as custodian and Rodney Square Management Corp., an affiliate of Wilmington Trust Company, serves as investment advisor or other available fund comprised of shares in any money market mutual fund registered under the Investment Company Act of 1940, as amended, that is rated in the highest rating category by any of Moody’s or S&P.
     “WTC” means Wilmington Trust Company, a Delaware trust company.
ANNEX A

SCHEDULE 1

ACCOUNT INFORMATION
     1) Collections Account –
     2) Expense Account –
     4) Liquidity Reserve Account –
     5) Mandatory Replacement Account –
     6) Optional Reinvestment Account –
SCHEDULE 1

EXHIBIT A-1
FORM OF CERTIFICATE TO BE GIVEN BY NOTEHOLDERS
Euroclear
151 Boulevard Jacqmain
B-1210 Brussels, Belgium
Clearstream Banking, société anonyme
f/k/a CedelBank, société anonyme
67 Boulevard Grand-Duchesse Charlotte
L-1331 Luxembourg

Re:	Series 20[ ] Secured Railcar Equipment Notes, Class [ ] (the “Offered Notes”) issued pursuant to the Series 20[ ] Supplement dated as of [ ], between TRIP Rail Master Funding LLC (“Issuer”) and Wilmington Trust Company (the “Indenture Trustee”), to the Master Indenture, dated as of July 6, 2011, between the Issuer and the Indenture Trustee.
     This is to certify that as of the date hereof, and except as set forth below, the beneficial interest in the Offered Notes held by you for our account is owned by persons that are not U.S. persons (as defined in Rule 902 under the Securities Act of 1933, as amended).
     The undersigned undertakes to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Offered Notes held by you in which the undersigned has acquired, or intends to acquire, a beneficial interest in accordance with your operating procedures if any applicable statement herein is not correct on such date. In the absence of any such notification, it may be assumed that this certification applies as of such date.
     This certification excepts beneficial interests in and does not relate to U.S. $________ principal amount of the Offered Notes appearing in your books as being held for our account but that we have sold or as to which we are not yet able to certify.
     We understand that this certification is required in connection with certain securities laws in the United States of America. If administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification or a copy thereof to any interested party in such proceedings.

Dated: *	By:		,
Account Holder

EXHIBIT A-1

*	Certification must be dated on or after the 15th day before the date of the Euroclear or Clearstream certificate to which this certification relates.
EXHIBIT A-1

EXHIBIT A-2

FORM OF CERTIFICATE
TO BE GIVEN BY EUROCLEAR OR CLEARSTREAM
Wilmington Trust Company,
as Indenture Trustee and Note Registrar
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-0001
Attention: Corporate Trust Administration

Re:	Series 20[ ] Secured Railcar Equipment Notes, Class [ ] (the “Offered Notes”) issued pursuant to the Series 20[ ] Supplement dated as of [ ], between TRIP Rail Master Funding LLC (“Issuer”) and Wilmington Trust Company (the “Indenture Trustee”), to the Master Indenture, dated as of July 6, 2011, between the Issuer and the Indenture Trustee.
     This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our “Member Organizations”) as of the date hereof, $________ principal amount of the Offered Notes is owned by persons (a) that are not U.S. persons (as defined in Rule 902 under the Securities Act of 1933, as amended (the “Securities Act”)) or (b) who purchased their Offered Notes (or interests therein) in a transaction or transactions that did not require registration under the Securities Act.
     We further certify (a) that we are not making available herewith for exchange any portion of the related Regulation S Temporary Book-Entry Note excepted in such certifications and (b) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by them with respect to any portion of the part submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.
     We understand that this certification is required in connection with certain securities laws of the United States of America. If administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification or a copy hereof to any interested party in such proceedings.
EXHIBIT A-2

Date:	Yours faithfully,
By:
Morgan Guaranty Trust Company of
New York, Brussels Office, as Operator of the Euroclear Clearance System Clearstream, société anonyme

EXHIBIT A-2

EXHIBIT A-3

FORM OF CERTIFICATE TO DEPOSITORY REGARDING INTEREST
Euroclear
151 Boulevard Jacqmain
B-1210 Brussels, Belgium
Clearstream Banking, société anonyme
f/k/a CedelBank, société anonyme
67 Boulevard Grand-Duchesse Charlotte
L-1331 Luxembourg
Re:	Series 20[ ] Secured Railcar Equipment Notes, Class [ ] (the “Offered Notes”) issued pursuant to the Series 20[ ] Supplement dated as of [ ], between TRIP Rail Master Funding LLC (“Issuer”) and Wilmington Trust Company (the “Indenture Trustee”), to the Master Indenture, dated as of July 6, 2011 (as amended, restated or otherwise modified from time to time, the “Master Indenture”), between the Issuer and the Indenture Trustee. (Capitalized terms used but not defined herein shall have the meanings given to them in the Master Indenture).
     This letter relates to $[________] principal amount of the Offered Notes that are held in the form of a beneficial interest in the Regulation S Temporary Book-Entry Note (CUSIP No. [       ]) through [insert name of Depository] by the undersigned (the “Holder”) in the name of [insert name of Participant]. The Holder of such Regulation S Temporary Book-Entry Note hereby requests the receipt of payment of interest installments due and payable [on the applicable Payment Date] pursuant to Section 2.05 of the Master Indenture.
     The Holder hereby represents and warrants that it (i) is not a U.S. person and (ii) does not hold the above-referenced Regulation S Temporary Book-Entry Note for the account or benefit of a U.S. person (other than a distributor). Terms in this sentence have the meanings given to them in Regulation S under the Securities Act of 1933, as amended.
     This certificate and the statements contained herein are made for your benefit and the benefit of the Paying Agent.

[Name of Holder]
By:
Name:
Title:

EXHIBIT A-3

EXHIBIT A-4
FORM OF DEPOSITORY CERTIFICATE REGARDING INTEREST
[____________], as Paying Agent
[Address]
Re:	Series 20[ ] Secured Railcar Equipment Notes, Class [ ] (the “Offered Notes”) issued pursuant to the Series 20[ ] Supplement dated as of [ ], between TRIP Rail Master Funding LLC (“Issuer”) and Wilmington Trust Company (the “Indenture Trustee”), to the Master Indenture, dated as of July 6, 2011 (as amended, restated or otherwise modified from time to time, the “Master Indenture”), between the Issuer and the Indenture Trustee. (Capitalized terms used but not defined herein shall have the meanings given to them in the Master Indenture).
     This letter relates to $__________ principal amount of Offered Notes that are held in the form of a beneficial interest in the Regulation S Temporary Book-Entry Note (CUSIP No. [     ]) through [insert name of Depository] by the undersigned (the “Holder”) in the name of [insert name of Participant]. Certain Holders of the beneficial interests in such Regulation S Temporary Book-Entry Note have requested the receipt of payment of interest installments due and payable [on the applicable Payment Date] pursuant to Section 2.05 of the Master Indenture.
     We have received from such Holders certifications to the effect that they (i) are not U.S. persons and (ii) do not hold the above-referenced Regulation S Temporary Book-Entry Note for the account or benefit of U.S. persons (other than distributors). Terms in this sentence have the meanings given to them in Regulation S under the Securities Act of 1933, as amended.
     Accordingly, the Holders of the beneficial interests in the Regulation S Temporary Book-Entry Note are entitled to receive interest, principal and premium, if any, in accordance with the terms of the Master Indenture in the amount of $__________.

Morgan Guaranty Trust Company of New York, Brussels Office, as Operator of the Euroclear Clearance System Clearstream, société anonyme
By:
Name:
Title:

EXHIBIT A-4

EXHIBIT A-5

FORM OF TRANSFER CERTIFICATE FOR EXCHANGE
OR TRANSFER FROM 144A BOOK-ENTRY NOTE
TO REGULATION S BOOK-ENTRY NOTE
Wilmington Trust Company,
as Indenture Trustee and Note Registrar
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-0001
Attention: Corporate Trust Administration
Re:	Series 20[ ] Secured Railcar Equipment Notes, Class [ ] (the “Offered Notes”) issued pursuant to the Series 20[ ] Supplement dated as of [ ], between TRIP Rail Master Funding LLC (“Issuer”) and Wilmington Trust Company (the “Indenture Trustee”), to the Master Indenture, dated as of July 6, 2011 (as amended, restated or otherwise modified from time to time, the “Master Indenture”), between the Issuer and the Indenture Trustee. (Capitalized terms used but not defined herein shall have the meanings given to them in the Master Indenture).
     This letter relates to U.S. $__________ principal amount of Offered Notes that are held as a beneficial interest in the 144A Book-Entry Note (CUSIP No. [     ]) with DTC in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of the beneficial interest for an interest in the Regulation S Book-Entry Note (CUSIP No. [      ]) to be held with [Euroclear] [Clearstream] through DTC.
     In connection with the request and in receipt of the Offered Notes, the Transferor does hereby certify that the exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Master Indenture and the Offered Notes and:
     (a) pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor does hereby certify that:
     (i) the offer of the Offered Notes was not made to a person in the United States of America,
     (ii) either (A) at the time the buy order was originated, the transferee was outside the United States of America or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States of America, or (B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States of America,
     (iii) no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable, and the other conditions of Rule 903 or Rule 904 of Regulation S, as applicable, have been satisfied and
EXHIBIT A-5

     (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, and
     (b) with respect to transfers made in reliance on Rule 144A under the Securities Act, the Transferor does hereby certify that the Notes are being transferred in a transaction permitted by Rule 144A under the Securities Act.
     This certification and the statements contained herein are made for your benefit and the benefit of Issuer.

Dated:	[Insert name of Transferor]
By:
Name:
Title:

EXHIBIT A-5

EXHIBIT A-6
FORM OF INITIAL PURCHASER EXCHANGE INSTRUCTIONS
Depository Trust Company
55 Water Street
50th Floor
New York, New York 10041

Re:	Series 20[ ] Secured Railcar Equipment Notes, Class [ ] (the “Offered Notes”) issued pursuant to the Series 20[ ] Supplement dated as of [ ], between TRIP Rail Master Funding LLC (“Issuer”) and Wilmington Trust Company (the “Indenture Trustee”), to the Master Indenture, dated as of July 6, 2011 (as amended, restated or otherwise modified from time to time, the “Master Indenture”), between the Issuer and the Indenture Trustee.
     Pursuant to Section 2.07 of the Master Indenture, [insert name of Initial Purchaser] (the “Purchaser”) hereby requests that $__________ aggregate principal amount of the Offered Notes held by you for our account and represented by the Regulation S Temporary Book-Entry Note (CUSIP No. [ ]) (as defined in the Master Indenture) be exchanged for an equal principal amount represented by the 144A Book-Entry Note (CUSIP No. [ ]) to be held by you for our account.

Dated :	[Insert name of Purchaser]
as Purchaser
By:
Title:

EXHIBIT A-6

EXHIBIT A-7
FORM OF CERTIFICATE TO BE GIVEN BY TRANSFEREE OF
BENEFICIAL INTEREST IN A REGULATION S TEMPORARY BOOK ENTRY NOTE
Euroclear
151 Boulevard Jacqmain
B-1210 Brussels, Belgium

Clearstream Banking, société anonyme
f/k/a CedelBank, société anonyme
67 Boulevard Grand-Duchesse Charlotte
L-1331 Luxembourg

Re:	Series 20[ ] Secured Railcar Equipment Notes, Class [ ] (the “Offered Notes”) issued pursuant to the Series 20[ ] Supplement dated as of [ ], between TRIP Rail Master Funding LLC (“Issuer”) and Wilmington Trust Company (the “Indenture Trustee”), to the Master Indenture, dated as of July 6, 2011 (as amended, restated or otherwise modified from time to time, the “Master Indenture”), between the Issuer and the Indenture Trustee.
     This is to certify that as of the date hereof, and except as set forth below, for purposes of acquiring a beneficial interest in the Offered Notes, the undersigned certifies that it is not a U.S. person (as defined in Rule 902 under the Securities Act of 1933, as amended).
     The undersigned undertakes to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Offered Notes held by you in which the undersigned intends to acquire a beneficial interest in accordance with your operating procedures if any applicable statement herein is not correct on such date. In the absence of any such notification, it may be assumed that this certification applies as of such date.
     We understand that this certification is required in connection with certain securities laws in the United States of America. If administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification or a copy thereof to any interested party in such proceedings.

Dated :	[Insert name of Transferee]

By:
Name:
Title:

EXHIBIT A-7

EXHIBIT A-8
FORM OF TRANSFER CERTIFICATE FOR EXCHANGE OR TRANSFER FROM
UNRESTRICTED BOOK-ENTRY NOTE TO 144A BOOK-ENTRY NOTE
Wilmington Trust Company,
as Note Registrar
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-0001
Attention: Corporate Trust Administration
TRIP Rail Master Funding LLC,
as Issuer
2525 Stemmons Freeway
Dallas, TX 75207

Re:	Series 20[ ] Secured Railcar Equipment Notes, Class [ ] (the “Offered Notes”) issued pursuant to the Series 20[ ] Supplement dated as of [ ], between TRIP Rail Master Funding LLC (“Issuer”) and Wilmington Trust Company (the “Indenture Trustee”), to the Master Indenture, dated as of July 6, 2011 (as amended, restated or otherwise modified from time to time, the “Master Indenture”), between the Issuer and the Indenture Trustee. (Capitalized terms used but not defined herein shall have the meanings given to them in the Master Indenture).
     This letter relates to U.S. $________ principal amount of Offered Notes that are held as a beneficial interest in the Regulation S Book-Entry Note (CUSIP No. [  ]) with DTC in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of the beneficial interest for an interest in the 144A Book-Entry Note (CUSIP No. [  ]) to be held with [Euroclear] [Clearstream] through DTC.
     In connection with the request and in receipt of the Offered Notes, the Transferor does hereby certify that the exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Master Indenture and the Offered Notes are being transferred in a transaction permitted by Rule 144A under the Securities Act [to a transferee that the Transferor reasonable believes is purchasing such Offered Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act].
     This certification and the statements contained herein are made for your benefit and the benefit of Issuer.
EXHIBIT A-8

Dated :	[Insert name of Transferee]

By:
Name:
Title:

EXHIBIT A-8

EXHIBIT B
FORM OF INVESTMENT LETTER TO BE DELIVERED IN CONNECTION WITH
TRANSFERS TO NON-QIB ACCREDITED INVESTORS
_____________, _____
Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-0001
Attention: Corporate Trust Administration
Ladies and Gentlemen:
     In connection with our proposed purchase of $_______ of the Series 20[ ] Secured Railcar Equipment Notes, Class [ ] (the “Notes”) issued by TRIP Rail Master Funding LLC (“Issuer”), we confirm that:
     (i) we have received a copy of the final offering circular, dated June 29, 2011 (the “Offering Circular”), relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agree to the matters stated under the caption “TRANSFER RESTRICTIONS” in such Offering Circular, and the restrictions on duplication or circulation of, or disclosure relating to, such Offering Circular;
     (ii) we understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Master Indenture dated as of July 6, 2011 (as amended, restated or otherwise modified from time to time, the “Master Indenture”) between the Issuer and Wilmington Trust Company (the “Indenture Trustee”) relating to the Notes, and that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth under “TRANSFER RESTRICTIONS” in the Offering Circular and we agree to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”);
     (iii) we understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we sell any Notes, we will do so only (A) to the Issuer, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an “Institutional Accredited Investor” (as defined below) that, prior to such transfer, furnishes to the Indenture Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (substantially in the form of this letter), (D) in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), (F) pursuant to another applicable exemption from registration under the Securities Act, provided we provide an opinion of counsel acceptable to the Issuer or (G) pursuant to an effective registration statement under the Securities Act, and we
EXHIBIT B

further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein;
     (iv) we (or any account for which we are exercising sole investment discretion) are an “Institutional Accredited Investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which are acting are each able to bear the economic risk of our or its investment for an indefinite period of time;
     (v) we are acquiring Notes for or own account (or an account for which we are exercising sole investment discretion) for investment and not with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts (each of which is an Institutional Accredited Investor) for which we are acting as fiduciary shall remain at all times within our control;
     (vi) we represent and warrant with respect to any Notes that either (i) no assets of a Plan (as defined in the Offering Circular) have been used to purchase the Notes or (ii) one or more statutory or administrative exemptions applies so that the use of such Plan assets to purchase and hold the Notes will not constitute a non-exempt Prohibited Transaction (as defined in the Offering Circular); and
     (vii) We understand that, on any proposed resale of any Notes, we will be required to furnish to the Indenture Trustee and the Issuer such certifications, legal opinions and other information as the Indenture Trustee and Issuer may reasonably require in order to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend substantially to the foregoing effect.
     Terms used in this letter and not defined shall have the meanings assigned in the Offering Circular.
     The Issuer, the Initial Purchasers and the Indenture Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,
By:
Name:
Title:
Address:

EXHIBIT B

EXHIBIT C-1
FORM OF MONTHLY REPORT

TRIP Rail Master Funding LLC	CONFIDENTIAL
Monthly Servicer Report for Calculation Date:
FLOW OF FUNDS

Collection Account ++ Funds Available for Distribution

Collection Account Balance	—

Funds Available from:	—
Monthly Rent	—
Railroad Mileage Credits	—
Net Cash Proceeds of Asset Dispositions (other than Casualties and Condemnations)	—
Casualty Proceeds	—
Sale Proceeds	—
Pass-Thru Amount Received	—
Interest Deposited from earnings on the Collection Account and accounts	—
Other Deposits to Collection Account	—
Interest on Liquidity Reserve Account	—
Released from the Liquidity Recent Account	—

Total Available for Distribution	—

Distribution of Available Funds

1 Required Expense Amount
To the payment of current Operating Expenses at the Payment Date			—

Required Expense Reserve			—
Current Balance of Expense Account	—
Balance of Expense Account after Required Expense Reserve	—

2 To the payment of Service Provider Fees
To the payment of the Manager			—
To the payment of the insurance Manager			—
To the payment of the Indenture Trustee			—
To the payment of the Administrator			—

—

3 Manager Advances
To the repayment of any outstanding Manager Advances			—
To the payment of any interest accrued on outstanding Manager Advances			—

4 Interest Amount
(i) Class A1a interest amount		—
Class A1b interest amount		—
Class A2 interest amount		—
(ii) interest owed to Liquidity Facility Provider		—
(iii) Senior Hedge Payment		—
(iv) indemnification obligations payable to Liquidity Facility Provider		—
Scheduled Principal Payment Amount for Current Period			—

5 Liquidity Reserve Account
(i) Repay principal amounts drawn under each Liquidity Facility
(ii) Period Interest on Equipment Notes	$—	(9 mos current interest payment)
Liquidity Reserve Target Balance	$—
Current Liquidity Reserve Account Balance		$—
Deposit to or release from Liquidity Reserve Account			—

6 Scheduled Principal Payment Amounts			TRIP Rail Master Funding LLC
Monthly Report for the period
to
EXHIBIT C-1

TRIP Rail Master Funding LLC	CONFIDENTIAL

Monthly Service Report for Calculation Date:
FLOW OF FUNDS

Class A1a Scheduled Principal Payment Amount	—
Class A1b Scheduled Principal Payment Amount	—
Class A2 Scheduled Principal Payment Amount	—
Scheduled Principal Payment Amount for Current Period		—
7 Payment of Outstanding Principal of Rapid Amortization Notes		—
8 Early Amortization Event
If an Early Amortization Event shall have occurred and be continuing, an amount equal to the then Outstanding Principal Balance of the Equipment Notes	—	—
9 Additional Interest Amounts		—
10 Redemption or Early Prepayment Premium to Note Holders		—
11 Subordinated Hedge Payments		—
12 Issuer Indemnities payable to the Purchaser		—
13 Manager Reimbursement of Optional Modification Expenses		—
14 Excess Cash
To be distributed to the sale Member		$—
Dated

Trinity Industries Leasing Company as Manager
By:

TRIP Rail Master Funding LLC
Monthly Report for the period
                     to
EXHIBIT C-1

TRIP Rail Master Funding LLC	CONFIDENTIAL

Monthly Service Report

PORTFOLIO CHARACTERISTICS-after giving effect to all payments current Loan to value

Current outstanding principle balance Equipment Notes		—	(a)

Adjusted value of the Portfolio Railcars		—
Amounts on Deposit in the optional Reinvestments Acct		—
Amounts on Deposit in the Mandatory Replacements Acct		—
		—	(b)

Initial Aggregate Principal Amt of the Equipments Notes		—	(c1)
Initial Appraised value of all Portfolio Railcars then owned by the Issuer		—	(c3)

	Current Loan to Value	0.00%	(a/b)

	Initial Loan to value	0.00%	(c1+c2)/c3

Outstanding Principal Balance On Notes

Outstanding Principal Balance of Equipment Notes at Current Payment Date		—

Scheduled Targeted Principal Balance		—

Debt Service Coverage Ration

Sum of collection for last six consecutive collection Periods		—	(a)

Cumulative amount deposited to the expense Account during six preceding collection periods		—	(b1)
Cumulative amount of Required Expense payments made to manager during six preceding collection periods		—	(b2)
Sum of service provider Fees paid during the last six consecutive collection periods		—	(c)
Sum of deposits to the Liquidity Reserve during six preceding collection periods		—	(d)

Principal Payment current Month 1	—
Principal Payment prior Month 2	—
Principal Payment prior Month 3	—
Principal Payment prior Month 4	—
Principal Payment prior Month 5	—
Principal Payment prior Month 6	—

Aggregate amount of principal payment over the last six payment dates		—	(e)
Aggregate required to reduce the principal balance to the scheduled Targeted Principal Balance		—	(e1)

Aggregate amount Interest payable over the last six payment dates		—	(f)

Debt Service Coverage Ratio		—	(a-(b1+b2+c+d))/(e+e1+f)

Early Amortization Threshold

Current Debt Service Coverage Ratio		—

Early Amortization Threshold Requirement		1.05

Monthly Utilization Rate as of the calculation Date		100%

Early Amortization Threshold Requirement		80%

A Manger Termination Event has occurred		No

No Early Amortization Requirement at this time
TRIP Rail Funding LLC
Monthly Report for the Period
_______ to _______
EXHIBIT C-1

TRIP Rail Master Funding LLC
Payment Date Schedule as of the Calculation Date

	Account Number		Amount for
Flow of funds Allocations	/Partner	Distribution	Distribution
Collection Proceeds	0		$—

Net proceeds from Car Sale	0		$—

1 Required Expense Amount
To the payment of manager
Trinity Industries Leasing Company Operating Account		$—
To the Payment of the Required Expense Account	0	$—

2 Service Provider Fees
To the payment of the Manager
Trinity industries Leasing Company Operating Account		$—
To the payment of the Indenture Trustee		$—
To the payment of the Administrator		$—

3 Manager Advances
To the payment of the manager
Trinity industries Leasing Company Operating Account		$—

4 Interest Amount	0	$—

5 Liquidity Reserve Account	0	$—

6 Scheduled Principal Payment Amount	0	$—

7 Principal Payment of Rapid Amortization Notes		$—

8 Early Amortization Event (Principal Payment to Noteholders)		$—

9 Additional Interest Amounts		$—

10 Redemption or Early or Prepayment Premium to Noteholders		$—

11 Subordinated Hodge Payments		$—

12 Issue Indemnities Payable to the Purchaser		$—

13 Manager Reimbursements of Optional Modification Expenses	0	$—

14 Release of Excess Funds TRIP Rail Holdings LLC Distribution Account		$—

TOTAL ALLOCATIONS		$—	$—

TRMF Collection Account			$—
Trinity Industries Leasing Company Operating Account
Wire Instructions
   Chase Bank of Taxes
   ABA # 000. 000.000
   Account # 00000000000
   Ref: TRMF Distribution
TRIP Rail Master Funding LLC
Monthly Report for the period
                        to
EXHIBIT C-1

EXHIBIT C-2
FORM OF ANNUAL REPORT
TRIP Rail Master Funding LLC
Annual Concentration Limits Review
As of December 31,20##

Mexico Concentration Restriction

(A) Aggregate Adjusted Value of Portfolio Railcars	$—

(B) Aggregate Adjusted Value of Portfolio Railcars under lease to all Mexican Lessees	$—
(as defined in Annex A to Master indenture )

Percentage of portfolio Railcars under lease to all Mexican Lessees (B/A)	0%
(not to exceed 20%)

Customer Concentration Limitation

(D) Aggregate Adjusted Value of Portfolio Railcars	$—

(E) Greatest Adjusted Value of Portfolio Railcars leased to an individual Lessee that has a rating of at least “BBB-” or “Baa3” from S&P or Moody’s respectively (or at leased to an Affiliate of such a Person)	$—

Percentage of Portfolio Railcars leased to an individual Lessee that has a rating of at least “BBB-” or “Baa3” from S&P or Moddy’s,respectively (or leased to an Affiliate of such a Person) (E/D)	0%
(not to exceed 15%)

(F) Greatest Adjusted Value of Portfolio Railcars leased to an individual Lessee (or leases to an Affiliate thereof), regardless of rating (F / D)	$—

Percentage of Portfolio Railcars leased to an individual Lessee (or leased to an Affiliate thereof), regardless of rating	0%
Additional Concentration Limits (if any)
EXHIBIT C-2

EXHIBIT D
FORM OF FULL SERVICE LEASE
TRINITY INDUSTRIES LEASING COMPANY
RAILROAD CAR LEASE AGREEMENT
     This AGREEMENT dated as of the ___ day of __________, 20_ (this “Agreement”), between TRINITY INDUSTRIES LEASING COMPANY, a Delaware corporation, with its principal office at 2525 Stemmons Freeway, Dallas, Texas 75207 (“TILC”, and whether as principal on behalf of itself as lessor or as agent for the lessor as contemplated in Article 30, the “Lessor”) and ____________, a(n) __________________ (corporation, limited liability company, limited partnership), with its principal office at ____________, as lessee (“Lessee”).
     In consideration of the mutual terms and conditions hereinafter set forth, the parties hereto hereby agree as follows:
ARTICLE 1
LEASE AGREEMENT
     Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor, on the terms and conditions set forth herein, the railroad cars (herein collectively called the “cars” and separately a “car”) set out and identified in the Rider or Riders hereto and such additional Riders as may from time to time be executed by the parties incorporating the terms of this Agreement. Each Rider shall set forth a brief description of the car or cars covered thereby, including such facts as the number of cars, the Association of American Railroads (“AAR”) or the United States Department of Transportation (“DOT”)1 specifications, rent, the term throughout which the car or cars shall remain in Lessee’s service and such other information as may be agreed by the parties. Lessor and Lessee agree that each Rider hereto shall constitute a separate lease which incorporates the terms of this Agreement. For the purposes of this Agreement, “Lease” shall mean the lease transaction with respect to a particular car or cars evidenced by the related Rider incorporating the terms of this Agreement. All cars leased pursuant to a Rider are subject to the terms of this Agreement and such additional terms as are set forth in the Rider applicable thereto. Each Rider shall be severable from any other cars or Riders relating to this Agreement and shall become a separate Lease which is separately transferable for all purposes. It is the intent of all parties to this Agreement to characterize this Agreement as a “true lease” (as distinguished from a financing arrangement for the Lessee’s acquisition of ownership of the subject cars).

[1]	Add “the Railway Association of Canada and the Transport Canada specifications” for Canadian leases.
EXHIBIT D

ARTICLE 2
DELIVERY
     Lessor agrees to deliver or cause to be delivered to Lessee, each car being subjected to a Lease pursuant to a Rider and Lessee agrees to accept such delivery and lease such cars under the related Lease hereunder, in each case on the date and at the location specified in the related Rider (and subject to any other delivery conditions or requirements that may be so specified) it being understood the Lessee shall be responsible for any losses caused to the Lessor for Lessee’s failure to accept delivery where the cars so delivered meet the conditions and requirement provided in this Agreement. Each car shall be deemed to be delivered to the Lessee on the date upon which it is received or otherwise deemed delivered pursuant to the related Rider, except that any car which is already in Lessee’s service under a predecessor expiring agreement (other than this Agreement) or a predecessor agreement being terminated in connection with the parties’ entering into this Agreement shall be deemed delivered to Lessee hereunder immediately upon the expiration or termination of such other agreement. Lessor shall be excused from any agreement to deliver the subject cars, and Lessor shall not be liable, for any causes beyond the reasonable control of Lessor (including, but not limited to, delays caused by fire, labor difficulties, delays of carriers and materials suppliers, governmental authority, late delivery by the manufacturer of the cars or late delivery by a prior lessee) and, in the event of a delay in such delivery, Lessor shall deliver the cars to Lessee as soon as reasonably possible thereafter. Lessor shall also be excused from any agreement to deliver the subject cars, and the Lessor shall have no resulting liability to Lessee for failure to deliver, if prior to the delivery of the subject cars there occurs a material adverse change in the condition (including but not limited to the financial condition or prospects) of the Lessee (or any guarantor or co-obligor of Lessee, if applicable) or any event which, in the good faith judgment of the Lessor would reasonably be expected to result in such a material adverse change.
ARTICLE 3
CONDITION OF CARS — ACCEPTANCE
     All cars delivered hereunder shall be in satisfactory condition for movement in the normal interchange of rail traffic and shall otherwise comply with the descriptions and specifications contained in the applicable Rider. Lessee shall be solely responsible for determining that cars are in proper condition for loading and shipment, except for those responsibilities which, under applicable law, have been assumed by the railroads. Lessee shall inspect the cars promptly after they are delivered and shall notify Lessor in writing within five days after delivery of its rejection of any car, and the specific reasons for such rejection, which shall be limited to the failure of the cars so delivered to comply with the first sentence of this Article 3. Failure by the Lessee to so notify Lessor of rejection of any car within five days after delivery, or, if earlier, the successful loading of such car, shall constitute acceptance of such car or cars, as the case may be, by Lessee and shall be conclusive evidence of the fit and suitable condition of such car or cars.
EXHIBIT D

     If Lessee fails to accept any cars as a result of defects properly reported to Lessor, Lessor shall be provided such additional time as is necessary to correct any such defects, except to the extent that the parties may otherwise agree in writing at such time.
     Lessee’s acceptance, however and whenever effected, shall be deemed effective as of the delivery date of a particular car. Such acceptance shall conclusively establish that such cars conform to the applicable standards set forth in the Rider(s) and the Interchange Rules of the AAR (the “Interchange Rules”).
ARTICLE 4
RENT
     Lessee agrees to pay to Lessor for the use of each car the monthly rent set forth in the Rider applicable to such car from the date such car is delivered to Lessee, in accordance with Article 2, until such car is returned to Lessor, as hereinafter provided in Article 17. Rent shall be payable in U.S. Dollars and in advance on or before the first day of each calendar month (provided, however, that the rent for each car for the month in which it is delivered shall be prorated for the number of days, including the day of delivery, remaining in such month at a daily rate based upon a 365 day year and shall be payable on or before the first day of the next succeeding month together with the rent for such month). Rent shall be paid to Lessor by electronic funds transfer to Trinity Leasing Customer Payment Account, Wilmington Trust Company, ABA # ________________, Account # ____________, or at such other address as Lessor may specify by notice to Lessee. Except as set forth in this Agreement (including without limitation, the provisions of Article 10) or a related Rider rent shall be paid without deduction, abatement, set off or counterclaim and without notice or demand.
     Late Rent — If Lessee has not paid rent or other amounts payable hereunder for a period of longer than ten (10) days, Lessee shall pay Lessor, as additional rent, interest on such unpaid sum from its due date to the date of payment by Lessee at the rate per annum equal to three percentage points above the prime rate of JPMorgan Chase Bank (or its successor). Any costs incurred by Lessor in collecting rent or any other sum of money due under this Agreement wrongfully withheld by Lessee, including, but not limited to, reasonable attorneys’ fees, will be paid by Lessee.
     Holdover Rent — Until any car is returned to Lessor in the condition required hereunder after an expiration or termination of the related Lease, Lessee shall continue to pay rent for such car and to comply with all other payment and other obligations under this Agreement as though such expiration or other termination had not occurred. If sixty (60) days after the expiration or other termination of the related Lease, Lessee has not returned any car, Lessor may charge, and Lessee shall pay Lessor upon demand, one hundred twenty-five (125%) of the rent for such car in effect immediately prior to such expiration or termination of the Lease for such car. Nothing in this Article 4 shall give Lessee the right to retain possession of any car after the expiration or other termination of the Lease with respect to such car.
EXHIBIT D

ARTICLE 5
MILEAGE ALLOWANCE
     Lessor shall collect all mileage earned by the cars during the lease term and shall credit to the rent of Lessee such mileage earned by the cars while in the service of Lessee, as and when received from the railroads according to, and subject to, all rules of the tariffs of the railroads.
ARTICLE 6
TERM
     This Agreement shall be effective as dated and will expire upon the completion of the leasing arrangement shown on the related Rider(s) of the last car or cars covered under a Lease hereunder. The Lease term, with respect to each car covered by a particular Rider, shall commence on the first day of the succeeding month after the delivery of the last car subject to the subject Lease, and shall terminate as specified in such Rider, unless sooner terminated in accordance with the provisions of this Agreement or such Rider.
ARTICLE 7
USE AND POSSESSION
     Throughout the continuance of this Agreement so long as Lessee is not in default under this Agreement or any related Rider(s), Lessee shall be entitled to possession of each car from the date the Lease term commences as to such car. Lessee shall use each car only in the manner for which it was designed and intended, and Lessee shall subject the cars only to normal wear and tear. In addition, Lessee agrees that the cars shall at all times be used: (a) in conformity with all Interchange Rules; (b) in compliance with the terms and conditions of this Agreement and any related Rider(s); (c) in compliance with the laws of each jurisdiction in which the same are operated and in which the same may be located, and (d) predominantly in the continental limits of the United States.
     In the event any car is used outside of the continental United States, for any reason whatsoever, Lessee shall assume full responsibility for all costs, taxes, duties or other charges incidental to such use including costs incurred in returning car to the continental United States.
     Each car is limited to the number of total loaded and empty miles per calendar year shown on the Rider and is subject to a surcharge also shown on the Rider for all excess miles.
     Lessee shall not exceed the weight limitations prescribed for operation of cars in unrestricted interchange service as set forth under Interchange Rule 70 without Lessor’s prior written consent.
EXHIBIT D

ARTICLE 8
ADDITIONAL CHARGES BY RAILROADS
     Lessee agrees to use the cars, upon each railroad over which cars shall move, in accordance with the then prevailing tariffs to which each railroad shall be a party; and if the operation or movements of any of the cars during the term hereof shall result in any charges being made against Lessor by any such railroad, or AAR in the case of equalization of mileage on tank cars operated on U.S. railroads, Lessee shall pay to Lessor the amount of such charges within the period prescribed by and at the rate and under the conditions of the then prevailing tariffs. Lessee agrees to indemnify Lessor against any such charges, and shall be liable for any switching, demurrage, track storage, detention or special handling charges imposed on any car during the term hereof.
ARTICLE 9
LESSEE’S RIGHT TO TRANSFER OR SUBLEASE
     Lessee shall not encumber, grant a security interest in, transfer, subcontract, sublease or assign any car or its interests and obligations pursuant to this Agreement (any a “Restricted Transfer”), nor shall a Restricted Transfer that occurs by operation of law or otherwise of Lessee’s interest in the cars or this Agreement be effective against Lessor without Lessor’s prior written consent. No Restricted Transfer of Lessee’s interest in the cars or this Agreement shall relieve Lessee from any of its obligations to Lessor under this Agreement. Any Restricted Transfer that is consented to by Lessor which is entered into by Lessee shall contain language in form and substance reasonably acceptable to Lessor which expressly makes such encumbrance, transfer, sublease or assignment subject and subordinate to the interests of Lessor and of any chattel mortgagee, assignee, trustee or other holder of legal title to or security interest in the cars and/or the related Lease (but in any case, in respect to such transfers by and transferees of Lessor, subject to Article 23 hereof).
     Notwithstanding the foregoing paragraph, Lessee shall have the right to sublease any car for single trips to its customers or suppliers; provided, however, notwithstanding any such sublease, Lessee shall continue to remain liable to Lessor for the fulfillment of Lessee’s obligations and liabilities under the related Lease; provided, further, Lessor shall have the right, at any time, to withdraw the privilege of subleasing hereinabove granted to Lessee.
     Notwithstanding any other rights provided Lessor in this Agreement, Lessee agrees to indemnify Lessor and hold Lessor harmless from any loss, cost or expense, including attorneys’ fees, incurred as a result of or with respect to any Restricted Transfer.
ARTICLE 10
MAINTENANCE RESPONSIBILITY
     Lessor agrees to maintain the cars in good condition and repair according to the Interchange Rules. Lessee agrees to notify Lessor promptly when any car is damaged or in need
EXHIBIT D

of repair, and to forward such cars and any other cars subject to this Agreement to shops as directed by Lessor for repairs and/or periodic maintenance and inspections. No maintenance, alteration or repair to any of the cars shall be made or authorized by Lessee without Lessor’s prior written consent, except (i) Lessee shall, at its expense, replace any removable part (dome covers, hatch covers, outlet caps, etc.) if lost, stolen or broken and (ii) as otherwise provided in this Agreement (including, but not limited to the following two paragraphs relating to certain repairs on tank cars and hopper cars, respectively). Replacement or repair by Lessee of any parts, equipment and/or accessories on any of the cars shall be with parts, equipment and/or accessories that are of like kind and of at least equal quality to those being replaced or repaired, unless otherwise agreed in writing by Lessor. Lessee shall be responsible for all losses and damages caused by Lessee’s failure to use parts, equipment and/or accessories that are not of like kind and of at least equal quality to those being replaced or repaired. For the avoidance of doubt, title of all replacement parts or repaired parts shall be immediately vested in Lessor.
     On tank cars, Lessee agrees that it will assume the responsibility for the maintenance and replacement of angle valves and check valves and, if such cars are so equipped, thermometer wells, gauging devices, regulator valves, safety heads and top unloading valves.
     On hopper cars, Lessee will be responsible for inspection and cleaning of the operating mechanisms of the outlets, hatches and special fittings. Further, any damage to such outlets, hatches, special fittings or the operating mechanisms will be repaired for the account of the Lessee.
     For all cars requiring maintenance or repair, Lessee shall be solely responsible for all costs associated with the removal, disposal and cleaning of commodities from the cars.
     When a car is placed in a private shop for maintenance or repair, the rent shall cease on the date of arrival in the shop, except in the case where a car arrives without advance notice of defects from Lessee, in which case rent will cease on communication of such notice of defects to Lessor from Lessee, and shall be reinstated on the date that the car is forwarded from the shop or on the date that the car is ready to leave the shop, awaiting disposition instructions from Lessee. If any repairs are required as a result of the misuse by or negligence of Lessee or its consignee, agent or sublessee or while on a railroad that does not subscribe to, or fails to meet its responsibility under the Interchange Rules, or while on any private siding or track or any private or industrial railroad, the rent shall continue during the repair period, and Lessee agrees to pay Lessor for the cost of such repairs.
ARTICLE 11
LOSS OR DESTRUCTION
     If any of the cars shall be completely destroyed, or if the physical condition of any car shall become such that the car cannot be operated in railroad service, as determined by the parties, then Lessor may, at its option, cancel the related Lease as to such car as of the date on which such event occurred, or may substitute another car within a reasonable period of time. Lessee shall notify Lessor of the occurrence of any such event within two (2) days of such event. In the event of such substitution, the substituted car shall be held pursuant to all the terms and
EXHIBIT D

conditions of the related Lease as was the car for which it substituted. Without limiting the foregoing, Lessee agrees that if a car is lost or destroyed or is in such physical condition that it cannot be operated in railroad service by reason of misuse or negligence of Lessee or its consignee, agent or sublessee or while on a railroad that does not subscribe to the Interchange Rules or while on any private siding or track or any private or industrial railroad, Lessee will pay Lessor, in cash, the settlement value of such car as determined by Rule #107 of the Interchange Rules within ten (10) days following a request by Lessor for such payment. Lessor and Lessee shall cooperate with and assist each other in any reasonable manner requested, but without affecting their respective obligations under this Article or Article 20, to establish proper claims against parties responsible for the loss of, destruction of or damage to the cars.
ARTICLE 12
LOSS OF COMMODITY
     Lessor shall not be liable for any loss of, or damage to, commodities or any part thereof, loaded or shipped in the cars however such loss or damage shall be caused or shall result. Lessee agrees to assume responsibility for, to indemnify Lessor against, and to save it harmless from any such loss or damage or claim therefor.
ARTICLE 13
DAMAGE TO CAR BY COMMODITY
     Notwithstanding the exception for normal wear and tear in Article 17, if during the term of any Rider any of the Cars or any components or appurtenances thereto shall be unduly and materially damaged, destroyed or depreciated in value or condition due to the corrosive or other damaging effect of any substance carried therein or thereon (whether or not such damage was foreseeable), Lessee will reimburse Lessor promptly for such damage, loss or expense suffered by Lessor as a consequence thereof and no abatement of rent shall occur during the period in which repairs are performed.
ARTICLE 14
ALTERATION AND LETTERING
     Lessee will preserve the cars in good condition and will not in any way alter the physical structure of the cars without the advance approval, in writing, of the Lessor. Lessee shall place no lettering or marking of any kind upon the cars without Lessor’s prior written consent; provided, however, that Lessee may cause said cars to be stenciled, boarded, or placarded with letters not to exceed two inches (2”) in height to indicate to whom the cars are leased and with commodity stencils per Interchange Rules or DOT specifications.
EXHIBIT D

ARTICLE 15
LININGS AND COATINGS
     The application, maintenance and removal of interior protective linings and coatings in cars so equipped is to be at the expense of the Lessee unless otherwise specified on the related Rider. Commodity or mechanical damage to such linings or coatings shall be for the account of the Lessee and no abatement of rent shall occur during the period in which repairs are performed.
ARTICLE 16
INTERIOR PREPARATION FOR COMMODITIES
     Subsequent to Lessee acceptance, any cleaning or special preparation of the interior of cars to make them suitable for the shipment of commodities by or for Lessee during the term of the related Lease shall be done at Lessee’s expense unless otherwise agreed.
ARTICLE 17
RETURN OF CARS — CLEANING
     At the expiration of the Lease term as provided in the Riders, Lessee shall, at its expense, return the cars to Lessor at the location and to the agent selected by the Lessor empty, clean and free from residue, and in the same good condition as the cars were in when delivered, except for normal wear and tear. At the expiration, should car cleaning be required, the Lessee shall bear the full cost of cleaning and rent shall continue until the car is clean.
ARTICLE 18
MODIFICATIONS
     Lessor and Lessee agree that if, at any time after the effective date of any Rider, changes in car design or equipment are required by the AAR, DOT, Federal Railroad Administration (“FRA”) or any other governmental authority, Lessor may, at its option, perform all modifications so ordered and that the cost of those modifications shall be reflected in an increase in the monthly rent per car according to the base monthly rent escalation formula shown on the Rider for that car.
ARTICLE 19
USE OF CARS ON CERTAIN ROADS UNDER AAR CIRCULAR OT-5
     Lessee is responsible for obtaining all consents or authority to use the cars on any railroad. Upon the written request of Lessee (which request shall name the railroads involved) Lessor shall use reasonable efforts to obtain from each named railroad consents or authority to place the cars in service under provisions issued by such railroad or the AAR, including, without limitation, the provisions of AAR Circular OT-5 as promulgated by the AAR and all supplements thereto and reissues thereof. Lessee shall furnish to Lessor such information as is
EXHIBIT D

necessary to apply for and obtain such consents or authority. Lessor, however, shall not be liable for failure to obtain such consents or authority for any reason whatsoever and this Agreement shall remain in full force and effect notwithstanding any failure of Lessor or Lessee to obtain such consents or authority.
ARTICLE 20
INDEMNIFICATIONS
     Lessee shall defend (if such defense is tendered to Lessee), indemnify and hold Lessor, on an after-tax basis, harmless from and against, and does hereby release Lessor from, all claims, suits, liabilities, losses, damages, costs and expenses, including attorney’s fees, in any way arising out of, or resulting from, the condition, storage, use, loss of use, maintenance or operation of the cars, the inaccuracy of any representation or warranty of the Lessee, the Lessee’s failure to comply with the obligations under any Lease, liability arising from any present or future applicable law, rule or regulation, including without limitation, common law and environmental law, related to the release, removal, discharge or disposition, whether intentional or unintentional of any materials from or placed in any car, or any other cause whatsoever except to the extent the same results from Lessor’s gross negligence or willful misconduct, or except to the extent a railroad has assumed full responsibility and satisfies such responsibility.
ARTICLE 21
TAXES AND LIENS
     Lessor shall be liable for and pay all federal, state, provincial or other governmental property taxes assessed or levied against the cars, except that (i) Lessee shall be liable for and pay such taxes when cars bear reporting marks and numbers other than Lessor’s and (ii) Lessee shall be liable at all times for and shall pay or reimburse Lessor for the payment of any sales, use, leasing, operation, excise, gross receipts and other taxes with respect to the cars, together with any penalties, fines or interest thereon, and all duties, imposts, taxes, investment tax credit reductions and similar charges arising out of the use of cars outside the continental [United States/Canada/Mexico]2.
     Lessee acknowledges and agrees that by the execution of this Agreement and related Riders it does not obtain, and by payments and performance hereunder it does not, and will not, have or obtain any title to the cars or any property right or interest therein, legal or equitable, except solely as Lessee hereunder and subject to all of the terms hereof. Lessee shall keep the cars free from any liens or encumbrances created by or through Lessee (except as contemplated in respect of Restricted Transfers consented to by the Lessor as described in Article 9).

[2]	To be changed based on domicile of Lessee.
EXHIBIT D

ARTICLE 22
DEFAULT AND REMEDIES
     If Lessee (i) defaults in the payment of any sum of money to be paid under any Lease or under this Agreement and such default continues for a period of five (5) days after written notice to Lessee of such default, (ii) fails to perform any covenant or condition required to be performed by Lessee under this Agreement (including, without limitation, failure to accept delivery as required under Article 3 and failure to comply with assurance requirements under Article 28) and such failure shall not be remedied within ten (10) days after written notice to Lessee of such failure, (iii) makes any representation or warranty that was incorrect when made or (iv) shall dissolve, make or commit any act of bankruptcy or if any proceeding under any bankruptcy or insolvency statute or any laws relating to relief of debtors is commenced by Lessee or if any such proceeding is commenced against Lessee and same shall not have been removed within thirty (30) days of the date of the filing thereof or if a receiver, trustee or liquidator is appointed for Lessee or for all or a substantial part of Lessee’s assets with Lessee’s consent or, if without Lessee’s consent, the same shall not have been removed within thirty (30) days of the date of the appointment thereof or if an order, judgment or decree is entered by a court of competent jurisdiction and continues unpaid and in effect for any period of thirty (30) consecutive days without a stay of execution or if a writ of attachment or execution is levied on any car and is not discharged within ten (10) days thereafter (any of the foregoing, an “Event of Default”) then, in addition to any other rights of Lessor provided in this Agreement, Lessor may exercise one or more of the following remedies with respect to the cars leased under any Lease entered into under this Agreement:
     1. Immediately terminate any and all Leases and Lessee’s rights hereunder or under any related Rider(s); provided, however, in the event of termination, Lessee shall remain liable for all unpaid rent charges and any other amounts due under any Lease or Leases, this Agreement and any related Rider(s);
     2. Require Lessee to return the cars to Lessor at Lessee’s expense, and if Lessee fails to so comply, Lessor may take possession of such cars without demand or notice and without court order or legal process and remove the cars from Lessee’s service. Lessee hereby waives any damages occasioned by such taking of possession, whether or not Lessee was in default at the time possession was taken, so long as Lessor reasonably believes that Lessee was in default at such time. Lessee acknowledges that it may have a right to notice of possession from Lessor and the taking of possession pursuant to a court order or other legal process obtained by Lessor. Lessee, however, knowingly waives any right to such notice of possession from Lessor and the taking of such possession without the Lessor’s obtaining a court order or other legal process;
     3. Lease the cars to such persons, at such rent, and for such period of time as Lessor shall elect. Lessor shall apply the proceeds from such leasing, less all costs and expenses incurred in the recovery, repair, storage and renting of such cars, toward the payment of Lessee’s obligations hereunder. Lessee shall remain liable for any deficiency, which, at Lessor’s option, shall be paid monthly as suffered or immediately, or at the end of the lease term as damages for Lessee’s default;
EXHIBIT D

     4. Bring legal action to recover all rent charges or other amounts then accrued or thereafter accruing from Lessee to Lessor under any provision hereunder or any related Rider(s);
     5. Pursue any other remedy which Lessor may have.
     Each remedy is cumulative and may be enforced separately or concurrently. The exercise of any remedy is in the Lessor’s discretion, and any failure or delay by Lessor to exercise any particular remedy shall not affect Lessee’s rent or holdover rent obligations hereunder. In the event of default, in addition to Late Rent and Holdover Rent as provided in Article 4, Lessee shall pay to Lessor upon demand all costs and expenses, including attorneys’ fee expended by Lessor in the enforcement of its rights and remedies hereunder, and Lessee shall pay interest on any amount owing to Lessor from the time such amount becomes due hereunder at a rate per annum equal to three percentage points above the prime rate of JPMorgan Chase Bank (or its successor), such rate to be reduced, however, to the extent it exceeds the maximum rate permitted by applicable law. In addition, Lessee shall, without expense to Lessor, assist Lessor in repossessing the cars and shall, for a reasonable time, if required, furnish suitable trackage space for the storage of the cars.
     If Lessee fails to perform any of its obligations hereunder, Lessor, at Lessee’s expense, and without waiving any rights it may have against Lessee for such nonperformance, may itself render such performance. Lessee shall reimburse Lessor on demand for all sums so paid by Lessor on Lessee’s behalf, together with interest at a rate equal to three percentage points above the prime rate of JPMorgan Chase Bank (or its successor), such rate to be reduced, however, to the extent it exceeds the maximum rate permitted by applicable law.
     In addition, in respect of any Event of Default by Lessee hereunder, Lessor shall be entitled to any and all rights and remedies inuring to the benefit of a lessor upon a default by the lessee as provided in Article 2A of the Uniform Commercial Code in effect in the applicable jurisdiction.
ARTICLE 23
LESSOR’S RIGHT TO ASSIGN, SUBORDINATION
     All right, title and interest of Lessor in respect of any or all Leases hereunder may be assigned, pledged, mortgaged, leased, transferred, delegated or otherwise disposed of, either in whole or in part, and/or Lessor may assign, pledge, mortgage, lease, transfer or otherwise dispose of title to the cars, with or without notice to Lessee. In the event of any such assignment, pledge, mortgage, lease, transfer, delegation or other disposition, the Lease or Leases so assigned and all related rights of Lessee hereunder or those of any person, firm or corporation who claims or who may hereafter claim any rights in this Agreement under or through such Lease or Leases or Lessee, are hereby made subject and subordinate to the terms, covenants and conditions of any assignment, pledge, mortgage, lease, or other agreements covering the cars heretofore or hereafter created and entered into by Lessor, its successors or assigns and to all of the rights of any such assignee, pledgee, mortgagee, lessor, transferee or other holder of legal title to or security interest in the cars. Notwithstanding the foregoing, during the term of such Lease or Leases so assigned no such assignee, pledgee, mortgagee, lessor, transferee or other holder of
EXHIBIT D

legal title to or security interest in the cars shall interfere with the quiet use, possession and enjoyment of the related cars by Lessee provided that no event of default or termination event (however described) shall have occurred under this Agreement or the related Lease. At the request of Lessor or any assignee, pledgee, mortgagee, lessor, transferee or other holder of the legal title to or security interest in the cars, Lessee shall, at Lessor’s expense, (i) letter or mark the cars to identify the legal owner of the cars and, if applicable, place on each side of each car, in letters not less than one inch in height, the words “Ownership Subject to a Security Lease Filed with the Surface Transportation Board” or other appropriate words reasonably requested and (ii) evidence its acknowledgement of any assignment, pledge, mortgage, lease, transfer or other disposition by Lessor by executing an acknowledgement letter in form and substance satisfactory to Lessor and its assignee, pledgee, mortgagee, lessor or other holder of legal title to or security interest in the cars. Lessee agrees that no claim or defense which Lessee may have against Lessor shall be asserted or enforced against any assignee, pledgee, mortgagee, lessor or other holder of legal title to or security interest in the cars; provided, that Lessee’s right to quiet enjoyment not disturbed due to action by any such party.
ARTICLE 24
DISCLAIMER OF WARRANTIES
     LESSOR MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, AS TO THE CONDITION, MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE OR ANY OTHER MATTER CONCERNING THE CARS. LESSOR SHALL NOT HAVE ANY RESPONSIBILITY TO LESSEE FOR ANY INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY NATURE, INCLUDING BUT NOT LIMITED TO INTERRUPTION OF SERVICE, LOSS OF BUSINESS OR ANTICIPATED PROFITS. Lessee shall be solely responsible for determining that the specifications and design of any car are appropriate for the commodities loaded therein. During the period of any lease hereunder in which Lessee renders faithful performance of its obligations, Lessor hereby assigns to Lessee any factory or dealer warranty, whether express or implied, or other legal right Lessor may have against the manufacturer in connection with defects in the cars covered by this Agreement.
ARTICLE 25
RIGHT OF INSPECTION AND NOTICES
     Lessor, or its assignee, shall, at any reasonable time and without interfering with Lessee’s operations, have the right to inspect the cars by its authorized representative wherever they may be located for the purpose of determining compliance by Lessee with its obligations hereunder. Lessee shall use its best effort to obtain permission, if necessary, for Lessor or its representative to enter upon any premises where the cars may be located.
     Lessee shall notify Lessor, in writing, within three (3) days after any attachment, lien (including any tax and mechanics’ liens) or other judicial process attaches to the cars.
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ARTICLE 26
ADMINISTRATION OF LEASE
     Lessee agrees to make available to Lessor information concerning the movement of the cars reasonably required for the efficient administration of this Agreement.
     Lessee agrees to cooperate with Lessor for the purpose of complying with any reasonable requirements of any lender, the Surface Transportation Board, the Registrar General of Canada pursuant to Sections 104 or 105 of the Canada Transportation Act, or the provisions of Article 9 of the Uniform Commercial Code or equivalent Canadian personal property security legislation provided such cooperation does not materially affect the rights or liabilities of Lessee hereunder.
ARTICLE 27
FINANCIAL STATEMENTS
     Lessee will make available to Lessor within one hundred twenty (120) days after the end of each fiscal year of the Lessee a complete financial statement package of the Lessee, for such fiscal year ended period, including but not limited to, balance sheet, income statement, cash flow statement, and all schedules, notes, and disclosures made a part of such financial statement package. The financial statements shall be prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), all in reasonable detail and certified by public accountants of recognized standing. If Lessee files a Form 10-K with the U.S. Securities and Exchange Commission (SEC), the filing of such Form 10-K with the SEC within one hundred twenty (120) days after the end of such fiscal year will satisfy the requirements set forth above. In addition, upon request of the Lessor and with reasonable prior notice, Lessee shall make quarterly unaudited financial reports available to Lessor (if so requested by Lessor, as soon as available and in any case not later than ninety (90) days after the end of each of the first three fiscal quarters of the Lessor).
ARTICLE 28
INSURANCE
     Lessee shall maintain at all times on the cars, at its expense, commercial general liability insurance and umbrella/excess insurance (covering bodily injury, property damage and pollution exposures, including, but not limited to, contractual liability and products liability) against such risks, in such form as shall be satisfactory to Lessor and with such insurer(s) as shall be rated A-VII or better by A.M. Best. The requirement for pollution liability insurance may be satisfied by scheduling a self-insured retention to an umbrella/excess policy affording pollution liability insurance. The commercial general liability insurance policy or self-insured retention and umbrella or excess insurance policies shall have a combined limit of not less than $3,000,000 per occurrence, and the policies shall be endorsed to name Lessor, Lessor’s subsidiaries and Lessor’s assignees as additional insureds as their interest may appear.
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     Prior to the initial delivery date of cars under this Agreement and from time to time thereafter, Lessee shall furnish to Lessor an original certificate demonstrating that insurance coverage as required by this Agreement and any related Rider(s) is in effect; provided, however, that Lessor shall be under no duty to ascertain the existence or adequacy of such insurance. The insurance maintained by Lessee shall be primary without any right of contribution from insurance which may be maintained by Lessor. The obligations of Lessee under this Article shall be independent of all other terms under this Agreement and shall in no event relieve Lessee from any indemnity obligation hereunder. The Lessee shall procure an agreement from the insurer that the insurer shall give the Lessor at least thirty (30) days prior written notice (at the address for notice to Lessor set forth herein) of any alteration in or cancellation of the terms of such policies.
ARTICLE 29
RECIPROCAL REPRESENTATIONS AND WARRANTIES
     Lessee hereby makes to Lessor as representations and warranties of Lessee the statements set forth in Paragraphs 1 through 6 set forth below in this Article 29, which representations and warranties are (i) made as of the date of this Agreement and as of the date of any related Rider, and (ii) are made only to the actual knowledge of Lessee without further inquiry. Lessor hereby makes to Lessee as representations and warranties of Lessor the statements set forth in Paragraphs 1 through 6 set forth below in this Article 29, which representations and warranties are (i) made as of the date of this Agreement and as of the date of any related Rider, and (ii) are made only to the actual knowledge of Lessor without further inquiry. As used in such Paragraphs 1 through 6, “it” refers to the entity making the statement in question.
     1. It is a corporation, limited liability company or limited partnership duly incorporated or organized, validly existing, and in good standing under the laws of its state of incorporation or organization as identified in the preamble of this Agreement and is either duly qualified to do business and is in good standing in such other jurisdictions in which the business and activities of Lessee, or Lessor as the case may be, require such qualification or its failure to so qualify in such other jurisdiction will not have a material adverse impact on this Agreement.
     2. It has full power to enter into this Agreement and any related Rider.
     3. This Agreement and any related Rider has been duly authorized, executed and delivered by it and constitutes a valid, legal and binding agreement, enforceable in accordance with the terms and conditions set forth in this Agreement and any related Rider, subject to bankruptcy and other creditor’s rights laws and the principles of equity.
     4. It is not required to obtain any approval from any governmental or public body or authority with respect to the entering into and performance by it of this Agreement and any related Rider, except for any approvals that may be required in connection with the actual operation of the cars.
     5. The entering into and performance by it of this Agreement and any related Rider will not conflict with, or result in a breach of, the terms, conditions or provision of any law or
EXHIBIT D

any regulations, order, injunction, permit, franchise or decree of any court or governmental instrumentality by which it is bound or to which it is subject.
     6. The entering into and performance by it of this Agreement and any related Rider will not conflict with, or result in a breach of, the terms, conditions or provisions of any indenture, agreement or other instrument to which it is a party or by which it or any of its property is bound.
ARTICLE 30
TILC CAPACITY
     The parties hereto acknowledge and agree that TILC in executing an individual Rider incorporating the terms of this Agreement (thereby entering into an individual and separate Lease of the subject cars as described in Article 1 above) may execute such Rider (and, together with this Agreement, enter into such Lease of the subject cars) in either of the following capacities:
     1. If TILC is the owner of the subject cars at the time they are placed into service under the Agreement, TILC executes the related Rider and enters into such Lease in its individual capacity as the car owner for its own account.
     2. If TILC is not the owner of the subject cars at the time they are placed into service under the Agreement, then TILC executes the related Rider and enters into such Lease as manager for the benefit of the relevant car owner, pursuant to contractual authority delegated by the car owner to TILC (as manager) to encumber and bind the subject cars and car owner under such Lease.
     In the event TILC enters into the Agreement or a related Rider in the capacity of manager as aforesaid, TILC in its individual capacity represents and warrants to the Lessee, and agrees with the Lessee that (i) the party for whom TILC acts as manager is contractually bound and liable as Lessor to the same extent as if it signed this Agreement or a related Rider directly, (ii) TILC is obligated in its capacity as manager to perform the Lessor’s obligations to the Lessee under the Agreement, and (iii) if TILC (a) fails to perform the Lessor’s obligations while serving as manager, or (b) is removed or terminated as manager and the car owner for whose benefit TILC has been acting as manager breaches or otherwise fails to perform (or cause to be performed) the Lessor’s obligations to the Lessee in accordance with this Agreement, then in either such case TILC agrees that it is directly liable to the Lessee for any resulting damages and costs, to the same extent that TILC would have been had TILC been the actual car owner executing this Agreement or a related Rider as Lessor.
ARTICLE 31
MISCELLANEOUS
     This Agreement and the related Riders, together with any and all exhibits attached hereto, constitutes the entire agreement between Lessor and Lessee, and it shall not be amended, altered or changed except by written agreement signed by the parties hereto. No waiver of any
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provision of this Agreement or a related Rider or consent to any departure by Lessee therefrom shall be effective unless the same shall be in writing, signed by both parties and then such waiver of consent shall be effective only in the specific instance and for the purpose for which it was given.
     1. Governing Law. This Agreement and related Riders shall be interpreted under and performance shall be governed by the laws of the State of Texas.
     2. Conflict with Interchange Rules. In the event the Interchange Rules conflict with any provision of this Agreement and any related Rider, this Agreement or the Rider shall govern.
     3. Exhibits. All exhibits attached hereto are incorporated herein by this reference.
     4. Payments. All payments to be made under this Agreement shall be made at the addresses set forth in Article 32.
     5. Severability. If any term or provision of this Agreement or the application thereof shall, to any extent, be invalid or unenforceable, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be valid and enforced to the fullest extent permitted by law.
     6. Headings. The headings that have been used to designate the various Sections and Articles hereof are solely for convenience in reading and ease of reference and shall not be construed in any event or manner as interpretative or limiting the interpretation of the same.
     7. Survival. All indemnities contained in this Agreement shall survive the termination hereof. In addition, the obligation to pay any deficiency, as well as the obligation for any and all other payments by Lessee to Lessor hereunder shall survive the termination of this Agreement or the lease contained herein.
     8. Restrictions on Assignability by Lessee. Lessee has reviewed the provisions of Article 9 of this Agreement prohibiting or restricting the assignment or other transfer of its interests in this Agreement or the cars leased to it and is bound by such provisions as set forth in this Agreement. Lessee agrees that said provisions are made “conspicuous” by this paragraph.
     9. Conflicts between Riders and this Agreement. In the event any provision of any Rider modifies or conflicts with any provision of this Agreement, the provisions of such Rider shall govern as to the Lease transaction evidenced by such Rider.
ARTICLE 32
ADDRESSING OF NOTICES
     Any notice required or permitted hereunder shall be in writing and shall be delivered to the respective (parties hereto by (i) overnight courier delivery, (ii) facsimile transmission (with follow-up mail confirming as described in clause (iii)), or (iii) deposit in the United States mail
EXHIBIT D

as a certified or registered matter, return receipt requested, postage prepaid, and addressed to the respective parties as follows, unless otherwise advised in writing.

Lessee to Lessor:

TO: Trinity Industries Leasing Company
2525 Stemmons Freeway
Dallas, Texas 75207
Facsimile: 214-589-7402

	ATTENTION:	Thomas C. Jardine
Vice President,
Portfolio Management

Lessor to Lessee:

ATTENTION:

EXHIBIT D

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed and delivered as of the _____ day of ____________, 20[__].

LESSOR: TRINITY INDUSTRIES LEASING COMPANY
By:
Thomas C. Jardine
Vice President, Portfolio Management

LESSEE:
By:
Title:

EXHIBIT D

RIDER ONE (1) TO RAILROAD CAR LEASE AGREEMENT
     Effective this ___ day of ____________, 20__, this Rider shall become a part of the Railroad Car Lease Agreement between Trinity Industries Leasing Company, Lessor, and __________, Lessee, dated ____________, 20___, and the cars described herein shall be leased to Lessee, subject to the terms and conditions in said Railroad Car Lease Agreement, during the term and for the rent shown below:

Approximate
		Capacity (gallons	Base Monthly Rent
Number of Cars	Type and Description	or cubic feet)	(Per Car)
X		X	$XX.XXX
Delivery —
Escalation of Base Monthly Rent:
1.	Modifications — In accordance with Article 18 of Railroad Car Lease Agreement, any change in car design required by the AAR, DOT, FRA or other governmental authority during the term of this lease will cause the monthly rent to increase for each car on the month following its modification as follows:
A.	For a modification with a useful life equal to the car itself, monthly car rent will increase by a monthly rate of $1.75 per car for each $100 of Lessor’s cost incurred in the course of making such modification.

B.	For a modification with a useful life less than that of the car, monthly car rent will increase to equal the cost of such modification, including the implicit cost of money at 10% per annum, divided by the number of months of estimated remaining life of the modification.
2.	High Mileage — In accordance with Article 7, in the event that a car travels more than 30,000 miles (empty and loaded) in any calendar year, the Lessee shall pay the Lessor $0.03 per mile for each mile over 30,000 traveled by such car.
Separate Lease — Lessor and Lessee acknowledge and agree and it is their intent that the cars subject to this Rider may be owned by one or more persons or entities other than Lessor (and that after the date hereof cars may be sold or transferred to one or more other persons or entities pursuant to Article 23 or otherwise), and, accordingly, Lessor and Lessee agree that this Rider shall constitute one or more separate and severable Leases, with each such Lease being comprised of the cars subject hereto that are owned by a single person or entity. Each such Lease shall incorporate the terms of the above referenced Railroad Car Lease Agreement and shall be separate and severable in all respects from each other Lease made pursuant to this Rider and from any other cars or riders relating to the above referenced Railroad Car Lease Agreement, and shall be separately transferable for all purposes
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Term — The minimum term for the cars leased hereunder shall be ______ months, and the cars shall continue under lease thereafter for successive one (1) month terms, at the same rate and under the same conditions, unless notice, in writing, requesting cancellation shall be given by either party to the other at least thirty (30) days prior to expiration of the initial term or any successive term for cars covered by this Rider. Thereafter, this Rider shall terminate automatically upon the date of release of the last car covered by this Rider.
Cancels Rider Number NA

TRINITY INDUSTRIES LEASING COMPANY
By:
Vice President, Portfolio Management

LESSEE
By:
Title:

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EXHIBIT E
FORM OF NET LEASE
TRINITY INDUSTRIES LEASING COMPANY
RAILROAD CAR NET LEASE AGREEMENT
     This LEASE AGREEMENT, dated ______________ 20__, (hereinafter called the “Agreement”) by and between TRINITY INDUSTRIES LEASING COMPANY, a Delaware corporation, with its principal office at 2525 Stemmons Freeway, Dallas, Texas 75207 (hereinafter called “Lessor”) and ___________, a(n) _______________ corporation, with its principal office at________________ (hereinafter called “Lessee”).
     In consideration of the mutual terms and conditions hereinafter set forth, the parties hereto hereby agree as follows:
ARTICLE 1
LEASE AGREEMENT
     Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the cars shown on each Rider hereto and such additional Riders as may be added from time to time (each such Rider and together with this Agreement shall be collectively referred to as the “Lease”) by agreement of the parties and signed by their duly authorized representatives (all such cars being hereinafter referred to as a “car” or the “cars”). Each Rider shall set forth a brief description of the car or cars covered thereby, including such facts as the number of cars, the Association of American Railroads (AAR) or Department of Transportation (DOT) specifications, rental charges, term throughout which the car or cars shall remain in Lessee’s service and such other information as may be desired by both parties. Lessor and Lessee agree that each Rider hereto shall constitute a separate Lease which incorporates the terms of this Agreement. Each Rider shall be severable from any other cars or Riders relating to this Agreement and shall become a separate lease (incorporating the terms of this Agreement) which is separately transferable for all purposes. It is the intent of all parties to this Agreement to characterize this Agreement as a true lease.
ARTICLE 2
TERM
     The term of this Lease, with respect to each car, shall commence upon the initial delivery of such car to Lessee in the manner set forth in Article 3 and shall terminate on the earlier of the date Lessee or a third party remits the Settlement Value (defined in Article 8 hereof) to Lessor for the loss or destruction of such car or, with respect to all cars leased hereunder, at the end of the lease term set forth in the Rider(s) attached hereto. Notwithstanding the expiration or termination of this Lease, the obligations of the Lessee hereunder shall continue in effect with regard to each car until each car is returned to the possession of the Lessor in dean condition in accordance with Article 14 hereof.
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ARTICLE 3
DELIVERY
     A. Delivery. Lessor agrees to deliver each car to Lessee, and Lessee agrees to accept such delivery. The obligations of the Lessor to deliver the cars shall be excused, and Lessor shall not be liable, for any causes beyond the reasonable control of Lessor (including, but not limited to, delays caused by fire, labor difficulties, delays of carriers and materials suppliers, governmental authority, late delivery by the manufacturer of the cars or late delivery by a prior lessee) and, in the event of a delay in such delivery, Lessor shall deliver the cars to Lessee as soon as reasonably possible thereafter.
     B. Place of Delivery. Lessor shall cause the cars to be delivered to Lessee at the point of manufacture.
     C. Cost of Delivery. Lessee shall pay all freight charges and other costs, if any, of the delivery of the cars from the point of manufacture.
ARTICLE 4
ACCEPTANCE OF CARS
     Upon delivery, Lessee shall promptly inspect each car and shall accept such car if it: (a) complies with the description set forth in the attached Rider(s), and (b) is fit and suitable for operation as those terms are defined in the Interchange Rules adopted by the AAR (the “Interchange Rules”). Upon acceptance, Lessee shall deliver to Lessor a Certificate of Acceptance in the form attached hereto as Exhibit A. Notwithstanding the foregoing, Lessee shall be deemed to have accepted any car delivered hereunder if, with respect to such car, the Lessee shall: (c) load, or otherwise use the car, or (d) fail to notify Lessor, in writing, within five (5) days after delivery of Lessee’s rejection of the car and the specific reasons why the car does not meet the applicable standards set forth in the Rider(s) or the Interchange Rules. If Lessee rejects any car, Lessor shall have the right to have the rejected car inspected by an inspector acceptable to both Lessor and Lessee. The cost of such inspection will be paid by Lessor if the cause for rejection is affirmed by the inspector, otherwise such cost will be borne by Lessee. The Lessee shall be deemed to have accepted any car for which the inspector determines that good cause for rejection did not exist. The decision of the inspector shall be final and binding upon the parties. The Lessee’s acceptance, however affected, shall be deemed effective as of the delivery date and the monthly rentals as hereinafter set forth shall accrue from the delivery date. Such acceptance shall conclusively establish that such cars conform to the applicable standards set forth in the Rider(s) and the Interchange Rules.
ARTICLE 5
MARKINGS
     At the time of delivery of the cars by Lessor to Lessee, the cars will be plainly marked on each side with the identification marks of Lessee. If such markings (or any of the markings
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required pursuant to Article 12) shall at any time be removed or become illegible, wholly or in part, Lessee shall immediately cause such markings to be restored or replaced at Lessee’s expense. Lessee shall not otherwise place, or permit to be placed, any lettering or marking of any kind upon the cars without Lessor’s prior written consent.
ARTICLE 6
PAYMENT OF RENTALS
     The monthly rental with respect to each car shall be as set forth in the Rider(s), and, subject to Article 2, shall accrue from (and including) the date of delivery at the point of manufacture to (and excluding) the date the car is redelivered in accordance with Article 14. The rental shall be payable to Lessor by electronic funds transfer to Trinity Leasing Customer Payment Account, Wilmington Trust Company, ABA # _________________, Account # __________________, or at such other address as Lessor may specify by notice to Lessee, in U.S. Dollars and in advance on or before the first day of each calendar month during the term hereof; provided, however, that the rental for each car for the month in which it is delivered shall be prorated for the number of days (including the date of delivery) remaining in such month at a daily rate based upon a 365 day year; and shall be payable on or before the first day of the next succeeding calendar month. The amount by which rental payments for any month exceed the pro rata rental due for the cars leased to Lessee during such month shall be refunded to Lessee within ten (10) days of the end of such calendar month.
     This Lease is a net lease. Lessee’s obligation to pay Lessor all rentals and other amounts hereunder, unless such obligation shall be terminated pursuant to the express provisions of this Lease, shall be absolute and unconditional; and Lessee shall not be entitled to any abatement or reduction of, or set off against, such rentals or other amounts irrespective of any claim, counterclaim, recoupment, defense or other right which Lessee may have, directly or indirectly, against the Lessor, the manufacturer of the cars or any other person or entity.
ARTICLE 7
TITLE AND USAGE
     A. Title to the Cars. Lessee acknowledges and agrees that by the execution of this Lease it does not obtain, and by payments and performance hereunder it does not, and will not, have or obtain any title to the cars or any property right or interest therein, legal or equitable, except solely as Lessee hereunder and subject to all of the terms hereof. Lessee shall keep the cars free from any liens or encumbrances created by or through Lessee.
     B. Usage of the Cars. Throughout the continuance of this Lease, so long as Lessee is not in default under this Lease, but subject to Article 12, Lessee shall be entitled to possession of each car from the date the Lease becomes effective as to such car and shall use such car only in the manner for which it was designed and intended, and so as to subject it only to ordinary wear and tear, and in the usual interchange of traffic, provided, however that Lessee agrees that the cars shall, at all times, be used: (a) in conformity with all Interchange Rules, (b) in compliance with the terms and conditions of this Lease, and (c) predominantly in the continental limits of the
EXHIBIT E

United States, provided however, in no event shall more that forty percent (40%) of all cars shown on all the Riders to this Agreement (as determined by mileage records and measured annually on a calendar year basis) be used outside of the contiguous United States at the same time.
     In the event any car is used outside of the continental United States for any reason whatsoever, Lessee shall assume full responsibility for all costs, taxes, duties or other charges incidental to such use including costs incurred in returning any such car to the continental United States.
     C. Lessee’s Right to Transfer or Sublease. Lessee shall not transfer, sublease or assign the cars or its interest and obligations pursuant to this Lease, nor shall a transfer, sublease or assignment by operation of law or otherwise of Lessee’s interest in the cars or this Lease be effective against Lessor, without Lessor’s prior written consent. No transfer, sublease or assignment of this Lease or of the cars shall relieve Lessee from any of its obligations to Lessor under this Lease.
     Notwithstanding the foregoing paragraph, Lessee shall have the right to sublease any of the cars for single trips to its customers or suppliers, and to cause each car so subleased to be boarded or placarded with the name of the sublessee in accordance with the provisions of the demurrage tariffs lawfully in effect, where the sole purpose of such subleasing is to obtain an exemption from demurrage for said cars so subleased; provided, however, that notwithstanding any such sublease, Lessee shall continue to remain liable to Lessor for the fulfillment of Lessee’s obligations under this Lease; and, provided further, that Lessor shall have the right, at any time, to withdraw the privilege of subleasing hereinabove granted to Lessee.
ARTICLE 8
MAINTENANCE AND REPAIRS
     A. Maintenance Responsibility. Lessee shall, at its expense, maintain, repair and keep the cars (i) according to prudent industry practice and in all material respects, in good working order, and in good physical condition for cars of a similar age and usage, normal wear and tear excepted, (ii) subject to clause (i) and (ii) in a manner in all material respects consistent with maintenance practices used by Lessee, as applicable, in respect of any cars owned by Lessee, and (iii) in accordance in all material respects with all manufacturer’s warranties in effect and in accordance with all applicable provisions, if any, of insurance policies required to be maintained pursuant to Article 10 and (iv) in compliance in all material respects with any applicable laws and regulations from time to time in effect, including the Interchange Rules, FRA rules and regulations as they apply to the maintenance and operation of cars in interchange. In no event shall Lessee discriminate in any material respect as to the use or maintenance of any car (including the periodicity of maintenance or record keeping in respect of such car) as compared to equipment of similar nature which Lessee owns or net leases. Lessee will maintain in all material respects all records, logs and other materials required by relevant industry standards or any governmental authority having jurisdiction over the cars required to be maintained in respect of any car, all as if Lessee were owner of such cars.
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     B. Alterations. Lessee shall not alter the physical structure of any of the cars without the prior written approval of Lessor. Any modification, alteration or addition to the cars required by any governmental law, rule, regulation, requirement or the Interchange Rules shall be Lessee’s responsibility and at its expense.
     C. Responsibility for Lost, Destroyed or Damaged Cars. If any of the cars, or any part thereof, shall be lost, destroyed or damaged, Lessee shall be responsible for, and shall indemnify Lessor and hold Lessor harmless from, the loss, destruction or damage to the cars, or part thereof, during the term.
     Lessee shall notify Lessor of the loss or destruction of any of the cars within two (2) days after the date of such event. If a car is lost or destroyed, Lessor shall, at its option, have the right to: (a) substitute for such car another car of the same type, capacity and condition; provided, however, that the rental rate for a substituted car for each month after such car is delivered to Lessee shall be determined in accordance with the Rider(s), or (b) withdraw the car from this Lease, and, therefore, reduce the number of cars leased hereunder.
     Lessor and Lessee shall cooperate with and assist each other in any reasonable manner requested, but without affecting their respective obligations under this Article or Article 9, to establish proper claims against parties responsible for the loss, destruction of or damage to, the cars.
     For the purpose of this Lease, the amount of loss resulting from the loss or destruction of a car shall be measured by its Settlement Value as determined immediately prior to the time of such loss or destruction. The “Settlement Value” of a car shall be determined by application of Rule 107 of the Interchange Rules.
     D. Linings and Coatings. The application, maintenance and removal of interior protective linings and coatings in cars so equipped is the responsibility of Lessee.
     E. Interior Preparation for Commodities. Any cleaning or special preparation of the interior of cars to make them suitable for the shipment of commodities by or for Lessee during the term of the lease shall be done at Lessee’s expense unless otherwise agreed.
ARTICLE 9
INDEMNIFICATION BY LESSEE
     A. Damages, Losses and injuries Due to Operation of the Cars. Lessee shall defend (if such defense is tendered to Lessee), indemnify and hold Lessor harmless from and against and does hereby release Lessor from all claims, suits, liabilities, losses, damages, costs and expenses, including attorneys’ fees, in any way arising out of, or resulting from, the condition, storage, use, loss of use, maintenance or operation of the cars, or any other cause whatsoever. In all cases to which this indemnity agreement applies, Lessee’s obligation shall be to indemnify Lessor for the full amount of the claim, suit, liability, loss, damage, cost or expense involved and principles of comparative negligence shall not apply.
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     B. Losses to and Damages Caused by Commodities. Lessor shall not be liable for any loss of, or damage to, commodities, or any part thereof, loaded or shipped in the cars, however such loss or damage shall be caused or shall result; and Lessee shall be responsible for, indemnify Lessor against and save Lessor harmless from, any such loss, damage or claim therefor. Notwithstanding the exception for ordinary wear and tear in Article 15, in the event any of the cars, fittings or appurtenances thereto, including all interior lading protective devices, special interior linings and removable parts, if any, shall become damaged by any commodity loaded therein, Lessee shall be responsible for such damage, and shall indemnify Lessor against and save Lessor harmless from, any such loss, damage or claim therefor according to the same terms of indemnification set forth in Paragraph A of this Article 9.
     C. Loss of Use of Car. Notwithstanding any provision contained herein to the contrary, Lessor shall not be liable to Lessee for any damages, costs or losses which result from the loss of the use of any of the cars for any reason whatsoever.
     D. Tax Indemnity. Lessee acknowledges that the Rental Amount provided for in the Rider(s) is computed on the assumptions that (a) Lessor or a third-party (the “Owner Participant”) and the affiliated group of corporations (as defined in Section 1504(a) of the Internal Revenue Code of 1986, as amended (the “Code”) of which it (or its owners) is a member (all references to Lessor or Owner Participant in this Article include such affiliated group) shall be treated for United States federal income tax purposes (and to the extent allowable for state and local tax purposes) as the owner of the cars and will be entitled to full depreciation deductions based on Lessor or Owner Participant’s total cost of the Equipment under (i) applicable Sections of the Internal Revenue Code of 1986, as amended (the “Code”), in amounts equal to the most accelerated method, shortest recovery period and applicable convention allowed under the Code and (ii) accelerated cost recovery deductions for state and local income tax purposes in effect at the time each Rider is entered into (such deductions being referred to hereinafter as “Tax Benefits”), and (b) all deductions or credits allowable to Lessor or Owner Participant with respect to the cars will be treated as derived from or allocable to sources within the United States. If, as a result of any act or failure to act of Lessee (including the use of the cars outside of the United States) or any physical damage to or loss, or governmental taking of the cars, Lessor or Owner Participant shall (x) lose, have recaptured or disallowed, or not be entitled to the full use of the Tax Benefits, or (y) have its tax increased or accelerated on account of recompilation or recapture of such Tax Benefits in any year or years pursuant to the provisions of the Code (each of the events referred to in (x) and (y) above being referred to as a “Loss”), then Lessee shall pay to Lessor, upon demand, a sum which, on an After Tax Basis, shall be sufficient to restore Lessor or Owner Participant to the same position Lessor or Owner Participant would have been in had such Loss not been incurred after taking into account all relevant factors. For the purpose of this Article, a Loss shall occur upon the earlier of (1) the payment by Lessor or Owner Participant to the Internal Revenue Service of the tax increase resulting from such Loss or (2) the adjustment of the tax return of Lessor or Owner Participant to reflect such Loss. If the Owner Participant has transferred ownership of the cars to Lessor, all references in this paragraph to Owner Participant shall be deemed to be references to Lessor with respect to any loss for any period after such transfer.
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ARTICLE 10
FINANCIAL STATEMENTS
     Lessee will furnish to Lessor within one hundred twenty (120) days after the end of each fiscal year of the Lessee a complete financial statement package of the Lessee, for such fiscal year ended period, including but not limited to, balance sheet, income statement, cash flow statement, and all schedules, notes, and disclosures made a part of such financial statement package. The financial statements shall be prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), all in reasonable detail and certified by public accountants of recognized standing. If Lessee files a Form 10- K with the U.S. Securities and Exchange Commission (SEC), the filing of such Form 10-K with the SEC will satisfy the requirements set forth above.
ARTICLE 11
INSURANCE
     Lessee shall maintain at all times on the cars, at its expense, “all-risk” physical damage insurance and commercial general liability insurance and umbrella/excess insurance (covering bodily injury, property damage and pollution exposures, including, but not limited to, contractual liability and products liability) against such risks, in such form and with such insurers as shall be satisfactory to Lessor. The requirement for pollution liability insurance may be satisfied by scheduling a self-insured retention to an umbrella/excess policy affording pollution liability insurance. The amount of “all-risk” physical damage insurance shall not on any date be less than the full replacement value of the cars as of such date; such insurance policy will, among other things, name Lessor, Lessor’s subsidiaries and Lessor’s assignees as joint loss payee as their interest may appear and require that the interests of Lessor, Lessor’s subsidiaries and Lessor’s assignees be continually insured regardless of any breach of or violation by Lessee of any warranties, declarations or conditions contained in such insurance policy. The commercial general liability insurance policy or self-insured retention and umbrella or excess insurance policies shall have a combined limit of not less than $10,000,000 per occurrence, and the policies shall be endorsed to name Lessor, Lessor’s subsidiaries and Lessor’s assignees as additional insureds as their interest may appear. In no event shall Lessor be responsible for premiums, warranties or representations to any insurer or agent thereof.
     Prior to the Delivery Date and from time to time thereafter, Lessee shall furnish to Lessor an original certificate demonstrating that such insurance coverage is in effect, provided, however, that Lessor shall be under no duty to ascertain the existence or adequacy of such insurance. The insurance maintained by Lessee shall be primary without any right of contribution from insurance which may be maintained by Lessor. The obligations of Lessee under this Article shall be independent of all other terms under this Lease and shall in no event relieve Lessee from any indemnity obligation hereunder. The insurer shall give the Lessor at least thirty (30) days prior written notice (at the address for notice to Lessor set forth herein) of any alteration in or cancellation of the terms of such policies.
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ARTICLE 12
TAXES AND OTHER CHARGES
     Except as otherwise hereinafter provided, Lessee shall pay and indemnify and hold Lessor (and each person who is in turn indemnified by Lessor) harmless from any and all
     (a) taxes including, without limitation, any taxes (withholding or otherwise) imposed by Canada or any province thereof or any governmental or administrative subdivision thereof, sales and/or use taxes, gross receipts, franchise, single business and personal property taxes and
     (b) license fees, assessments, charges, fines, levies, imposts, duties, tariffs, customs, switching, demurrage, track storage, detention, special handling and empty mileage charges, including penalties and interest thereon, levied or imposed by any foreign, Federal, state or local government or taxing authority, railroad or other agency upon or with respect to the cars, or Lessor (or any such person) in connection with the cars or the lease thereof hereunder, and Lessee shall prepare and file all returns and reports required in connection with the foregoing and shall furnish copies thereof to Lessor upon request.
     Notwithstanding the foregoing, Lessee shall not be responsible for any tax imposed by the United States or any state or governmental subdivision thereof which is measured solely by Lessor’s (or any such person’s) net income, unless such tax is in substitution for or releases Lessee from the payment of any taxes for which Lessee would otherwise be obligated under Article 12.
ARTICLE 13
LESSOR’S RIGHT TO ASSIGN, SUBORDINATION
     All rights of Lessor hereunder may be assigned, pledged, mortgaged, leased, transferred or otherwise disposed of, either in whole or in part, and/or Lessor may assign, pledge, mortgage, lease, transfer or otherwise dispose of title to the cars, with or without notice to Lessee. As a condition to any such assignment, pledge, mortgage, lease, transfer or other disposition, Lessor shall have entered into a management agreement with the assignee, pledgee, mortgagee, lessor, or other holder of legal title to or security interest in the cars for purposes of allowing such assignee, pledgee, mortgagee, lessor or other holder of legal title to or security interest in the cars to perform Lessor’s obligations hereunder. In the event of any such assignment, pledge, mortgage, lease, transfer or other disposition, this Lease and all rights of Lessee hereunder or those of any person, firm or corporation who claims or who may hereafter claim any rights in this Lease under or through Lessee, are hereby made subject and subordinate to the terms, covenants and conditions of any assignment, pledge, mortgage, lease, or other agreements covering the cars heretofore or hereafter created and entered into by Lessor, its successors or assigns and to all of the rights of any such assignee, pledgee, mortgagee, lessor, transferee or other holder of legal title to or security interest in the cars. During the term of this Lease no such assignee, pledgee, mortgagee, lessor, transferee or other holder of legal title to or security interest in the cars shall interfere with the quiet use, possession and enjoyment of the cars by Lessee
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provided that no event of default or termination event (however described) shall have occurred under such assignment, pledge, mortgage, lease or other agreement and provided that no event of default or termination event (however described) has occurred under this Lease and provided further that the exercise by assignee, pledgee, mortgagee, lessor, transferee or other holder of legal title to or security interest in the cars of their respective rights under or in connection with such assignment, pledge, mortgage, lease or other agreement or this Lease shall not constitute such an interference. Lessee hereby agrees that Lessor or such assignee, pledgee, mortgagee, lessor, transferee or other holder of legal title to or security interest in the cars may terminate this Lease simultaneously with the termination of any such assignment, pledge, mortgage, lease or other agreement and that upon such termination, Lessee shall redeliver the cars to Lessor. Any sublease or assignment of the cars permitted by this Lease that is entered into by Lessee or its successors or assigns shall contain language which expressly makes such assignment or sublease subject to the subordination contained herein. At the request of Lessor or any assignee, pledgee, mortgagee, lessor, transferee or other holder of the legal title to or security interest in the cars, Lessee, at Lessor’s expense, shall letter or mark the cars to identify the legal owner of the cars and, if applicable, place on each side of each car, in letters not less than one inch in height, the words “Ownership Subject to a Security Lease Filed with the Surface Transportation Board” or other appropriate words reasonably requested.
     In the event that Lessor assigns its interest in this Lease, Lessee, at the request of Lessor, shall execute and deliver to Lessor an Acknowledgment of Assignment of Lease in form satisfactory to Lessor and upon such request and execution furnish to Lessor an opinion of counsel that such Acknowledgment has been duly authorized, executed and delivered by Lessee and constitutes a valid, legal and binding instrument, enforceable in accordance with its terms.
ARTICLE 14
DEFAULT BY LESSEE
     If Lessee defaults in the payment of any sum of money to be paid under this Lease and such default continues for a period of ten (10) days after written notice to Lessee of such default; or if Lessee fails to perform any covenant or condition required to be performed by Lessee which failure shall not be remedied within ten (10) days after notice thereof by Lessor to Lessee; or if Lessee shall dissolve, make or commit any act of bankruptcy, or if any proceeding under any bankruptcy or insolvency statute of any laws relating to relief of debtors is commenced by Lessee, or if any such proceeding is commenced against Lessee and same shall not have been removed within thirty (30) days of the date of the filing thereof, or if a receiver, trustee or liquidator is appointed for Lessee or for all or a substantial part of Lessee’s assets with Lessee’s consent, or if, without Lessee’s consent, the same shall not have been removed within thirty (30) days of the date of the appointment thereof; or if an order, judgment or decree be entered by a court of competent jurisdiction and continue unpaid and in effect for any period of thirty (30) consecutive days without a stay of execution; or if a writ of attachment or execution is levied on any car and is not discharged within ten (10) days thereafter, Lessor may exercise one or more of the following remedies with respect to the cars:
     1. Immediately terminate this Lease and Lessee’s right hereunder,
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     2. Require Lessee to return the cars to Lessor at Lessee’s expense, and if Lessee fails to so comply, Lessor may take possession of such cars without demand or notice and without court order or legal process. Lessee hereby waives any damages occasioned by such taking of possession whether or not Lessee was in default at the time possession was taken, so long as Lessor reasonably believes that Lessee was in default at such time; Lessee acknowledges that it may have a right to notice of possession and the taking of possession with a court order or other legal process. Lessee, however, knowingly waives any right to such notice of possession and the taking of such possession without court order or legal process;
     3. Lease the cars to such persons, at such rental and for such period of time as Lessor shall elect. Lessor shall apply the proceeds from such leasing, less all costs and expenses incurred in the recovery, repair, storage and renting of such cars, toward the payment of Lessee’s obligations hereunder. Lessee shall remain liable for any deficiency, which, at Lessor’s option, shall be paid monthly, as suffered, or immediately or at the end of the Lease term as damages for Lessee’s default;
     4. Bring legal action to recover all rent or other amounts then accrued or thereafter accruing from Lessee to Lessor under any provision hereunder;
     5. Pursue any other remedy which Lessor may have.
     Each remedy is cumulative and may be enforced separately or concurrently. In the event of default, Lessee shall pay to Lessor upon demand all costs and expenses including reasonable attorneys’ fees expended by Lessor in the enforcement of its rights and remedies hereunder, and Lessee shall pay interest on any amount owing to Lessor from the time such amount becomes due hereunder at a rate per annum equal to three percentage points above the prime rate of Chase Manhattan Bank (or its successor), such rate to be reduced, however, to the extent it exceeds the maximum rate permitted by applicable law. In addition, Lessee shall, without expense to Lessor, assist Lessor in repossessing the cars and shall, for a reasonable time if required, furnish suitable trackage space for the storage of the cars.
     If Lessee fails to perform any of its obligations hereunder, Lessor, at Lessee’s expense, and without waiving any rights it may have against Lessee for such nonperformance, may itself render such performance. Lessee shall reimburse Lessor on demand for all sums so paid by Lessor on Lessee’s behalf, together with interest at a rate equal to three percentage points above the prime rate of Chase Manhattan Bank (or its successor), such rate to be reduced however, to the extent it exceeds the maximum rate permitted by applicable law.
ARTICLE 15
DELIVERY AT END OF TERM
     Lessee shall not deliver the cars prior to the end of the term without the prior written consent of Lessor. Notwithstanding anything contained herein to the contrary, Lessee shall not load any car leased hereunder during the final fifteen (15) days of the term, except as otherwise provided in the Rider(s).
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     At the end of the term, Lessee, at its expense, shall deliver each car to Lessor, or to a subsequent lessee, at the point designated by Lessor, (i) empty, free from residue, (ii) in the same good order and condition as it was delivered by Lessor to Lessee, ordinary wear and tear excepted, and (iii) notwithstanding the above exception of ordinary wear and tear, in compliance the Interchange Rules as they apply to minimum requirements for acceptance of cars in interchange. Lessee, at its expense, shall remove or cause to be removed from the cars any of Lessee’s special advertising, lettering or other markings. Lessee shall, on demand, reimburse Lessor for the expense of cleaning any car that contains residue or such other cost which may be incurred to place a car in the condition described above.
     If any car is not redelivered to Lessor or not delivered to a subsequent lessee on or before the date on which the term ends, or in the event that a car so delivered is not in the condition required by this Article 15, Lessee shall pay rental for each day that each car is not delivered as required herein or until each car is delivered in the condition required, at a prorated monthly rental rate determined in accordance with the monthly rental rate set forth in the Rider(s). Lessee shall pay to Lessor on or before the last day of each month the amount Lessee is obligated to pay to Lessor for such month under this Article 15. In addition to any other indemnity provided herein and any payments to be made to Lessor hereunder, Lessee shall also indemnify and hold Lessor harmless from and against all losses, injuries, liabilities, claims and demands whatsoever, including those asserted by a subsequent lessee arising out of or as a result of such late delivery or failure to deliver in the condition required.
ARTICLE 16
DISCLAIMER OF WARRANTIES AND REPRESENTATIONS
     LESSOR MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, AS TO THE CONDITION, MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE OF ANY OTHER MATTER CONCERNING THE CARS. LESSEE HEREBY WAIVES ANY CLAIM IT MIGHT HAVE AGAINST LESSOR FOR ANY LOSS, DAMAGE OR EXPENSE CAUSED BY THE CARS OR BY ANY DEFECT THEREIN. Lessee shall be solely responsible for determining that the specifications and design of any car are appropriate for the commodities loaded therein. During the period of any lease hereunder in which Lessee renders faithful performance of its obligations, Lessor hereby assigns to Lessee any factory or dealer warranty, whether express or implied, or other legal right Lessor may have against the manufacturer in connection with defects in the cars covered by this Lease.
ARTICLE 17
OPINION OF COUNSEL
     Lessee, on or before the execution of this Lease, shall furnish to Lessor an opinion of Lessee’s counsel, satisfactory to counsel for Lessor and in form and substance satisfactory to such counsel, that as of the date of the Lease:
     1. Lessee is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of and is either duly qualified to do business and is in good standing
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in such other jurisdictions in which the business and activities of Lessee require such qualification or its failure to so qualify in such other jurisdiction will not have a material adverse impact on this Lease.
     2. Lessee has full corporate power to enter into this Lease.
     3. The Lease has been duly authorized, executed and delivered by Lessee and constitutes a valid, legal and binding agreement, enforceable in accordance with its terms.
     4. No approval is required by Lessee from any governmental or public body or authority with respect to the entering into or performance of this Lease.
     5. The entering into and performance of this Lease will not conflict with, or result in a breach of, the terms, conditions or provision of any law or any regulations, order, injunction, permit, franchise or decree of any court or governmental instrumentality.
     6. The entering into and performance of this Lease will not conflict with, or result in a breach of, the terms, conditions or provisions of any indenture, agreement or other instrument to which Lessee is party or by which it or any of its property is bound.
ARTICLE 18
RIGHT OF INSPECTION
     Lessor, or its assignee, shall, at any reasonable time and without interfering with Lessee’s operations, have the right to inspect the cars by its authorized representative wherever they may be located for the purpose of determining compliance by Lessee with its obligations hereunder. Lessee shall use its best effort to obtain permission, if necessary, for Lessor or its representative to enter upon any premises where the cars may be located.
ARTICLE 19
REPORT AND NOTICES
     A. Notification of Liens. Lessee shall notify Lessor, in writing, within three (3) days after any attachment, lien (including any tax and mechanics’ liens) or other judicial process attaches to the cars.
     B. Report of Location. Within five (5) days after receipt of written demand from Lessor, Lessee shall give Lessor written notice of the approximate location of the cars.
ARTICLE 20
ASSIGNMENT OF RIGHTS
     Except as otherwise provided in Article 13 and Paragraph C of Article 7, this Lease shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.
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ARTICLE 21
GOVERNMENTAL LAWS
     Lessee shall comply with all governmental laws, rules, regulations, requirements and the Interchange Rules (herein collectively referred to as the “Rules”) with respect to the use, operation and maintenance of the cars, including but not limited to (i) AAR Rule 88 B.2. (Inspection and Repair), (ii) AAR Casualty Prevention Circular 1114 (SS-3 Inspection of Tank Car Stub Sills), and (iii) 49 CFR 180.509 (Qualification and Maintenance of Tank Cars). Lessee, at its expense, shall further comply with the Rules in the event such Rules require a change or replacement of any equipment or appliance on the cars or in case any additional or other equipment or appliance is required to be installed on the cars.
ARTICLE 22
USE OF CARS ON CERTAIN ROADS UNDER AAR CIRCULAR OT-5
     Lessor shall have no responsibility and it shall be Lessee’s sole responsibility to obtain from any railroad all the necessary authority to place the cars in service under the provisions of AAR Circular OT-5 as promulgated by the AAR and all supplements thereto and reissues thereof or subsequent directives (such authority hereinafter called “consent(s)”). Lessor shall not be liable for Lessee’s failure to obtain such consents for any reason whatsoever and this Lease shall remain in full force and effect notwithstanding any failure of Lessee to obtain such consents.
ARTICLE 23
ADMINISTRATION OF LEASE
     Lessee agrees to make available to Lessor information concerning the movement of the cars reasonably required for the efficient administration of this Lease.
     Lessee agrees to cooperate with Lessor for the purpose of complying with any reasonable requirements of any lender, the Surface Transportation Board or the provisions of Article 9 of the Uniform Commercial Code provided such cooperation does not materially affect the rights of liabilities or Lessee hereunder.
ARTICLE 24
TILC CAPACITY
     The parties hereto acknowledge and agree that Trinity Industries Leasing Company (in its individual capacity, “TILC”) in executing an individual Rider incorporating the terms of this Agreement (thereby entering into an individual and separate Lease of the subject cars as described in Article 1 above) may execute such Rider (and, together with this Agreement, enter into such Lease) in either of the following capacities:
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     1. If TILC is the owner of the subject cars at the time they are placed into service under the Lease, TILC executes the related Rider and enters into such Lease in its individual capacity as the car owner for its own account.
     2. If TILC is not the owner of the subject cars at the time they are placed into service under the Lease, then TILC executes the related Rider and enters into such Lease as manager for the benefit of the relevant car owner, pursuant to contractual authority delegated by the car owner to TILC (as manager) to encumber and bind the subject cars and car owner under such Lease.
     In the event TILC enters into a Lease in the capacity of manager as aforesaid, TILC in its individual capacity represents and warrants to the Lessee, and agrees with the Lessee that (i) the party for whom TILC acts as manager is contractually bound and liable as Lessor to the same extent as if it signed the Lease directly, (ii) TILC is obligated in its capacity as manager to perform the Lessor’s obligations to the Lessee under such Lease, and (iii) if TILC (a) fails to perform the Lessor’s obligations while serving as manager, or (b) is removed or terminated as manager and the car owner for whose benefit TILC has been acting as manager breaches or otherwise fails to perform (or cause to be performed) the Lessor’s obligations to the Lessee in accordance with the Lease, then in either such case TILC agrees that it is directly liable to the Lessee for any resulting damages and costs, to the same extent that T1LC would have been had T1LC been the actual car owner executing the Lease as Lessor.
ARTICLE 25
MISCELLANEOUS
     A. Entire Agreement. This Lease, together with any and all exhibits attached hereto, constitutes the entire agreement between Lessor and Lessee and it shall not be amended, altered or changed except by written agreement signed by the parties hereto. No waiver of any provision of this Lease nor consent to any departure by Lessee therefrom shall be effective unless the same shall be in writing signed by both parties, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.
     B. Governing Law. This Lease shall be interpreted under and performance shall be governed by the laws of the State of Texas.
     C. Conflict with Interchange Rules. In the event the Interchange Rules conflict with any provision of this Lease, this Lease shall govern.
     D. Riders and Exhibits. All Riders and Exhibits attached hereto are incorporated herein by this reference.
     E. Payments. All payments to be made under this Lease shall be made at the addresses set forth in Article 6.
     F. Severability. If any term or provision of this or the application thereof shall, to any extent, be invalid or unenforceable, such invalidity or unenforceability shall not affect or
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render invalid or unenforceable any other provision of this Lease, and this Lease shall be valid and enforced to the fullest extent permitted by law.
     G. Headings. The headings that have been used to designate the various Sections and Articles hereof are solely for convenience in reading and ease of reference and shall not be construed in any event or manner as interpretive or limiting the interpretation of the same.
     H. Survival. All indemnities contained in this Lease shall survive the termination hereof. In addition, the obligation to pay any deficiency as well as the obligation for any and all other payments by Lessee to Lessor hereunder shall survive the termination of this Agreement or the Lease Contained herein.
ARTICLE 26
ADDRESSING OF NOTICES
     Any notice required or permitted hereunder shall be in writing and shall be delivered to the respective parties hereto by personal delivery thereof or by telegram, telex, telecopier or deposit in the United States mail as a certified or registered matter, return receipt requested, postage prepaid, and addressed to the respective parties as follows, unless otherwise advised in writing.

Lessee to Lessor:

Trinity Industries Leasing Company
2525 Stemmons Freeway
Dallas, Texas 75207
Facsimile: 214-589-7402

ATTENTION: Thomas C. Jardine
Vice President, Portfolio Management

Lessor to Lessee:

ATTENTION:
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     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed and delivered as of the ____ day of _________, 20_.

LESSOR: TRINITY INDUSTRIES LEASING COMPANY
By:
Thomas C. Jardine
Vice President

LESSEE:
By:
Name:
Title:

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EXHIBIT A
CERTIFICATE OF ACCEPTANCE OF RAILROAD CAR
     This Certificate relates to the railroad cars listed below leased by Trinity Industries Leasing Company, to __________________ under a Lease Agreement for __________ railroad cars dated _________ into which this certificate is incorporated (by Article 3 thereof).
Railcar Numbers
     Lessee hereby certifies that the railcars listed above were delivered to and received by Lessee, inspected, determined to be acceptable under the applicable standards (set forth in Article 3 of the Lease Agreement); and Lessee hereby certifies its acceptance of the railcars as of ________________________.

LESSEE:
By:
Name:
Title:

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RIDER ____TO RAILROAD CAR NET LEASE AGREEMENT
     Effective this ___ day of ______ 20__, this Rider shall become a part of the Railroad Car Net Lease Agreement between TRINITY INDUSTRIES LEASING COMPANY, Lessor, and ______________, Lessee , dated ______________ and the cars described herein shall be leased to Lessee , subject to the terms and conditions in said Railroad Car Net Lease Agreement, during the term and for the rental shown below:

		Approximate	Base
		Capacity	Monthly
Number		(gallons or	Rental
of Cars	Type and Description	cubic feet)	(Per Car)

     Separate Lease — Lessor and Lessee acknowledge and agree and it is their intent that the cars subject to this Rider may be owned by one or more persons or entities other than Lessor (and that after the date hereof cars may be sold or transferred to one or more other persons or entities pursuant to Article 23 or otherwise), and, accordingly, Lessor and Lessee agree that this Rider shall constitute one or more separate and severable Leases, with each such Lease being comprised of the cars subject hereto that are owned by a single person or entity. Each such Lease shall incorporate the terms of the above referenced Railroad Car Lease Agreement and shall be separate and severable in all respects from each other Lease made pursuant to this Rider and from any other cars or riders relating to the above referenced Railroad Car Lease Agreement, and shall be separately transferable for all purposes
     Term — The minimum term for the cars leased hereunder shall be ____ months, and the cars shall continue under lease thereafter for successive ____ month terms, at the same rate and under the same conditions, unless notice, in writing, requesting cancellation shall be given by either party to the other at least sixty (60) days prior to expiration of the initial term or any successive term for cars covered by this Rider. Thereafter, this Rider shall terminate automatically upon the date of release of the last car covered by this Rider.

TRINITY INDUSTRIES LEASING COMPANY
By:
Vice President, Portfolio Management

EXHIBIT E

LESSEE:
By:
Name:
Title:

EXHIBIT E